Prospectus
Mortgage Asset-Backed Pass-Through Certificates and
Asset -Backed Notes

Residential Asset Mortgage Products, Inc.
Depositor

Residential Funding Corporation
Sponsor

The depositor may  periodically  form separate trusts to issue  securities in series,  secured by assets of that trust.

Offered Securities           The  securities  in a series will consist of  certificates  or notes representing  interests  in a trust  and will be paid only from the  assets  of that  trust.  The securities  will  not  represent  interests  in or  obligations  of  Residential  Asset  Mortgage
Products,  Inc.,  Residential  Funding  Corporation or any of their  affiliates.  Each series may include  multiple  classes of securities  with  differing  payment terms and  priorities.  Credit enhancement will be provided for all offered securities.

Trust Assets                      Each trust will consist primarily of:
                               o       mortgage loans secured by first or junior liens on one- to four-family residential properties;
                               o       mortgage loans secured by multifamily residential rental
                                    properties consisting of five or more dwelling units;
                               o       mortgage loans secured by first or junior liens on
                                    mixed-use properties;
                               o       home equity revolving lines of credit secured by first or
                                    junior liens on one- to four-family residential properties, including partial balances of those lines of credit;
                               o       home improvement installment sales contracts and
                                    installment loan agreements, either unsecured or secured;
                               o       mortgage loans secured by unimproved land;
                               o       manufactured housing installment sales contracts and
                                    installment loan agreements; or
                               o       mortgage or asset-backed securities backed by, and whole
                                    or partial participations in, the types of assets listed
                                    above.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.
Any representation to the contrary is a criminal offense.

July 17, 2006

                      Important notice about information presented in this
                      prospectus and the accompanying prospectus supplement

We provide  information  to you about the  securities  in two  separate  documents  that  provide progressively more detail:

o       this prospectus, which provides general information, some of which may not apply to your series of securities; and

o       the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You  should  rely  only on the  information  provided  in this  prospectus  and the  accompanying prospectus  supplement,  including the  information  incorporated  by reference.  See "Additional
Information,"   "Reports  to  Securityholders"  and  "Incorporation  of  Certain  Information  by
Reference."  You can  request  information  incorporated  by  reference  from  Residential  Asset
Mortgage  Products,  Inc. by calling us at (952)  857-7000 or writing to us at  addressStreet8400
Normandale Lake Boulevard, Suite 250, CityMinneapolis,  StateMinnesota  PostalCode55437.  We have not  authorized  anyone to  provide  you with  different  information.  We are not  offering  the securities in any state where the offer is not permitted.

Some  capitalized  terms used in this  prospectus  are defined in the  Glossary  attached to this prospectus.

                TABLE OF CONTENTS

     The Negotiated Conduit Asset Program..32

     Representations With Respect to Loans.43
     Repurchases of Loans..................45
     Limited Right of Substitution.........46
     Certain Insolvency and
      Bankruptcy Issues....................47
     Assignment of Agency or

     Withdrawals From the
      Custodial Account....................53
     Distributions of Principal and

     Servicing and Administration of Loans.60

     Overcollateralization and
      Excess Cash Flow.....................73
     Mortgage Pool Insurance Policies and

     Financial Guaranty Insurance
      Policies; Surety Bonds...............78
     Maintenance of Credit Enhancement.....78
     Reduction or Substitution of
      Credit Enhancement...................79
OTHER FINANCIAL OBLIGATIONS RELATED
 TO THE SECURITIES.........................80
     Swaps and Yield Supplement Agreements.80

     Standard Hazard Insurance
      on Mortgaged Properties..............83
     Standard Hazard Insurance

     Events of Default; Rights Upon
      Event of Default.....................86
     Amendment.............................90
     Termination; Retirement of Securities.92

     Enforceability of Certain Provisions.125

     Default Interest and Limitations
      on Prepayments......................129
     Forfeitures in Drug and
      RICO Proceedings....................130
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..130
     General..............................130
     Opinions.............................131
     Taxation of Owners of
      REMIC Regular Securities............134
     Taxation of Owners of
      REMIC Residual Securities...........140
     Backup Withholding with
      Respect to Securities...............152
     Foreign Investors in

     Considerations for ERISA Plans
      Regarding the Purchase of Notes.....162
     Insurance Company General Accounts...163
     Representations From Investing
      ERISA Plans.........................163
     Tax-Exempt Investors; REMIC

INCORPORATION OF CERTAIN
 INFORMATION BY REFERENCE.................169
GLOSSARY..................................171

                                          INTRODUCTION

        The  securities  offered  may be  sold  from  time  to time in  series.  Each  series  of certificates  will represent in the aggregate the entire  beneficial  ownership  interest in, and each  series  of  notes in the  aggregate  will  represent  indebtedness  of, a trust  consisting primarily of the trust  assets  described in the  following  section.  The trust assets will have been acquired by the depositor from one or more  affiliated or  unaffiliated  institutions.  Each series  of  certificates  will be  issued  under a  pooling  and  servicing  agreement  among the depositor,  the  trustee  and master  servicer  or  servicer,  or a trust  agreement  between the depositor and trustee, all as specified in the accompanying  prospectus  supplement.  Each series of notes will be issued under an indenture  between the related trust and the  indenture  trustee specified in the accompanying  prospectus supplement.  Unless otherwise specified,  references in this  prospectus to the trustee refer to the indenture  trustee in the case of a series of notes.
The trust  assets for each  series of notes will be held in a trust under a trust  agreement  and pledged  under the indenture to secure a series of notes as described in this  prospectus  and in the  accompanying  prospectus  supplement.  The  ownership  of the trust fund for each  series of notes will be evidenced by  certificates  issued under the trust  agreement,  which  certificates are not offered by this prospectus.

                                           THE TRUSTS

General

        As  specified  in the  accompanying  prospectus  supplement,  the  trust  for a series of securities  will  consist  primarily  of a  segregated  pool of  assets.  The trust  assets  will primarily include any combination of the following:

o       one- to  four-family  first or junior lien  mortgage  loans,  including  closed-end  home equity loans, Home Loans and Cooperative Loans;

o       one- to four-family  first or junior lien home equity  revolving  lines of credit,  which are referred to in this prospectus as revolving credit loans;

o       home improvement  installment sales contracts and installment loan agreements,  which are referred  to in this  prospectus  as  home  improvement  contracts,  that  are  either unsecured  or  secured  by first or junior  liens on one- to  four-family  residential properties or by purchase money security  interests in the home improvements  financed by those home improvement contracts;

o       manufactured  housing installment sales contracts and installment loan agreements,  which are referred to in this  prospectus  as  manufactured  housing  contracts,  secured by security interests in manufactured homes;

o       multifamily first lien mortgage loans;

o       mortgage loans secured by unimproved land;

o       partial balances of, or partial interests in, any of the assets described above;

o       Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie
           Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets;

o       all payments and  collections  derived  from the trust assets  described  above after the related  cut-off date,  other than Excluded  Spread or other interest  retained by the depositor or any of its  affiliates  with respect to any trust asset,  as from time to time are identified as deposited in the Custodial  Account and in the related  Payment
           Account;

o       property  acquired by foreclosure  on the mortgaged  properties or other security for the trust  assets  or deed in lieu of  foreclosure,  and  portions  of  proceeds  from the disposition of any related Additional Collateral or Pledged Assets;

o       hazard insurance policies and primary insurance policies, if any; and

o       any one or a combination,  if applicable and to the extent  specified in the accompanying prospectus  supplement,  of a letter of credit,  purchase  obligation,  mortgage  pool insurance policy,  mortgage insurance policy,  contract pool insurance policy, special hazard insurance policy,  reserve fund,  bankruptcy bond, financial guaranty insurance
           policy,   derivative   products,   surety  bond  or  other  similar  types  of  credit
           enhancement as described under "Description of Credit Enhancement."

        As used in this prospectus, mortgage loans includes:

o       mortgage  loans or closed-end  home equity loans secured by first or junior liens on one-
           to four- family residential properties;

o       Interest Only Loans;

o       Home Loans;

o       Cooperative Loans;

o       mortgage loans secured by first liens on multifamily property;

o       mortgage loans secured by first or junior liens on Mixed-Use Properties; and

o       mortgage loans secured by unimproved land.

        Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

o       manufactured housing contracts; and

o       home improvement contracts.

        The mortgage  loans,  revolving  credit loans and, if  applicable,  the contracts will be evidenced  by mortgage  notes  secured by  mortgages,  deeds of trust or other  similar  security instruments  creating  first or  junior  liens  on one- to  four-family  residential  properties, unimproved  land,  multifamily  property or  Mixed-Use  Property.  Unless the  context  indicates otherwise,  mortgage notes includes Cooperative Notes;  mortgages include security agreements for
Cooperative  Notes;  and mortgaged  properties may include shares in the related  Cooperative and
the  related  proprietary  leases  or  occupancy   agreements  securing   Cooperative  Notes.  In
addition,  if  specified  in the  accompanying  prospectus  supplement  relating  to a series  of securities,  a mortgage pool may contain  Additional  Collateral  Loans or Pledged Asset Mortgage
Loans that are secured, in addition to the related mortgaged property,  by Additional  Collateral or Pledged Assets.

        The mortgage  loans,  revolving  credit loans and the  contracts  are referred to in this prospectus  collectively  as the  loans.  In  connection  with a series of  securities  backed by revolving  credit  loans,  if the  accompanying  prospectus  supplement  indicates  that the pool consists of certain  balances of the revolving  credit  loans,  then the term  "revolving  credit loans" in this prospectus refers only to those balances.

        If specified in the accompanying prospectus supplement,  the trust underlying a series of securities  may include  Agency  Securities or private  securities.  For any series of securities backed by Agency  Securities  or private  securities,  the entity  that  administers  the private securities  or  Agency  Securities  may  be  referred  to  as  the  manager,  if  stated  in  the accompanying  prospectus  supplement.  The private  securities  in the trust may have been issued previously by the depositor or an  affiliate,  an  unaffiliated  financial  institution  or other entity engaged in the business of mortgage  lending or a limited  purpose  corporation  organized for the purpose of, among other things,  acquiring and depositing loans into trusts,  and selling beneficial  interests in those trusts.  As specified in the accompanying  prospectus  supplement, the Agency  Securities or private  securities  will  primarily be similar to  securities  offered hereunder  in their  collateral  and  their  cash  flows.  The  primary  collateral  for both the private  securities  and  the  related  securities  will be the  same  pool  of  mortgage  loans.
Payments on the Agency  Securities  or private  securities  will be passed  through to holders of the related securities.  As to any series of securities,  the accompanying  prospectus supplement will  include a  description  of any  Agency  Securities  or  private  securities  along with any related credit  enhancement,  and the trust assets  underlying  those private  securities will be described together with any other trust assets included in the pool relating to that series.

        In addition,  as to any series of securities secured by private  securities,  the private securities may consist of an ownership  interest in a structuring  entity formed by the depositor for the limited  purpose of holding the trust assets  relating to the series of securities.  This special  purpose entity may be organized in the form of a trust,  limited  partnership or limited liability  company,  and will be  structured  in a manner  that  will  insulate  the  holders  of securities  from  liabilities  of the  special  purpose  entity.  The  provisions  governing  the special  purpose  entity will restrict the special  purpose entity from engaging in or conducting any business  other than the holding of trust  assets and any related  assets and the issuance of ownership  interests in the trust assets and some incidental  activities.  Any ownership interest in the special  purpose  entity will  evidence an ownership  interest in the related trust assets as well as the  right to  receive  specified  cash  flows  derived  from  the  trust  assets,  as described in the accompanying prospectus supplement.

        Each trust asset will be selected by the  depositor  for  inclusion  in a pool from among those purchased by the depositor from any of the following sources:

o       directly or through its affiliates, including Residential Funding Corporation;

o       sellers who are  affiliates of the depositor  including  Homecomings  Financial  Network,
           Inc. and GMAC Mortgage Corporation; or

o       savings banks, savings and loan associations,  commercial banks, credit unions, insurance companies or similar  institutions  that are supervised  and/or  examined by a federal or state authority,  lenders  approved by the United States  Department of Housing and
           Urban  Development,  known as HUD,  mortgage  bankers,  investment  banking firms, the
           Federal  Deposit  Insurance  Corporation,  known as the FDIC,  or other  regulated and unregulated  mortgage loan originators or sellers,  including brokers,  not affiliated with the depositor, all as described in the accompanying prospectus supplement.

        The  sellers  may include  state or local  government  housing  finance  agencies.  If so described  in the  accompanying  prospectus  supplement,  the  depositor  may  issue  one or more classes  of  securities  to a seller  as  consideration  for the  purchase  of the  trust  assets securing  such  series of  securities.  If a pool is  composed  of trust  assets  acquired by the depositor  directly from sellers other than  Residential  Funding  Corporation,  the accompanying prospectus supplement will specify the extent of trust assets so acquired.

        The  trust  assets  may  also  be  delivered  to the  depositor  in a  Designated  Seller
Transaction.  A "Designated  Seller  Transaction"  is a transaction  in which the mortgage  loans are provided to the depositor by an unaffiliated  seller,  as more fully described in the related prospectus  supplement.  Securities  issued  in  Designated  Seller  Transactions  may be sold in whole or in part to any designated  seller identified in the accompanying  prospectus  supplement in exchange  for the  related  trust  assets,  or may be offered  under any of the other  methods described  in this  prospectus  under  "Methods of  Distribution."  The  accompanying  prospectus supplement  for a  Designated  Seller  Transaction  will  include  information  provided  by  the designated seller about the designated  seller,  the trust assets and the underwriting  standards applicable to the loans.  All  representations  and  warranties  with respect to the trust assets sold  in a  Designated  Seller  Transaction  will be made  only  by the  applicable  unaffiliated seller,  referred to herein as the Designated  Seller.  The depositor will take reasonable  steps to ensure that the trust  assets in a  Designated  Seller  Transaction  satisfy  the  eligibility criteria  for  securitization  transactions  registered  on Form  S-3  with  the  Securities  and
Exchange  Commission.  The depositor will limit  Designated  Seller  Transactions to creditworthy
unaffiliated   sellers.   In  addition,   the  depositor  will  obtain  from  Designated  Sellers
representations and warranties regarding specific  characteristics of the trust assets,  together with an obligation to repurchase  any trust assets that do not satisfy such  representations  and warranties.  Furthermore,  the depositor will obtain from the  Designated  Sellers the obligation
to  indemnify  the  depositor   against  any   liabilities   resulting  from  a  breach  of  such
representations and warranties.

        Any seller,  including any designated  seller,  or Residential  Funding  Corporation  may retain or acquire any  Excluded  Balances for any related  revolving  credit  loans,  or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

        The depositor will cause the trust assets  constituting  each pool to be assigned without recourse to the trustee named in the accompanying  prospectus supplement,  for the benefit of the holders of all of the securities of a series.  The master  servicer or servicer,  which may be an affiliate of the depositor,  named in the  accompanying  prospectus  supplement  will service the loans,  either  directly  or  through  subservicers  or a  Special  Servicer,  under a  servicing agreement  and will  receive a fee for its  services.  See "The Trusts" and  "Description  of the
Securities."  As to  those  loans  serviced  by the  master  servicer  or a  servicer  through  a subservicer,  the  master  servicer  or  servicer,  as  applicable,  will  remain  liable for its servicing  obligations  under the  related  servicing  agreement  as if the  master  servicer  or servicer  alone were  servicing the trust assets.  With respect to those  mortgage loans serviced by a Special  Servicer,  the Special  Servicer  will be required to service the related  mortgage loans in accordance  with a servicing  agreement  between the servicer and the Special  Servicer, and will receive the fee specified in that  agreement;  however,  the master servicer or servicer will remain  liable for its servicing  obligations  under the related  servicing  agreement as if the master  servicer or servicer  alone were  servicing the related trust assets.  In addition to or in place of the master  servicer  or servicer  for a series of  securities,  the  accompanying prospectus  supplement may identify an Administrator  for the trust. The  Administrator may be an affiliate of the  depositor.  All  references in this  prospectus to the master  servicer and any discussions  of the servicing  and  administration  functions of the master  servicer or servicer
will  also  apply  to  the  Administrator  to  the  extent  applicable.   The  master  servicer's
obligations  relating to the trust assets will consist  principally of its contractual  servicing obligations under the related pooling and servicing agreement or servicing  agreement,  including its obligation to use its best efforts to enforce  purchase  obligations  of Residential  Funding
Corporation or, in some instances,  the Special  Servicer,  the designated  seller or seller,  as described in this prospectus under  "Description of the  Securities-Representations  With Respect
to Loans" and "-Assignment of Loans" or under the terms of any private securities.

Characteristics of Loans

        The loans may be secured by  mortgages  or deeds of trust,  deeds to secure debt or other similar  security  instruments  creating  a first or  junior  lien on or other  interests  in the related  mortgaged  properties.  Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related  proprietary  leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

        The  proceeds  of the loans,  other than the loans made to finance  the  purchase  of the mortgaged  properties,  may be used by the borrower to improve the related mortgaged  properties, may be retained by the related  borrowers or may be used for purposes  unrelated to the mortgaged properties.

        As described  in the  accompanying  prospectus  supplement,  the loans may include  loans insured by the Federal Housing  Administration,  known as FHA, a division of HUD, loans partially guaranteed  by the  Veterans  Administration,  known as VA,  and loans  that are not  insured  or guaranteed by the FHA or VA. As described in the accompanying  prospectus  supplement,  the loans may be of one or more  of the  following  types,  and may  include  one or more of the  following characteristics:

o       adjustable rate loans, known as ARM loans;

o       negatively amortizing ARM loans;

o       Balloon Loans;

o       Interest Only Loans;

o       Convertible Mortgage Loans;

o       Buy-Down Loans;

o       Additional Collateral Loans;

o       Pledged Asset Mortgage Loans;

o       simple interest loans;

o       actuarial loans;

o       delinquent loans;

o       re-performing loans;

        placecountry-regiono Mexico Loans;

o       Cooperative Loans;

o       Homeownership Act Loans;

o       GPM Loans,  which have monthly payments that increase in amount over time, until they are fully ammortizing;

o       GEM Loans;

o       fixed rate loans;

o       loans that have been modified;

o       loans that provide for payment on a bi-weekly or other  non-monthly basis during the term of the loan; and

o       loans  that  provide  for  the  reduction  of the  interest  rate  based  on the  payment performance of the loans.

        The accompanying  prospectus supplement will provide information concerning the types and characteristics  of the loans and other assets  included in the related  trust.  Each  prospectus supplement  applicable  to a series of  securities  will include  information  to the extent then available to the depositor,  as of the related  cut-off date, if  appropriate,  on an approximate basis.

        The information in the accompanying prospectus supplement may include, if applicable:

o       the aggregate principal balance of the trust assets;

o       the type of property securing the loans and related lien priority, if any;

o       the original or modified and/or remaining terms to maturity of the loans;

o       the range of principal balances of the loans at origination or modification;

o       the aggregate  credit  limits and the range of credit  limits of the related  credit line agreements in the case of revolving credit loans;

o       the range of the years of origination of the loans;

o       the earliest origination or modification date and latest maturity date of the loans;

o       the loan-to-value  ratios, known as LTV ratios, or the combined LTV ratios, known as CLTV ratios, of the loans, as applicable;

o       the weighted average loan rate and range of loan rates borne by the loans;

o       the applicable index, the range of gross margins,  the weighted average gross margin, the frequency of adjustments and maximum loan rate;

o       the geographic distribution of the mortgaged properties;

o       the number and percentage of home  improvement  contracts  that are partially  insured by the FHA under Title I;

o       the weighted average junior ratio and Credit Utilization Rate;

o       the weighted average and range of debt-to-income ratios;

o       the  weighted  average  and  range  of  debt  service  coverage  ratios,  in the  case of multifamily residential rental properties;

o       the distribution of loan purposes; and

o       the range of Credit Scores.

        A Current  Report on Form 8-K will be  available  on request  to  holders of the  related series  of  securities  and will be  filed,  together  with the  related  pooling  and  servicing agreement or trust  agreement,  for each series of  certificates,  or the related trust agreement and  indenture,  for each series of notes,  with the Securities  and Exchange  Commission  within fifteen days after the initial  issuance of the securities.  The composition and  characteristics of a pool  containing  revolving  credit  loans may  change  from time to time as a result of any
Draws made after the related  cut-off  date under the related  credit  line  agreements  that are included in the pool.  If trust  assets are added to or deleted  from the trust after the date of the accompanying  prospectus  supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K.

        Some of the loans may be "equity  refinance" loans, as to which a portion of the proceeds are used to  refinance  an  existing  loan,  and the  remaining  proceeds  may be retained by the borrower or used for purposes unrelated to the mortgaged property.  Alternatively,  the loans may be "rate  and term  refinance"  loans,  as to which  substantially  all of the  proceeds,  net of related costs  incurred by the borrower,  are used to refinance an existing loan or loans,  which may include a junior lien,  primarily in order to change the interest  rate or other terms of the existing loan.  All of these types of loans are nevertheless secured by mortgaged properties.

        The  loans may be loans  that  have  been  consolidated  and/or  have had  various  terms changed,  loans that have been  converted  from  adjustable  rate loans to fixed rate  loans,  or construction  loans which have been converted to permanent  loans.  If a loan is a modified loan, references to origination typically shall refer to the date of modification.

        Prepayment on the Loans

        In some cases,  loans may be prepaid by the borrowers at any time without  payment of any prepayment  fee or penalty.  In  addition,  the  borrower  under a revolving  credit loan has the right  during the related  Draw Period to make a Draw in the amount of any  prepayment  made with respect to the loan. The prospectus  supplement will disclose  whether a material  portion of the loans  provide for payment of a  prepayment  charge if the  borrower  prepays  within a specified time period.  This charge may affect the rate of prepayment.  The master  servicer or servicer or another entity  described in the  accompanying  prospectus  supplement will generally be entitled to all prepayment  charges and late payment charges  received on the loans and those amounts will not be available for payment on the securities  unless the prospectus  supplement  discloses that
those  charges  will  be  available  for  payment.   However,  some  states'  laws  restrict  the
imposition  of prepayment  charges even when the loans  expressly  provide for the  collection of those  charges.  As a result,  it is possible that  prepayment  charges may not be collected even on loans that  provide  for the  payment of these  charges.  See  "Certain  Legal  Aspects of the
Loans--Default Interest and Limitations on Prepayments."

        ARM Loans

        In most cases,  ARM loans will have an original or modified  term to maturity of not more than 30 years.  The loan rate for ARM loans usually adjusts  initially  after a specified  period subsequent  to the  initial  payment  date  and  thereafter  at  either  one-month,  three-month, six-month,  one-year or other intervals,  with corresponding adjustments in the amount of monthly payments,  over the term of the  loan,  and at any  time is equal  the sum of a fixed  percentage described in the related mortgage note, known as the gross margin,  and an index,  subject to the maximum rate  specified in the mortgage note and permitted by  applicable  law. The  accompanying prospectus  supplement  will  describe  the relevant  index and the highest,  lowest and weighted average  gross  margin  for the ARM  loans  in the  related  pool.  The  accompanying  prospectus supplement  will also indicate any periodic or lifetime  limitations  on changes in any per annum loan rate at the time of any  adjustment.  An ARM loan may  include a  provision  that allows the borrower to convert the adjustable  loan rate to a fixed rate at specified  times during the term of the  ARM  loan.  The  index  or  indices  for a  particular  pool  will  be  specified  in the accompanying prospectus supplement and may include one of the following indexes:

o       the weekly average yield on U.S. Treasury  securities  adjusted to a constant maturity of six months, one year or other terms to maturity;

o       the weekly auction average investment yield of U.S. Treasury bills of various maturities;

o       the daily bank prime loan rate as quoted by financial industry news sources;

o       the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

o       the  interbank  offered  rates  for U.S.  dollar  deposits  in the  London  market,  each calculated as of a date prior to each scheduled  interest rate  adjustment  date which will be specified in the accompanying prospectus supplement; or

o       the  weekly  average  of  secondary   market  interest  rates  on  six-month   negotiable
           certificates of deposit.

        ARM loans have features that provide different investment  considerations than fixed-rate loans.  Adjustable  loan  rates can cause  payment  increases  that may  exceed  some  borrowers'
capacity to cover those  payments.  Some ARM loans,  may be teaser  loans,  with an  introductory rate that is lower  than the rate  that  would be in  effect  if the  applicable  index and gross margin were used to  determine  the loan rate.  As a result of the  introductory  rate,  interest collections  on the loans  may  initially  be lower  than  expected.  Commencing  on their  first adjustment  date,  the loan rates on the teaser loans will be based on the  applicable  index and gross  margin,  subject to any rate caps  applicable  to the first  adjustment  date. An ARM loan may provide  that its loan rate may not be adjusted to a rate above the  applicable  maximum loan rate or below the  applicable  minimum loan rate, if any, for the ARM loan. In addition,  some of the ARM loans may provide  for  limitations  on the maximum  amount by which their loan rates may adjust for any single  adjustment  period.  Some ARM loans provide for  limitations on the amount of scheduled  payments of principal and interest,  or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

        Some ARM loans may permit the  borrower to select from  various  payment  options on each payment date.  Those options may include a payment of accrued  interest  only, a minimum  payment based on an  amortization  schedule that may not be  sufficient to cover accrued  interest on the
ARM loan thus producing  negative  amortization,  a monthly payment that would fully amortize the
ARM loan  over its  remaining  term to  maturity  at the  current  interest  rate,  and a monthly payment  that would fully  amortize  the ARM loan over a shorter  period at the current  interest rate.

        Negatively Amortizing ARM Loans

        Certain  ARM loans may be subject  to  negative  amortization  from time to time prior to their  maturity.  Negative  amortization  results if the  accrued  monthly  interest  exceeds the scheduled  payment.  Negative  amortization  often results from either the adjustment of the loan rate on a more frequent  basis than the  adjustment of the scheduled  payment or the  application of a cap on the size of the  scheduled  payment.  In  addition,  ARM loans with  payment  options described above may produce  negative  amortization  if the borrower  chooses an option that does not cover the accrued  interest on the ARM loan.  If the scheduled  payment is not  sufficient to pay the accrued  monthly  interest  on a negative  amortization  ARM loan,  the amount of accrued monthly  interest  that  exceeds  the  scheduled  payment on the loans is added to the  principal balance of the ARM loan,  bears  interest at the loan rate and is repaid  from  future  scheduled payments.

        Negatively  amortizing  ARM loans in most cases do not provide for the extension of their original stated  maturity to accommodate  changes in their loan rate.  Investors  should be aware that a loan secured by a junior lien may be subordinate to a negatively  amortizing  senior loan.
An  increase  in the  principal  balance  of the loan  secured  by a senior  lien on the  related mortgaged  property  may cause the sum of the  outstanding  principal  balance of the senior loan and the  outstanding  principal  balance  of the junior  loan to exceed the sum of the  principal balances at the time of origination of the junior loan. The  accompanying  prospectus  supplement will specify whether the ARM loans  underlying a series allow for negative  amortization  and the percentage,  if known,  of any loans that are  subordinate to any related senior loan that allows for negative amortization.

        Balloon Loans

        As specified in the prospectus  supplement,  a pool may include  Balloon  Loans.  Balloon
Loans  generally  require  a  monthly  payment  of a  predetermined  amount  that  will not fully amortize  the loan until the  maturity  date,  at which time the  Balloon  Amount will be due and payable.  Payment of the  Balloon  Amount,  which,  based on the  amortization  schedule of those loans,  is expected  to be a  substantial  amount and will  typically  depend on the  mortgagor's ability to obtain  refinancing  of the related  mortgage loan or to sell the  mortgaged  property prior to the maturity of the Balloon  Loan.  The ability to obtain  refinancing  will depend on a number of factors  prevailing at the time  refinancing  or sale is required,  including,  without limitation,  real estate values,  the  mortgagor's  financial  situation,  the level of available mortgage loan interest  rates,  the mortgagor's  equity in the related  mortgaged  property,  tax laws,  prevailing  general  economic  conditions and the terms of any related first lien mortgage loan. Neither the depositor,  the master servicer or servicer,  the trustee,  as applicable,  nor any of their  affiliates  will be obligated to refinance or  repurchase  any mortgage  loan or to sell the mortgaged property.

        Interest Only Loans

        As  specified  in the  prospectus  supplement,  a pool may include  Interest  Only Loans.
Interest  Only  Loans  generally  require  that a  borrower  make  monthly  payments  of  accrued interest,  but  not  principal,  for  a  predetermined  period  following  origination  (commonly referred  to as an  "interest-only  period").  After the  interest-only  period,  the  borrower's monthly  payment  generally will be recalculated to cover both interest and principal so that the
Interest Only Loan will be paid in full by its final  payment  date. As a result,  if the monthly payment  increases,  the borrower may not be able to pay the increased  amount and may default or refinance  the Interest  Only Loan to avoid the higher  payment.  Because no scheduled  principal payments  are  required  to  be  made  during  the  interest-only  period,  the  related  offered certificates  will receive  smaller  scheduled  principal  distributions  during that period than they would have received if the borrower  were required to make monthly  payments of interest and principal  from  origination.  In addition,  because a borrower is not required to make scheduled principal  payments during the  interest-only  period,  the principal balance of an Interest Only
Loan may be higher than the principal  balance of a similar  mortgage loan that requires  payment of  principal  and  interest  throughout  the  entire  term of the  mortgage  loan,  and a higher principal  balance may result in a greater  loss upon the  liquidation  of an Interest  Only Loan due to a default.

        Convertible Mortgage Loans

        On any conversion of a Convertible  Mortgage Loan, the depositor,  the master servicer or
servicer  or  a  third  party  may  be  obligated  to  purchase  the  converted   mortgage  loan.
Alternatively,   if  specified  in  the  accompanying   prospectus  supplement,   the  depositor,
Residential  Funding  Corporation or another party may agree to act as remarketing  agent for the converted  mortgage loans and, in that capacity,  to use its best efforts to arrange for the sale of the  converted  mortgage  loans  under  specified  conditions.  On the failure of any party so obligated to purchase any converted  mortgage  loan,  the inability of any  remarketing  agent to arrange for the sale of any  converted  mortgage  loan or the  unwillingness  of the  remarketing agent to exercise any election to purchase any converted  mortgage loan for its own account,  the related pool will  thereafter  include both fixed rate and  adjustable  rate mortgage  loans.  If specified in the accompanying  prospectus  supplement,  neither the depositor nor any other party will be obligated  to  repurchase  or remarket any  converted  mortgage  loan,  and, as a result, converted mortgage loans will remain in the related pool.

        Buy-Down Loans

        In the case of Buy-Down  Loans,  the monthly  payments  made by the  borrower  during the
Buy-Down  Period will be less than the  scheduled  monthly  payments on the  mortgage  loan,  the resulting difference to be made up from:

o       Buy-Down Funds contributed by the seller of the mortgaged  property or another source and placed in the Buy-Down Account;

o       if the Buy-Down Funds are  contributed on a present value basis,  investment  earnings on the Buy-Down Funds; or

o       additional  buy-down  funds to be  contributed  over time by the  borrower's  employer or another source.

        All Buy-Down  Funds will be available to fund scheduled  principal and interest  payments on the related  mortgage loans.  See "Description of the  Securities-Payments  on  Loans-Buy-Down
Loans."

        Additional Collateral Loans

        If stated in the  accompanying  prospectus  supplement,  a trust will contain  Additional
Collateral  Loans.  The Additional  Collateral  Requirement will in most cases terminate when the
LTV ratio of the mortgage  loan is reduced to a  predetermined  level,  which in most cases shall not be more  than  80%,  as a result  of a  reduction  in the loan  amount  caused  by  principal payments by the borrower  under the mortgage  loan or an increase in the  appraised  value of the related mortgaged property.

        The servicer of the Additional  Collateral Loan will be required,  in accordance with the master  servicer's or servicer's  servicing  guidelines or its normal  servicing  procedures,  to attempt to realize on any  Additional  Collateral if the related  Additional  Collateral  Loan is liquidated  on  default.  The  right to  receive  proceeds  from the  realization  of  Additional
Collateral  on any  liquidation  will be assigned to the related  trustee.  No  assurance  can be given as to the  amount  of  proceeds,  if any,  that  might  be  realized  from  the  Additional
Collateral and thereafter remitted to the trustee.

        The prospectus  supplement  relating to any mortgage pool that includes a material amount of Additional  Collateral  Loans will  describe the  insurance  company that will issue a limited purpose  surety  bond  insuring  any  deficiency  in  the  amounts  realized  by  the  Additional
Collateral  Loan seller from the  liquidation of Additional  Collateral,  up to the amount of the
Additional  Collateral  Requirement.  In general, this surety bond will be issued by an insurance company whose  claims-paying  ability is rated in the highest  long-term  rating category by each rating agency that rated the  applicable  series of  securities.  For  additional  considerations concerning  the Additional  Collateral  Loans,  see "Certain Legal Aspects of Loans-The  Mortgage
Loans-Anti-Deficiency Legislation and Other Limitations on Lenders."

        Pledged Asset Mortgage Loans

        If stated in the accompanying prospectus supplement,  a mortgage pool may include Pledged
Asset  Mortgage  Loans.  Each  Pledged  Asset will be held by a custodian  for the benefit of the trustee for the trust in which the  related  Pledged  Asset  Mortgage  Loan is held,  and will be invested in investment  obligations  permitted by the rating  agencies  rating the related series of  securities.  The amount of the Pledged  Assets will be determined by the seller in accordance with its  underwriting  standards,  but in most  cases will not be more than an amount  that,  if applied to reduce the  original  principal  balance  of the  mortgage  loan,  would  reduce  that principal balance to less than 70% of the appraised value of the mortgaged property.

        If,  following a default by the borrower  and the  liquidation  of the related  mortgaged property,  there remains a loss on the related  mortgage loan, a limited  liability  company will be  required to pay to the master  servicer  or the  servicer on behalf of the trustee the amount of that loss,  up to the  pledged  amount  for that  mortgage  loan.  If the  borrower  becomes a debtor in a bankruptcy  proceeding,  there is a significant risk that the Pledged Assets will not be available to be paid to the  securityholders.  At the  borrower's  request,  and in accordance with some conditions,  the Pledged Assets may be applied as a partial  prepayment of the mortgage loan. The Pledged  Assets will be released to the limited  liability  company if the  outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

        Actuarial Loans

        Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.  This is known as an actuarial loan.

        Simple Interest Loans

        If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

        Delinquent Loans

        Some  pools may  include  loans that are one or more  months  delinquent  with  regard to payment of principal  or interest at the time of their  deposit  into a trust.  The  accompanying
prospectus   supplement  will  set  forth  the  percentage  of  loans  that  are  so  delinquent.
Delinquent  loans are more  likely to result in losses  than  loans  that have a current  payment status.

        Re-Performing Loans

        The term  "re-performing  loans"  includes (i) repayment plan loans and  bankruptcy  plan loans that had arrearages  when the repayment plan was entered into, and (ii) trial  modification loans.  These loans may be acquired by a designated  seller or  Residential  Funding  Corporation from a wide  variety of sources  through bulk or periodic  sales.  The  re-performing  loans were originally either:

o       acquired by the  designated  seller or  Residential  Funding  Corporation as a performing loan;

o       acquired under Residential Funding Corporation's negotiated conduit asset program; or

o       acquired by the  designated  seller or  Residential  Funding  Corporation as a delinquent loan with a view toward establishing a repayment plan.

        In the case of loans that are acquired by Residential  Funding  Corporation as delinquent loans with a view toward  establishing a repayment plan, no  determination  is made as to whether the loans complied with the underwriting  criteria of any specific  origination  program. In each case,  however,  at the  time  of  purchase,  every  loan is  evaluated  by  Residential  Funding
Corporation.  This includes  obtaining an evaluation of the related  property  value, a review of the  credit  and  collateral  files,  and a review of the  servicing  history  on the  loan.  The information  is used to assess both the  borrower's  willingness  and  capacity  to pay,  and the underlying  collateral  value.  The rate of default on  re-performing  loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

        Repayment  Plan Loans and  Bankruptcy  Plan  Loans.  Some of the loans may be loans where the borrower in the past has failed to pay one or more  required  scheduled  monthly  payments or tax and  insurance  payments,  and the borrower has entered  into either a repayment  plan,  or a confirmed  bankruptcy  plan in a case under  Chapter 13 of Title 11 of the  United  States  Code, known as the Bankruptcy  Code,  under which the borrower has agreed to repay these  arrearages in installments  under a schedule,  in exchange for the related master servicer or servicer agreeing not to foreclose on the related  mortgaged  property or other security.  For each loan subject to a repayment  plan,  or a confirmed  bankruptcy  plan,  the  borrower  shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

        The  right to  receive  all  arrearages  payable  under  the  repayment  plan will not be included as part of the trust and,  accordingly,  payments made on these  arrearages  will not be payable to the  securityholders.  The  borrowers  under any confirmed  bankruptcy  plan will make separate payments for their scheduled  monthly payments and for their  arrearages.  The borrowers under any  repayment  plan will  make a single  payment,  which  will be  applied  first to their scheduled  monthly  payment and second to the arrearage.  In either case, the master  servicer or servicer  may  immediately  commence  foreclosure  if,  in the case of a  bankruptcy  plan,  both payments are not received and the  bankruptcy  court has  authorized  that action or, in the case of a repayment  plan,  the  payment is  insufficient  to cover both the  monthly  payment and the arrearage.

        Trial  Modification  Loans. Some of the loans may be loans where the borrower in the past has  failed  to pay  scheduled  monthly  payments,  and the  borrower  has  entered  into a trial modification agreement.  Generally, under this arrangement:

o       the  borrower  agrees to pay a reduced  monthly  payment  for a  specified  trial  period typically lasting 3 to 6 months;

o       if the borrower makes all required monthly  payments during the trial period,  at the end of the trial  period,  the  original  loan terms  will be  modified  to reflect  terms stated in the trial  modification  agreement.  The modifications may include a reduced interest  rate,  the  forgiveness  of  some  arrearages,  the  capitalization  of some arrearages,  an extension of the  maturity,  or a provision  for a balloon  payment at maturity;

o       if the borrower makes all required payments during the trial period,  the monthly payment amount  will  continue to be the monthly  payment in effect  during the trial  period, with no additional repayment of arrearages; and

o       if the borrower fails to make any of the required  payments during the trial period,  the modified  terms  will not take  effect,  and a  foreclosure  action  may be  commenced immediately.  None of the depositor,  the seller,  the designated  seller,  the master servicer or the servicer,  as  applicable,  will have any obligation to repurchase the
           related  loan  under  those  circumstances   unless  that  repurchase   obligation  is
           described in the related prospectus supplement.

        Modified Loans

        Some  pools may  include  loans  that have been  modified  by the  master  servicer,  the servicer  or  a  subservicer  prior  to  the  related  cut-off  date.  Generally,  the  types  of modifications  that modified  loans have are (a) a reduction in the interest  rate,  (b) a change in the monthly payment,  (c) a re-amortization  of the principal  balance,  or (d) a modification agreed to by the borrower that is similar to the  modifications  described in clauses (a) through
(c) above.

Revolving Credit Loans

        General

        The revolving credit loans will be originated  under credit line agreements  subject to a maximum amount or credit limit.  In most instances,  interest on each revolving  credit loan will be calculated  based on the average  daily  balance  outstanding  during the billing  cycle.  The billing  cycle in most cases will be the  calendar  month  preceding a due date.  Each  revolving credit  loan will have a loan rate that is  subject to  adjustment  on the day  specified  in the related  mortgage note,  which may be daily or monthly,  equal to the sum of (a) the index on the day specified in the accompanying  prospectus  supplement,  and (b) the gross margin specified in the related mortgage note, which may vary under some  circumstances,  subject to the maximum rate specified in the mortgage  note and the maximum rate  permitted by  applicable  law. If specified in  the  prospectus  supplement,  some  revolving  credit  loans  may be  teaser  loans  with  an introductory  rate that is lower  than the rate that would be in effect if the  applicable  index and gross  margin were used to determine  the loan rate.  As a result of the  introductory  rate, interest  collections  on the loans may  initially be lower than  expected.  Commencing  on their first  adjustment  date, the loan rates on the teaser loans will be based on the applicable index and gross  margin.  The index or indices will be specified in the related  prospectus  supplement and may include one of the indices mentioned under "-Characteristics of Loans."

        Unless specified in the accompanying  prospectus  supplement,  each revolving credit loan will  have a term to  maturity  from  the date of  origination  of not more  than 25  years.  The borrower for each  revolving  credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the accompanying  prospectus  supplement, the Draw Period will not be more than 15 years.  Unless specified in the accompanying  prospectus supplement,  for each  revolving  credit  loan,  if the Draw Period is less than the full term of the  revolving  credit loan,  the related  borrower will not be permitted to make any Draw during the Repayment  Period.  Prior to the Repayment Period, or prior to the date of maturity for loans without  Repayment  Periods,  the  borrower for each  revolving  credit loan will be obligated to make  monthly  payments on the  revolving  credit loan in a minimum  amount as  specified  in the related  mortgage  note,  which  usually  will be the finance  charge for each  billing  cycle as described  in the second  following  paragraph.  In  addition,  if a revolving  credit loan has a
Repayment  Period,  during  this  period,  the  borrower is  required  to make  monthly  payments consisting of principal  installments that would substantially  amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

        The borrower for each  revolving  credit loan will be obligated to pay off the  remaining account balance on the related maturity date, which may be a substantial  principal  amount.  The maximum amount of any Draw for any revolving  credit loan is equal to the excess,  if any, of the credit limit over the principal  balance  outstanding  under the mortgage note at the time of the
Draw.  Draws will be funded by the seller,  designated  seller or other  entity  specified in the accompanying prospectus supplement.

        Unless specified in the  accompanying  prospectus  supplement,  for each revolving credit loan:

o       the finance charge for any billing cycle,  in most cases,  will be an amount equal to the aggregate of, as calculated  for each day in the billing  cycle,  the  then-applicable loan rate divided by 365 multiplied by that day's principal balance;

o       the  account  balance  on any  day in most  cases  will be the  aggregate  of the  unpaid principal of the revolving  credit loan  outstanding at the beginning of the day, plus all related  Draws funded on that day and  outstanding  at the  beginning of that day, plus the sum of any unpaid  finance  charges and any unpaid fees,  insurance  premiums and other  charges,  collectively  known as  additional  charges,  that are due on the revolving  credit  loan minus the  aggregate  of all  payments  and  credits  that are applied to the repayment of any Draws on that day; and

o       the principal  balance on any day usually will be the related  account  balance minus the sum of  any  unpaid  finance  charges  and  additional  charges  that  are  due on the revolving credit loan.

               Payments made by or on behalf of the borrower for each  revolving  credit loan, in most cases,  will be applied,  first, to any unpaid finance charges that are due on the revolving credit loan,  second,  to any unpaid additional  charges that are due thereon,  and third, to any related Draws outstanding.

        The mortgaged  property  securing each revolving  credit loan will be subject to the lien created by the related loan in the amount of the  outstanding  principal  balance of each related
Draw or portion  thereof,  if any, that is not included in the related  pool,  whether made on or prior to the  related  cut-off  date or  thereafter.  The lien  will be the same rank as the lien
created  by  the  mortgage   relating  to  the  revolving  credit  loan,  and  monthly  payments, collections  and other  recoveries  under the credit  line  agreement  related  to the  revolving credit loan will be  allocated  as  described  in the  related  prospectus  supplement  among the revolving  credit  loan and the  outstanding  principal  balance  of each Draw or portion of Draw excluded from the pool. The depositor,  an affiliate of the depositor or an  unaffiliated  seller may have an interest in any Draw or portion  thereof  excluded  from the pool. If any entity with an interest in a Draw or portion  thereof  excluded from the pool or any other  Excluded  Balance were to become a debtor under the  Bankruptcy  Code and regardless of whether the transfer of the related  revolving  credit loan  constitutes  an absolute  assignment,  a  bankruptcy  trustee or creditor of such entity or such entity as a  debtor-in-possession  could  assert that such entity retains  rights in the  related  revolving  credit  loan and  therefore  compel  the sale of such revolving  credit loan,  including  any Trust  Balance,  over the  objection of the trust and the securityholders.  If that  occurs,  delays  and  reductions  in  payments  to the  trust  and the securityholders could result.

        In most cases,  each revolving  credit loan may be prepaid in full or in part at any time and  without  penalty,  and the related  borrower  will have the right  during the  related  Draw
Period to make a Draw in the amount of any  prepayment  made for the revolving  credit loan.  The mortgage  note or  mortgage  related  to each  revolving  credit  loan  will  usually  contain  a customary "due-on-sale" clause.

        As to each revolving credit loan, the borrower's  rights to receive Draws during the Draw
Period may be  suspended,  or the credit limit may be reduced,  for cause under a limited  number of circumstances, including, but not limited to:

o       a materially adverse change in the borrower's financial circumstances;

o       a decline in the value of the mortgaged property  significantly below its appraised value at origination; or

o       a payment default by the borrower.

However,  as to each  revolving  credit loan, a suspension  or reduction  usually will not affect the  payment  terms for  previously  drawn  balances.  The master  servicer or the  servicer,  as applicable,  will have no  obligation  to  investigate  as to whether any of those  circumstances have  occurred  or may  have  no  knowledge  of  their  occurrence.  Therefore,  there  can be no assurance  that any  borrower's  ability to receive  Draws  will be  suspended  or reduced if the foregoing  circumstances  occur.  In the event of default  under a revolving  credit loan, at the discretion of the master  servicer or servicer,  the revolving  credit loan may be terminated and declared  immediately  due and payable in full. For this purpose,  a default  includes but is not limited to:

o       the borrower's failure to make any payment as required;

o       any action or  inaction  by the  borrower  that  materially  and  adversely  affects  the mortgaged property or the rights in the mortgaged property; or

o       any fraud or material misrepresentation by a borrower in connection with the loan.

        The master  servicer or servicer  will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited  circumstances  described in the related agreement.

        Allocation of Revolving Credit Loan Balances

        For any series of  securities  backed by revolving  credit  loans,  the related trust may include  either (i) the entire  principal  balance of each revolving  credit loan  outstanding at any time,  including balances  attributable to Draws made after the related cut-off date, or (ii)
the Trust Balance of each revolving credit loan.

        The  accompanying  prospectus  supplement will describe the specific  provisions by which payments and losses on any  revolving  credit loan will be allocated as between the Trust Balance and any Excluded  Balance.  Typically,  the provisions  (i) may provide that  principal  payments made by the  borrower  will be  allocated  between  the Trust  Balance and any  Excluded  Balance either on a pro rata basis,  or first to the Trust  Balance  until  reduced to zero,  then to the
Excluded  Balance,  or according to other  priorities  specified in the  accompanying  prospectus supplement,  and (ii) may provide that  interest  payments,  as well as  liquidation  proceeds or similar  proceeds  following a default and any Realized  Losses,  will be  allocated  between the
Trust  Balance and any  Excluded  Balance on a pro rata basis or  according  to other  priorities specified in the accompanying prospectus supplement.

        Even where a trust  initially  includes  the entire  principal  balance of the  revolving credit  loans,  the  related  agreement  may  provide  that  after  a  specified  date  or on the occurrence of specified  events,  the trust may not include  balances  attributable to additional
Draws  made  after  that  time.  The  accompanying  prospectus  supplement  will  describe  these provisions as well as the related allocation provisions that would be applicable.

The Contracts

        Home Improvement Contracts

        The  trust  for a series  may  include  a  contract  pool  evidencing  interests  in home improvement  contracts.  The home  improvement  contracts may be  conventional  home  improvement contracts  or, to the  extent  specified  in the  accompanying  prospectus  supplement,  the home improvement contracts may be partially insured by the FHA under Title I.

        In most cases,  the home  improvement  contracts  will be fully  amortizing  and may have fixed loan rates or adjustable  loan rates and may provide for other payment  characteristics  as described in the accompanying prospectus supplement.

        The home improvements  securing the home improvement  contracts may include,  but are not limited to,  replacement  windows,  house siding,  new roofs,  swimming pools,  satellite dishes, kitchen and bathroom  remodeling goods and solar heating panels.  The proceeds of contracts under the Title I Program may be used only for permitted purposes,  including,  but not limited to, the alteration,  repair or improvement of residential  property,  the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

        Home  improvements,  unlike  mortgaged  properties,  in most cases,  depreciate in value.
Consequently,  at any time  after  origination  it is  possible,  especially  in the case of home improvement  contracts  with high LTV  ratios at  origination,  that the  market  value of a home improvement may be lower than the principal amount outstanding under the related contract.

        Manufactured Housing Contracts

        The trust for a series may include a contract pool  evidencing  interests in manufactured housing  contracts  originated by one or more manufactured  housing dealers,  or the other entity or entities  described  in the  accompanying  prospectus  supplement.  The  manufactured  housing contracts may be conventional  manufactured  housing contracts or manufactured  housing contracts insured by the FHA or partially  guaranteed by the VA. Each  manufactured  housing  contract will be secured by a manufactured  home. The manufactured  housing  contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

        The  manufactured  homes  securing the  manufactured  housing  contracts  will consist of
"manufactured  homes"  within the  meaning of 42 U.S.C.  § 5402(6),  which are treated as "single family  residences"  for the purposes of Sections 860A through 860G of the Internal  Revenue Code of 1986, or Internal  Revenue Code.  Accordingly,  a manufactured  home will be a structure built on a permanent  chassis,  which is  transportable in one or more sections and customarily used at a fixed  location,  has a minimum of 400 square feet of living space and minimum  width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent  foundation  when connected to the required utilities,  and includes the plumbing,  heating, air conditioning,  and electrical systems contained therein.

        Manufactured  homes,  unlike mortgaged  properties,  in most cases,  depreciate in value.
Consequently,  at  any  time  after  origination  it is  possible,  especially  in  the  case  of manufactured  housing  contracts with high LTV ratios at origination,  that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

The Mortgaged Properties

        The  mortgaged  properties  will  consist  primarily  of attached or detached  individual dwellings,  Cooperative  dwellings,  individual  or adjacent  condominiums,  units in  condotels, townhouses,  duplexes,  row houses,  modular  housing,  manufactured  homes,  individual units or
two-to  four-unit  dwellings  in  planned-unit  developments,   two-  to  four-family  dwellings,
multifamily  residential rental property,  unimproved land and Mixed-Use  Properties.  A condotel generally  provides the services of commercial  hotels for  residential  occupants of units owned by the  borrowers as vacation or  investment  property.  Each  mortgaged  property,  other than a
Cooperative  dwelling or Mexican  property,  will be located on land owned by the borrower or, if
specified  in  the  accompanying  prospectus  supplement,   land  leased  by  the  borrower.  The
ownership of the Mexican  properties  will be held in a Mexican  trust.  Attached  dwellings  may include  structures  where  each  borrower  owns  the land on  which  the unit is built  with the remaining  adjacent  land owned in common.  Mortgaged  properties  may also include  dwellings on non-contiguous  properties  or multiple  dwellings  on one  property.  The  proprietary  lease or occupancy  agreement  securing a Cooperative  Loan is subordinate,  in most cases, to any blanket
mortgage  on  the  related   cooperative   apartment   building  or  on  the   underlying   land.
Additionally,  in the case of a Cooperative  Loan, the proprietary  lease or occupancy  agreement may be  terminated  and  the  cooperative  shares  may be  cancelled  by the  Cooperative  if the tenant-stockholder  fails  to pay  maintenance  or  other  obligations  or  charges  owed  by the tenant-stockholder.  See "Certain Legal Aspects of the Loans."

        Mortgaged  properties  consisting  of  modular  housing,  also  known  as  pre-assembled, pre-fabricated,  sectional or pre-built  homes,  are factory built and constructed in two or more three  dimensional  sections,  including  interior  and  exterior  finish,  plumbing,  wiring and mechanical  systems.  On  completion,  the modular home is transported to the property site to be joined together on a permanent foundation.

        Mortgaged properties  consisting of manufactured homes must be legally classified as real estate,  have the wheels and axles removed and be attached to a permanent  foundation and may not be located in a mobile home park.  The  manufactured  homes will also have other  characteristics as specified in the prospectus supplement.

        placecountry-regionMexico Loans

        Each Mexico Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in placecountry-regionMexico.
The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico Loan may be a placecountry-regionU.S. borrower or an international borrower.

        Because of the  uncertainty  and delays in  foreclosing  on real  property  interests  in
Mexico and because  non-Mexican  citizens are  prohibited  from owning real  property  located in some areas of  Mexico,  the nature of the  security  interest  and the manner in which the Mexico
Loans are  secured  differ  from that of  mortgage  loans  typically  made in the United  States.
Record  ownership  and  title  to the  Mexican  property  will be held in the  name of a  Mexican financial  institution  acting as Mexican  trustee for a Mexican trust under the terms of a trust agreement.  The trust  agreement  will be governed by Mexican law and will be filed (in  Spanish)
in the real property records in the  jurisdiction in which the property is located.  The original term of the Mexican  trust will be 50 years and will be renewable at the option of the  borrower.
To secure the repayment of the Mexico Loan,  the lender is named as a beneficiary  of the Mexican trust.  The lender's  beneficial  interest in the Mexican trust grants to the lender the right to direct the Mexican  trustee to transfer the borrower's  beneficial  interest in the Mexican trust or to  terminate  the Mexican  trust and sell the Mexican  property.  The  borrower's  beneficial interest in the  Mexican  trust  grants to the  borrower  the right to use,  occupy and enjoy the
Mexican property so long as it is not in default of its obligations relating to the Mexico Loan.

        As security  for  repayment of the Mexico Loan,  under the loan  agreement,  the borrower grants to the lender a security  interest in the  borrower's  beneficial  interest in the Mexican trust.  If the borrower is  domiciled in the  placecountry-regionUnited  States,  the  borrower's beneficial  interest in the Mexican trust should be considered  under  applicable state law to be an interest in personal  property,  not real  property,  and,  accordingly,  the lender will file financing  statements  in the  appropriate  state to  perfect  the  lender's  security  interest.
Because the  lender's  security  interest in the  borrower's  beneficial  interest in the Mexican trust is not, for purposes of foreclosing on that collateral,  an interest in real property,  the depositor  either will rely on its remedies  that are  available  in the United  States under the applicable  Uniform  Commercial  Code, or UCC, and under the trust agreement and foreclose on the collateral  securing a Mexico  Loan under the UCC,  or direct the  Mexican  trustee to conduct an auction to sell the  borrower's  beneficial  interest  or the  Mexican  property  under the trust agreement.  If a  borrower  is  not a  resident  of  the  placecountry-regionUnited  States,  the lender's  security  interest in the  borrower's  beneficial  interest in the Mexican trust may be unperfected  under the UCC.  If the lender  conducts  its  principal  lending  activities  in the
country-regionUnited  States,  the loan agreement will provide that rights and obligations of the
borrower  and  the  lender  under  the  loan  agreement   will  be  governed   under   applicable
placecountry-regionUnited  States  state  law.  See  "Certain  Legal  Aspects  of  the  Loans-The
Mortgage Loans."

        In  connection  with the  assignment  of a Mexico  Loan  into a trust  created  under the related pooling and servicing  agreement or trust  agreement,  the depositor will transfer to the trustee, on behalf of the  securityholders,  all of its right, title and interest in the mortgage note, the lender's  beneficial  interest in the Mexican trust, the lender's  security interest in the  borrower's  beneficial  interest in the Mexican  trust,  and its interest in any policies of insurance on the Mexico Loan or the Mexican  property.  The percentage of mortgage loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.

        Mixed-Use Properties

        Mortgage loans secured by Mixed-Use  Property,  or mixed-use mortgage loans, will consist of  mortgage  loans  secured by first or junior  mortgages,  deeds of trust or  similar  security instruments  on fee simple or  leasehold  interests in Mixed-Use  Property.  Similarly,  mortgage loans secured by multifamily  residential  rental property will consist of mortgage loans secured by first  mortgages,  deeds of trust or similar  security  instruments on fee simple or leasehold interests  in  multifamily  residential  rental  property  consisting  of five  or more  dwelling units.  The mixed-use  mortgage loans and  multifamily  mortgage loans may also be secured by one or more assignments of leases and rents,  management  agreements or operating agreements relating to the mortgaged  property and in some cases by certain  letters of credit,  personal  guarantees or both.  Pursuant  to an  assignment  of leases and rents,  the  related  borrower  assigns  its right,  title and interest as landlord  under each related lease and the income  derived from the lease to the related  lender,  while  retaining a right to collect the rents for so long as there is no default.  If the borrower  defaults,  the right of the borrower  terminates and the related lender is  entitled to collect  the rents from  tenants to be applied to the payment  obligations of the  borrower.  State law may limit or restrict the  enforcement  of the  assignment of leases and rents by a lender until the lender takes possession of the related  mortgaged  property and a receiver is appointed.

        Mixed-use and multifamily  real estate lending is generally viewed as exposing the lender to a  greater  risk  of  loss  than  one-  to  four-family  residential  lending.  Mixed-use  and multifamily  real estate lending  typically  involves larger loans to single  borrowers or groups of related  borrowers than  residential  one- to four-family  mortgage  loans.  Furthermore,  the repayment  of loans  secured by  income-producing  properties  is  typically  dependent  upon the successful  operation  of the related real estate  project.  If the cash flow from the project is reduced,  for example,  if leases are not obtained or renewed,  the  borrower's  ability to repay the loan may be impaired.  Mixed-use and  multifamily  real estate can be affected  significantly by supply and demand in the market for the type of  property  securing  the loan and,  therefore, may be subject to adverse  economic  conditions.  Market  values may vary as a result of economic events or governmental  regulations  outside the control of the borrower or lender,  such as rent control  laws,  which  impact the future cash flow of the  property.  Mortgage  loans  secured by
Mixed-Use  Properties,  multifamily  residential  rental  properties and  unimproved  land in the aggregate  will not exceed ten  percent  (10%) by  aggregate  principal  balance of the  mortgage loans in any  mortgage  pool as of the cut-off  date  specified  in the  accompanying  prospectus supplement.

        The mortgaged  properties may be located in any of the fifty states, the StateDistrict of
Columbia or the  placePlaceTypeCommonwealth  of PlaceNamePuerto  Rico. In addition,  if specified in the accompanying  prospectus supplement,  the trust assets may contain Mexico Loans, which are
secured   by   interests    in   trusts   that   own    residential    properties    located   in
placecountry-regionMexico.  The  Mexico  Loans will not exceed  ten  percent  (10%) by  aggregate principal  balance of the mortgage  loans in any mortgage  pool as of the cut-off date  specified in the accompanying prospectus supplement.

        The  mortgaged  properties  may be owner  occupied or non-owner  occupied and may include vacation  homes,  second homes and  investment  properties.  The  percentage  of loans secured by mortgaged  properties that are  owner-occupied  will be disclosed in the accompanying  prospectus supplement.  The basis for any  statement  that a given  percentage  of the loans are  secured by mortgaged properties that are owner-occupied will be one of the following:

o       the  making  of a  representation  by the  borrower  at  origination  of a loan  that the borrower intends to use the mortgaged property as a primary residence;

o       a  representation  by the originator of the loan,  which may be based solely on the above clause; or

o       the fact that the  mailing  address  for the  borrower  is the same as the address of the mortgaged property.

Any  representation  and  warranty  regarding   owner-occupancy  may  be  based  solely  on  this
information.  Loans secured by investment  properties,  including two- to four-unit dwellings and multifamily  residential  rental  properties,  may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

        A mortgaged  property  securing a loan may be subject to the senior liens securing one or more  conventional  mortgage loans at the time of  origination  and may be subject to one or more junior  liens at the time of  origination  or after  that  origination.  Loans  evidencing  liens junior or senior to the loans in the trust will  likely not be  included  in the  related  trust, but the depositor,  an affiliate of the depositor or an unaffiliated  seller may have an interest in the junior or senior loan.

The Agency Securities

        Government National Mortgage Association

        Ginnie Mae is a wholly owned corporate  instrumentality of the  placecountry-regionUnited
States within HUD.  Section 306(g) of Title III of the National  Housing Act of 1934, as amended, referred to in this  prospectus  as the  Housing  Act,  authorizes  Ginnie Mae to  guarantee  the timely  payment of the principal of and interest on securities  representing  interests in a pool of  mortgages  insured by the FHA,  under the  Housing Act or under Title V of the Housing Act of
1949,  or partially  guaranteed  by the VA under the  Servicemen's  Readjustment  Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

        Section  306(g) of the  Housing  Act  provides  that "the  full  faith and  credit of the
placecountry-regionUnited  States is pledged to the payment of all amounts  which may be required to be paid under any guarantee under this  subsection."  In order to meet its  obligations  under that  guarantee,  Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United
States  Treasury an amount  that is at any time  sufficient  to enable  Ginnie Mae to perform its obligations  under its guarantee.  See "Additional  Information"  for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

        Ginnie Mae Securities

        In most cases, each Ginnie Mae security  relating to a series,  which may be a Ginnie Mae
I  Certificate  or a Ginnie Mae II  Certificate  as referred  to by Ginnie Mae,  will be a "fully modified  pass-through"  mortgage-backed  certificate  issued and serviced by a mortgage  banking company or other financial  concern  approved by Ginnie Mae, except any stripped  mortgage backed securities  guaranteed  by  Ginnie  Mae or  any  REMIC  securities  issued  by  Ginnie  Mae.  The characteristics  of any Ginnie Mae  securities  included in the trust for a series of  securities will be described in the accompanying prospectus supplement.

        Federal Home Loan Mortgage Corporation

        Freddie Mac is a corporate  instrumentality  of the United States created under Title III of the Emergency  Home Finance Act of 1970, as amended,  or the Freddie Mac Act.  Freddie Mac was established  primarily for the purpose of increasing the  availability of mortgage credit for the financing  of needed  housing.  The  principal  activity  of Freddie  Mac  currently  consists of purchasing  first-lien,  conventional,  residential mortgage loans or participation  interests in mortgage loans and reselling the mortgage  loans so purchased in the form of guaranteed  mortgage securities,  primarily Freddie Mac securities.  In 1981,  Freddie Mac initiated its Home Mortgage
Guaranty  Program  under  which it  purchases  mortgage  loans  from  sellers  with  Freddie  Mac securities  representing  interests  in the  mortgage  loans so  purchased.  All  mortgage  loans purchased by Freddie Mac must meet certain  standards  set forth in the Freddie Mac Act.  Freddie
Mac is confined to purchasing,  so far as practicable,  mortgage loans that it deems to be of the quality and type that generally  meets the purchase  standards  imposed by private  institutional mortgage  investors.  See "Additional  Information" for the  availability of further  information regarding Freddie Mac and Freddie Mac securities.  Neither the  placecountry-regionUnited  States nor any agency  thereof is obligated to finance  Freddie Mac's  operations  or to assist  Freddie
Mac in any other manner.

        Freddie Mac Securities

        In most  cases,  each  Freddie  Mac  security  relating  to a series  will  represent  an undivided  interest in a pool of mortgage loans that typically  consists of  conventional  loans, but may include FHA loans and VA loans,  purchased by Freddie Mac,  except any stripped  mortgage backed  securities  issued by Freddie Mac.  Each of those pools will  consist of mortgage  loans, substantially  all of which are  secured by one- to  four-family  residential  properties  or, if specified in the  accompanying  prospectus  supplement,  are secured by  multifamily  residential rental properties.  The  characteristics of any Freddie Mac securities  included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

        Federal National Mortgage Association

        Fannie Mae is a  federally  chartered  and  privately  owned  corporation  organized  and existing  under the  Federal  National  Mortgage  Association  Charter  Act (12 U.S.C.  § 1716 et
seq.).  It is the  nation's  largest  supplier  of  residential  mortgage  funds.  Fannie Mae was originally  established  in 1938  as a  placecountry-regionUnited  States  government  agency  to
provide   supplemental   liquidity  to  the   mortgage   market  and  was   transformed   into  a
stockholder-owned  and privately managed  corporation by legislation  enacted in 1968. Fannie Mae provides  funds to the mortgage  market  primarily by purchasing  home mortgage  loans from local lenders,  thereby replenishing their funds for additional lending.  See "Additional  Information"
for the  availability  of further  information  respecting  Fannie Mae and Fannie Mae securities.
Although the Secretary of the Treasury of the  country-regionUnited  States has authority to lend
Fannie Mae up to $2.25 billion  outstanding  at any time,  neither the  placecountry-regionUnited
States nor any agency  thereof is  obligated  to finance  Fannie  Mae's  operations  or to assist
Fannie Mae in any other manner.

        Fannie Mae Securities

        In most cases,  each Fannie Mae security relating to a series will represent a fractional undivided  interest  in a pool of  mortgage  loans  formed by Fannie  Mae,  except  any  stripped
mortgage  backed   securities  issued  by  Fannie  Mae.  Mortgage  loans  underlying  Fannie  Mae securities  will consist of fixed,  variable or adjustable  rate  conventional  mortgage loans or fixed-rate  FHA  loans or VA  loans.  Those  mortgage  loans may be  secured  by  either  one- to four-family or multifamily  residential rental properties.  The characteristics of any Fannie Mae securities  included  in  the  trust  for a  series  of  securities  will  be  set  forth  in the accompanying prospectus supplement.

Private Securities

        As specified in the related prospectus supplement,  the private securities will primarily be similar to  securities  offered  hereunder  in their  collateral  and their  cash  flows.  The primary  collateral for both the private  securities and the related  securities will be the same pool of loans.  Payments  on the  private  securities  will be passed  through  to holders of the related securities.

        References  in this  prospectus  to Advances to be made and other  actions to be taken by the master  servicer or  servicer in  connection  with the loans may  include  Advances  made and other actions  taken under the terms of the private  securities.  Each  security  offered by this prospectus will evidence an interest in only the related pool and  corresponding  trust,  and not in any other pool or trust related to securities issued in this prospectus.

        In addition,  as to any series of securities secured by private  securities,  the private securities may consist of an ownership  interest in a structuring  entity formed by the depositor for the limited  purpose of holding the trust  assets  relating to a series of  securities.  This special  purpose entity may be organized in the form of a trust,  limited  partnership or limited liability  company,  and will be  structured  in a manner  that  will  insulate  the  holders  of securities from liabilities of the special purpose entity.  The provisions  governing the special purpose  entity will  restrict the special  purpose  entity from  engaging in or  conducting  any business  other than the holding of trust assets and the  issuance of ownership  interests in the trust assets and some incidental  activities.  Any ownership  interest will evidence an ownership interest  in the  related  trust  assets as well as the right to  receive  specified  cash  flows derived from the trust  assets,  as  described in the  accompanying  prospectus  supplement.  The
obligations   of  the  depositor  as  to  any   ownership   interest  will  be  limited  to  some
representations  and warranties  relating to the trust assets,  as described in this  prospectus.
Credit support of any of the types  described in this  prospectus  under  "Description  of Credit
Enhancement"  may be  provided  for the  benefit  of any  ownership  interest,  if  stated in the accompanying prospectus supplement.

                                       TRUST ASSET PROGRAM

Underwriting Standards

        General

        The  depositor  expects  that the  originator  of each of the loans  will  have  applied, consistent  with  applicable  federal  and state laws and  regulations,  underwriting  procedures intended to evaluate the borrower's  credit  standing and repayment  ability and/or the value and adequacy of the related  property as  collateral.  As  described in the  accompanying  prospectus supplement,  the  depositor  expects that any FHA loans or VA loans will have been  originated in compliance with the  underwriting  policies of the FHA or VA,  respectively.  These  underwriting policies will be described in the applicable  prospectus  supplement to the extent material.  The underwriting  criteria  applied  by the  originators  of the  loans  included  in a pool may vary significantly among sellers.  The accompanying  prospectus  supplement will describe most aspects of the  underwriting  criteria,  to the extent known by the  depositor,  that were applied by the originators  of the loans.  In most cases,  the  depositor  will have less  detailed  information concerning  the  underwriting  criteria used in the  origination  of seasoned  loans than it will have concerning newly originated loans.

        The  underwriting  standards  of any  particular  originator  typically  include a set of specific criteria by which the underwriting  evaluation is made. However,  the application of the underwriting  standards does not imply that each specific  criterion was satisfied  individually.
Rather,  a loan will be considered to be originated  generally in accordance  with a given set of underwriting  standards  if,  based  on  an  overall  qualitative  evaluation,  the  loan  is  in substantial  compliance with the underwriting  standards.  For example,  a loan may be considered to comply with a set of underwriting  standards,  even if one or more specific  criteria included in the underwriting  standards were not satisfied,  if other factors compensated for the criteria that were not  satisfied or if the loan is considered to be in  substantial  compliance  with the underwriting  standards.  In  the  case  of  a  Designated  Seller  Transaction,  the  applicable underwriting  standards  will be those  of the  designated  seller  or of the  originator  of the loans, and will be described in the accompanying prospectus supplement.

        The mortgage  loans in any  mortgage  pool may be  underwritten  by  Residential  Funding
Corporation,  a seller or a designated  third party through the use of an automated  underwriting system.  In the case of a designated seller  transaction,  the mortgage loans may be underwritten by  the  designated  seller  or a  designated  third  party  through  the  use  of  an  automated underwriting  system.  Any  determination of underwriting  eligibility  using an automated system will only be based on the  information  entered  into the  system  and the  information  that the
system  is  programmed  to  review.   Loans   underwritten   through  the  use  of  an  automated
underwriting  system  may  not  require  delivery  to  Residential  Funding  Corporation  or  the designated  seller of all or a portion of the related credit files.  For  additional  information regarding  automated  underwriting  systems that are used by Residential  Funding  Corporation to review some of the  mortgage  loans that it  purchases  and that may be included in any  mortgage pool, see "--Automated Underwriting," below.

        The depositor  anticipates that loans, other than the Mexico Loans and some loans secured by  mortgaged  properties  located  in  Puerto  Rico,  included  in pools for  certain  series of
securities  will  have  been  originated  based  on  underwriting   standards  and  documentation
requirements  that are less  restrictive than for other mortgage loan lending  programs.  In such cases,  borrowers  may have credit  histories  that  contain  delinquencies  on  mortgage  and/or consumer debts. Some borrowers may have initiated  bankruptcy  proceedings  within a few years of the time of  origination  of the related loan.  In addition,  some loans with LTV ratios over 80%
will not be required to have and may not have the benefit of primary  mortgage  insurance.  Loans and contracts  that are secured by junior liens  generally  will not be required by the depositor to be covered by primary mortgage  insurance.  Likewise,  loans included in a trust may have been originated in connection  with a  governmental  program under which  underwriting  standards were significantly  less  stringent  and designed to promote home  ownership  or the  availability  of affordable  residential  rental  property  regardless  of higher risks of default and losses.  As discussed  above,  in evaluating  seasoned  loans,  the  depositor  may place  greater  weight on payment  history or market and other  economic  trends and less  weight on  underwriting  factors usually applied to newly originated loans.

        Loan Documentation

        In most cases, under a traditional "full documentation"  program, each borrower will have been required to complete an  application  designed to provide to the original  lender  pertinent credit  information  concerning  the  borrower.  As part  of the  description  of the  borrower's financial  condition,  the  borrower  will have  furnished  information,  which may or may not be verified,  describing the borrower's assets,  liabilities,  income, credit history and employment history,  and  furnished  an  authorization  to apply for a credit  report  that  summarizes  the borrower's  available  credit  history  with  local  merchants  and  lenders  and any  record  of bankruptcy.  The borrower may also have been required to authorize  verifications  of deposits at financial  institutions  where the  borrower  had  demand  or  savings  accounts.  In the case of investment  properties,  only income derived from the mortgaged property may have been considered for  underwriting  purposes,  rather  than the income of the  borrower  from other  sources.  For mortgaged  property  consisting of vacation or second homes,  no income derived from the property will typically have been considered for underwriting purposes.

        The  underwriting  standards  applied by  originators in some cases allow for loans to be supported by  alternative  documentation.  For  alternatively  documented  loans,  a borrower may demonstrate  income and employment  directly by providing  alternative  documentation in the form of copies of the borrower's  own records  relating to income and  employment,  rather than having the  originator  obtain  independent  verifications  from third  parties,  such as the borrower's employer or mortgage servicer.

        If specified  in the  accompanying  prospectus  supplement,  a mortgage  pool may include mortgage loans that have been underwritten  pursuant to a streamlined  documentation  refinancing
program.   Such  program  permits  some  mortgage  loans  to  be  refinanced  with  only  limited verification or updating of the  underwriting  information that was obtained at the time that the original  mortgage loan was  originated.  For example,  a new  appraisal of a mortgaged  property may not be required if the related  original  mortgage loan was  originated up to 24 months prior to the refinancing.  In addition,  a mortgagor's  income may not be verified,  although continued
employment  is required to be verified.  In certain  circumstances,  a mortgagor may be permitted to borrow up to 100% of the  outstanding  principal  amount of the original  mortgage loan.  Each mortgage loan  underwritten  pursuant to this program will be treated as having been underwritten
pursuant  to  the  same  underwriting   documentation  program  as  the  mortgage  loan  that  it
refinanced,   including  for  purposes  of  the   disclosure  in  the   accompanying   prospectus
supplement.  If specified in the  accompanying  prospectus  supplement,  some loans may have been originated  under  "limited  documentation"  or "no  documentation"  programs  that  require less documentation  and  verification  than do  traditional  "full  documentation"  programs.  Under a limited  documentation  or no  documentation  program,  minimal  or  no  investigation  into  the
borrower's   credit  history  and  income  profile  is  undertaken  by  the  originator  and  the underwriting  may be based  primarily  or  entirely on an  appraisal  or other  valuation  of the mortgaged property and the LTV or combined LTV ratio at origination.

        Appraisals

        The adequacy at  origination  of a mortgaged  property as security  for  repayment of the related loan will  typically  have been  determined  by an  appraisal.  Appraisers  may be either staff  appraisers  employed by the  originator or independent  appraisers  selected in accordance with  guidelines  established  by or  acceptable  to  the  originator.  The  appraisal  procedure guidelines  in most  cases  will  have  required  the  appraiser  or an  agent on its  behalf  to personally  inspect the property and to verify  whether the  property was in good  condition  and that construction,  if new, had been substantially  completed. The appraisal will have considered a market data analysis of recent sales of comparable  properties and, when deemed applicable,  an analysis based on income  generated  from the property or replacement  cost analysis based on the current cost of  constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio or combined LTV ratio may have been based on the  appraised  value as indicated on a review
appraisal   conducted  by  the  seller  or  originator.   Alternatively,   as  specified  in  the
accompanying prospectus supplement, values may be supported by:

o       a statistical valuation;

o       a broker's price opinion;

o       an automated appraisal, drive by appraisal or other certification of value; or

o       a statement of value by the borrower.

        A  statistical  valuation  estimates the value of the property as determined by a form of appraisal  which uses a statistical  model to estimate the value of a property.  The stated value will be value of the property as stated by the related  borrower in his or her  application.  The accompanying  prospectus  supplement will specify whether an appraisal of any  manufactured  home will not be required.

        Loan-to-Value and Combined Loan-to-Value Ratios

        In the case of most mortgage loans made to finance the purchase of a mortgaged  property, the LTV ratio, in most cases is the ratio,  expressed as a percentage,  of the original principal amount or credit  limit,  as  applicable,  of the related loan to the lesser of (1) the appraised value  determined in an appraisal  obtained at  origination of the related loan and (2) the sales price for the related mortgaged  property,  except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

        In the case of certain other mortgage loans,  including refinance,  modified or converted mortgage  loans,  the  LTV  ratio  at  origination  is  defined  as  the  ratio,  expressed  as a percentage,  of the  principal  amount  of the  mortgage  loan  to  either  the  appraised  value determined in an appraisal  obtained at the time of  refinancing,  modification or conversion or, if no appraisal  has been  obtained,  the value of the related  mortgaged  property,  which value generally will be supported by either:

o       a representation by the related seller as to value;

o       an appraisal or other valuation obtained prior to origination; or

o       the sales price,  if the related  mortgaged  property was  purchased  within the previous twelve months.

        In the case of some mortgage loans seasoned for over twelve months,  the LTV ratio may be determined  at the time of  purchase  from the related  seller  based on the ratio of the current loan amount to the current  value of the  mortgaged  property as  determined  by an  appraisal or other valuation.

        For any loan secured by a junior lien on the related mortgaged property,  the CLTV ratio, in most cases, will be the ratio,  expressed as a percentage,  of (A) the sum of (1) the original principal  balance or the credit  limit,  as  applicable,  and (2) the  principal  balance of any related senior  mortgage loan at  origination  of the loan together with any loan  subordinate to it, to (B) the appraised  value of the related  mortgaged  property.  The appraised value for any junior lien loan will be the  appraised  value of the related  mortgaged  property  determined in the appraisal  used in the  origination  of the loan,  which may have been obtained at an earlier time.  However,  if the loan was originated  simultaneously with or not more than 12 months after a senior lien on the related  mortgaged  property,  the appraised value will in most cases be the lesser of the appraised  value at the  origination of the senior lien and the sales price for the mortgaged property.

        As to each loan  secured by a junior lien on the  mortgaged  property,  the junior  ratio will be the ratio,  expressed as a percentage,  of the original  principal  balance or the credit limit,  as  applicable,  of the  loan to the sum of (1) the  original  principal  balance  or the credit limit,  as  applicable,  of the loan and (2) the principal  balance of any related  senior loan at  origination of the loan. The credit  utilization  rate for any revolving  credit loan is determined by dividing the cut-off date  principal  balance of the  revolving  credit loan by the credit limit of the related credit line agreement.

        Some of the loans which are subject to  negative  amortization  will have LTV ratios that will increase after origination as a result of their negative  amortization.  In the case of some seasoned loans,  the values used in calculating  LTV ratios may no longer be accurate  valuations of the mortgaged  properties.  Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

        The  underwriting   standards  applied  by  an  originator  typically  require  that  the underwriting  officers  of the  originator  be  satisfied  that the value of the  property  being financed,  as indicated by an appraisal or other acceptable  valuation method as described above, currently  supports,  except with  respect to Home Loans,  and is  anticipated  to support in the future,  the outstanding  loan balance.  In fact, some states where the mortgaged  properties may be located have  "anti-deficiency"  laws requiring,  in general, that lenders providing credit on single family  property  look solely to the property for  repayment in the event of  foreclosure.
See  "Certain  Legal  Aspects of the Loans." Any of these  factors  could  change  nationwide  or merely could  affect a locality or region in which all or some of the  mortgaged  properties  are located.  However,  declining  values of real  estate,  as  experienced  periodically  in certain regions,  or increases in the  principal  balances of some loans,  such as GPM Loans and negative amortization  ARM loans,  could  cause the  principal  balance  of some or all of these  loans to exceed the value of the mortgaged properties.

        Credit Scores

        Credit Scores are obtained by some mortgage lenders in connection with loan  applications to help assess a  borrower's  creditworthiness.  In  addition,  Credit  Scores may be obtained by
Residential  Funding  Corporation or the designated seller after the origination of a loan if the seller does not provide a current  Credit Score.  Credit Scores are obtained from credit  reports provided by various credit reporting  organizations,  each of which may employ differing computer models and methodologies.

        The Credit Score is designed to assess a borrower's  credit  history at a single point in time,  using  objective  information  currently on file for the  borrower at a particular  credit reporting  organization.  Although each scoring model varies,  typically Credit Scores range from approximately  350 to approximately  840, with higher scores indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score purports  only to be a  measurement  of the relative  degree of risk a borrower  represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected to be less likely to default in payment  than a borrower  with a lower  score.  In  addition,  it should be noted that
Credit Scores were developed to indicate a level of default  probability  over a two-year period, which  in most  cases,  does  not  correspond  to the life of a loan.  Furthermore,  many  Credit
Scores were not  developed  specifically  for use in  connection  with  mortgage  loans,  but for consumer loans in general,  and assess only the borrower's  past credit  history.  Therefore,  in most cases,  a Credit Score may not take into  consideration  the  differences  between  mortgage loans and consumer  loans,  or the specific  characteristics  of the related loan,  including the
LTV  ratio  or  combined  LTV  ratio,  as  applicable,  the  collateral  for  the  loan,  or  the debt-to-income  ratio.  There can be no assurance  that the Credit Scores of the  borrowers  will be an  accurate  predictor  of the  likelihood  of  repayment  of the  related  loans or that any borrower's  Credit  Score  would  not be lower  if  obtained  as of the date of the  accompanying prospectus supplement.

        Application of Underwriting Standards

        Based on the data provided in the  application  and certain  verifications,  if required, and the appraisal or other valuation of the mortgaged  property,  a determination  will have been generally  made by the original  lender that the  borrower's  monthly  income,  if required to be stated,  would be sufficient to enable the borrower to meet its monthly  obligations  on the loan and other expenses  related to the property.  Examples of other expenses  include property taxes, utility  costs,  standard  hazard and  primary  mortgage  insurance,  maintenance  fees and other levies assessed by a Cooperative,  if applicable,  and other fixed obligations other than housing expenses  including,  in the case of loans  secured  by a junior  lien on the  related  mortgaged property,  payments required to be made on any senior mortgage.  The originator's  guidelines for loans will,  in most cases,  specify that  scheduled  payments on a loan during the first year of its term plus taxes and  insurance,  including  primary  mortgage  insurance,  and all  scheduled payments on obligations  that extend beyond one year,  including  those mentioned above and other fixed obligations,  would equal no more than specified percentages of the prospective  borrower's gross income.  The  originator  may also  consider the amount of liquid  assets  available to the borrower after  origination.  The loan rate in effect from the origination date of an ARM loan or other  types  of  loans  to the  first  adjustment  date  are  likely  to be  lower,  and  may be significantly lower, than the sum of the then-applicable  index and Note Margin.  Similarly,  the amount of the monthly  payment on Buy-Down  Loans,  GEM Loans or other  graduated  payment  loans will, and on negative  amortization loans may, increase  periodically.  If the borrowers' incomes do  not  increase  in an  amount  commensurate  with  the  increases  in  monthly  payments,  the likelihood  of default  will  increase.  In  addition,  in the case of loans that are  subject to negative  amortization,  the principal balances of those loans are more likely to equal or exceed the value of the  underlying  mortgaged  properties  due to the  addition of  deferred  interest, thereby  increasing  the  likelihood of defaults and losses.  For Balloon  Loans,  payment of the
Balloon  Amount  will  depend on the  borrower's  ability  to obtain  refinancing  or to sell the mortgaged  property  prior to the  maturity of the Balloon  Loan,  and there can be no  assurance that refinancing will be available to the borrower or that a sale will be possible.

        In some  circumstances,  the loans have been made to employees or preferred  customers of the originator for which, in accordance  with the  originator's  mortgage loan programs,  income, asset and employment  verifications  and appraisals may not have been required.  As to loans made under any employee loan program  maintained by  Residential  Funding  Corporation,  GMAC Mortgage
Corporation or any of their affiliates,  in limited circumstances  preferential note rates may be allowed.

        A portion of the loans may be purchased in negotiated transactions,  and those negotiated transactions  may be governed by  agreements,  known as master  commitments,  relating to ongoing purchases of loans by Residential  Funding  Corporation or the  designated  seller,  from sellers who  will  represent  that the  loans  have  been  originated  in  accordance  with  underwriting standards agreed to by Residential  Funding  Corporation or the designated seller, as applicable.
Residential  Funding  Corporation or the designated  seller, as the case may be, on behalf of the depositor or a designated  third party,  will normally review only a limited portion of the loans in any  delivery  from  the  related  seller  for  conformity  with the  applicable  underwriting standards.  A portion of loans may be  purchased  from sellers who may  represent  that the loans were originated under underwriting  standards  acceptable to Residential  Funding  Corporation or the designated  seller.  Loans  purchased  under  Residential  Funding  Corporation's  negotiated conduit asset program are not typically purchased pursuant to master commitments.

        The level of review by Residential  Funding  Corporation,  if any, will vary depending on several factors,  including its experience with the seller.  Residential Funding Corporation,  on behalf of the  depositor,  typically  will review a sample of the loans  purchased by Residential
Funding   Corporation  for  conformity  with  Residential  Funding   Corporation's   underwriting
standards or applicable  underwriting  standards specified in this prospectus or the accompanying prospectus  supplement,  and to assess the  likelihood  of repayment of the loan from the various sources  for such  repayment,  including  the  borrower,  the  mortgaged  property,  and  primary mortgage  insurance,  if any. Such  underwriting  reviews will  generally  not be conducted  with respect  to any  individual  mortgage  pool  related  to a series  of  securities.  In  reviewing seasoned  loans,  or loans  that  have been  outstanding  for more  than 12  months,  Residential
Funding  Corporation  may take  into  consideration,  in  addition  to or in lieu of the  factors described  above,  the  borrower's  actual  payment  history in  assessing a  borrower's  current ability to make payments on the loan. In addition,  Residential  Funding  Corporation may conduct additional procedures to assess the current value of the mortgaged  properties.  Those procedures may  consist of  statistical  valuations,  drive-by  appraisals  or real  estate  broker's  price opinions.  The  depositor  may also  consider a  specific  area's  housing  value  trends.  These alternative  valuation  methods  may  not  be as  reliable  as the  type  of  borrower  financial information  or  appraisals  that are  typically  obtained at  origination.  In its  underwriting analysis,  Residential  Funding  Corporation may also consider the applicable Credit Score of the related  borrower  used in  connection  with the  origination  or  acquisition  of the  loan,  as determined  based on a credit  scoring model  acceptable to the  depositor.  Residential  Funding
Corporation  will not undertake any review of loans sold to the depositor in a Designated  Seller
Transaction.

        Mixed-Use and Multifamily Underwriting Standards

        The   underwriting   standards   applicable  to  Mixed-Use   Properties  and  multifamily
residential rental properties will be described in the accompanying prospectus supplement.

        Automated Underwriting

        In recent years, the use of automated  underwriting systems has become commonplace in the residential  mortgage  market.  In general,  these  systems are  programmed to review most of the information that is set forth in Residential  Funding  Corporation's  underwriting  criteria that is necessary to satisfy each underwriting program.

        In some cases,  Residential Funding Corporation enters the information into the automated underwriting  system using the documentation  delivered to Residential Funding Corporation by the seller.  In  other  cases,  the  seller  enters  the  information  directly  into  the  automated underwriting  system. If a seller enters the information,  Residential  Funding  Corporation will verify  that the  information  relating  to the  underwriting  criteria  that it  considers  most important accurately reflects the information contained in the underwriting documentation.

        Because an automated  underwriting  system will only consider the information  that it is programmed  to review,  which may be more limited than the  information  that could be considered in the course of a manual  review,  some  mortgage  loans may be approved by an automated  system that would have been rejected  through a manual review.  In addition,  there could be programming inconsistencies  between  an  automated  underwriting  system  and  the  applicable  underwriting criteria,  which could in turn be applied to  numerous  mortgage  loans that the system  reviews.
We cannot assure you that an automated  underwriting  review will in all cases result in the same determination  as a manual review with respect to whether a mortgage loan  satisfies  Residential
Funding Corporation's underwriting criteria.

        Any automated  underwriting system utilized by a designated seller for a material portion of the  loans  in the  related  loan  pool  will  be  described  in the  accompanying  prospectus supplement.

The Negotiated Conduit Asset Program

        Some of the  loans  included  in a trust  may have  been  acquired  and  evaluated  under
Residential  Funding  Corporation's  negotiated  conduit asset program.  The  negotiated  conduit asset program allows for loans with document deficiencies,  program violations,  unusual property types,  seasoned  loans,  delinquent  loans,  and  loans not  eligible  for  Residential  Funding
Corporation's  other  programs.  In most cases,  the negotiated  conduit asset program loans fall into three categories: Portfolio Programs, Program Exceptions and Seasoned Loans.

        Portfolio  Programs:  These loans are  originated  by various  originators  for their own mortgage  loan  portfolio  and  not  under  any of  Residential  Funding  Corporation's  standard programs or any other  secondary  market  program.  Typically,  these loans are originated  under programs  offered  by  financial  depository  institutions  that were  designed  to  provide  the financial institution with a competitive  origination  advantage.  This is achieved by permitting loan  terms  and  underwriting  criteria  that did not  conform  with  typical  secondary  market standards,  with the intention  that these loans would be held in the  originating  institution's portfolio  rather than sold in the  secondary  market.  However,  for various  reasons  including
merger  or  acquisition  or  other   financial   considerations   specific  to  the   originating
institution,  that  institution  may offer the loans for sale, and the loans are then acquired by
Residential Funding Corporation in the secondary market.

        Program  Exceptions:  These loans are  originated  for sale in the secondary  market with the  intention  that the loans will meet the criteria and  underwriting  guidelines of a standard loan purchase  program of Residential  Funding  Corporation,  Fannie Mae, Freddie Mac, or another secondary  market  participant.  However,  after  origination it may be determined that the loans do not meet the  requirements of the intended  program for any of a number of reasons,  including the failure to reach required  loan-to-value  ratios,  debt-to-income ratios or credit scores, or because the mortgage file has document deficiencies.

        Seasoned Loans: These loans are acquired by Residential  Funding  Corporation through the exercise of a right to  repurchase  loans in a pool  previously  securitized  by the depositor or any of its  affiliates,  or are other  seasoned  loans.  In most cases,  these loans are seasoned longer than twelve  months.  Due to the length of time since  origination,  no  assurance  can be given as to whether such loans will conform with current  underwriting  criteria or documentation requirements.  Although at origination  some of the loans may have been purchased  through one of
Residential Funding Corporation's  standard loan purchase programs,  seasoned loans are typically not  purchased  through  these  programs  because  these  programs  require  current  information regarding the mortgagor's credit and the property value.

        Evaluation  Standards  for  Negotiated  Conduit  Asset  Program  Loans:  Most  negotiated conduit  asset  program  loans are  evaluated by  Residential  Funding  Corporation  to determine whether the  characteristics  of the loan,  the  borrower and the  collateral,  taken as a whole, represent a prudent lending risk. The factors considered include:

o       the mortgage loan's payment terms and characteristics;

o       the borrower's credit score;

o       the value of the  mortgaged  property,  which may be  estimated  using a  broker's  price opinion or a statistical valuation;

o       the credit and legal documentation associated with the loan;

o       the seasoning of the loan;

o       an evaluation of the financial capacity,  eligibility and experience of the seller and/or servicer of the loan; and

o       the representations and warranties made by the seller.

        In most cases,  Residential  Funding  Corporation orders an updated credit score for each loan reviewed.  For seasoned loans,  an updated credit score is ordered for the primary  borrower as  reported on the tape data or loan file  submitted  by the seller.  Periodic  quality  control reviews are performed.  In addition,  statistical  property  valuations  and drive-by  appraisals may be used, or a review may be done of the original appraisal.

        Many of the negotiated conduit asset program loans include  characteristics  representing underwriting  deficiencies  as compared to other  mortgage  loans  originated in compliance  with standard  origination  programs for the  secondary  mortgage  market.  In  addition,  some of the mortgaged  properties  for these  loans are not  typically  permitted  in the  secondary  market, including mixed-use  properties,  incomplete  properties,  properties with deferred  maintenance, and properties with excess acreage.

        The  negotiated   conduit  asset  program  loans  may  have  missing  or  defective  loan documentation.  Neither  Residential  Funding  Corporation  nor the seller will be  obligated  to repurchase  a  negotiated  conduit  asset  program  loan  because of such  missing  or  defective documentation  unless the omission or defect materially  interferes with the servicer's or master servicer's ability to foreclose on the related mortgaged property.

                                  DESCRIPTION OF THE SECURITIES
General

        The  securities  will be issued  in  series.  Each  series  of  certificates  or, in some instances,  two or more series of  certificates,  will be issued  under a pooling  and  servicing agreement  or, in the case of  certificates  backed by  private  securities,  a trust  agreement, similar  to one of the  forms  filed  as an  exhibit  to the  registration  statement  under  the
Securities  Act of 1933, as amended,  for the  certificates  of which this  prospectus is a part.
Each series of notes will be issued under an indenture  between the related  trust and the entity named in the accompanying  prospectus  supplement as indenture  trustee for the series. A form of indenture has been filed as an exhibit to the  registration  statement  under the  Securities Act of 1933,  as amended,  for the notes of which this  prospectus  forms a part. In the case of each series of notes,  the  depositor,  the  related  trust and the entity  named in the  accompanying prospectus  supplement  as master  servicer  for the series will enter into a separate  servicing agreement.  Each pooling and servicing  agreement,  trust  agreement,  servicing  agreement,  and indenture  will be filed with the  Securities  and  Exchange  Commission  as an exhibit to a Form
8-K. The following  summaries  (together with additional  summaries under "The Agreements" below)
describe  all  material  terms  and  provisions   relating  to  the  securities  common  to  each
agreement.  All  references  to an  "agreement"  and  any  discussion  of the  provisions  of any agreement applies to pooling and servicing  agreements,  trust agreements,  servicing  agreements and  indentures,  as applicable.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the  provisions of related  agreement for each trust and the accompanying prospectus supplement.

        Each series of securities may consist of any one or a combination of the following  types of securities:

Accretion Directed                                     A class that receives  principal payments from
                                                       the accreted  interest from specified  accrual
                                                       classes.  An  accretion  directed  class  also
                                                       may receive principal  payments from principal
                                                       paid on the underlying pool of assets.
Accrual                                                A class  that  accretes  the amount of accrued
                                                       interest   otherwise   distributable   on  the
                                                       class,   which   amount   will  be   added  as
                                                       principal  to  the  principal  balance  of the
                                                       class on each  applicable  distribution  date.
                                                       The   accretion   may   continue   until  some
                                                       specified  event  has  occurred  or until  the
                                                       accrual class is retired.
Companion                                              A class that  receives  principal  payments on
                                                       any   distribution   date  only  if  scheduled
                                                       payments  have been made on specified  planned
                                                       principal classes,  targeted principal classes
                                                       or scheduled principal classes.
Component                                              A  class  consisting  of   "components."   The
                                                       components    of   a   class   of    component
                                                       certificates may have different  principal and
                                                       interest payment  characteristics but together
                                                       constitute a single class.  Each  component of
                                                       a  class  of  component  certificates  may  be
                                                       identified  as falling into one or more of the
                                                       categories.
Fixed Rate                                             A class  with an  interest  rate that is fixed
                                                       throughout the life of the class.
Floating Rate                                          A class  with an  interest  rate  that  resets
                                                       periodically  based  upon a  designated  index
                                                       and that varies  directly  with changes in the
                                                       index.
Interest Only                                          A  class  having  no  principal   balance  and
                                                       bearing   interest  on  the  related  notional
                                                       amount.   The  notional  amount  is  used  for
                                                       purposes  of  the  determination  of  interest
                                                       distributions.
Inverse Floating Rate                                  A class  with an  interest  rate  that  resets
                                                       periodically  based  upon a  designated  index
                                                       and that varies  inversely with changes in the
                                                       index.
Lockout                                                A  class   that,   for  the   period  of  time
                                                       specified    in   the    related    prospectus
                                                       supplement,  generally  will not  receive  (in
                                                       other words,  is locked out of)  (1) principal
                                                       prepayments on the  underlying  pool of assets
                                                       that are allocated  disproportionately  to the
                                                       senior  certificates  because of the  shifting
                                                       interest  structure of the certificates in the
                                                       trust and/or (2) scheduled  principal payments
                                                       on  the   underlying   pool  of   assets,   as
                                                       specified    in   the    related    prospectus
                                                       supplement.  During the lock-out  period,  the
                                                       portion of the principal  distributions on the
                                                       underlying  pool of  assets  that the  lockout
                                                       class is locked out of will be  distributed to
                                                       the other classes of senior certificates.
Partial Accrual                                        A class that  accretes a portion of the amount
                                                       of accrued  interest on it,  which amount will
                                                       be  added  to  the  principal  balance  of the
                                                       class on each  applicable  distribution  date,
                                                       with the remainder of the accrued  interest to
                                                       be  distributed  currently  as interest on the
                                                       class.  The  accretion  may  continue  until a
                                                       specified  event  has  occurred  or until  the
                                                       partial accrual class is retired.
Principal Only                                         A class  that  does not bear  interest  and is
                                                       entitled  to  receive  only  distributions  of
                                                       principal.
Planned Principal or PACs                              A class that is designed to receive  principal
                                                       payments  using  a   predetermined   principal
                                                       balance   schedule  derived  by  assuming  two
                                                       constant  prepayment  rates for the underlying
                                                       pool  of  assets.  These  two  rates  are  the
                                                       endpoints for the "structuring  range" for the
                                                       planned    principal    class.   The   planned
                                                       principal    classes    in   any   series   of
                                                       certificates  may be subdivided into different
                                                       categories  (e.g.,  primary planned  principal
                                                       classes,  secondary  planned principal classes
                                                       and  so  forth)  having  different   effective
                                                       structuring  ranges  and  different  principal
                                                       payment  priorities.   The  structuring  range
                                                       for the secondary  planned  principal class of
                                                       a  series  of  certificates  will be  narrower
                                                       than that for the  primary  planned  principal
                                                       class of the series.
Scheduled Principal                                    A class that is designed to receive  principal
                                                       payments  using  a   predetermined   principal
                                                       balance  schedule but is not  designated  as a
                                                       planned principal class or targeted  principal
                                                       class.   In  many  cases,   the   schedule  is
                                                       derived by assuming  two  constant  prepayment
                                                       rates  for  the  underlying  pool  of  assets.
                                                       These  two  rates  are the  endpoints  for the
                                                       "structuring    range"   for   the   scheduled
                                                       principal class.
Senior Support                                         A  class  that  absorbs  the  realized  losses
                                                       other than excess losses that would  otherwise
                                                       be  allocated  to a super  senior  class after
                                                       the    related    classes   of    subordinated
                                                       certificates are no longer outstanding.
Sequential Pay                                         Classes that receive  principal  payments in a
                                                       prescribed   sequence,   that   do  not   have
                                                       predetermined  principal balance schedules and
                                                       that under all circumstances  receive payments
                                                       of  principal   continuously  from  the  first
                                                       distribution   date  on  which  they   receive
                                                       principal  until  they are  retired.  A single
                                                       class that receives  principal payments before
                                                       or after all other  classes in the same series
                                                       of security may be  identified as a sequential
                                                       pay class.
Super Senior                                           A class  that will not bear its  proportionate
                                                       share of  realized  losses  (other than excess
                                                       losses)  as its share is  directed  to another
                                                       class,  referred  to as  the  "senior  support
                                                       class" until the class certificate  balance of
                                                       the support class is reduced to zero.
Targeted Principal or TACs                             A class that is designed to receive  principal
                                                       payments  using  a   predetermined   principal
                                                       balance  schedule derived by assuming a single
                                                       constant  prepayment  rate for the  underlying
                                                       pool of assets.
Variable Rate                                          A class  with an  interest  rate  that  resets
                                                       periodically  and is  calculated  by reference
                                                       to the rate or rates  of  interest  applicable
                                                       to specified assets or instruments  (e.g., the
                                                       mortgage   rates   borne  by  the   underlying
                                                       mortgage loans).
        Credit  support  for each  series  of  securities  may be  provided  by a  mortgage  pool insurance policy,  mortgage insurance policy,  special hazard insurance policy,  bankruptcy bond, letter of credit,  purchase  obligation,  reserve fund, any uncertificated  interest in the trust assets,  overcollateralization,  financial guaranty insurance policy, derivative products, surety bond or other credit  enhancement as described under  "Description of Credit  Enhancement," or by the  subordination  of one or more classes of  securities  as  described  under  "Description  of
Credit Enhancement-Subordination" or by any combination of the foregoing.

Form of Securities

        As specified in the  accompanying  prospectus  supplement,  the securities of each series will be issued  either as  physical  securities  or in  book-entry  form.  If issued as  physical securities,  the securities will be in fully registered form only in the denominations  specified in the  accompanying  prospectus  supplement,  and will be transferable  and  exchangeable at the corporate trust office of the certificate registrar or note registrar,  as applicable,  appointed under the related  pooling and servicing  agreement or indenture to register the  securities.  No service charge will be made for any  registration of exchange or transfer of securities,  but the trustee may require  payment of a sum sufficient to cover any tax or other  governmental  charge.
The term  securityholder  or holder refers to the entity whose name appears on the records of the security  registrar  or,  if  applicable,  a  transfer  agent,  as the  registered  holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

        If issued in book-entry  form,  the classes of a series of  securities  will be initially issued through the  book-entry  facilities of The  Depository  Trust  Company,  or DTC. No global security  representing  book-entry  securities may be  transferred  except as a whole by DTC to a nominee of DTC,  or by a nominee of DTC to another  nominee of DTC.  DTC or its  nominee  will be the only registered  holder of the securities and will be considered the sole  representative  of the beneficial owners of securities for all purposes.

        The  registration  of the  global  securities  in the name of Cede & Co.  will not affect
beneficial  ownership  and  is  performed  merely  to  facilitate   subsequent   transfers.   The
book-entry  system  is also  used  because  it  eliminates  the need  for  physical  movement  of securities.  The  laws of some  jurisdictions,  however,  may  require  some  purchasers  to take physical  delivery of their  securities in definitive  form. These laws may impair the ability to own or transfer book-entry securities.

        Purchasers of securities in the  placecountry-regionUnited  States may hold  interests in the global securities  through DTC, either directly,  if they are participants in that system, or otherwise  indirectly  through a participant in DTC.  Purchasers of securities in Europe may hold interests in the global securities  through  placeCityClearstream,  country-regionLuxembourg,  or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

        Because DTC will be the only registered owner of the global securities,  CityClearstream,
country-regionLuxembourg   and  Euroclear   will  hold   positions   through   their   respective
placecountry-regionU.S. depositories, which in turn will hold positions on the books of DTC.

        DTC is a  limited-purpose  trust  company  organized  under  the  laws  of the  State  of
placeStateNew  York, which holds securities for its DTC  participants,  which include  securities brokers and dealers,  banks,  trust  companies and clearing  corporations.  DTC together with the
Clearstream  and  Euroclear  System  participating  organizations  facilitates  the clearance and
settlement  of  securities   transactions  between  participants  through  electronic  book-entry changes in the  accounts  of  participants.  Other  institutions  that are not  participants  but
indirect   participants   which  clear  through  or  maintain  a  custodial   relationship   with
participants have indirect access to DTC's clearance system.

        No  beneficial  owner in an  interest  in any  book-entry  security  will be  entitled to receive a security  representing  that interest in registered,  certificated  form, unless either
(i) DTC  ceases  to act as  depository  for  that  security  and a  successor  depository  is not obtained,  or (ii) the depositor  notifies DTC of its intent to terminate the  book-entry  system and, upon receipt of a notice of intent from DTC, the participants  holding beneficial  interests in the  book-entry  securities  agree to initiate a  termination.  Upon the  occurrence of one of the  foregoing  events,  the trustee is required to notify,  through DTC,  participants  who have ownership of DTC  registered  securities  as indicated on the records of DTC of the  availability of  definitive  securities  for their DTC  registered  securities.  Upon  surrender by DTC of the
definitive   securities   representing  the  DTC  registered   securities  and  upon  receipt  of
instructions  from  DTC  for  re-registration,  the  trustee  will  reissue  the  DTC  registered securities  as  definitive  securities  issued  in the  respective  principal  amounts  owned  by individual  beneficial  owners, and thereafter the trustee and the master servicer will recognize the holders of the  definitive  securities  as  securityholders  under the pooling and  servicing agreement or indenture, as applicable.

        Because of time zone  differences,  the securities  account of a Clearstream or Euroclear
System  participant as a result of a transaction with a DTC participant,  other than a depositary holding on behalf of  Clearstream  or  Euroclear  System,  will be credited  during a  subsequent securities  settlement  processing day, which must be a business day for Clearstream or Euroclear
System,  as the case may be,  immediately  following  the DTC  settlement  date.  Credits  or any transactions  in  those  securities  settled  during  this  processing  will be  reported  to the relevant  Euroclear  System  participant or Clearstream  participants  on that business day. Cash received in  Clearstream  or Euroclear  System as a result of sales of securities by or through a
Clearstream  participant or Euroclear  System  participant to a DTC  participant,  other than the depositary  for  Clearstream  or  Euroclear  System,  will  be  received  with  value  on the DTC settlement  date,  but will be  available in the relevant  Clearstream  or Euroclear  System cash account only as of the business day following settlement in DTC.

        Transfers  between  participants  will  occur in  accordance  with DTC  rules.  Transfers between  Clearstream  participants  and Euroclear  System  participants  will occur in accordance with their respective rules and operating procedures.

        Cross-market  transfers  between persons holding  directly or indirectly  through DTC, on the one hand, and directly or indirectly  through  Clearstream  participants or Euroclear  System participants,  on the other,  will be effected in DTC in  accordance  with DTC rules on behalf of the relevant European international  clearing system by the relevant  depositaries;  however, the cross-market  transactions  will  require  delivery  of  instructions  to the  relevant  European international  clearing  system by the  counterparty  in that system in accordance with its rules and procedures and within its  established  deadlines  defined with respect to European time. The relevant  European  international  clearing system will, if the transaction  meets its settlement requirements,  deliver  instructions to its depositary to take action to effect final  settlement on its behalf by  delivering or receiving  securities in DTC, and making or receiving  payment in accordance with normal  procedures for same day funds settlement  applicable to DTC.  Clearstream participants  and Euroclear  System  participants  may not deliver  instructions  directly to the depositaries.

        Clearstream,  as a  professional  depository,  holds  securities  for  its  participating organizations  and  facilitates the clearance and settlement of securities  transactions  between
Clearstream  participants  through  electronic  book-entry  changes in  accounts  of  Clearstream
participants,   thereby  eliminating  the  need  for  physical  movement  of  securities.   As  a
professional  depository,  Clearstream  is  subject  to  regulation  by the  Luxembourg  Monetary
Institute.

        Euroclear  System was created to hold securities for participants of Euroclear System and to clear and settle  transactions  between  Euroclear System  participants  through  simultaneous electronic  book-entry  delivery  against  payment,  thereby  eliminating  the need for  physical movement of securities and any risk from lack of  simultaneous  transfers of securities and cash.
The Euroclear  System  operator is Euroclear  Bank  S.A./N.V.,  under contract with the clearance cooperative,  Euroclear System Clearance Systems S.C., a Belgian  co-operative  corporation.  All operations are conducted by the Euroclear  System operator,  and all Euroclear System  securities clearance  accounts and Euroclear  System cash  accounts are accounts  with the Euroclear  System operator, not the clearance cooperative.

        The clearance cooperative  establishes policy for Euroclear System on behalf of Euroclear
System  participants.  Securities  clearance accounts and cash accounts with the Euroclear System operator  are governed by the terms and  conditions  Governing  Use of  Euroclear  System and the related  operating  procedures of the Euroclear System and applicable  Belgian law. The terms and conditions  govern  transfers of securities  and cash within  Euroclear  System,  withdrawals  of securities and cash from Euroclear  System,  and receipts of payments for securities in Euroclear
System.  All securities in Euroclear  System are held on a fungible basis without  attribution of specific securities to specific securities clearance accounts.

        Distributions  on the book-entry  securities will be forwarded by the trustee to DTC, and
DTC will be responsible  for forwarding  those  payments to  participants,  each of which will be responsible  for  disbursing  the  payments  to  the  beneficial  owners  it  represents  or,  if applicable,  to indirect  participants.  Accordingly,  beneficial owners may experience delays in the  receipt of payments  relating to their  securities.  Under DTC's  procedures,  DTC will take actions  permitted  to be taken by  holders  of any  class of  book-entry  securities  under  the related  agreement  only at the  direction  of one or more  participants  to  whose  account  the book-entry  securities  are  credited  and whose  aggregate  holdings  represent no less than any minimum  amount  of  percentage  interests  or  voting  rights  required  therefor.  DTC may take conflicting  actions  for  any  action  of  securityholders  of  any  class  to the  extent  that participants  authorize those actions. None of the master servicer,  the servicer, the depositor, the trustee or any of their respective  affiliates has undertaken any  responsibility  or assumed any  responsibility  for any aspect of the records  relating  to or  payments  made on account of beneficial ownership interests in the book-entry securities,  or for maintaining,  supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Loans

        At the time of issuance of a series of  securities,  the  depositor  will cause the loans and any other  assets  included  in the  related  trust to be  assigned  without  recourse to the trustee  or owner  trustee  or its  nominee,  which  may be the  custodian,  together  with,  all principal  and  interest  received  on the  trust  assets  after the last day of the month of the cut-off  date,  but not  including  principal  and  interest  due on or  before  such date or any
Excluded  Spread.  Each loan will be  identified  in a  schedule  appearing  as an exhibit to the related  agreement.  Each schedule of loans will include,  among other things,  information as to the  principal  balance of each loan as of the cut-off date,  as well as  information  respecting the loan rate, the currently  scheduled  monthly payment of principal and interest,  the maturity of the  mortgage  note and the LTV ratio or  combined  LTV ratio and junior  mortgage  ratio,  as applicable, at origination or modification.

        If stated in the accompanying prospectus supplement,  and in accordance with the rules of membership of MERSCORP,  Inc. and/or Mortgage Electronic  Registration  Systems,  Inc. or, MERS®,
assignments  of  mortgages  for  any  trust  asset  in  the  related  trust  will  be  registered electronically  through Mortgage  Electronic  Registration  Systems,  Inc., or MERS® System.  For
trust  assets  registered  through the MERS®  System,  MERS® shall serve as  mortgagee  of record solely as a nominee in an  administrative  capacity  on behalf of the  trustee and shall not have any interest in any of those trust assets.

        The depositor  will, as to each mortgage loan other than mortgage  loans  underlying  any mortgage  securities,  deliver to the  trustee or to the  custodian,  the  mortgage  note and any modification or amendment  thereto  endorsed  without recourse either in blank or to the order of the  trustee  or its  nominee.  In  addition,  except  as  provided  below  for  some  series  of securities  backed by Trust Balances of revolving  credit loans,  the depositor  will, as to each loan  that is a trust  asset,  deliver  to an entity  specified  in the  accompanying  prospectus supplement,  which may be the  sponsor,  the  servicer,  the  master  servicer,  the  trustee,  a custodian or another  entity  appointed by the trustee,  a set of the remaining  legal  documents relating to each loan that are in  possession  of the  depositor.  Depending on the type of trust asset, the legal documents may include the following, as applicable:

o       the  mortgage,  except for any mortgage not returned  from the public  recording  office, with evidence of recording  indicated  thereon or a copy of the mortgage with evidence of  recording  indicated  thereon  or, in the case of a  Cooperative  Loan or a Mexico
           Loan, the respective security agreements and any applicable UCC financing statements;

o       an  assignment  in  recordable  form of the  mortgage,  except in the case of a  mortgage registered  with  MERS®,  or a copy of such  assignment  with  evidence  of  recording indicated  thereon  or,  for a  Cooperative  Loan,  an  assignment  of the  respective security agreements,  any applicable  financing  statements,  recognition  agreements, relevant stock  certificates,  related blank stock powers and the related  proprietary leases or occupancy  agreements  and, for a mixed-use  mortgage  loan and  multifamily mortgage  loan,  the  assignment  of leases,  rents and profits,  if separate from the mortgage,  and an  executed  reassignment  of the  assignment  of  leases,  rents  and profits  and,  with  respect  to a  Mexico  Loan,  an  assignment  of  the  borrower's beneficial interest in the Mexican trust;

o       if applicable,  any riders or  modifications  to the mortgage note and mortgage or a copy of any riders or  modifications  to the mortgage note and mortgage,  together with any other documents at such times as described in the related agreement; and

o       if applicable,  the original contract and copies of documents and instruments  related to each  contract  and,  other  than in the case of  unsecured  contracts,  the  security interest in the property securing the related contract.
        Assignments of the loans,  including  contracts  secured by liens on mortgaged  property, will be recorded in the appropriate  public  recording  office,  except for mortgages  registered with  MERS® or in states  where,  in the  opinion  of  counsel  acceptable  to the  trustee,  the recording is not required to protect the  trustee's  interests in the loans  against the claim of any  subsequent  transferee or any successor to or creditor of the depositor or the originator of the loans,  or where failure to record  assignments  will not adversely  affect the rating of the securities by any rating agency.  The assignments may be blanket  assignments  covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

        If so  provided in the  accompanying  prospectus  supplement,  the  depositor  may not be required to deliver  one or more of the related  documents  if any of the  documents  are missing from the files of the party  from whom the loans  were  purchased.  For  example,  in the case of loans purchased under Residential  Funding  Corporation's  negotiated conduit asset program,  the depositor  will not be required to deliver  documentation  that was missing from the files of the seller.

        In the case of contracts,  the depositor,  the master servicer or the servicer will cause a financing  statement  to be executed by the  depositor  identifying  the trustee as the secured party  and  identifying  all  contracts  as  collateral.  However,  the  accompanying  prospectus supplement  will  specify  whether  the  contracts  will not be  stamped or  otherwise  marked to reflect  their  assignment  from the  depositor to the trust and no recordings or filings will be made in the  jurisdictions  in which the  manufactured  homes are  located.  See  "Certain  Legal
Aspects of the Loans -The Manufactured Housing Contracts" and "-The Home Improvement Contracts."

        Any mortgage for a loan secured by mortgaged  property  located in placePuerto  Rico will be either a Direct  Puerto  Rico  Mortgage or an  Endorsable  Puerto  Rico  Mortgage.  Endorsable
Puerto  Rico  Mortgages  do not require an  assignment  to transfer  the  related  lien.  Rather, transfer of those mortgages  follows an effective  endorsement of the related  mortgage note and, therefore,  delivery of the  assignment  referred to in the fifth  preceding  paragraph  would be inapplicable.  Direct Puerto Rico  Mortgages,  however,  require an assignment to be recorded for any transfer of the related  lien and the  assignment  would be  delivered  to the  sponsor,  the servicer, the master servicer, the trustee, or the custodian, as applicable.

        If, for any loan  including  any contract  secured by a lien on mortgaged  property,  the depositor  cannot  deliver the mortgage or any  assignment  with  evidence of  recording  thereon concurrently  with the execution and delivery of the related  agreement because of a delay caused by the public  recording  office or a delay in the receipt of  information  necessary  to prepare the related assignment,  the depositor will deliver or cause to be delivered to the sponsor,  the servicer,  the master  servicer,  the  trustee or the  custodian,  as  applicable,  a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor,  the servicer,  the master  servicer,  the trustee or the custodian,  as applicable,  such mortgage or assignment  with evidence of recording  indicated  thereon after receipt  thereof from the public recording office or from the related master servicer or servicer.

        In most cases,  the trustee or the  custodian,  as  applicable,  will review the mortgage notes  delivered to it within 90 days after  receipt.  If any such  mortgage  note is found to be defective in any material  respect,  the trustee or the custodian,  as  applicable,  shall notify the master servicer or servicer and the depositor,  and the master servicer,  the servicer or the trustee  shall  notify the seller,  including a  designated  seller.  Other than with  respect to loans purchased  under  Residential  Funding  Corporation's  negotiated  conduit asset program or other loans as specified in the  accompanying  prospectus  supplement,  if the seller cannot cure the defect  within 60 days,  or within  the other  period  specified  in the  related  prospectus supplement,  after  notice of the defect is given to the seller,  the seller is required  to, not later  than 90 days after  such  notice,  or within the other  period  specified  in the  related prospectus  supplement,  either  repurchase the related loan or any property  acquired in respect of it from the trustee or, if permitted,  substitute for that loan a new loan in accordance  with the standards described in this prospectus.  The accompanying  prospectus supplement will specify whether the  purchase  price for any loan will be equal to the  principal  balance  thereof as of the  date of  purchase  plus  accrued  and  unpaid  interest  less  the  amount,  expressed  as a percentage  per annum,  payable for  servicing or  administrative  compensation  and the Excluded
Spread,  if any. There can be no assurance that the applicable  seller or designated  seller will fulfill its  obligation  to purchase or  substitute  any loan as described  above.  In most cases only the seller or the  designated  seller,  and not  Residential  Funding  Corporation,  will be obligated to repurchase a loan for a material  defect in a constituent  document.  The obligation
to  repurchase  or  substitute  for  a  loan   constitutes  the  sole  remedy  available  to  the
securityholder  or the trustee for a material defect in a constituent  document.  Any loan not so purchased or substituted for shall remain in the related trust.

        For any series of securities  backed by Trust  Balances of revolving  credit  loans,  the foregoing  documents  in most  cases  will have been  delivered  to an  entity  specified  in the accompanying  prospectus  supplement,  which may be the trustee,  a custodian  or another  entity appointed  by the  trustee.  That  entity  shall  hold  those  documents  as or on  behalf of the trustee for the benefit of the  securityholders,  for the Trust Balances  thereof,  and on behalf of any other applicable  entity for any Excluded Balance thereof,  as their respective  interests may appear.  In those  cases,  the review of the related  documents  need not be  performed  if a similar  review  has  previously  been  performed  by the entity  holding  the  documents  for an
Excluded Balance and such review covered all documentation for any Trust Balance.

        Under some  circumstances,  as to any series of  securities,  the  depositor may have the option to  repurchase  trust  assets  from the trust for cash,  or in  exchange  for other  trust assets or Permitted Investments.  Alternatively,  for any series of securities secured by private securities,  the  depositor  may have the right to  repurchase  loans from the entity that issued the private securities.  All provisions relating to these optional repurchase  provisions will be described in the accompanying prospectus supplement.

Representations With Respect to Loans

        Except in the case of a Designated Seller  Transaction,  all of the  representations  and warranties  of a seller  relating  to a trust  asset  will have been made as of the date on which the related seller sold the trust asset to the depositor,  Residential Funding Corporation,  GMAC
Mortgage  Corporation  or  one  of  their  affiliates  or the  date  that  the  trust  asset  was originated.  In a Designated Seller  Transaction,  the Designated Seller would make substantially the  same  representations  and  warranties,  which  are not  expected  to  vary in any  material respect.  The date as of which the  representations  and warranties were made typically will be a date prior to the date of issuance of the related  series of  securities.  A  substantial  period of time may elapse  between the date as of which the  representations  and  warranties  were made and  the  date  of  issuance  of the  related  series  of  securities.  The  seller's  repurchase obligation  if  any,  or,  if  specified  in  the  accompanying  prospectus  supplement,  limited substitution  option,  will not arise if,  after the sale of the related  trust  asset,  an event occurs  that would have given rise to such an  obligation  had the event  occurred  prior to that period.

        Except in the case of (i) a Designated  Seller  Transaction,  (ii) loans  acquired  under
Residential  Funding  Corporation's  negotiated conduit asset program,  or (iii) loans underlying any  private  securities,  for any loan,  in most cases,  Residential  Funding  Corporation  will provided all of the  representations  and warranties  required by the applicable rating agency or agencies.  Residential Funding Corporation generally will represent and warrant that:

o       as of the cut-off date, the  information  set forth in a listing of the related loans was true and correct in all material respects;

o       to the best of Residential  Funding  Corporation's  knowledge,  if required by applicable underwriting  standards  or unless  otherwise  stated in the  accompanying  prospectus supplement,  each  loan  that is  secured  by a first  lien on the  related  mortgaged property is the subject of a primary insurance policy;

o       Residential  Funding  Corporation  had good title to the loan and the loan is not subject
           to  offsets,   defenses  or  counterclaims   except  as  may  be  provided  under  the
           Servicemembers  Civil  Relief  Act,  or  Relief  Act,  and  except  for  any  buy-down agreement for a Buy-Down Loan;

o       to the best of Residential Funding  Corporation's  knowledge,  each mortgaged property is free of material damage and is in good repair;

o       each loan complied in all material respects with all applicable local,  state and federal laws at the time of origination;

o       to the best of Residential Funding  Corporation's  knowledge,  there is no delinquent tax or assessment lien against the related mortgaged property; and

o       to the  best  of  Residential  Funding  Corporation's  knowledge,  any  home  improvement contract  that is  partially  insured  by the FHA  under  Title  I was  originated  in
           accordance  with  applicable  FHA  regulations  and  is  insured,   without   set-off,
           surcharge or defense by the FHA.

To the extent described in the accompanying  prospectus  supplement,  enforcement of any remedies for a breach of a representation and warranty may be limited to a specific period of time.

        In addition,  except in the case of a Designated Seller Transaction,  Residential Funding
Corporation  will be  obligated  to  repurchase  or  substitute  for any  loan as to  which it is discovered  that the related  mortgage  does not create a valid lien having at least the priority represented  and warranted in the related  agreement on or, in the case of a Cooperative  Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

o       liens of real property taxes and assessments not yet due and payable;

o       covenants,  conditions and  restrictions,  rights of way,  easements and other matters of public  record  as of the  date  of  recording  of such  mortgage  and  certain  other permissible title exceptions;

o       liens of any  senior  mortgages,  in the case of loans  secured  by  junior  liens on the related mortgaged property; and

o       other  encumbrances to which like properties are commonly  subject that do not materially adversely  affect  the  value,  use,  enjoyment  or  marketability  of  the  mortgaged property.

        Sellers will typically make certain limited  representations  and warranties with respect to the trust assets that they sell.  However,  trust assets  purchased from certain  unaffiliated sellers may be purchased with very limited or no  representations  and  warranties.  In addition, unless provided in the accompanying  prospectus  supplement,  the  representations and warranties of the seller  will not be  assigned to the trustee for the benefit of the holders of the related series of  securities,  and  therefore  a breach of the  representations  and  warranties  of the seller, in most cases, will not be enforceable on behalf of the trust.

Repurchases of Loans

        If a designated  seller or Residential  Funding  Corporation  cannot cure a breach of any representation  or  warranty  made by it  relating  to any  loan,  or if a seller  cannot  cure a breach of any  representation  or warranty  made by it that is  assigned to the trust,  within 90 days  after  notice  from the  master  servicer,  the  servicer  or the  trustee,  and the breach materially  and  adversely  affects  the  interests  of  the  securityholders  in the  loan,  the designated  seller,  Residential  Funding  Corporation or the seller, as the case may be, will be obligated to purchase the loan.  The purchase  price for any loan will be equal to the  principal balance  thereof as of the date of purchase  plus  accrued and unpaid  interest  less the amount, expressed as a percentage per annum,  payable for servicing or  administrative  compensation  and the Excluded  Spread,  if any. In certain  limited cases,  a substitution  may be made in lieu of such repurchase obligation. See "-Limited Right of Substitution" below.

        Because the listing of the related loan in most cases contains  information  for the loan as of the cut-off date, prepayments and, in certain limited  circumstances,  modifications to the interest  rate and  principal  and  interest  payments  may have been made for one or more of the related  loans  between the  cut-off  date and the  closing  date.  No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

        In addition,  the accompanying  prospectus supplement will specify whether the loan files for  certain of the loans may be missing  the  original  executed  mortgage  notes as a result of being lost,  misfiled,  misplaced or destroyed.  With respect to all such loans, the depositor in most cases will deliver a lost note  affidavit to the trustee or  custodian  certifying  that the original  mortgage note has been lost or destroyed,  together with a copy of the related mortgage note.  In  addition,  some of the  loans  may be  missing  intervening  assignments.  None of the depositor,  Residential  Funding  Corporation  or the seller will be obligated to purchase  loans acquired  under  the  negotiated  conduit  asset  program,  or other  loans as  specified  in the accompanying  prospectus  supplement,  for missing or defective  documentation.  However,  in the event of  foreclosure  on one of these loans,  to the extent those missing  documents  materially and adversely  affect the master  servicer's  or  servicer's  ability to foreclose on the related loan,  Residential  Funding  Corporation  will be obligated to repurchase  or substitute  for the loan.

        The master servicer is not obligated to review,  and will not review,  every loan that is in  foreclosure  or  delinquent  to  determine if a breach of a  representation  and warranty has occurred.  The master  servicer  will  maintain  policies  and  procedures  regarding  repurchase practices  that  are  consistent  with its  general  servicing  activities.  These  policies  and procedures  generally  will  limit  review of loans  that are  seasoned  and these  policies  and procedures  are  subject to change,  in good  faith,  to reflect  the master  servicer's  current servicing  activities.  Application  of these  policies and procedures may result in losses being borne  by the  related  credit  enhancement  and,  to  the  extent  not  available,  the  related securityholders.

        The master  servicer or servicer  will be  entitled  to  reimbursement  for any costs and expenses  incurred in pursuing  these  purchase or  substitution  obligations,  including but not limited to any costs or expenses  associated  with  litigation.  In  instances  where a seller is unable,  or  disputes  its  obligation,  to  purchase  affected  loans,  the master  servicer  or servicer,  employing the standards described in the preceding paragraph,  may negotiate and enter into one or more  settlement  agreements  with that seller that could  provide  for,  among other things,  the purchase of only a portion of the affected  loans or coverage of some loss  amounts.
Any such  settlement  could lead to losses on the loans that would be borne by the related credit enhancement, and to the extent not available, on the related securities.

        Furthermore,  the master servicer or servicer may pursue  foreclosure or similar remedies concurrently  with pursuing any remedy for a breach of a  representation  and warranty.  However, the master  servicer  or servicer  is not  required  to  continue  to pursue both  remedies if it determines  that one remedy is more likely to result in a greater  recovery.  In accordance  with the  above-described  practices,  the master servicer or servicer will not be required to enforce any purchase  obligation of a designated seller,  Residential  Funding  Corporation or seller, if the master servicer or servicer  determines in the reasonable  exercise of its business  judgment that the matters  related to the  misrepresentation  did not directly  cause or are not likely to directly cause a loss on the related loan.  The foregoing  obligations  will  constitute the sole remedies  available to  securityholders  or the trustee for a breach of any  representation  by a designated seller,  Residential  Funding  Corporation in its capacity as a seller of loans to the depositor or the seller, or for any other event giving rise to the obligations.

        Neither the depositor  nor the master  servicer or servicer will be obligated to purchase a loan if a  designated  seller  defaults on its  obligation  to do so, and no  assurance  can be given  that a  designated  seller  will  carry out those  obligations.  This type of default by a designated  seller is not a default by the depositor or by the master  servicer or servicer.  Any loan not so  purchased  or  substituted  for shall  remain in the  related  trust and any  losses related  to it will be  allocated  to the  related  credit  enhancement,  and to the  extent  not available, to the related securities.

        For any seller that requests the master servicer's or servicer's  consent to the transfer of  subservicing  rights  relating to any loans to a successor  servicer,  the master servicer or servicer  may  release  that seller  from  liability  under its  representations  and  warranties described  above, on the assumption of the successor  servicer of the seller's  liability for the representations  and  warranties  as of the date  they  were  made.  In that  event,  the  master servicer's or servicer's rights under the instrument by which the successor  servicer assumes the seller's  liability will be assigned to the trustee,  and the successor  servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

Limited Right of Substitution

        In the case of a loan required to be repurchased  from the trust, a designated  seller or
Residential  Funding  Corporation  may  substitute a new loan for the  repurchased  loan that was
removed  from  the  trust,   during  the  limited  time  period  described   below.   Under  some
circumstances,  any substitution  must be effected within 120 days of the date of the issuance of the  securities  for a  trust.  For a trust  for  which  a  REMIC  election  is to be  made,  the substitution  must be effected  within two years of the date of the  issuance of the  securities, and  may not be  made  unless  an  opinion  of  counsel  is  delivered  to the  effect  that  the substitution  would not cause the trust to fail to  qualify  as a REMIC and either (a) an opinion of counsel is  delivered  to the effect that such  substitution  would not result in a prohibited transaction  tax  under  the  Internal  Revenue  Code or (b) the  trust  is  indemnified  for any prohibited transaction tax that may result from the substitution.

    In most cases, any qualified substitute loan will, on the date of substitution:

o       have an outstanding  principal  balance,  after deduction of the principal portion of the monthly  payment due in the month of  substitution,  not in excess of the  outstanding principal balance of the repurchased loan;

o       have a loan rate and a Net Loan  Rate not less  than,  and not more  than one  percentage
           point  greater  than,  the  loan  rate  and  Net  Loan  Rate,  respectively,   of  the
           repurchased loan as of the date of substitution;

o       have an LTV ratio or combined LTV ratio,  as applicable,  at the time of  substitution no higher than that of the repurchased loan;

o       have a remaining  term to  maturity  not  greater  than,  and not more than one year less than, that of the repurchased loan;

o       be secured by mortgaged  property  located in the United States,  unless the  repurchased loan was a Mexico  Loan or a loan  secured  by  mortgaged  property  located in Puerto
           Rico,  in which  case the  qualified  substitute  loan may be a Mexico  Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

o       comply  with  all  of  the  representations  and  warranties  made  with  respect  to the repurchased loans as of the date of substitution.

        If the  outstanding  principal  balance of a qualified  substitute  loan is less than the outstanding  principal  balance of the  related  repurchased  loan,  the amount of the  shortfall shall be deposited into the Custodial  Account in the month of substitution  for  distribution to the  related  securityholders.  There  may be  additional  requirements  relating  to ARM  loans, revolving  credit  loans,  negative  amortization  loans or other  specific  types of  loans,  or additional  provisions  relating to meeting the  foregoing  requirements  on an  aggregate  basis where  a  number  of  substitutions  occur  contemporaneously.  The  prospectus  supplement  will indicate  whether a seller  will have the option to  substitute  for a mortgage  loan or contract that it is obligated to repurchase in connection with a breach of representation and warranty.

Certain Insolvency and Bankruptcy Issues

        Each seller,  including a designated seller, and the depositor will represent and warrant that its  respective  transfer of trust assets  constitutes a valid sale and assignment of all of its right,  title and  interest  in and to such  trust  assets,  except to the  extent  that such seller  or the  depositor  retains  any  security.  Nevertheless,  if a seller  were to  become a debtor in a bankruptcy case and a creditor or bankruptcy  trustee of such seller,  or such seller as a  debtor-in-possession,  were to assert that the sale of the trust assets from such seller to the depositor  should be  recharacterized  as a pledge of such trust assets to secure a borrowing by such  seller,  then delays in payments to the  depositor  (and  therefore to the trust and the securityholders)  could  occur and  possible  reductions  in the  amount of such  payments  could result.  In  addition,  if a  court  were  to  recharacterize  the  transfer  as a  pledge  and a subsequent assignee were to take physical  possession of any mortgage notes,  through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

        If an  entity  with an  interest  in a loan of  which  only a  partial  balance  has been transferred  to the trust were to become a debtor under the  Bankruptcy  Code and  regardless  of whether the  transfer of the related  loan  constitutes  an  absolute  assignment,  a  bankruptcy trustee or creditor of such entity or such  entity as a  debtor-in-possession  could  assert that such  entity  retains  rights in the  related  loan and  therefore  compel the sale of such loan, including  any partial  balance  included in the trust,  over the  objection of the trust and the securityholders.  If that  occurs,  delays  and  reductions  in  payments  to the  trust  and the securityholders could result.

        The depositor has been  structured such that (i) the filing of a voluntary or involuntary petition  for  relief  by or  against  the  depositor  under  the  Bankruptcy  Code  and (ii) the substantive  consolidation  of the  assets  and  liabilities  of the  depositor  with those of an affiliated  seller is unlikely.  The certificate of incorporation of the depositor  restricts the nature of the  depositor's  business  and the  ability of the  depositor  to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

Assignment of Agency or Private Securities

        The depositor will transfer,  convey and assign to the trustee or its nominee,  which may be the  custodian,  all right,  title and interest of the  depositor in the Agency  Securities or private  securities and other  property to be included in the trust for a series.  The assignment will  include  all  principal  and  interest  due on or for  the  Agency  Securities  or  private securities after the cut-off date specified in the  accompanying  prospectus  supplement,  except for any Excluded  Spread.  The depositor will cause the Agency  Securities or private  securities to be  registered  in the name of the trustee or its nominee,  and the trustee will  concurrently authenticate  and  deliver  the  securities.  The  trustee  will  not be in  possession  of or be assignee of record of any  underlying  assets for an Agency  Security or private  security.  Each
Agency Security or private  security will be identified in a schedule  appearing as an exhibit to the  related  agreement,  which  will  specify as to each  Agency  Security  or private  security information  regarding the original  principal amount and outstanding  principal  balance of each
Agency  Security or private  security as of the cut-off date, as well as the annual  pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

Excess Spread and Excluded Spread

        The depositor,  the servicer, the seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying  prospectus  supplement may retain or be paid a portion of interest due for the related trust assets,  which will be an  uncertificated  interest in such trust  assets.  The payment of any  portion of interest in this manner will be  disclosed in the  accompanying  prospectus  supplement.  This  payment  may  be in  addition  to any  other payment,  including a servicing fee, that the specified  entity is otherwise  entitled to receive for the trust assets.  Any of these  payments  generated from the trust assets will represent the
Excess Spread.  The interest  portion of a Realized Loss and any partial  recovery of interest on the trust assets will be  allocated  between the owners of any Excess  Spread or Excluded  Spread and the securityholders entitled to payments of interest.

Payments on Loans

        Collection of Payments on Loans

        The  servicer or the master  servicer,  as  applicable,  will deposit or will cause to be deposited into the Custodial  Account  payments and collections  received by it subsequent to the cut-off date,  other than payments due on or before the cut-off date, as  specifically  described in the related agreement, which in most cases, will include the following:

o       all payments on account of principal of the loans comprising a trust;

o       all  payments  on account of  interest on the loans  comprising  that  trust,  net of the portion of each payment thereof  retained by the master servicer or servicer,  if any, as Excess or Excluded Spread, and its servicing compensation;

o       Liquidation Proceeds;

o       all amounts, net of unreimbursed  liquidation expenses and insured expenses incurred, and unreimbursed  Servicing  Advances  made,  by the  related  subservicer,  received  and retained,  and all Insurance  Proceeds or proceeds from any  alternative  arrangements established in lieu of any such  insurance and described in the applicable  prospectus supplement,  other  than  proceeds  to be applied to the  restoration  of the  related property or  released to the  borrower in  accordance  with the master  servicer's  or servicer's normal servicing procedures;

o       all  subsequent  recoveries of amounts  related to a mortgage loan as to which the master servicer had  previously  determined  that no further  amounts  would be  recoverable, resulting in a realized loss, net of unreimbursed  liquidation  expenses and Servicing
           Advances;

o       any Buy-Down Funds and, if applicable,  investment earnings thereon,  required to be paid to securityholders;

o       all  proceeds  of any loan in the  trust  purchased  or,  in the case of a  substitution, amounts  representing  a  principal  adjustment,  by  the  depositor,  the  designated seller,  Residential  Funding  Corporation,  any seller or any other  person under the
           terms  of  the   related   agreement   as   described   under   "Description   of  the
           Securities-Representations With Respect to Loans" and "-Repurchases of Loans";

o       any amount  required to be  deposited  by the master  servicer or servicer in  connection with losses realized on investments of funds held in the Custodial Account; and

o       any amounts required to be transferred from the Payment Account to the Custodial Account.

        In addition to the Custodial Account,  the master servicer or servicer will establish and maintain  the  Payment  Account.  Both the  Custodial  Account and the  Payment  Account  must be either:

o       maintained  with a  depository  institution  whose  debt  obligations  at the time of any deposit  therein  are rated by any  rating  agency  that rated any  securities  of the related series not less than a specified  level  comparable to the rating  category of the securities;

o       an account or accounts the deposits in which are fully insured to the limits  established by the FDIC,  provided that any deposits not so insured shall be otherwise  maintained so that,  as  evidenced  by an opinion of counsel,  the  securityholders  have a claim with  respect to the funds in such  accounts or a perfected  first  priority  security interest  in any  collateral  securing  those  funds that is superior to the claims of any other  depositors  or  creditors  of the  depository  institution  with  which the accounts are maintained;

o       in the case of the  Custodial  Account,  a trust  account or accounts  maintained  in the corporate  trust  department  of a financial  institution  which has debt  obligations that meet specified rating criteria;

o       in the case of the  Payment  Account,  a trust  account or accounts  maintained  with the trustee; or

o       any other Eligible Account.

        The collateral  that is eligible to secure  amounts in an Eligible  Account is limited to some  Permitted  Investments.  A Payment  Account may be maintained as an  interest-bearing  or a non-interest-bearing  account,  or funds  therein  may be invested in  Permitted  Investments  as described  in this  prospectus  under  "Description  of the  Securities-Payments  on Loans."  The
Custodial  Account may contain  funds  relating to more than one series of  securities as well as payments  received on other loans and assets  serviced or master  serviced by the master servicer or servicer that have been deposited into the Custodial Account.

        Generally,  not later than the business day preceding each  distribution  date the master servicer or servicer,  as applicable,  will withdraw from the Custodial  Account and deposit into the applicable  Payment  Account,  in immediately  available  funds, the amount to be distributed therefrom to  securityholders  on that  distribution  date. The master servicer,  the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

o       the amount of any  Advances  made by the master  servicer or the servicer as described in this prospectus under "-Advances;"

o       any payments under any letter of credit, financial guaranty insurance policy,  derivative product,  and any amounts  required to be  transferred  to the Payment  Account from a reserve fund, as described under "Description of Credit Enhancement";

o       any amounts  required to be paid by the master  servicer or servicer out of its own funds due to the operation of a deductible  clause in any blanket  policy  maintained by the master  servicer or servicer to cover hazard  losses on the loans as  described  under
           "Insurance Policies on Loans" below;

o       any  distributions  received on any Agency Securities or private  securities  included in the trust; and

o       any other amounts as described in the related agreement.

        The portion of any payment received by the master servicer or the servicer  relating to a trust asset that is allocable  to Excess  Spread or Excluded  Spread will  typically be deposited into the  Custodial  Account,  but any  Excluded  Spread  will not be  deposited  in the  Payment
Account for the related  series of securities  and will be distributed as provided in the related agreement.

        Any  payments  or other  amounts  collected  by a Special  Servicer  with  respect to any specially  serviced  mortgage  loans  will  be  deposited  by the  related  Special  Servicer  as described in the accompanying prospectus supplement.

        Funds on deposit in the  Custodial  Account  may be  invested  in  Permitted  Investments maturing in general not later than the  business day  preceding  the next  distribution  date and funds on  deposit in the  related  Payment  Account  may be  invested  in  Permitted  Investments maturing,  in general,  no later than the  distribution  date.  Except as otherwise  specified in the  accompanying  prospectus  supplement,  all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional  servicing  compensation.
The amount of any loss incurred in connection  with any such  investment must be deposited in the
Custodial  Account or in the Payment  Account,  as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

        Buy-Down Loans

        For each Buy-Down Loan, the subservicer  will deposit the related Buy-Down Funds provided to it  in a  Buy-Down  Account  which  will  comply  with  the  requirements  described  in  this prospectus  for a Subservicing  Account.  The  accompanying  prospectus  supplement  will specify whether the terms of all Buy-Down  Loans  provide for the  contribution  of Buy-Down  Funds in an amount  equal to or  exceeding  either (i) the total  payments  to be made from those funds under the related  buy-down  plan or (ii) if the  Buy-Down  Funds are to be  deposited  on a discounted basis,  that amount of Buy-Down  Funds which,  together  with  investment  earnings  thereon will support the scheduled level of payments due under the Buy-Down Loan.

        Neither the master  servicer nor the servicer nor the depositor  will be obligated to add to  any  discounted  Buy-Down  Funds  any of its  own  funds  should  investment  earnings  prove insufficient  to maintain the scheduled level of payments.  To the extent that any  insufficiency is not  recoverable  from  the  borrower  or,  in an  appropriate  case,  from  the  subservicer, distributions to  securityholders  may be affected.  For each Buy-Down Loan, the subservicer will withdraw  from the  Buy-Down  Account  and remit to the master  servicer or servicer on or before the date specified in the applicable  subservicing  agreement the amount, if any, of the Buy-Down
Funds, and, if applicable,  investment earnings thereon,  for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan,  equals the full monthly  payment which would be due on the  Buy-Down  Loan if it were not subject to the  buy-down  plan.  The  Buy-Down
Funds will in no event be a part of the related trust.

        If the borrower on a Buy-Down Loan prepays the mortgage  loan in its entirety  during the
Buy-Down  Period,  the applicable  subservicer  will withdraw from the Buy-Down Account and remit to the borrower or any other  designated  party in accordance with the related  buy-down plan any
Buy-Down  Funds  remaining in the Buy-Down  Account.  If a  prepayment  by a borrower  during the
Buy-Down  Period  together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the  subservicer  will,  in most cases,  be required to withdraw  from the  Buy-Down  Account and remit to the master servicer or servicer the Buy-Down Funds and investment  earnings thereon,  if any,  which  together with such  prepayment  will result in a prepayment  in full;  provided that
Buy-Down  Funds may not be available to cover a prepayment  under some  mortgage  loan  programs.
Any  Buy-Down  Funds so  remitted  to the  master  servicer  or  servicer  in  connection  with a prepayment  described in the  preceding  sentence  will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related  mortgage  loan if the mortgage loan were not subject to the buy-down plan.

        Any  investment  earnings  remaining in the Buy-Down  Account  after  prepayment or after termination  of the  Buy-Down  Period  will be  remitted  to the  related  borrower  or any other designated  party under the  buy-down  agreement.  If the borrower  defaults  during the Buy-Down
Period for a Buy-Down Loan and the property  securing  that Buy-Down Loan is sold in  liquidation either by the master  servicer,  the servicer,  the primary  insurer,  the pool insurer under the mortgage  pool  insurance  policy or any other  insurer,  the  subservicer  will be  required  to withdraw from the Buy-Down  Account the Buy-Down Funds and all investment  earnings  thereon,  if any,  and remit the same to the master  servicer  or  servicer  or, if  instructed  by the master servicer,  pay the same to the primary  insurer or the pool  insurer,  as the case may be, if the mortgaged  property is  transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

        Because  Buy-Down Funds may have been provided by a third party such as the seller of the
Mortgaged  Property,  a home  builder,  or an employer,  such funds may be subject to third party claims,  offsets,  defenses or  counterclaims in the event of a dispute between the mortgagor and such  third  party or  otherwise.  In  addition,  upon  foreclosure  the  inclusion  of  personal property collateral may present additional defenses for the mortgagor to assert.

        Collection of Payments on Agency Securities or Private Securities

        The trustee will deposit in the Payment Account all payments on the Agency  Securities or private  securities as they are received  after the cut-off date. If the trustee has not received a distribution  for any Agency Security or private  security by the second business day after the date on which such  distribution  was due and  payable,  the trustee  will  request the issuer or guarantor,  if any, of such Agency Security or private  security to make such payment as promptly as possible  and legally  permitted.  The trustee may take any legal  action  against the related issuer or guarantor as is appropriate under the  circumstances,  including the prosecution of any claims in connection  therewith.  The reasonable legal fees and expenses  incurred by the trustee in connection  with the  prosecution of any legal action will be  reimbursable to the trustee out of the  proceeds of the action and will be  retained  by the trustee  prior to the deposit of any remaining  proceeds in the Payment Account pending  distribution  thereof to the  securityholders of the  affected  series.  If the  trustee has reason to believe  that the  proceeds of the legal action may be  insufficient  to cover its  projected  legal fees and  expenses,  the trustee will notify the related  securityholders  that it is not  obligated to pursue any  available  remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals From the Custodial Account

        The  servicer  or the  master  servicer,  as  applicable,  may,  from time to time,  make withdrawals from the Custodial  Account for various  purposes,  as specifically  described in the pooling and  servicing  agreement  or servicing  agreement,  which in most cases will include the following:

o       to make deposits to the Payment Account as described above under "-Payments on Loans;"

o       to reimburse itself or any subservicer or Special  Servicer for any Advances,  or for any
           Servicing Advances,  out of late payments,  Insurance Proceeds,  Liquidation Proceeds, any  proceeds  relating  to any REO Loan or  collections  on the loan for which  those
           Advances or Servicing Advances were made;

o       to pay to itself or any subservicer  unpaid servicing fees and subservicing  fees, out of payments or collections of interest on each loan;

o       to pay to itself as additional  servicing  compensation  any  investment  income on funds deposited in the Custodial  Account,  any amounts remitted by subservicers as interest on partial  prepayments  on the loans,  and, if so provided in the related  agreement, any profits  realized on the disposition of a mortgaged  property  acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

o       to pay to itself, a subservicer,  Residential Funding  Corporation,  the depositor or the designated  seller  all  amounts  received  for each loan  purchased,  repurchased  or removed under the terms of the related  agreement  and not required to be  distributed as of the date on which the related purchase price is determined;

o       to pay the  depositor  or its  assignee,  or any other  party  named in the  accompanying prospectus  supplement,  all amounts  allocable to the Excluded Spread, if any, out of collections or payments which represent  interest on each loan,  including any loan as to which title to the underlying mortgaged property was acquired;

o       to  reimburse  itself or any  subservicer  or  Special  Servicer  for any  Nonrecoverable
           Advance  and for  Advances  that  have  been  capitalized  by  adding  the  delinquent interest and other  amounts owed under the mortgage  loan or contract to the principal balance  of the  mortgage  loan or  contract,  in  accordance  with  the  terms of the related agreement;

o       to reimburse  itself or the  depositor  for other  expenses  incurred for which it or the depositor is entitled to  reimbursement,  including  reimbursement  in connection with enforcing any repurchase,  substitution or  indemnification  obligation of any seller, or against which  it or the depositor is indemnified under the related agreement;

o       to withdraw  any amount  deposited in the  Custodial  Account that was not required to be deposited in the Custodial Account;

o       to  reimburse  itself  or the  depositor  for  payment  of  FHA  insurance  premiums,  if applicable,  or against  which it or the  depositor is  indemnified  under the related agreement;

o       to pay to itself or any  subservicer  for the funding of any draws made on the  revolving credit loans, if applicable;

o       to make deposits to the funding  account in the amounts and in the manner provided in the related agreement, if applicable; and

o       to clear  the  Custodial  Account  of  amounts  relating  to the  corresponding  loans in connection  with  the  termination  of the  trust  under  the  related  agreement,  as described in "The Agreements-Termination; Retirement of Securities."

Distributions of Principal and Interest on the Securities

        Beginning on the  distribution  date in the month next  succeeding the month in which the cut-off  date  occurs,  or any  other  date as may be set  forth in the  accompanying  prospectus supplement,  for a series of  securities,  distribution  of  principal  and  interest,  or, where applicable,  of principal  only or interest  only, on each class of  securities  entitled to such payments  will be made either by the trustee,  the master  servicer or servicer,  as  applicable, acting on behalf of the trustee or a paying agent  appointed by the  trustee.  The  distributions will be made to the persons who are  registered as the holders of the  securities at the close of business on the last  business  day of the  preceding  month or on such other day as is specified in the accompanying prospectus supplement.

        Distributions  will  be  made  in  immediately  available  funds,  by  wire  transfer  or otherwise,  to the  account of a  securityholder  at a bank or other  entity  having  appropriate facilities,  if the  securityholder  has so  notified  the  trustee,  the master  servicer or the servicer,  as applicable,  or the paying agent, as the case may be, and the applicable  agreement provides for that form of payment,  or by check  mailed to the address of the person  entitled to such payment as it appears on the security  register.  The final  distribution  in  retirement of the  securities  of any  class,  other  than a  subordinate  class,  will  be  made  only  on the presentation  and surrender of the  securities  at the office or agency of the trustee  specified in the  notice  to the  securityholders.  Distributions  will be made to each  securityholder  in accordance with that holder's percentage interest in a particular class.

        The  accompanying  prospectus  supplement  will  specify  whether,  as a  result  of  the provisions  described below under  "--Servicing and  Administration  of  Loans--Realization  Upon
Defaulted  Loans," under which the principal  balance of a subordinate class of securities can be increased in certain  circumstances  after it was previously  reduced to zero, each security of a subordinate  class of securities will be considered to remain  outstanding  until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

        The method of determining,  and the amount of,  distributions  of principal and interest, or, where  applicable,  of principal only or interest only, on a particular  series of securities will be described in the accompanying  prospectus  supplement.  Distributions of interest on each class of  securities  will be made prior to  distributions  of principal  thereon.  Each class of securities,  other than  classes of strip  securities,  may have a different  specified  interest rate, or pass-through  rate, which may be a fixed,  variable or adjustable  pass-through rate, or any combination of two or more pass-through  rates. The accompanying  prospectus  supplement will specify the  pass-through  rate or rates for each  class,  or the  initial  pass-through  rate or rates,  the interest  accrual  period and the method for  determining  the  pass-through  rate or rates.  The  accompanying  prospectus  supplement will specify whether interest on the securities will  accrue  during  each  calendar  month and will be payable on the  distribution  date in the following  calendar month. The accompanying  prospectus  supplement will specify whether interest on any class of securities  for any  distribution  date may be limited to the extent of available funds for that distribution  date.  Interest on the securities will be calculated on the basis of a  360-day  year  consisting  of  twelve  30-day  months  or, if  specified  in the  accompanying prospectus  supplement,  the actual  number of days in the related  interest  period and a 360 or
365/366-day year.

        On each distribution date for a series of securities,  the trustee or the master servicer or servicer,  as applicable,  on behalf of the trustee will  distribute or cause the paying agent to  distribute,  as the case may be, to each  holder of record on the  record  date of a class of securities  specified  in  the  accompanying  prospectus  supplement,  an  amount  equal  to  the percentage  interest  represented by the security held by that holder  multiplied by that class's
Distribution Amount.

        In the case of a series of securities  which  includes two or more classes of securities, the timing,  sequential order,  priority of payment or amount of distributions of principal,  and any  schedule  or  formula  or  other  provisions  applicable  to that  determination,  including distributions  among multiple classes of senior  securities or subordinate  securities,  shall be described  in  the  accompanying  prospectus  supplement.  The  distributions  on  any  class  of
securities   will  be   specified  in  the   accompanying   prospectus   supplement.   Generally,
distributions  of principal on any class of securities will be made on a pro rata basis among all of the  securities  of that  class  unless  otherwise  set forth in the  accompanying  prospectus supplement.  In addition,  as specified in the accompanying  prospectus  supplement,  payments of principal  on the notes will be limited to monthly  principal  payments on the loans,  any excess interest,  if  applicable,  applied as  principal  payments on the notes and any amount paid as a
payment  of  principal  under  the  related  form  of  credit  enhancement.   If  stated  in  the
accompanying  prospectus supplement,  a series of notes may provide for a revolving period during which  all or a  portion  of the  principal  collections  on the loans  otherwise  available  for payment to the notes are  reinvested in additional  balances or additional  loans or  accumulated in a  trust  account  pending  the  commencement  of an  amortization  period  specified  in  the accompanying  prospectus  supplement or the  occurrence of events  specified in the  accompanying prospectus supplement.

        On the day of the  month  specified  in the  accompanying  prospectus  supplement  as the determination  date, the master servicer or servicer,  as applicable,  will determine the amounts of principal and interest which will be paid to  securityholders  on the  immediately  succeeding distribution  date.  Prior to the close of  business on the  business  day next  succeeding  each determination date, the master servicer or servicer,  as applicable,  will furnish a statement to the  trustee,  setting  forth,  among  other  things,  the amount to be  distributed  on the next succeeding distribution date.

Advances

        If specified in the accompanying prospectus supplement,  the master servicer or servicer, as  applicable,  will agree to make Advances,  either out of its own funds,  funds advanced to it by subservicers  or funds being held in the Custodial  Account for future  distribution,  for the benefit of the  securityholders,  on or before each distribution date, of monthly payments on the loans  that were  delinquent  as of the close of  business  on the  business  day  preceding  the determination  date on the loans in the related  pool,  but only to the extent that the  Advances would, in the judgment of the master servicer or servicer,  as applicable,  be recoverable out of late payments by the borrowers,  Liquidation Proceeds, Insurance Proceeds or otherwise.  Advances will not be made in  connection  with  revolving  credit  loans,  Home  Loans,  home  improvement contracts,  closed-end home equity loans,  negative  amortization  loans and loans acquired under
Residential  Funding  Corporation's   negotiated  conduit  asset  program,  except  as  otherwise provided in the accompanying  prospectus supplement.  As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes  private  securities,  the master  servicer's or servicer's,  as applicable,  advancing  obligations will be under the terms of such private  securities,  as may be  supplemented  by the terms of the applicable  agreement, and may differ from the  provisions  relating to Advances  described in this  prospectus.  Unless specified  in the  accompanying  prospectus  supplement,  the master  servicer  or  servicer,  as applicable, will not make any advance with respect to principal on any simple interest loan.

        The amount of any Advance will be determined  based on the amount  payable under the loan as adjusted  from time to time and as may be  modified  as  described  in this  prospectus  under
         "-Servicing  and   Administration  of  Loans,"  and  no  Advance  will  be  required  in connection  with any reduction in amounts  payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

        Advances  are intended to maintain a regular  flow of  scheduled  interest and  principal payments  to related  securityholders.  Advances do not  represent  an  obligation  of the master servicer or servicer to guarantee or insure  against  losses.  If Advances  have been made by the master  servicer or servicer  from cash being held for future  distribution  to  securityholders, those funds will be required  to be  replaced  on or before any future  distribution  date to the extent that funds in the Payment  Account on that  distribution  date would be less than payments required  to be  made  to  securityholders.  Any  Advances  will be  reimbursable  to the  master servicer  or  servicer  out of  recoveries  on the related  loans for which  those  amounts  were advanced,  including  late  payments  made  by the  related  borrower,  any  related  Liquidation
Proceeds and  Insurance  Proceeds,  proceeds of any  applicable  form of credit  enhancement,  or
proceeds  of  any  loans  purchased  by  the  depositor,   Residential  Funding  Corporation,   a
subservicer, a seller, or a designated seller.

        Advances will also be reimbursable from cash otherwise  distributable to  securityholders to the extent that the master servicer or servicer shall  determine that any Advances  previously made  are  not  ultimately  recoverable  as  described  in  the  third  preceding  paragraph.  In addition,  Advances will be reimbursable from cash otherwise  distributable to securityholders if they have been  capitalized  by adding  the  delinquent  interest  to the  outstanding  principal balance  of  the  related  mortgage  loan  or  contract,  as  described  under  "--Servicing  and
Administration of Loans." For any  senior/subordinate  series, so long as the related subordinate securities remain  outstanding and except for Special Hazard Losses,  Fraud Losses and Bankruptcy
Losses, in each case in excess of specified amounts,  and Extraordinary  Losses, the Advances may be  reimbursable  first out of amounts  otherwise  distributable  to  holders of the  subordinate securities,  if any. The master  servicer or the servicer may also be obligated to make Servicing
Advances,  to the extent recoverable out of Liquidation  Proceeds or otherwise,  relating to some taxes and insurance  premiums not paid by borrowers on a timely basis.  Funds so advanced will be reimbursable  to  the  master  servicer  or  servicer  to the  extent  permitted  by the  related agreement.

        In the case of revolving  credit  loans,  the master  servicer or servicer is required to advance funds to cover any Draws made on a revolving  credit loan,  subject to  reimbursement  by the entity specified in the  accompanying  prospectus  supplement,  provided that as specified in the accompanying  prospectus  supplement  during any revolving period associated with the related series of securities,  Draws may be covered first from  principal  collections on the other loans in the pool.

        The master  servicer's  or  servicer's  obligation  to make  Advances may be supported by another entity,  the trustee,  a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement.  If the short-term or long-term  obligations of the provider of the support are  downgraded by a rating  agency rating the related  securities or if any collateral  supporting  such obligation is not performing or is removed under the terms of any agreement  described in the accompanying  prospectus  supplement,  the securities may also be downgraded.

Prepayment Interest Shortfalls

        When a borrower  prepays a loan in full  between  scheduled  due dates for the loan,  the borrower  pays  interest on the amount  prepaid only to but not  including  the date on which the
Principal  Prepayment is made.  Similarly,  Liquidation  Proceeds from a mortgaged  property will not  include  interest  for any  period  after  the date on which  the  liquidation  took  place.
Partial  prepayments  will in most cases be applied  as of the most  recent due date,  so that no interest is due on the following due date on the amount prepaid.

        If stated in the accompanying  prospectus  supplement,  to the extent funds are available from the servicing fee or other  servicing  compensation  available for this purpose,  the master servicer or servicer may make an additional payment to  securityholders  out of the servicing fee otherwise  payable to it for any loan that prepaid during the related  prepayment period equal to the  Compensating  Interest  for that loan from the date of the  prepayment  to the  related  due date.  Compensating  Interest  on any  distribution  date in most  cases  will be  limited to the lesser of (a)  0.125% of the Stated  Principal  Balance of the  mortgage  collateral  immediately prior to that  distribution  date, and (b) the master servicing fee payable on that  distribution date and the  reinvestment  income  received by the master  servicer  with  respect to the amount payable to the  certificateholders  on that distribution date.  Compensating  Interest may not be sufficient to cover the Prepayment  Interest  Shortfall on any  distribution  date.  Compensating
Interest is not  generally  paid with respect to  closed-end  home equity  loans,  Home Loans and revolving credit loans. If so disclosed in the  accompanying  prospectus  supplement,  Prepayment
Interest  Shortfalls may be applied to reduce interest  otherwise payable for one or more classes of securities of a series. See "Yield Considerations."

Funding Account

        If  specified  in  the  accompanying  prospectus  supplement,  a  pooling  and  servicing agreement,  trust  agreement  or other  agreement  may provide for the transfer by the sellers of additional  loans to the related  trust after the closing  date for the related  securities.  Any additional  loans  will be  required  to  conform to the  requirements  set forth in the  related agreement providing for such transfer.  If a Funding Account is established,  all or a portion of the  proceeds  of the sale of one or more  classes  of  securities  of the  related  series  or a portion  of  collections  on the loans of  principal  will be  deposited  in such  account  to be released as  additional  loans are  transferred.  The  accompanying  prospectus  supplement  will specify  whether a Funding  Account  will be required to be  maintained  as an Eligible  Account.
All amounts in the Funding  Account will be required to be invested in Permitted  Investments and the amount held in the Funding  Account shall at no time exceed 25% of the aggregate  outstanding principal  balance  of the  securities.  The  accompanying  prospectus  supplement  will  specify whether the related  agreement  providing for the transfer of additional  loans will provide that all  transfers  must be made within 90 days,  and that  amounts set aside to fund the  transfers, whether in a Funding  Account or  otherwise,  and not so applied  within the  required  period of time will be deemed to be  Principal  Prepayments  and  applied  in the manner  described  in the prospectus supplement.

Reports to Securityholders

        On each  distribution  date, the master  servicer or servicer will forward or cause to be forwarded to each  securityholder  of record,  or will make available to each  securityholder  of record in the  manner  described  in the  accompanying  prospectus  supplement,  a  statement  or statements  for the  related  trust  setting  forth  the  information  described  in the  related agreement.  The information will in most cases include the following (as applicable):

o       the applicable record date, determination date and distribution date;

o       the aggregate amount of payments  received with respect to the mortgage loans,  including prepayment amounts;

o       the servicing fee payable to the master servicer and the subservicer;

o       the amount of any other fees or expenses  paid,  and the identity of the party  receiving such fees or expenses;

o       the aggregate amount of interest collections and principal collections;

o       the amount, if any, of the distribution allocable to principal;

o       the amount, if any, of the distribution  allocable to interest and the amount, if any, of any shortfall in the amount of interest and  principal;

o       the outstanding  principal  balance or notional amount of each class of securities before and after giving effect to the distribution of principal on that distribution date;

o       updated pool  composition  information,  including  weighted  average  interest  rate and weighted average remaining term;

o       the balance of the  reserve  fund,  if any,  at the opening of business  and the close of business on that distribution date;

o       if applicable,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount as of
           the  opening  of  business  and  as  of  the  close  of  business  on  the  applicable distribution  date  and a  description  of any  change  in the  calculation  of  those amounts;

o       the principal balances of the senior securities as of the closing date;

o       in the case of securities  benefiting from alternative  credit  enhancement  arrangements described  in the  prospectus  supplement,  the amount of coverage  under  alternative arrangements  as of the close of business on the applicable  determination  date and a description of any credit enhancement substituted therefor;

o       the aggregate unpaid principal balance of the mortgage  collateral after giving effect to the  distribution of principal on that  distribution  date, and the number of mortgage loans at the beginning and end of the reporting period;

o       based on the most recent  reports  furnished by  subservicers,  the number and  aggregate principal  balances of any items of mortgage  collateral in the related trust that are delinquent  (a) 30-59  days,  (b) 60-89 days and (c) 90 or more days,  and that are in foreclosure;

o       the amount of any losses on the mortgage loans during the reporting period;

o       information  about  the  amount,  terms  and  general  purpose  of any  advances  made or reimbursed during the reporting period;

o       any material  modifications,  extensions  or waivers to the terms of the  mortgage  loans during the reporting period or that have cumulatively become material over time;

o       any material breaches of mortgage loan  representations or warranties or covenants in the applicable agreement;

o       the servicing fee payable to the master servicer or the servicer and the subservicer;

o       the aggregate amount of any Draws;

o       the FHA insurance amount, if any; and

o       for any series of securities as to which the trust includes Agency  Securities or private securities, any additional information as required under the related agreement.

        In addition to the information  described above,  reports to securityholders will contain any other  information as is described in the applicable  agreement,  which may include,  without limitation,  information  as to  Advances,  reimbursements  to  subservicers,  servicers  and the master servicer and losses borne by the related trust.

        In addition,  within a reasonable period of time after the end of each calendar year, the master  servicer or servicer  will  furnish or cause to be  furnished on request a report to each person that was a holder of record of any class of  securities  at any time during that  calendar year.  The report  will  include  information  as to the  aggregate  of  principal  and  interest distributions  for that  calendar  year or,  if the  person  was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Loans

        General

        The master  servicer or any  servicer,  as  applicable,  that is a party to a pooling and servicing agreement or servicing  agreement,  will be required to perform the services and duties specified in the related  agreement.  The master  servicer or servicer may be an affiliate of the depositor.  As to any series of securities  secured by Agency  Securities  or private  securities the  requirements  for  servicing  the  underlying  assets will be described in the  accompanying prospectus  supplement.  The duties to be  performed  by the master  servicer  or  servicer  will include the customary functions of a servicer, including but not limited to:

o       collection of payments from borrowers and  remittance of those  collections to the master servicer or servicer in the case of a subservicer;

o       maintenance  of escrow  or  impoundment  accounts  of  borrowers  for  payment  of taxes, insurance and other items required to be paid by the borrower, if applicable;

o       processing of assumptions or  substitutions,  although,  as specified in the accompanying prospectus  supplement,  the master  servicer or servicer is, in most cases,  required to exercise  due-on-sale  clauses to the extent that  exercise is permitted by law and would not adversely affect insurance coverage;

o       attempting to cure delinquencies;

o       supervising foreclosures;

o       collections on Additional Collateral;

o       inspection and management of mortgaged properties under various circumstances; and

o       maintaining accounting records relating to the trust assets.

        Under each  servicing  agreement,  the  servicer  or the master  servicer  may enter into subservicing  agreements  with  one or more  subservicers  who  will  agree  to  perform  certain functions for the servicer or master  servicer  relating to the servicing and  administration  of the loans included in the trust relating to the subservicing  agreement.  A subservicer may be an affiliate of the  depositor.  Under any  subservicing  agreement,  each  subservicer  will agree, among other things, to perform some or all of the servicer's or the master  servicer's  servicing obligations,  including but not limited to, making Advances to the related  securityholders.  The
servicer  or  the  master  servicer,  as  applicable,   will  remain  liable  for  its  servicing
obligations  that are delegated to a subservicer as if the servicer or the master  servicer alone were servicing such loans.

        In the event of a bankruptcy,  receivership or  conservatorship of the master servicer or servicer or any  subservicer,  the bankruptcy  court or the receiver or conservator  may have the power to  prevent  both the  appointment  of a  successor  to  service  the trust  assets and the transfer of collections  commingled  with funds of the master  servicer,  servicer or subservicer at the time of its  bankruptcy,  receivership  or  conservatorship.  In  addition,  if the master servicer  or  servicer  or any  subservicer  were to become a debtor in a  bankruptcy  case,  its rights under the related  agreement,  including the right to service the trust  assets,  would be property of its  bankruptcy  estate and  therefore,  under the  Bankruptcy  Code,  subject to its right to assume or reject such agreement.

        Collection and Other Servicing Procedures

        The servicer or the master servicer,  directly or through  subservicers,  as the case may be, will make  reasonable  efforts to collect all  payments  called for under the loans and will, consistent with the related  servicing  agreement and any applicable  insurance  policy, or other credit  enhancement,  follow the collection  procedures  that are normal and usual in its general loan  servicing  activities  for assets that are  comparable  to the loans.  Consistent  with the previous  sentence,  the  servicer  or the master  servicer  may,  in its  discretion,  waive any prepayment  charge  in  connection  with the  prepayment  of a loan or  extend  the due dates for payments  due on a  mortgage  note,  provided  that the  insurance  coverage  for the loan or any coverage  provided by any alternative  credit  enhancement will not be adversely  affected by the waiver or  extension.  The master  servicer  or  servicer  may also waive or modify any term of a loan so long as the master  servicer or servicer has determined  that the waiver or  modification is not  materially  adverse to any  securityholders,  taking into account any estimated loss that may result  absent  that  action.  For any series of  securities  as to which the trust  includes
private   securities,   the  master  servicer's  or  servicer's   servicing  and   administration
obligations will be under the terms of those private securities.

        Under  some  circumstances,  as to any  series of  securities,  the  master  servicer  or servicer  may have the option to purchase  trust  assets from the trust for cash,  or in exchange for other trust  assets or  Permitted  Investments.  All  provisions  relating to these  optional purchase provisions will be described in the accompanying prospectus supplement.

        In instances in which a loan is in default, or if default is reasonably foreseeable,  and if  determined  by the master  servicer or servicer  to be in the best  interests  of the related securityholders,  the  master  servicer  or  servicer  may  engage,  either  directly  or through subservicers,  in a wide variety of loss mitigation  practices including waivers,  modifications, payment forbearances,  partial forgiveness,  entering into repayment schedule  arrangements,  and capitalization  of  arrearages  rather than  proceeding  with  foreclosure  or  repossession,  if applicable.  In making that  determination,  the estimated Realized Loss that might result if the loan were  liquidated  would be taken into account.  Modifications  may have the effect of, among other  things,  reducing  the loan rate,  forgiving  payments  of  principal,  interest  or other amounts  owed  under  the  mortgage  loan or  contract,  such as  taxes  or  insurance  premiums, extending  the  final  maturity  date of the loan,  capitalizing  delinquent  interest  and other amounts  owed  under  the  mortgage  loan or  contract,  or any  combination  of  these  or other modifications.  Any  modified  loan  may  remain  in the  related  trust,  and the  reduction  in collections  resulting from a  modification  may result in reduced  distributions  of interest or principal  on,  or may  extend  the  final  maturity  of,  one or  more  classes  of the  related securities.

        Borrowers may, from time to time,  request partial releases of the mortgaged  properties, easements,  consents to alteration or demolition and other similar  matters.  The master servicer or servicer may approve that request if it has  determined,  exercising  its good faith  business judgment  in the same  manner  as it would if it were the  owner of the  related  loan,  that the approval will not adversely affect the security for, and the timely and full  collectability  of, the related loan. Any fee collected by the master  servicer or the servicer for  processing  that
request  will  be  retained  by  the  master   servicer  or  servicer  as  additional   servicing
compensation.
        In connection with any significant  partial  prepayment of a loan, the master servicer or servicer,  to the extent not  inconsistent  with the terms of the mortgage note and local law and practice,  may permit the loan to be  re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining  principal amount by the original  maturity date based on the original loan rate, provided that the  re-amortization  shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

        The master  servicer or servicer for a given trust may  establish  and maintain an escrow account  in which  borrowers  will be  required  to  deposit  amounts  sufficient  to pay  taxes, assessments,  certain mortgage and hazard  insurance  premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged  property,  the borrower is required  to escrow  such  amounts  under the senior  mortgage  documents.  Withdrawals  from any escrow  account may be made to effect timely payment of taxes,  assessments,  mortgage and hazard insurance,  to refund to borrowers amounts  determined to be owed, to pay interest on balances in the escrow account, if required,  to repair or otherwise protect the mortgaged  properties and to clear and terminate such account.  The master servicer or any servicer,  as the case may be, will be responsible for the  administration  of each such escrow account and will be obligated to make advances  to the escrow  accounts  when a  deficiency  exists  therein.  The master  servicer  or servicer will be entitled to reimbursement for any advances from the Custodial Account.

        Other duties and  responsibilities  of each  servicer and master  servicer are  described above under "-Payments on Loans."

        Special Servicing

        The related  agreement  or  servicing  agreement  for a series of  securities  may name a
Special  Servicer,  which may be an affiliate of  Residential  Funding  Corporation.  The Special
Servicer  will  be  responsible  for  the  servicing  of  certain   delinquent   loans  including
multifamily  mortgage loans and mortgage loans secured by Mixed-Use  Properties,  as described in the prospectus  supplement.  A special  servicer for any series of securities may be an affiliate of the  depositor  or the master  servicer  and may hold,  or be  affiliated  with the holder of, subordinate  securities  of the series.  The Special  Servicer  may have  certain  discretion  to extend  relief to  borrowers  whose  payments  become  delinquent.  The Special  Servicer  may be permitted  to  grant  a  period  of  temporary  indulgence  to a  borrower  or may  enter  into a liquidating  plan  providing  for  repayment  by the  borrower,  in each case  without  the prior approval of the master  servicer  or the  servicer,  as  applicable.  Other types of  forbearance typically  will  require the  approval of the master  servicer or servicer,  as  applicable.  The
Special  Servicer may also  institute  foreclosure  proceedings  with  respect to the  delinquent mortgage loans.

        In  addition,  the master  servicer or servicer may enter into  various  agreements  with holders  of  one  or  more  classes  of  subordinate  securities  or  of a  class  of  securities representing  interests  in one or more  classes of  subordinate  securities.  Under the terms of those agreements, the holder may, for some delinquent loans:

o       instruct the master  servicer or servicer to commence or delay  foreclosure  proceedings, provided  that the  holder  deposits  a  specified  amount  of cash  with  the  master servicer or servicer which will be available for  distribution to  securityholders  if
           Liquidation  Proceeds  are less  than  they  otherwise  may have  been had the  master servicer or servicer acted under its normal servicing procedures;

o       instruct  the master  servicer or servicer to purchase  the loans from the trust prior to the  commencement  of foreclosure  proceedings at the purchase price and to resell the loans to the holder at such purchase  price,  in which case any subsequent loss on the loans will not be allocated to the securityholders; or

o       become,  or designate a third party to become, a subservicer for the loans so long as (i)
           the master  servicer or servicer  has the right to transfer  the  subservicing  rights and  obligations  of the loans to another  subservicer  at any time or (ii) the holder or its  servicing  designee is required to service the loans  according  to the master servicer's or servicer's servicing guidelines.

        In addition,  the accompanying  prospectus  supplement may provide for the other types of special servicing arrangements.

        Enforcement of "Due-on-Sale" Clauses

        When any mortgaged  property  relating to a loan,  other than an ARM loan, is about to be conveyed  by the  borrower,  the master  servicer or the  servicer,  as  applicable,  directly or through a  subservicer,  to the extent it has  knowledge  of the proposed  conveyance,  generally will be  obligated  to exercise  the  trustee's  rights to  accelerate  the maturity of such loan under any due-on-sale  clause applicable  thereto.  A due-on-sale clause will be enforced only if the exercise of such rights is permitted  by  applicable  law and only to the extent it would not adversely affect or jeopardize  coverage under any primary  insurance policy or applicable credit enhancement  arrangements.  See "Certain  Legal  Aspects of the  Loans-Enforceability  of Certain
Provisions."

        If the master  servicer or servicer is  prevented  from  enforcing a  due-on-sale  clause under  applicable  law or if the master  servicer or servicer  determines  that it is  reasonably likely that a legal action would be instituted by the related  borrower to avoid  enforcement  of such  due-on-sale  clause,  the master  servicer or servicer  will enter into an  assumption  and modification  agreement  with  the  person  to whom  such  property  has  been or is  about to be conveyed,  under which such person  becomes  liable  under the  mortgage  note subject to certain specified  conditions.  The  original  borrower may be released  from  liability on a loan if the master  servicer or  servicer  shall have  determined  in good faith that such  release  will not adversely  affect  the  collectability  of the loan.  An ARM loan may be  assumed if it is by its terms  assumable  and if, in the  reasonable  judgment of the master  servicer or  servicer,  the proposed  transferee of the related mortgaged property  establishes its ability to repay the loan and the  security  for the ARM loan  would  not be  impaired  by the  assumption.  If a  borrower transfers the mortgaged  property  subject to an ARM loan without  consent,  such ARM loan may be declared  due and  payable.  Any fee  collected  by the master  servicer or servicer for entering into an  assumption  or  substitution  of  liability  agreement  or for  processing a request for partial  release of the mortgaged  property in most cases will be retained by the master servicer or servicer as additional  servicing  compensation.  In connection with any assumption,  the loan rate borne by the related mortgage note may not be altered.

        Realization Upon Defaulted Loans

        If a loan,  including  a  contract  secured  by a lien  on a  mortgaged  property,  is in default,  the master  servicer or servicer may take a variety of actions,  including  foreclosing on the mortgaged  property,  writing off the principal  balance of the loan as a bad debt, taking a deed  in  lieu  of  foreclosure,  accepting  a short  sale,  permitting  a  short  refinancing, arranging  for a repayment  plan,  capitalization  of  arrearages  or  modification  as described above,  or taking an unsecured note.  Realization on other contracts may be accomplished  through repossession and subsequent  resale of the underlying home  improvement.  In connection with that decision,  the master  servicer or servicer will,  following  usual  practices in connection with senior and junior mortgage servicing  activities or repossession and resale activities,  estimate the  proceeds  expected to be received  and the  expenses  expected to be incurred in  connection with that  foreclosure or repossession and resale to determine  whether a foreclosure  proceeding or a  repossession  and resale is  appropriate.  To the extent that a loan secured by a lien on a mortgaged  property  is  junior  to  another  lien  on the  related  mortgaged  property,  unless foreclosure  proceeds for that loan are expected to at least satisfy the related senior  mortgage loan in full and to pay  foreclosure  costs,  it is likely  that that loan will be written off as bad  debt  with  no  foreclosure  proceeding.  Similarly,  the  expense  and  delay  that  may be associated  with  foreclosing  on  the  borrower's  beneficial  interest  in  the  Mexican  trust following  a  default  on a Mexico  Loan,  particularly  if  eviction  or other  proceedings  are required to be commenced in the Mexican  courts,  may make attempts to realize on the  collateral securing the Mexico Loans uneconomical,  thus significantly  increasing the amount of the loss on the Mexico Loan.  If title to any  mortgaged  property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or  certificate  of sale will be issued to the  trustee or to its nominee on behalf of securityholders and, if applicable, the holders of any Excluded Balances.

        Any  acquisition  of title and  cancellation  of any REO Loan will be considered for most purposes to be an  outstanding  loan held in the trust until it is  converted  into a  Liquidated
Loan.

        For purposes of calculations of amounts  distributable to securityholders  relating to an
REO Loan, the  amortization  schedule in effect at the time of any  acquisition of title,  before any  adjustment  by reason of any  bankruptcy  or any similar  proceeding  or any  moratorium  or similar  waiver or grace period,  will be deemed to have  continued in effect and, in the case of an ARM loan,  the  amortization  schedule will be deemed to have adjusted in accordance  with any interest  rate changes  occurring on any  adjustment  date, so long as the REO Loan is considered to remain in the trust.  If a REMIC  election has been made,  any mortgaged  property so acquired by the trust must be disposed of in accordance  with  applicable  federal income tax  regulations and  consistent  with the status of the trust as a REMIC.  To the extent  provided in the related agreement,  any income,  net of expenses and other than gains described in the second  succeeding paragraph,  received by the servicer or the master  servicer on the mortgaged  property  prior to its  disposition  will be deposited in the Custodial  Account on receipt and will be available at that time for making payments to securityholders.

        For a loan in default,  the master servicer or servicer may pursue foreclosure or similar remedies  subject to any senior lien  positions  and certain  other  restrictions  pertaining  to junior loans as described under "Certain Legal Aspects of the Loans"  concurrently  with pursuing any remedy for a breach of a  representation  and  warranty.  However,  the  master  servicer  or servicer is not  required to continue to pursue both  remedies if it  determines  that one remedy is  more  likely  to  result  in a  greater  recovery.  If the  mortgage  loan  is an  Additional
Collateral  Loan or a Pledged  Asset  Mortgage  Loan,  the master  servicer or the  servicer  may proceed against the related mortgaged  property or the related  Additional  Collateral or Pledged
Assets first,  or may proceed against both  concurrently,  as permitted by applicable law and the terms  under  which  the  Additional  Collateral  or  Pledged  Assets  are  held,  including  any third-party guarantee.

        If a loan is  foreclosed  upon,  brokers may be engaged to sell the related  property and other  third  party  expenses  may be  incurred.  Any fees and  expenses  incurred  by the master servicer or  servicer  in pursuing  foreclosure  and  liquidation  of a loan will be  reimbursed, resulting  in a reduction of  Liquidation  Proceeds.  The master  servicer or servicer may engage affiliates or may itself  perform  certain  services  that might  otherwise be performed by third parties,  and may receive  fees that it believes in good faith to be  reasonable  and  consistent with its general servicing activities.

        On the first to occur of final  liquidation  and a  repurchase  or  substitution  under a breach of a  representation  and warranty,  the loan will be removed from the related trust.  The master  servicer  or  servicer  may  elect to  treat a  defaulted  loan as  having  been  finally liquidated  if  substantially  all  amounts  expected  to be  received  in  connection  with that liquidation  have been  received.  In some cases,  the master  servicer or servicer  will treat a loan that is 180 days or more  delinquent  as having  been  finally  liquidated.  Any  additional liquidation  expenses  relating  to the loan  incurred  after  the  initial  liquidation  will be reimbursable to the master servicer or servicer from any amounts  otherwise  distributable to the related  securityholders,  or may be  offset  by any  Subsequent  Recovery  related  to the loan.
Alternatively,  for  purposes of  determining  the amount of related  Liquidation  Proceeds to be distributed  to  securityholders,  the amount of any Realized  Loss or the amount  required to be drawn under any applicable form of credit  enhancement,  the master servicer or servicer may take into  account  minimal  amounts  of  additional  receipts  expected  to be  received,  as well as estimated  additional  liquidation  expenses  expected  to be  incurred  in  connection  with the defaulted  loan. On foreclosure  of a revolving  credit loan,  the related  Liquidation  Proceeds will be allocated  among the Trust Balances and Excluded  Balances as described in the prospectus supplement.

        For some series of securities,  the applicable form of credit enhancement may provide, to the extent of  coverage,  that a defaulted  loan or REO Loan will be removed from the trust prior to its final  liquidation.  In addition,  the master servicer,  the servicer or the holder of the most  subordinate  class of  certificates  of a series may have the option to  purchase  from the trust any defaulted  loan after a specified  period of  delinquency.  If a defaulted  loan or REO
Loan  is  not  removed  from  the  trust  prior  to  final  liquidation,  then,  upon  its  final liquidation,  if a loss is  realized  which  is not  covered  by any  applicable  form of  credit enhancement  or other  insurance,  the  securityholders  will bear the loss.  However,  if a gain results  from the final  liquidation  of an REO Loan which is not  required by law to be remitted to the related  mortgagor,  the master  servicer or servicer will be entitled to retain that gain as additional  servicing  compensation  unless the accompanying  prospectus  supplement  provides otherwise.

        The accompanying  prospectus  supplement will specify whether a Subsequent Recovery shall be distributed to the  securityholders  in the same manner as repurchase  proceeds or liquidation proceeds  received in the prior calendar month, to the extent that the related  Realized Loss was allocated to any class of  securities,  if a final  liquidation  of a loan resulted in a Realized
Loss  and  thereafter  the  master  servicer  or  servicer  receives  such  Subsequent   Recovery
specifically  related to that loan, in connection  with a related breach of a  representation  or warranty or otherwise.  In addition, if so specified in the accompanying  prospectus  supplement, the principal  balance of the class of subordinate  securities with the highest payment  priority to which Realized Losses,  other than Special Hazard Losses,  Bankruptcy  Losses and Fraud Losses
in excess of the  amount of  coverage  provided  therefor  and  Extraordinary  Losses,  have been allocated  will be increased to the extent that such  Subsequent  Recoveries  are  distributed as principal  to any  classes  of  securities.  However,  the  principal  balance  of that  class of subordinate  securities  will  not be  increased  by more  than the  amount  of  Realized  Losses previously  applied to reduce the principal  balance of that class of  securities.  The amount of any remaining  Subsequent  Recoveries  will be applied to increase the  principal  balance of the class of securities with the next lower payment  priority;  however the principal balance of that class of securities will not be increased by more than the amount of Realized  Losses  previously applied  to reduce the  principal  balance of that  class of  securities,  and so on.  Holders of securities  whose principal  balance is increased in this manner will not be entitled to interest on the increased  balance for any interest  accrual  period  preceding the  distribution  date on which the increase  occurs.  The foregoing  provisions  will apply even if the principal  balance of a class of subordinate securities was previously reduced to zero.  Accordingly,  each class of subordinate  securities  will be considered to remain  outstanding  until the  termination of the related trust.

        In the case of a series of  securities  other  than a  senior/subordinate  series,  if so provided in the accompanying  prospectus  supplement,  the applicable form of credit  enhancement may provide for  reinstatement  in accordance with specified  conditions if,  following the final liquidation  of a loan and a draw under the related  credit  enhancement,  Subsequent  Recoveries are  received.  For a  description  of the master  servicer's or the  servicer's  obligations  to maintain and make claims under applicable forms of credit  enhancement and insurance  relating to the loans, see "Description of Credit Enhancement" and "Insurance Policies on Loans."

        The  market  value  of  any  Mixed-Use  Property  or  multifamily  property  obtained  in foreclosure  or by deed in lieu of  foreclosure  will be  based  substantially  on the  operating income  obtained  from renting the dwelling  units and, in the case of  Mixed-Use  Property,  the commercial  units.  Since  a  default  on a  mortgage  loan  secured  by  Mixed-Use  Property  or multifamily  property is likely to have occurred because  operating income,  net of expenses,  is insufficient  to make debt service  payments on the related  mortgage loan, it can be anticipated that the  market  value of that  property  will be less  than was  anticipated  when the  related mortgage  loan was  originated.  To the extent  that the equity in the  property  does not absorb the loss in market  value and the loss is not  covered  by other  credit  support,  a loss may be experienced by the related trust.

        For a discussion of legal rights and  limitations  associated  with the  foreclosure of a loan, see "Certain Legal Aspects of the Loans."

        The master  servicer or servicer will deal with any defaulted  private  securities in the manner set forth in the accompanying prospectus supplement.

        Servicing Compensation and Payment of Expenses

        Each servicer or the master servicer,  as applicable,  will be paid  compensation for the performance  of  its  servicing  obligations  at  the  percentage  per  annum  described  in  the accompanying  prospectus  supplement  of the  outstanding  principal  balance of each  loan.  Any subservicer  will  also  be  entitled  to the  servicing  fee as  described  in the  accompanying prospectus  supplement.  The servicer or the master  servicer,  if any, will deduct the servicing fee for the loans  underlying  the  securities  of a series in an amount to be  specified  in the accompanying  prospectus  supplement.  The servicing fees may be fixed or variable.  In addition, the master  servicer,  any servicer or the  relevant  subservicers,  if any,  will be entitled to servicing  compensation  in the form of assumption  fees, late payment charges or excess proceeds following  disposition  of  property  in  connection  with  defaulted  loans and any  earnings on investments  held in the Payment Account or any Custodial  Account,  to the extent not applied as
Compensating  Interest.  Any Excess Spread or Excluded  Spread  retained by a seller,  the master servicer  or  servicer  will  not  constitute  part  of  the  servicing  fee.  Regardless  of the foregoing,  for a series of securities as to which the trust  includes  private  securities,  the compensation  payable to the master  servicer or servicer for  servicing and  administering  such private  securities on behalf of the holders of such  securities may be based on a percentage per annum described in the  accompanying  prospectus  supplement of the  outstanding  balance of such private securities and may be retained from  distributions of interest thereon,  if stated in the accompanying  prospectus supplement.  In addition,  some reasonable duties of the master servicer or the servicer  may be  performed  by an  affiliate  of the master  servicer or the servicer who will be entitled to compensation for performance of those duties.

        The master  servicer  or the  servicer  will pay or cause to be paid some of the  ongoing expenses  associated with each trust and incurred by it in connection  with its  responsibilities under the related agreement,  including,  without limitation,  payment of any fee or other amount payable for some credit  enhancement  arrangements,  payment of the fees and disbursements of the trustee,  any custodian  appointed by the trustee,  the security  registrar and any paying agent, and payment of expenses  incurred in enforcing the obligations of subservicers  and sellers.  The master  servicer  or the  servicer  will be  entitled to  reimbursement  of expenses  incurred in enforcing the obligations of subservicers and sellers under some circumstances.  In addition,  as
indicated  in  "-Servicing   and   Administration   of   Loans-Collection   and  Other  Servicing
Procedures," the master servicer or the servicer will be entitled to  reimbursements  for some of the expenses  incurred by it in  connection  with  Liquidated  Loans and in  connection  with the restoration of mortgaged  properties,  such right of  reimbursement  being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

        Evidence as to Compliance

        Each  pooling and  servicing  agreement or  servicing  agreement  will require the master servicer  or the  servicer,  for each  series of  securities,  to deliver to the  trustee,  on or before  the date in each  year  specified  in the  agreement,  and,  if  required,  file with the
Commission  as part of a Report on 10-K filed on behalf of each  issuing  entity,  the  following documents:

o       a report regarding its assessment of compliance  during the preceding  calendar year with all applicable  servicing criteria set forth in relevant  Commission  regulations with respect  to  asset-backed  securities  transactions  taken  as a whole  involving  the master  servicer  that are  backed by the same  types of assets as those  backing  the securities,  as well as similar  reports on  assessment  of  compliance  received from certain  other  parties  participating  in  the  servicing  function  as  required  by relevant Commission regulations;

o       with  respect  to each  assessment  report  described  immediately  above,  a report by a registered  public  accounting  firm that  attests to, and reports on, the  assessment made by the asserting party, as set forth in relevant Commission regulations; and

o       a  servicer  compliance  certificate,  signed  by an  authorized  officer  of the  master servicer, to the effect that:

o       A review of the  master  servicer's  activities  during the  reporting  period and of its performance  under the  applicable  related  agreement has been made under such officer's supervision; and

o       To the best of such officer's  knowledge,  based on such review,  the master servicer has fulfilled all of its  obligations  under the related  agreement in all material respects  throughout  the  reporting  period or, if there has been a failure to fulfill any such  obligation,  in any material  respect,  specifying  each such failure known to such officer and the nature and status thereof.

        The master servicer's  obligation to deliver to the trustee any assessment or attestation report  described  above and, if required,  to file the same with the  Commission,  is limited to those reports  prepared by the master servicer and, in the case of reports  prepared by any other party,  those  reports  actually  received by the master  servicer on or before  March 31 in each year. In addition,  each servicer or  subservicer  participating  in the servicing  function with respect to more than 5% of the  mortgage  loans will  provide the  foregoing  assessment  reports with respect to itself and each  servicer or  subservicer  of at least 10% of the mortgage  loans
will  provide  the  compliance   certificate  described  above  with  respect  to  its  servicing activities.

        Furthermore,  if any trust includes mortgage  securities,  either the related  prospectus supplement will specify how to locate Exchange Act reports  relating to such mortgage  securities or the required  information  will be provided in such trust's Exchange Act reports while it is a reporting entity.

        Certain Other Matters Regarding Servicing

        Each servicer or the master servicer, as applicable,  may not resign from its obligations and duties under the related pooling and servicing  agreement or servicing  agreement unless each rating agency has  confirmed in writing that the  resignation  will not qualify,  reduce or cause to be withdrawn the  then-current  ratings on the securities  except on a determination  that its duties  thereunder are no longer  permissible  under  applicable law. No resignation  will become effective  until  the  trustee  or a  successor  servicer  or master  servicer  has  assumed  the servicer's  or the  master  servicer's  obligations  and duties  under the  related  pooling  and servicing agreement.

        Each  pooling and  servicing  agreement  or  servicing  agreement  will also provide that neither the servicer,  the master servicer, nor any director,  officer,  employee or agent of the master  servicer or  servicer,  as  applicable,  will be under any  liability to the trust or the securityholders  for any  action  taken or for  refraining  from  taking any action in good faith under the related  agreement,  or for errors in  judgment.  However,  neither the  servicer,  the master  servicer  nor any  such  person  will be  protected  against  any  liability  that  would otherwise be imposed by reason of the failure to perform its  obligations in compliance  with any standard of care set forth in the related  agreement.  The  servicer or the master  servicer,  as applicable,  may,  in its  discretion,  undertake  any  action  that  it may  deem  necessary  or desirable  with  respect to the  servicing  agreement  and the  rights and duties of the  parties thereto and the  interest of the related  securityholders.  The legal  expenses  and costs of the action and any liability  resulting  therefrom  will be expenses,  costs and  liabilities  of the trust and the  servicer or the master  servicer  will be entitled to be  reimbursed  out of funds otherwise distributable to securityholders.

        The master  servicer or the  servicer  will be  required to maintain a fidelity  bond and errors and omissions  policy for its officers and  employees  and other persons  acting on behalf of the master  servicer  or the  servicer in  connection  with its  activities  under the related servicing agreement.

        If the servicer or the master servicer  subcontracts  the servicing of mortgaged loans to a Special  Servicer,  the  standard of care for, and any  indemnification  to be provided to, the
Special Servicer will be set forth in the related  prospectus  supplement,  pooling and servicing agreement or servicing agreement.

        A  servicer  or the  master  servicer  may have  other  business  relationships  with the depositor, any seller or their affiliates.

                                DESCRIPTION OF CREDIT ENHANCEMENT

General

        As described in the accompanying prospectus supplement,  credit support provided for each series of securities may include one or more or any combination of the following:

o       a letter of credit;

o       subordination provided by any class of subordinated securities for the related series;

o       overcollateralization and excess cash flow;

o       a mortgage  repurchase bond,  mortgage pool insurance policy,  mortgage insurance policy, special  hazard  insurance  policy,  bankruptcy  bond  or  other  types  of  insurance policies,  or  a  secured  or  unsecured  corporate  guaranty,  as  described  in  the accompanying prospectus supplement;

o       a reserve fund; or

o       a financial guaranty insurance policy or surety bond.

        If specified in the  accompanying  prospectus  supplement,  the loans or home improvement contracts may be partially insured by the FHA under Title I.

        Credit  support  for each series of  securities  may be  comprised  of one or more of the above  components.  Each component will have a dollar limit and may provide coverage for Realized
Losses that are:

o       Defaulted Mortgage Losses;

o       Special Hazard Losses;

o       Bankruptcy Losses; and
o       Fraud Losses.

        Most forms of credit  support will not provide  protection  against all risks of loss and will not guarantee  repayment of the entire  outstanding  principal balance of the securities and interest.  If losses  occur that  exceed the  amount  covered by credit  support or are of a type that is not covered by the credit  support,  securityholders  will bear their  allocable share of deficiencies.  In particular,  Defaulted  Mortgage  Losses,  Special  Hazard  Losses,  Bankruptcy
Losses and Fraud Losses in excess of the amount of coverage  provided  therefor and Extraordinary
Losses  will not be  covered.  To the  extent  that the  credit  enhancement  for any  series  of securities is exhausted,  the  securityholders  will bear all further risks of loss not otherwise insured against.

        Credit support may also be provided in the form of an insurance  policy covering the risk of  collection  and  adequacy  of any  Additional  Collateral  provided  in  connection  with any
Additional  Collateral  Loan, as limited by that  insurance  policy.  As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

        For any series of securities  backed by Trust  Balances of revolving  credit  loans,  the credit  enhancement  provided for the  securities  will cover any portion of any Realized  Losses allocated to the Trust Balances,  subject to any limitations  described in this prospectus and in the accompanying prospectus supplement. See "The Trusts-Revolving Credit Loans."

        Each prospectus supplement will include a description of:

o       the amount  payable  under the credit  enhancement  arrangement,  if any,  provided for a series;

o       any conditions to payment not otherwise described in this prospectus;

o       the  conditions  under which the amount  payable under the credit  support may be reduced and under which the credit support may be terminated or replaced; and

o       the material provisions of any agreement relating to the credit support.

        Additionally,  each prospectus  supplement will contain information for the issuer of any third-party credit  enhancement,  if applicable.  The related agreement or other documents may be modified in connection with the provisions of any credit  enhancement  arrangement to provide for reimbursement  rights,  control  rights or other  provisions  that may be  required by the credit
enhancer.  To  the  extent  provided  in  the  applicable   agreement,   the  credit  enhancement
arrangements may be periodically  modified,  reduced and substituted for based on the performance of or on the aggregate  outstanding  principal balance of the loans covered.  See "Description of
Credit Enhancement-Reduction or Substitution of Credit Enhancement."

        The descriptions of any insurance policies,  bonds or other instruments described in this prospectus or any prospectus  supplement and the coverage under those  instruments do not purport to be complete  and are  qualified  in their  entirety by  reference  to the actual  forms of the policies,  copies  of which  typically  will be  exhibits  to the  Form 8-K to be filed  with the
Securities  and Exchange  Commission  in  connection  with the issuance of the related  series of securities.

Letters of Credit

        If any component of credit  enhancement  as to any series of securities is to be provided by a letter of credit,  a bank will deliver to the trustee an irrevocable  letter of credit.  The letter of credit may  provide  direct  coverage  for the loans.  The letter of credit  bank,  the amount  available  under the  letter of credit  for each  component  of credit  enhancement,  the expiration  date of the  letter of  credit,  and a more  detailed  description  of the  letter of credit  will  be  specified  in  the  accompanying  prospectus  supplement.  On  or  before  each distribution  date,  the  letter  of  credit  bank  will  be  required  to  make  payments  after notification  from the trustee,  to be deposited in the related  Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

        A  senior/subordinate  series of securities will consist of one or more classes of senior securities and one or more classes of subordinate  securities,  as specified in the  accompanying prospectus  supplement.  Subordination  of the subordinate  securities of any  senior/subordinate series will be effected by the following  method,  unless an  alternative  method is specified in the  accompanying  prospectus  supplement.  In addition,  some  classes of senior or  subordinate securities  may be senior to other classes of senior or subordinate  securities,  as specified in the accompanying prospectus supplement.

        For any  senior/subordinate  series,  the total amount available for distribution on each distribution  date, as well as the method for  allocating  that amount among the various  classes of  securities  included  in  the  series,  will  be  described  in the  accompanying  prospectus supplement.  In most  cases,  for any  series,  the amount  available  for  distribution  will be allocated  first to interest on the senior  securities  of that series,  and then to principal of the senior  securities up to the amounts  described in the  accompanying  prospectus  supplement, prior to allocation of any amounts to the subordinate securities.

        If so  provided  in the  related  agreement,  the  master  servicer  or  servicer  may be permitted,  under  certain  circumstances,  to  purchase  any  loan  that is two or  more  months delinquent in payments of principal and interest,  at the repurchase  price.  If specified in the accompanying  prospectus  supplement,  any Realized Loss subsequently incurred in connection with any such loan will be passed  through  to the  then-outstanding  securityholders  of the  related series in the same manner as  Realized  Losses on loans that have not been so  purchased,  unless that  purchase  was made on the request of the holder of the most junior class of  securities  of
the  related  series.  See  "Description  of  the   Securities-Servicing  and  Administration  of
Loans-Special Servicing" above.

        In the event of any  Realized  Losses not in excess of the  limitations  described  below
(other than  Extraordinary  Losses),  the rights of the  subordinate  securityholders  to receive distributions  will be subordinate to the rights of the senior  securityholders  and the owner of
Excluded  Spread and, as to certain  classes of  subordinated  securities,  may be subordinate to the rights of other subordinate securityholders.

        Except as noted below,  Realized Losses will be allocated to the  subordinate  securities of the related  series  until their  outstanding  principal  balances  have been reduced to zero.
Additional  Realized Losses,  if any, will be allocated to the senior  securities.  If the series includes  more  than one class of senior  securities,  the  additional  Realized  Losses  will be allocated  either on a pro rata basis among all of the senior  securities  in proportion to their
respective   outstanding  principal  balances  or  as  otherwise  provided  in  the  accompanying prospectus supplement.

        The accompanying  prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated  among all outstanding  classes of securities.  In general,  such  losses will be  allocated  among all  outstanding  classes of  securities  of the related series on a pro rata basis in proportion to their  outstanding  principal  balances.  The respective  amounts of other  specified  types of losses,  including  Fraud Losses and Bankruptcy
Losses,  that may be borne solely by the subordinate  securities may be similarly  limited to the
Fraud Loss Amount and Bankruptcy Amount,  and the subordinate  securities may provide no coverage with respect to  Extraordinary  Losses or other  specified  types of losses,  as described in the accompanying  prospectus supplement,  in which case those losses would be allocated on a pro rata basis among all outstanding  classes of securities or as otherwise  specified in the accompanying prospectus  supplement.  Each of the Special  Hazard  Amount,  Fraud Loss  Amount and  Bankruptcy
Amount  may be subject  to  periodic  reductions  and may be  subject  to  further  reduction  or termination,  without the consent of the  securityholders,  on the written confirmation from each applicable  rating agency that the  then-current  rating of the related series of securities will not be adversely affected.

        In most cases, any allocation of a Realized Loss,  including a Special Hazard Loss, Fraud
Loss or Bankruptcy  Loss, to a security in a  senior/subordinate  series will be made by reducing its outstanding  principal  balance as of the  distribution  date following the calendar month in which the Realized Loss was incurred.

        The rights of  holders of the  various  classes  of  securities  of any series to receive distributions  of principal and interest is determined  by the  aggregate  outstanding  principal balance of each class or, if applicable,  the related notional amount. The outstanding  principal balance of any security will be reduced by all amounts  previously  distributed  on that security representing  principal,  and by any Realized Losses allocated thereto.  If there are no Realized
Losses or Principal  Prepayments on any loan, the respective  rights of the holders of securities of any series to future  distributions  in most cases  would not change.  However,  to the extent described  in the  accompanying  prospectus  supplement,  holders  of  senior  securities  may be entitled to receive a  disproportionately  larger amount of prepayments received during specified periods,  which will have the effect,  absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective  percentage  ownership  interest evidenced by the  subordinate  securities  in the  related  trust,  with a  corresponding  decrease  in the percentage of the outstanding  principal  balances of the senior  securities,  thereby preserving the availability of the subordination provided by the subordinate  securities.  In addition, some
Realized  Losses  will be  allocated  first  to  subordinate  securities  by  reduction  of their outstanding  principal  balance,  which  will  have  the  effect  of  increasing  the  respective ownership interest evidenced by the senior securities in the related trust.

        If so provided in the accompanying prospectus supplement,  some amounts otherwise payable on any  distribution  date to holders of  subordinate  securities may be deposited into a reserve fund.  Amounts held in any reserve fund may be applied as described under  "Description of Credit
Enhancement-Reserve Funds" and in the accompanying prospectus supplement.

        In lieu of the  foregoing  provisions,  subordination  may be effected  by  limiting  the rights of the holders of subordinate  securities to receive the Subordinate  Amount to the extent
described  in  the  accompanying   prospectus  supplement.   As  specified  in  the  accompanying
prospectus  supplement,  the  Subordinate  Amount  may be  reduced  based on the amount of losses borne  by the  holders  of the  subordinate  securities  as a  result  of  the  subordination,  a specified schedule or other method of reduction as the prospectus supplement may specify.

        The exact terms and provisions of the  subordination of any subordinate  security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

        If stated in the accompanying  prospectus  supplement,  interest collections on the loans may exceed  interest  payments on the securities and other fees and expenses of the trust for the related  distribution  date. To the extent such excess interest is applied as principal  payments on the  securities,  the  effect  will be to  reduce  the  principal  balance  of the  securities
relative   to   the   aggregate    outstanding   balance   of   the   loans,   thereby   creating
overcollateralization  and  additional  protection to the  securityholders,  if and to the extent specified  in the  accompanying  prospectus  supplement.  Additionally,  some of this excess cash flow may be used to protect the securities  against some Realized  Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

        Protection  against  losses  on all or a  portion  of the  loans  in a loan  pool  may be obtained  by the  depositor  for a trust in the form of a  mortgage  pool  insurance  policy or a mortgage  insurance  policy. A mortgage pool insurance policy covers specified losses on loans to the extent that the  primary  insurance  policy,  if  required,  is not  sufficient  to cover the loss.  Generally,  the insurer's  payment  obligations under a mortgage pool insurance policy are limited  to a certain  amount,  which  will be stated in the  prospectus  supplement.  As used in this  prospectus,  a  mortgage  insurance  policy  is a policy  that  provides  primary  mortgage insurance  on  all  of  the  loans  that  are  subject  to  the  policy.  The  insurer's  payment obligations  will be limited to the amount stated in the  prospectus  supplement,  if applicable.
Each  mortgage  pool  insurance  policy or mortgage  insurance  policy,  in  accordance  with the limitations  described in this  prospectus and in the prospectus  supplement,  if any, will cover
Defaulted  Mortgage  Losses on loans in an amount  specified  in the  prospectus  supplement.  As described under  "-Maintenance of Credit  Enhancement,"  the master servicer or servicer will use its best  reasonable  efforts  to  maintain  the  mortgage  pool  insurance  policy  or  mortgage insurance  policy and to present  claims to the insurer on behalf of itself,  the trustee and the securityholders.  The mortgage pool insurance policies and mortgage insurance policies,  however, are not blanket  policies  against  loss,  since  claims may only be made  respecting  particular defaulted  loans and only on  satisfaction  of specified  conditions  precedent  described in the succeeding paragraph.  Unless specified in the accompanying  prospectus supplement,  the mortgage pool  insurance  policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

        As more specifically provided in the accompanying  prospectus  supplement,  each mortgage pool  insurance  policy or mortgage  insurance  policy will  provide for  conditions  under which claims may be presented and covered under the policy.  On satisfaction of these  conditions,  the insurer will have the option either (a) to purchase the property  securing the defaulted  loan at a price described in the prospectus  supplement,  or (b) to pay the portion of the loss specified in the  prospectus  supplement.  In the case of a mortgage pool  insurance  policy,  payments (i)
may be reduced  because of an aggregate  payment  limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

        Securityholders  may  experience  a shortfall  in the amount of  interest  payable on the related  securities  in  connection  with the payment of claims under a mortgage  pool  insurance policy or a mortgage  insurance  policy  because the insurer may not be required to remit  unpaid interest  through  the  end  of  the  month  in  which  the  claim  is  paid.  In  addition,  the securityholders  may  also  experience  losses  on the  related  securities  in  connection  with payments made under a mortgage pool insurance  policy or mortgage  insurance policy to the extent that the master  servicer  or servicer  expends  funds to cover  unpaid  real estate  taxes or to repair the related  mortgaged  property in order to make a claim under a mortgage pool  insurance policy or mortgage  insurance  policy,  as those amounts may not be covered by payments under the applicable  policy  and may be  reimbursable  to the  master  servicer  or  servicer  from  funds otherwise  payable to the  securityholders.  If any mortgaged  property securing a defaulted loan is damaged and proceeds,  if any (see "-Special Hazard Insurance  Policies" below for risks which are not  covered by those  policies),  from the related  hazard  insurance  policy or  applicable special hazard  insurance  policy are insufficient to restore the damaged property to a condition sufficient to permit  recovery  under the mortgage pool  insurance  policy or mortgage  insurance policy,  the master  servicer or servicer is not  required to expend its own funds to restore the damaged  property  unless it  determines  that (a)  restoration  will  increase  the  proceeds to securityholders  on liquidation of the mortgage loan after  reimbursement  of the master servicer or servicer for its expenses and (b) the expenses will be recoverable  by it through  Liquidation
Proceeds or Insurance Proceeds.

        Some mortgage pool insurance policies,  mortgage insurance policies and primary insurance policies  will not insure  against loss  sustained  by reason of a default  arising  from,  among other  things,  fraud  or  negligence  in the  origination  or  servicing  of a  loan,  including misrepresentation  by the borrower,  the seller or other persons  involved in the  origination of
the  loan,   failure  to   construct  a  mortgaged   property  in   accordance   with  plans  and
specifications,  or bankruptcy,  unless, if specified in the accompanying  prospectus supplement, an endorsement to the mortgage pool insurance  policy or mortgage  insurance  policy provides for insurance  against  that  type of loss.  Depending  on the  nature  of the  event,  a breach of a representation  made by Residential  Funding or a designated  seller may also have  occurred.  If
the  breach  of  that   representation   materially  and  adversely   affects  the  interests  of
securityholders  and cannot be cured,  the breach would give rise to a repurchase  obligation  on the part of Residential  Funding or a designated  seller, as described under  "Description of the
Securities-Repurchases of Loans."

        The  original  amount of  coverage  under each  mortgage  pool  insurance  policy will be reduced  over the life of the related  series of  securities  by the  aggregate  amount of claims paid less the  aggregate of the net amounts  realized by the pool insurer on  disposition  of all foreclosed  properties.  The amount of claims paid includes some expenses  incurred by the master servicer or servicer as well as accrued  interest on delinquent  mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted  to the insurer.  See
"Certain  Legal  Aspects of the  Loans."  Accordingly,  if  aggregate  net claims  paid under any mortgage pool  insurance  policy reach the original  policy limit,  coverage  under that mortgage pool  insurance  policy will be  exhausted  and any  further  losses will be borne by the related securityholders.  In addition,  unless the master servicer or servicer determines that an Advance relating  to a  delinquent  mortgage  loan would be  recoverable  to it from the  proceeds of the liquidation  of the mortgage  loan or  otherwise,  the master  servicer or servicer  would not be obligated  to make  an  Advance  respecting  any  delinquency  since  the  Advance  would  not be ultimately  recoverable  to it from either the mortgage pool  insurance  policy or from any other related  source.  See  "Description of the  Securities-Advances."  If specified in the prospectus supplement,  a mortgage  insurance  policy may have a similar  limit on the  aggregate  amount of coverage for losses.

        Since each mortgage pool insurance  policy and mortgage  insurance  policy generally will require  that the  property  subject to a defaulted  mortgage  loan be  restored to its  original condition  prior to claiming  against  the  insurer,  those  policies  will not provide  coverage
against  hazard  losses.  As  described  under  "Insurance  Policies  on  Loans-Standard   Hazard
Insurance on Mortgaged  Properties,"  the hazard  policies  covering the mortgage loans typically exclude  from  coverage  physical  damage  resulting  from a number of causes and,  even when the damage is covered,  may afford  recoveries  which are  significantly  less than full  replacement cost of the  mortgaged  property.  Additionally,  no coverage for Special  Hazard  Losses,  Fraud
Losses or  Bankruptcy  Losses will cover all risks,  and the amount of any such  coverage will be limited.  See "-Special Hazard Insurance Policies" below. As a result,  certain hazard risks will not be insured against and may be borne by securityholders.

        Contract  pools  may be  covered  by pool  insurance  policies  that are  similar  to the mortgage pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

        Any insurance  policy covering  Special Hazard Losses obtained for a trust will be issued by the insurer named in the  accompanying  prospectus  supplement.  Each special hazard insurance policy subject to  limitations  described in this  paragraph and in the  accompanying  prospectus supplement,  if any,  will  protect the  related  securityholders  from  Special  Hazard  Losses.
Aggregate  claims  under a special  hazard  insurance  policy  will be  limited to the amount set forth in the  accompanying  prospectus  supplement  and will be subject to reduction as described in the accompanying  prospectus  supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable,  flood insurance on the property  securing the loan has been kept in force and other  protection  and  preservation  expenses have been paid by the master servicer or servicer.

        In accordance  with the foregoing  limitations,  a special hazard  insurance  policy will provide  that,  where there has been  damage to property  securing a  foreclosed  loan,  title to which has been  acquired  by the  insured,  and to the extent  the  damage is not  covered by the hazard  insurance  policy or flood insurance  policy,  if any,  maintained by the borrower or the master  servicer  or  servicer,  the  insurer  will pay the  lesser  of (i) the cost of repair or replacement  of the related  property or (ii) on transfer  of the  property to the  insurer,  the unpaid  principal  balance of the loan at the time of  acquisition  of the  related  property  by foreclosure or deed in lieu of  foreclosure,  plus accrued  interest at the loan rate to the date of claim  settlement  and certain  expenses  incurred by the master  servicer or servicer for the related property.

        If the property is  transferred to a third party in a sale approved by the special hazard insurer,  the amount  that the  special  hazard  insurer  will pay will be the amount  under (ii)
above reduced by the net proceeds of the sale of the property.  If the unpaid  principal  balance plus accrued  interest and some  expenses is paid by the special  hazard  insurer,  the amount of further  coverage  under the  related  special  hazard  insurance  policy will be reduced by that amount  less any net  proceeds  from the sale of the  property.  Any  amount  paid as the cost of repair of the property will further reduce  coverage by that amount.  Restoration of the property with the proceeds  described  under (i) above will satisfy the condition under each mortgage pool insurance  policy or contract pool insurance  policy that the property be restored before a claim under the  policy  may be  validly  presented  for the  defaulted  loan  secured  by the  related property.  The payment  described  under (ii) above will render  presentation of a claim relating to a loan under the related  mortgage pool  insurance  policy or contract pool  insurance  policy unnecessary.  Therefore,  so long as a mortgage pool insurance  policy or contract pool insurance policy remains in effect,  the payment by the insurer under a special hazard  insurance policy of the cost of repair or of the unpaid  principal  balance of the related loan plus accrued interest and some  expenses will not affect the total  Insurance  Proceeds  paid to  securityholders,  but will  affect  the  relative  amounts of  coverage  remaining  under the  related  special  hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

Bankruptcy Bonds

        In the event of a personal  bankruptcy  of a mortgagor  and a filing under  Chapter 13 of the  Bankruptcy  Code, a bankruptcy  court may establish  the value of the mortgaged  property of the mortgagor at a proceeding  resulting in a Deficient  Valuation.  Under current law, Deficient
Valuations are not permitted with respect to first liens on the related mortgaged  property,  but may occur with  respect to a mortgage  loan  secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

        In addition,  other  modifications of the terms of a mortgage loan or contract can result from a bankruptcy  proceeding  without a permanent  forgiveness  of the  principal  amount of the mortgage loan,  including a Debt Service Reduction.  See "Certain Legal Aspects of Mortgage Loans
and Contracts-The Mortgage  Loans-Anti-Deficiency  Legislation and Other Limitations on Lenders."
Any bankruptcy  policy to provide  coverage for  Bankruptcy  Losses  resulting  from  proceedings under the federal  Bankruptcy  Code  obtained  for a trust will be issued by an insurer  named in the accompanying  prospectus supplement.  The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

        If stated in the accompanying prospectus supplement,  the depositor will deposit or cause to be  deposited  in a  reserve  fund,  any  combination  of cash  or  Permitted  Investments  in specified amounts, or any other instrument  satisfactory to the rating agency or agencies,  which will be  applied  and  maintained  in the  manner  and  under  the  conditions  specified  in the accompanying  prospectus  supplement.  Instead of or in addition to that  deposit,  to the extent described  in the  accompanying  prospectus  supplement,  a reserve  fund may be  funded  through application  of all or a  portion  of  amounts  otherwise  payable  on  any  related  subordinate securities,  from the Excess Spread or  otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate  securities,  Excess Spread or other cash flows  attributable  to the related loans or on  reinvestment  income,  the reserve fund may provide less coverage than initially  expected if the cash flows or reinvestment  income on which the funding is dependent are lower than anticipated.

        For any series of securities as to which credit enhancement  includes a letter of credit,
if  stated  in  the  accompanying  prospectus  supplement,   under  specified  circumstances  the
remaining  amount of the letter of credit may be drawn by the trustee and  deposited in a reserve fund.  Amounts in a reserve fund may be distributed to  securityholders,  or applied to reimburse the master servicer or servicer for outstanding  Advances,  or may be used for other purposes, in the manner and to the extent specified in the accompanying  prospectus  supplement.  If stated in the  accompanying  prospectus  supplement,  amounts in a reserve  fund may be  available  only to cover  specific  types of  losses,  or losses on  specific  loans.  The  accompanying  prospectus supplement  will  specify  whether any reserve  fund will not be deemed to be part of the related trust. A reserve fund may provide  coverage to more than one series of  securities,  if described in the accompanying prospectus supplement.

        The  trustee   will  have  a  perfected   security   interest  for  the  benefit  of  the
securityholders  in the assets in the  reserve  fund,  unless the assets are owned by the related trust.  However,  to the extent that the  depositor,  any affiliate of the depositor or any other entity has an interest in any  reserve  fund,  in the event of the  bankruptcy,  receivership  or insolvency  of that entity,  there could be delays in  withdrawals  from the reserve fund and the corresponding  payments to the securityholders.  These delays could adversely affect the yield to investors on the related securities.

        Amounts  deposited  in any  reserve  fund  for a series  will be  invested  in  Permitted
Investments  by, or at the direction of, and for the benefit of a servicer,  the master  servicer or any other person named in the accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

        The depositor may obtain one or more financial  guaranty insurance policies or guaranties or one or more surety  bonds,  or one or more  guarantees  issued by  insurers  or other  parties acceptable to the rating agency or agencies  rating the securities  offered  insuring the holders of one or more classes of securities  the payment of amounts due in accordance  with the terms of that class or those classes of securities.  Any financial guaranty insurance policy,  surety bond or  guaranty  will have the  characteristics  described  in, and will be in  accordance  with any limitations and exceptions described in, the accompanying prospectus supplement.

        Unless  specified  in  the  accompanying  prospectus  supplement,  a  financial  guaranty insurance  policy will be  unconditional  and  irrevocable  and will  guarantee to holders of the applicable  securities  that an amount equal to the full amount of payments due to these  holders will be  received  by the  trustee  or its agent on behalf of the  holders  for  payment  on each payment date. The specific  terms of any financial  guaranty  insurance  policy will be described in the  accompanying  prospectus  supplement.  A  financial  guaranty  insurance  policy may have limitations  and,  in most  cases,  will not insure the  obligation  of the sellers or the master servicer  or  servicer  to  purchase  or  substitute  for a  defective  trust  asset and will not guarantee any specific rate of Principal  Prepayments or cover specific interest  shortfalls.  In most  cases,  the  insurer  will be  subrogated  to the  rights of each  holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Maintenance of Credit Enhancement

        If credit  enhancement has been obtained for a series of securities,  the master servicer or the servicer  will be obligated  to exercise its best  reasonable  efforts to keep or cause to be kept the credit  enhancement  in full force and effect  throughout  the term of the applicable
agreement,   unless  coverage  thereunder  has  been  exhausted  through  payment  of  claims  or
otherwise,   or  substitution   therefor  is  made  as  described  below  under   "-Reduction  or
Substitution  of Credit  Enhancement."  The master  servicer or the servicer,  as applicable,  on behalf of itself,  the trustee  and  securityholders,  will be  required  to provide  information required for the trustee to draw under any applicable credit enhancement.

        The master  servicer or the servicer  will agree to pay the  premiums  for each  mortgage pool insurance policy,  special hazard insurance policy,  mortgage  insurance policy,  bankruptcy policy,  financial  guaranty  insurance policy or surety bond, as applicable,  on a timely basis, unless the  premiums  are paid  directly by the trust.  As to mortgage  pool  insurance  policies generally,  if the related insurer ceases to be a Qualified  Insurer,  the master servicer or the servicer  will use its best  reasonable  efforts  to  obtain  from  another  Qualified  Insurer a
comparable   replacement   insurance   policy  or  bond  with  a  total  coverage  equal  to  the then-outstanding  coverage  of the  policy  or bond.  If the cost of the  replacement  policy  is greater than the cost of the existing policy or bond, the coverage of the  replacement  policy or bond  will,  unless  otherwise  agreed to by the  depositor,  be  reduced  to a level so that its premium  rate does not exceed the premium rate on the original  insurance  policy.  Any losses in market  value of the  securities  associated  with any  reduction or  withdrawal  in rating by an applicable rating agency shall be borne by the securityholders.

        If any  property  securing a defaulted  loan is damaged and  proceeds,  if any,  from the
related  hazard  insurance  policy  or  any  applicable   special  hazard  insurance  policy  are
insufficient to restore the damaged  property to a condition  sufficient to permit recovery under any letter of credit,  mortgage pool insurance policy,  mortgage insurance policy,  contract pool insurance  policy or any related primary  insurance  policy,  the master servicer or the servicer is not  required  to expend its own funds to restore the damaged  property  unless it  determines
(i) that  restoration  will  increase the proceeds to one or more classes of  securityholders  on liquidation  of the loan after  reimbursement  of the master  servicer  or the  servicer  for its expenses and (ii) that the expenses will be  recoverable  by it through  Liquidation  Proceeds or
Insurance  Proceeds.  If recovery  under any letter of credit,  mortgage pool  insurance  policy, mortgage  insurance  policy,  contract  pool  insurance  policy other credit  enhancement  or any related  primary  insurance  policy is not available  because the master servicer or the servicer has been unable to make the above  determinations,  has made the  determinations  incorrectly  or recovery  is not  available  for any  other  reason,  the  master  servicer  or the  servicer  is nevertheless  obligated to follow  whatever normal  practices and procedures,  in accordance with the preceding  sentence,  that it deems necessary or advisable to realize upon the defaulted loan and if this  determination  has been  incorrectly  made,  is  entitled  to  reimbursement  of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

        The amount of credit  support  provided  for any series of  securities  and  relating  to various types of losses  incurred may be reduced under  specified  circumstances.  In most cases,
the  amount   available  as  credit   support  will  be  subject  to  periodic   reduction  on  a
non-discretionary  basis in accordance  with a schedule or formula set forth in the  accompanying prospectus supplement.  Additionally,  in most cases, the credit support may be replaced, reduced or  terminated,  and the  formula  used in  calculating  the amount of  coverage  for  Bankruptcy
Losses,  Special  Hazard  Losses or Fraud  Losses  may be  changed,  without  the  consent of the
securityholders,   on  the  written  assurance  from  each  applicable  rating  agency  that  the then-current  rating of the related series of securities will not be adversely  affected and with the consent of the related credit enhancer, if applicable.

        Furthermore,  if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit  enhancement is no longer  sufficient to support the rating on the  related  securities,  the credit  rating of each class of the related  securities  may be downgraded to a corresponding  level,  and, the accompanying  prospectus  supplement will specify whether  the  master  servicer,  the  servicer  or the  depositor  will be  obligated  to  obtain replacement  credit  support  in order to  restore  the  rating  of the  securities.  The  master servicer or the servicer,  as  applicable,  will also be permitted to replace any credit  support
with  other  credit  enhancement   instruments  issued  by  obligors  whose  credit  ratings  are equivalent  to the  downgraded  level and in lower  amounts  that would  satisfy  the  downgraded level,  provided that the  then-current  rating of each class of the related series of securities is maintained.  Where the credit support is in the form of a reserve fund, a permitted  reduction in the amount of credit  enhancement  will  result in a release of all or a portion of the assets in the reserve  fund to the  depositor,  the master  servicer or the servicer or any other person that is  entitled  to the  credit  support.  Any assets so  released  and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                      OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

        The trustee on behalf of the trust may enter into  interest  rate swaps and related caps, floors and  collars to  minimize  the risk to  securityholders  of  adverse  changes in  interest rates, and other yield supplement  agreements or similar yield  maintenance  arrangements that do not involve swap agreements or other notional principal contracts.

        An  interest  rate swap is an  agreement  between  two  parties  to  exchange a stream of interest  payments  on an agreed  hypothetical  or  "notional"  principal  amount.  No  principal amount is exchanged  between the  counterparties  to an interest  rate swap. In the typical swap, one party  agrees to pay a fixed  rate on a notional  principal  amount,  while the  counterparty pays a  floating  rate  based  on one or more  reference  interest  rates  including  the  London
Interbank  Offered Rate,  or LIBOR,  a specified  bank's prime rate or U.S.  Treasury Bill rates.
Interest rate swaps also permit  counterparties  to exchange a floating rate obligation  based on one  reference  interest  rate (such as LIBOR) for a floating  rate  obligation  based on another referenced interest rate (such as U.S. Treasury Bill rates).

        The swap market has grown  substantially  in recent  years with a  significant  number of
banks  and  financial   service  firms  acting  both  as  principals  and  as  agents   utilizing
standardized  swap  documentation.  Caps,  floors and collars are more  recent  innovations,  and they are less liquid than other swaps.

        Yield supplement  agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

        There can be no  assurance  that the trust will be able to enter into or offset  swaps or enter into yield  supplement  agreements at any specific time or at prices or on other terms that are advantageous.  In addition,  although the terms of the swaps and yield supplement  agreements may provide for termination  under some  circumstances,  there can be no assurance that the trust will be able to  terminate a swap or yield  supplement  agreement  when it would be  economically advantageous to the trust to do so.

Purchase Obligations

        Some  types of loans and  classes  of  securities  of any  series,  as  specified  in the accompanying  prospectus  supplement,  may be  subject to a  purchase  obligation.  The terms and conditions  of each  purchase  obligation,  including  the  purchase  price,  timing and  payment procedure,  will be described in the accompanying  prospectus  supplement.  A purchase obligation for loans may apply to the loans or to the related  securities.  Each purchase  obligation may be a secured or unsecured  obligation of its provider,  which may include a bank or other  financial institution  or  an  insurance  company.  Each  purchase  obligation  will  be  evidenced  by  an instrument  delivered  to the trustee for the benefit of the  applicable  securityholders  of the related  series.  The  accompanying  prospectus  supplement  will specify  whether each  purchase
obligation   for  loans  will  be  payable   solely  to  the  trustee  for  the  benefit  of  the
securityholders  of  the  related  series.  Other  purchase  obligations  may be  payable  to the trustee or directly to the holders of the securities to which the obligations relate.

                                   INSURANCE POLICIES ON LOANS

        The  mortgaged  property  related to each loan  (other than a  Cooperative  Loan) will be required  to be covered  by a hazard  insurance  policy (as  described  under  "-Standard  Hazard
Insurance  on  Mortgaged  Properties,"  below).  In  addition,  some loans will be required to be covered by a primary  insurance  policy.  If there are any FHA loans and VA loans in the mortgage pool,  those loans will be covered by the government  mortgage  insurance  programs  described in the accompanying  prospectus  supplement.  The descriptions of any insurance  policies  contained in this  prospectus or any prospectus  supplement  and the coverage  thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

        If specified in the  accompanying  prospectus  supplement and except as described  below,
(i) each  mortgage  loan  having an LTV ratio at  origination  of over 80% will be  covered  by a primary  mortgage  guaranty  insurance policy insuring against default on the mortgage loan up to an amount set forth in the  accompanying  prospectus  supplement,  unless and until the principal balance of the  mortgage  loan is reduced to a level that would  produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related  seller will  represent and warrant that, to the best of its knowledge,  the mortgage loans are so covered.  However,  the foregoing  standard may  vary  significantly  depending  on  the  characteristics  of  the  mortgage  loans  and  the applicable  underwriting  standards. A mortgage loan will not be considered to be an exception to the  foregoing  standard  if no primary  insurance  policy was  obtained at  origination  but the mortgage  loan has  amortized  to an 80% or less LTV  ratio  level as of the  applicable  cut-off date.  In most  cases,  the  depositor  will have the  ability  to cancel any  primary  insurance policy if the LTV ratio of the  mortgage  loan is reduced  to 80% or less (or a lesser  specified percentage)  based on an appraisal of the mortgaged  property  after the related  closing date or as a result of principal  payments that reduce the  principal  balance of the mortgage loan after the  closing  date.  Trust  assets  secured by a junior lien on the  related  mortgaged  property usually  will not be  required  by the  depositor  to be covered by a primary  mortgage  guaranty insurance  policy  insuring  against  default on the mortgage  loan.  Mortgage  loans  secured by multifamily  properties  will not be covered by a primary  insurance  policy,  regardless  of the related LTV ratio.

        A primary insurance policy is generally  obtained with respect to an individual  mortgage loan.  It may be  required  to be obtained  and paid for by the  borrower,  or may be paid for by the master servicer, the servicer, the seller or a third party.

        Under a federal  statute,  borrowers  with  respect to many  residential  mortgage  loans originated  on or after July 29,  1999,  will have a right to  request  the  cancellation  of any private  mortgage  insurance  policy insuring loans when the outstanding  principal amount of the mortgage  loan has been  reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged  property at the time the mortgage loan was  originated.  The  borrower's  right to request the  cancellation  of the policy is subject to certain  conditions,  including (i) the condition  that no  monthly  payment  has been  thirty  days or more past due  during  the twelve months prior to the  cancellation  date, and no monthly  payment has been sixty days or more past due during the twelve  months prior to that  period,  (ii) there has been no decline in the value of the  mortgaged  property  since  the time the  mortgage  loan was  originated  and  (iii)  the mortgaged  property is not encumbered by subordinate  liens.  In addition,  any  requirement  for private mortgage insurance will automatically  terminate when the scheduled  principal balance of the  mortgage  loan,  based on the original  amortization  schedule  for the  mortgage  loan,  is reduced  to 78% or less of the  value  of the  mortgaged  property  at the  time of  origination, provided  the mortgage  loan is current.  The  legislation  requires  that  borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

        If the private  mortgage  insurance is not  otherwise  canceled or terminated by borrower request in the  circumstances  described above, it must be terminated no later than the first day of the  month  immediately  following  the  date  that is the  midpoint  of the  mortgage  loan's amortization  period,  if on that date,  the borrower is current on the payments  required by the terms of the mortgage  loan.  The  mortgagee's  or master  servicer's  or  servicer's  failure to comply with the law could  subject  such  parties to civil money  penalties  but would not affect the  validity or  enforceability  of the  mortgage  loan.  The law does not preempt any state law regulating  private mortgage  insurance  except to the extent that such law is inconsistent  with the federal law and then only to the extent of the inconsistency.

        In most  cases,  Mexico  Loans  will  have LTV  ratios  of less  than 80% and will not be insured  under  a  primary  insurance  policy.  Primary  mortgage  insurance  or  similar  credit enhancement  on a Mexico Loan may be issued by a private  corporation  or a  governmental  agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

        Mortgage  loans  that are  subject  to  negative  amortization  will only be covered by a primary  insurance  policy if that coverage was required on their  origination,  regardless  that subsequent  negative  amortization  may  cause  that  mortgage  loan's  LTV  ratio  based  on the then-current  balance,  to  subsequently  exceed the limits that would have required  coverage on their origination.

        While the terms and conditions of the primary  insurance  policies  issued by one primary mortgage  guaranty  insurer will usually differ from those in primary  insurance  policies issued by other primary insurers, each primary insurance policy generally will pay either:

o       the insured percentage of the loss on the related mortgaged property;

o       the  entire  amount  of the  loss,  after  receipt  by the  primary  insurer  of good and merchantable title to, and possession of, the mortgaged property; or

o       at the option of the primary insurer under certain primary  insurance  policies,  the sum of the  delinquent  monthly  payments plus any Advances  made by the insured,  both to the date of the claim  payment and,  thereafter,  monthly  payments in the amount that would have become due under the mortgage loan if it had not been  discharged  plus any
           Advances  made by the  insured  until the  earlier of (a) the date the  mortgage  loan would  have  been  discharged  in  full if the  default  had  not  occurred  or (b) an approved sale.

        The  amount  of the loss as  calculated  under a  primary  insurance  policy  covering  a mortgage  loan will in most cases  consist of the unpaid  principal  amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

o       rents or other  payments  received  by the  insured  (other  than the  proceeds of hazard insurance) that are derived from the related mortgaged property;

o       hazard  insurance  proceeds  received by the insured in excess of the amount  required to restore the  mortgaged  property and which have not been applied to the payment of the mortgage loan;

o       amounts expended but not approved by the primary insurer;

o       claim payments previously made on the mortgage loan; and

o       unpaid premiums and other amounts.

        As  conditions  precedent  to the filing or payment of a claim under a primary  insurance policy,  in the event of default by the borrower,  the insured will typically be required,  among other things, to:

o       advance or discharge (a) hazard  insurance  premiums and (b) as necessary and approved in advance by the  primary  insurer,  real  estate  taxes,  protection  and  preservation expenses and foreclosure and related costs;

o       in the  event  of any  physical  loss or  damage  to the  mortgaged  property,  have  the mortgaged  property  restored to at least its condition at the  effective  date of the primary insurance policy (ordinary wear and tear excepted); and

o       tender to the primary  insurer good and  merchantable  title to, and  possession  of, the mortgaged property.

        For any securities  offered under this  prospectus,  the master  servicer or the servicer will  maintain  or cause  each  subservicer  to  maintain,  as the case may be, in full force and effect and to the extent  coverage is  available a primary  insurance  policy with regard to each mortgage  loan for which  coverage is  required  under the  standard  described  above  unless an exception to such standard  applies or alternate  credit  enhancement is provided as described in the  accompanying  prospectus  supplement;  provided  that the  primary  insurance  policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

        The terms of the mortgage loans (other than  Cooperative  Loans) require each borrower to maintain a hazard  insurance  policy  covering the related  mortgaged  property and providing for coverage at least  equal to that of the  standard  form of fire  insurance  policy with  extended coverage  customary in the state in which the property is located.  Most  coverage  will be in an amount  equal to the  lesser of the  principal  balance  of the  mortgage  loan,  the  guaranteed replacement  value,  and, in the case of loans  secured by junior liens on the related  mortgaged property,  the principal  balance of any senior mortgage loans, or 100% of the insurable value of the  improvements  securing the mortgage loan.  The pooling and servicing  agreement will provide that the master  servicer or the servicer  shall cause the hazard  policies to be  maintained  or shall obtain a blanket  policy  insuring  against losses on the mortgage  loans.  If that blanket policy  contains a  deductible  clause,  the master  servicer  or  servicer  will  deposit in the
Custodial  Account or the applicable  Payment Account all amounts which would have been deposited in that  account  but for that  clause.  The master  servicer  or the  servicer  may  satisfy its obligation to cause hazard  policies to be maintained by  maintaining a blanket  policy  insuring against losses on those  mortgage  loans.  The ability of the master  servicer or the servicer to ensure that hazard  insurance  proceeds are  appropriately  applied may be dependent on its being named as an additional  insured under any hazard  insurance  policy and under any flood insurance policy  referred to below,  or on the extent to which  information in this regard is furnished to the master  servicer or the  servicer by borrowers or  subservicers.  If loans  secured by junior liens on the related  mortgaged  property are included  within any trust,  investors  should also consider  the  application  of hazard  insurance  proceeds  discussed  in this  prospectus  under
"Certain  Legal  Aspects  of the  Loans-The  Mortgage  Loans-Junior  Mortgages;  Rights of Senior
Mortgagees."

        The standard  form of fire and extended  coverage  policy  covers  physical  damage to or
destruction  of  the  improvements  on  the  property  by  fire,  lightning,   explosion,  smoke,
windstorm,  hail,  riot,  strike and civil  commotion,  in  accordance  with the  conditions  and exclusions  specified  in each  policy.  The  policies  relating  to the  mortgage  loans will be underwritten  by different  insurers  under  different  state laws in accordance  with  different applicable state forms and therefore will not contain  identical terms and conditions,  the basic terms of which are dictated by respective state laws.  These policies  typically do not cover any physical damage resulting from the following:  war, revolution,  governmental actions, floods and other  water-related  causes,  earth movement,  including  earthquakes,  landslides and mudflows, nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals, theft and, in some  cases,  vandalism.  The  foregoing  list is merely  indicative  of some kinds of  uninsured risks and is not intended to be  all-inclusive.  Where the improvements  securing a mortgage loan are located in a federally  designated  flood area at the time of  origination  of that  mortgage loan,  the  pooling  and  servicing  agreement  typically  requires  the master  servicer  or the servicer to cause to be maintained  for each such mortgage loan  serviced,  flood  insurance,  to the extent  available,  in an amount equal to the lesser of the amount required to compensate for any loss or damage on a  replacement  cost basis or the  maximum  insurance  available  under the federal flood insurance program.

        The hazard  insurance  policies  covering the mortgaged  properties  typically  contain a co-insurance  clause  that in  effect  requires  the  related  borrower  at all  times  to  carry insurance of a specified  percentage,  typically 80% to 90%, of the full replacement value of the improvements  on the  property in order to recover the full  amount of any partial  loss.  If the
related  borrower's  coverage  falls  below  this  specified  percentage,   this  clause  usually
provides  that the  insurer's  liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements  damaged or destroyed less physical  depreciation or (ii) the  proportion  of the loss as the amount of insurance  carried  bears to the  specified percentage of the full replacement cost of the improvements.

        Since the amount of hazard  insurance  that  borrowers  are  required  to maintain on the improvements  securing the mortgage  loans may decline as the  principal  balances  owing thereon decrease,  and since  residential  properties have  historically  appreciated in value over time, hazard  insurance  proceeds could be  insufficient  to restore fully the damaged  property in the event of a  partial  loss.  See  "Description  of Credit  Enhancement-Subordination"  above for a description of when  subordination  is provided,  the  protection,  limited to the Special Hazard
Amount as described in the accompanying  prospectus  supplement,  afforded by subordination,  and
"Description of Credit  Enhancement-Special  Hazard Insurance  Policies" for a description of the limited  protection  afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

        With respect to mixed-use mortgage loans and multifamily  mortgage loans, some additional insurance  policies may be required,  including,  but not limited to, loss of rent  endorsements, business interruption  insurance,  comprehensive public liability insurance and general liability insurance  for  bodily  injury  and  property  damage,  and the  related  pooling  and  servicing agreement or servicing  agreement  may require the master  servicer or servicer to maintain  that insurance with respect to any mortgaged properties relating to REO Loans.

        Hazard  insurance on the Mexican  properties will usually be provided by insurers located in  Mexico.  The  depositor  may not be able to obtain as much  information  about the  financial condition of the companies  issuing hazard  insurance  policies in Mexico as it is able to obtain for companies  based in the United States.  The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

Standard Hazard Insurance on Manufactured Homes

        The terms of the related  agreement will require the servicer or the master servicer,  as applicable,  to cause  to be  maintained  for  each  manufactured  housing  contract  one or more standard hazard insurance  policies that provide,  at a minimum,  the same coverage as a standard form fire and extended  coverage  insurance  policy that is customary for  manufactured  housing, issued  by a company  authorized  to issue the  policies  in the state in which the  manufactured home is  located,  and in an amount  that is not less  than the  maximum  insurable  value of the manufactured  home or the  principal  balance due from the  borrower on the related  manufactured housing  contract,  whichever is less.  Coverage may be provided by one or more blanket insurance policies  covering losses on the  manufactured  housing  contracts  resulting from the absence or insufficiency  of  individual  standard  hazard  insurance  policies.  If a  manufactured  home's location was, at the time of origination of the related manufactured  housing contract,  within a federally  designated  flood area,  the servicer or the master  servicer also will be required to maintain flood insurance.

        If the servicer or the master servicer  repossesses a manufactured  home on behalf of the trustee,  the  servicer  or the master  servicer  will  either  maintain  at its  expense  hazard insurance  for the  manufactured  home  or  indemnify  the  trustee  against  any  damage  to the manufactured home prior to resale or other disposition.

                                          THE DEPOSITOR

        The depositor is an indirect wholly owned subsidiary of GMAC Mortgage Group,  Inc., which is a wholly owned subsidiary of General Motors  Acceptance  Corporation,  which is a wholly-owned subsidiary  of General  Motors  Corporation.  The  depositor  is a Delaware  corporation  and was incorporated  on November  17, 1999.  The  depositor  was  organized  for the limited  purpose of acquiring  loans and contracts and  depositing  these loans and contracts  into issuing  entities that  issue  securities  backed  by such  loans.  The  depositor  does not  engage  in any  other activities  and does not  have,  nor is it  expected  in the  future  to  have,  any  significant assets.  The  depositor  anticipates  that it will in many cases have acquired  loans  indirectly through  Residential  Funding  Corporation,  which is an indirect wholly owned subsidiary of GMAC
Mortgage  Group,  Inc. The  depositor  anticipates  that it will in many cases acquire loans from
GMAC Mortgage  Corporation,  which is also an indirect  wholly owned  subsidiary of GMAC Mortgage
Group, Inc.

        The  securities do not represent an interest in or an  obligation of the  depositor.  The depositor's  only  obligations  with  respect  to a series of  securities  will be to  repurchase certain items of mortgage  collateral upon any breach of limited  representations  and warranties made by the depositor.

        The depositor  maintains its principal  office at 8400 Normandale  Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.

                                 RESIDENTIAL FUNDING CORPORATION

        If specified in the accompanying prospectus supplement,  Residential Funding Corporation, an affiliate of the  depositor,  will act as the sponsor and master  servicer or the servicer for each series of securities.

                                         THE AGREEMENTS

        As  described  in  this  prospectus   under   "Introduction"   and  "Description  of  the
Securities-General,"  each series of  certificates  will be issued under a pooling and  servicing agreement or trust  agreement,  as  applicable,  and each series of notes will be issued under an indenture,  each as  described  in  that  section.  In the  case of each  series  of  notes,  the provisions  relating to the  servicing of the loans will be  contained  in the related  servicing agreements.  The following  summaries describe  additional  provisions common to each pooling and servicing  agreement  and  trust  agreement  relating  to a  series  of  certificates,  and  each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

        Pooling and Servicing Agreement; Servicing Agreement

        Events of  default  under the  related  pooling  and  servicing  agreement  or  servicing agreement for a series of securities will include:

o       any  failure  by the  servicer  or master  servicer  to make a  required  deposit  to the
           Custodial  Account or the Payment  Account  or, if the master  servicer or servicer is the paying  agent,  to  distribute  to the holders of any class of  securities of that series  any  required  payment  which  continues  unremedied  for five days  after the giving of written  notice of the  failure to the master  servicer  or the  servicer by the  trustee  or the  depositor,  or to the  master  servicer  or  the  servicer,  the depositor and the trustee by the holders of securities  of such class  evidencing  not less than 25% of the aggregate  percentage  interests  constituting  that class or the credit enhancer, if applicable;

o       any  failure  by the  master  servicer  or  servicer  duly to  observe  or perform in any material  respect any other of its covenants or  agreements  in the related  agreement for that series of  securities  which  continues  unremedied  for a period of not more than 45  days,  or 15  days  in the  case of a  failure  to pay  the  premium  for any insurance  policy  which is required  to be  maintained  under the  related  servicing agreement,  after the giving of written  notice of the failure to the master  servicer or the  servicer  by the  trustee  or the  depositor,  or to the  master  servicer  or servicer,  the  depositor and the trustee by the holders of any class of securities of that  series  evidencing  not less  than  25%,  33% in the  case of a trust  including private  securities  or a majority in the case of a series of notes,  of the aggregate percentage interests  constituting that class, or the credit enhancer,  if applicable;
           and

o       some  events of  insolvency,  bankruptcy  or  similar  proceedings  regarding  the master servicer  or  servicer  and  certain  actions  by  the  master  servicer  or  servicer indicating its insolvency or inability to pay its obligations.

        A default  under the  terms of any  private  securities  included  in any trust  will not constitute an event of default under the related agreement.

        So long as an event of default  remains  unremedied,  either the depositor or the trustee may,  and,  in the case of an  event of  default  under a  pooling  and  servicing  agreement  or servicing  agreement,  as  applicable,  at the direction of the holders of securities  evidencing not less than 51% of the aggregate  voting rights in the related  trust,  the trustee  shall,  by written  notification  to the master  servicer or servicer  and to the  depositor or the trustee, terminate  all of the rights  and  obligations  of the  master  servicer  or  servicer  under the related  agreement,  other than any rights of the master servicer or servicer as  securityholder, and, in the case of  termination  under a  servicing  agreement,  the right to receive  servicing compensation,  expenses for  servicing  the trust  assets  during any period prior to the date of that  termination,  and other  reimbursement  of amounts the master  servicer or the  servicer is entitled to  withdraw  from the  Custodial  Account.  The trustee or, on notice to the  depositor and with the depositor's consent, its designee will succeed to all  responsibilities,  duties and liabilities of the master  servicer or the servicer under the related  agreement,  other than the obligation  to  purchase  loans  under  some  circumstances,  and  will be  entitled  to  similar compensation  arrangements.  If a series of securities includes credit enhancement  provided by a third  party  credit  enhancer,  certain of the  foregoing  rights may be  provided to the credit enhancer  rather  than  the  securityholders,  if  so  specified  in  the  applicable  prospectus supplement.  If the trustee  would be  obligated  to succeed the master  servicer or the servicer but is  unwilling  to do so, it may  appoint  or if it is unable  to act as  master  servicer  or servicer,  it shall  appoint or petition a court of competent  jurisdiction  for the  appointment of, a Fannie Mae- or Freddie Mac-approved  mortgage servicing  institution with a net worth of at least  $10,000,000  to act as successor to the master  servicer or the servicer under the related agreement,  unless  otherwise  described in the agreement.  Pending  appointment,  the trustee is obligated  to act in that  capacity.  The trustee and any  successor  may agree on the  servicing compensation  to be paid,  which in no event may be greater than the  compensation to the initial master  servicer or the servicer  under the related  agreement.  The master  servicer is required to  reimburse  the  trustee  for all  reasonable  expenses  incurred  or made by the  trustee  in accordance  with any of the  provisions of the pooling and servicing  agreement,  except any such expenses as may arise from the trustee's negligence or bad faith.

        No  securityholder  will  have any right  under a  pooling  and  servicing  agreement  or servicing agreement,  as applicable,  to institute any proceeding with respect to the pooling and servicing  agreement,  unless the holder  previously  has given to the trustee  written notice of default  and  the  continuance  thereof  and  unless  the  holders  of  securities  of any  class evidencing not less than 25% of the aggregate percentage  interests  constituting that class have made  written  request upon the trustee to institute  the  proceeding  in its own name as trustee under the pooling and  servicing  agreement  or  servicing  agreement,  as  applicable,  and have offered to the trustee  reasonable  indemnity  and the  trustee for 60 days after  receipt of the request and  indemnity  has  neglected  or refused to  institute  any  proceeding.  However,  the trustee will be under no  obligation  to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or servicing agreement, as applicable,  or to institute,  conduct or defend any  litigation  under the  pooling  and  servicing  agreement  or in  relation  to the pooling and servicing agreement or servicing agreement,  as applicable,  at the request, order or direction  of any of the  securityholders  covered by the  pooling  and  servicing  agreement  or servicing  agreement,  as  applicable,  unless the  securityholders  have  offered to the trustee reasonable  security  or  indemnity  against the costs,  expenses  and  liabilities  which may be incurred.

        Indenture

An event of default under the indenture for each series of notes, in most cases, will include:

o       default for five days or more in the  distribution of any principal of or interest on any note of the series;

o       failure to perform any other  covenant  of the  depositor  or the trust in the  indenture which  continues  for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

o       any  representation or warranty made by the depositor or the trust in the indenture or in any  certificate or other writing  delivered under or in connection with the indenture relating to or affecting the series,  having been  incorrect in a material  respect as of the time  made,  and the breach is not cured  within  thirty  days after  notice of that error is given in accordance  with the procedures  described in the  accompanying prospectus supplement;

o       certain  bankruptcy,  insolvency,  or similar  events  relating to the  depositor  or the trust; and

o       any other event of default provided for securities of that series.

        If an event of default as to the notes of any series at the time  outstanding  occurs and is  continuing,  either the trustee,  the credit  enhancer,  if  applicable,  or the holders of a majority  of the then  aggregate  outstanding  amount of the notes of the series with the written consent of the  credit  enhancer  may  declare  the  principal  amount,  or, if the notes of that series are accrual notes,  that portion of the principal  amount as may be specified in the terms of  that  series,  of all  the  notes  of the  series  to be due and  payable  immediately.  That declaration  may,  under some  circumstances,  be  rescinded  and  annulled  by the  holders of a majority in aggregate outstanding amount of the related notes.

        If,  following an event of default for any series of notes,  the notes of the series have been  declared to be due and  payable,  the trustee  may, in its  discretion,  or, if directed in writing  by the  credit  enhancer,  will,  regardless  of that  acceleration,  elect to  maintain possession  of the  collateral  securing  the  notes  of that  series  and to  continue  to apply payments  on that  collateral  as if  there  had  been no  declaration  of  acceleration  if that collateral  continues  to provide  sufficient  funds for the payment of principal of and interest on the notes of the  series as they would  have  become due if there had not been a  declaration.
In addition,  the trustee may not sell or otherwise  liquidate the collateral  securing the notes of a series following an event of default, unless:

o       the holders of 100% of the then aggregate  outstanding  amount of the notes of the series consent to that sale,

o       the proceeds of the sale or  liquidation  are  sufficient to pay in full the principal of and accrued interest,  due and unpaid, on the outstanding notes of the series,  and to reimburse the credit enhancer, if applicable, at the date of that sale, or

o       the trustee  determines  that the collateral  would not be sufficient on an ongoing basis to make all payments on those notes as those  payments  would have become due if those notes had not been  declared due and payable,  and the trustee  obtains the consent of the holders of 66 2/3% of the then  aggregate  outstanding  amount of the notes of the series and the credit enhancer, if applicable.

        In the event that the trustee  liquidates the  collateral in connection  with an event of default,  the indenture  provides that the trustee will have a prior lien on the proceeds of that liquidation  for  unpaid  fees and  expenses.  As a result,  on the  occurrence  of that event of default,  the amount  available  for  payments  to the  securityholders  would be less than would otherwise be the case.  However,  the trustee may not institute a proceeding for the  enforcement of its lien  except  in  connection  with a  proceeding  for the  enforcement  of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

        If stated in the accompanying  prospectus  supplement,  in the event the principal of the notes of a series is declared due and payable,  as described in the second  preceding  paragraph, the  holders of any notes  issued at a discount  from par may be entitled to receive no more than an amount  equal to the unpaid  principal  amount of those notes less the amount of the  discount that is unamortized.

        In most cases, no securityholder  will have any right under an indenture to institute any proceeding in connection with the agreement unless:

o       the  holder  previously  has  given to the  trustee  written  notice of  default  and the continuance of that default,

o       the holders of  securities  of any class  evidencing  not less than 25% of the  aggregate percentage  interests  constituting  the class (1) have made written  request upon the trustee to institute  that  proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

o       the trustee has  neglected  or refused to  institute  that  proceeding  for 60 days after receipt of that request and indemnity, and

o       no direction  inconsistent with that written request has been given to the trustee during that 60 day period by the  holders  of a majority  of the  security  balances  of that class.

        If a series of securities  includes credit  enhancement  provided by a third party credit enhancer,  certain of the  foregoing  rights may be provided to the credit  enhancer  rather than the securityholders, if so specified in the applicable prospectus supplement.

        However,  the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the  applicable  agreement  or to  institute,  conduct or defend  any  litigation under the pooling and servicing  agreement or in relation to the pooling and servicing  agreement at the  request,  order or  direction  of any of the  securityholders  covered by the  agreement, unless the  securityholders  have offered to the trustee reasonable security or indemnity against the costs,  expenses and liabilities  which may be incurred in or by exercise of that power.  The master  servicer is required to reimburse  the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the  indenture,  except any such expenses as may arise from the indenture trustee's negligence or bad faith.

Amendment

        In most cases,  each  agreement may be amended by the parties to the  agreement,  without the consent of the related securityholders:

o       to cure any ambiguity;

o       to correct or supplement any provision  therein which may be inconsistent  with any other provision therein or to correct any error;

o       to change the timing and/or  nature of deposits in the  Custodial  Account or the Payment
           Account or to change the name in which the  Custodial  Account is  maintained,  except that (a)  deposits  to the  Payment  Account  may not  occur  later  than the  related distribution  date,  (b) the change may not adversely  affect in any material  respect the interests of any  securityholder,  as evidenced by an opinion of counsel,  and (c)
           the change may not adversely  affect the  then-current  rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

o       if an  election  to  treat  the  related  trust  as a "real  estate  mortgage  investment conduit,"  or  REMIC,  has  been  made,  to  modify,  eliminate  or  add to any of its provisions (a) to the extent  necessary to maintain the  qualification of the trust as a REMIC or to avoid or  minimize  the  risk of  imposition  of any tax on the  related trust,  provided  that the  trustee  has  received an opinion of counsel to the effect that (1) the action is necessary or  desirable to maintain  qualification  or to avoid or minimize that risk,  and (2) the action will not  adversely  affect in any material respect the interests of any related  securityholder,  or (b) to modify the provisions regarding the  transferability  of the REMIC  Residual  Securities,  provided that the depositor has  determined  that the change would not adversely  affect the  applicable ratings  of any  classes  of the  certificates,  as  evidenced  by a letter  from each applicable  rating  agency,  and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Securities to a non-permitted transferee;

o       to make any  other  provisions  for  matters  or  questions  arising  under  the  related agreement which are not materially  inconsistent  with its provisions,  so long as the action  will not  adversely  affect  in any  material  respect  the  interests  of any securityholder; or

o       to  amend  any  provision  that is not  material  to  holders  of any  class  of  related securities.

        In most cases,  each  agreement may also be amended by the parties to the agreement  with the consent of the holders of  securities  of each class  affected  thereby  evidencing  not less than 66%, in the case of a series of securities  issued under a pooling and servicing  agreement, or a  majority,  in the  case of a  series  of  securities  issued  under  an  indenture,  of the aggregate  percentage  interests  constituting the outstanding  principal amount of securities of that class for the purpose of adding any  provisions to or changing in any manner or  eliminating any of the  provisions  of the related  agreement or of modifying in any manner the rights of the related  securityholders,  except that no such  amendment may (i) reduce in any manner the amount of, or delay  the  timing  of,  payments  received  on trust  assets  which  are  required  to be distributed  on a security of any class without the consent of the holder of the  security,  (ii)
adversely  affect  in any  material  respect  the  interests  of the  holders  of  any  class  of securities  in a manner other than as described in the preceding  clause,  without the consent of the holders of  securities  of that class  evidencing  not less than 66%, in the case of a series of securities  issued under a pooling and servicing  agreement,  or a majority,  in the case of a series of securities  issued under an indenture,  of the aggregate  outstanding  principal amount of the  securities  of each class of that series  affected by that  amendment or (iii) reduce the percentage  of  securities  of any class the holders of which are required to consent to any such amendment  unless the holders of all  securities  of that class have  consented  to the change in the  percentage.  Furthermore,  the applicable  prospectus  supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

        Regardless  of the  foregoing,  if a REMIC  election  has been made with  respect  to the related  trust,  the trustee  will not be entitled to consent to any  amendment  to a pooling and servicing  agreement  without  having first received an opinion of counsel to the effect that the amendment  or the  exercise  of any power  granted  to the master  servicer,  the  servicer,  the depositor or the trustee in accordance  with the amendment  will not result in the  imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Securities

        The  primary  obligations  created  by the  trust  agreement  or  pooling  and  servicing agreement for each series of securities,  other than some limited payment and notice  obligations of the  applicable  trustee and  depositor,  will  terminate on the  distribution  to the related securityholders  of all amounts  held in the Payment  Account or by the entity  specified  in the accompanying  prospectus supplement and required to be paid to the securityholders  following the earlier of:

o       the final payment or other  liquidation or disposition or any related Advance of the last trust asset subject to that  agreement  and all property  acquired on  foreclosure  or deed in lieu of foreclosure of any loan, and

o       the purchase by the entity specified in the accompanying  prospectus  supplement from the trust,  or from the special  purpose  entity,  if applicable  for that series,  of all remaining loans and all property acquired relating to the loans.

        Any option to  purchase  described  in the second  item above will be limited to cases in which the  aggregate  Stated  Principal  Balance of the  remaining  trust  assets is less than or equal to ten  percent  (10%) of the  initial  aggregate  Stated  Principal  Balance  of the trust assets or such other time as may be  specified  in the  accompanying  prospectus  supplement.  If the  holder  of a class  of  securities  may  terminate  the  trust  and  cause  the  outstanding securities to be redeemed  when 25% or more of the initial  principal  balance of the  securities is  still  outstanding,  the  term  "callable"  will be  included  in the  title  of the  related securities.  In addition to the foregoing,  the entity specified in the  accompanying  prospectus supplement may have the option to purchase,  in whole but not in part,  the securities  specified
in  the  accompanying   prospectus  supplement  in  the  manner  described  in  the  accompanying prospectus  supplement.  Following the purchase of such  securities,  the entity specified in the
accompanying   prospectus  supplement  will  effect  a  retirement  of  the  securities  and  the termination of the trust.  Written  notice of termination of the related  agreement will be given to each  securityholder,  and  the  final  distribution  will  be  made  only at the  time of the surrender and  cancellation  of the  securities  at an office or agency  appointed by the trustee which will be specified in the notice of termination.

        Any  purchase of loans and  property  acquired  from the loans  evidenced  by a series of securities  shall  be made at the  option  of the  entity  specified  in the  related  prospectus supplement at the price specified in the  accompanying  prospectus  supplement.  Such entity,  if not  Residential  Funding  Corporation or an affiliate,  shall be deemed to represent that one of the  following  will be true and  correct:  (i) the exercise of such option shall not result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal  Revenue Code or
(ii) such  entity is (A) not a party in  interest  with  respect to any ERISA plan  (other than a plan  sponsored or  maintained  by the entity,  provided that no assets of such plan are invested or  deemed to be  invested  in the  certificates)  and (B) not a  "benefit  plan  investor."  The exercise of that right will effect early  retirement of the  securities  of that series,  but the right of any entity to purchase the loans and related  property  will be subject to the criteria, and  will  be  at  the  price,  set  forth  in  the  accompanying  prospectus  supplement.  Early termination  in this  manner may  adversely  affect  the yield to holders of some  classes of the securities.  If a REMIC  election has been made,  the  termination  of the related  trust will be effected in a manner  consistent  with  applicable  federal income tax regulations and its status as a REMIC.

        In addition to the optional  repurchase of the property in the related  trust,  if stated
in the  accompanying  prospectus  supplement,  a holder of the Call  Class  will have the  right, solely at its discretion,  to terminate the related trust and thereby effect early  retirement of the  securities  of the  series,  on any  distribution  date  after  the 12th  distribution  date following the date of initial  issuance of the related  series of  securities  and until the date when the  optional  termination  rights of the entity  specified in the  accompanying  prospectus supplement  become  exercisable.  The  Call  Class  will  not be  offered  under  the  prospectus supplement.  Any such  call  will be of the  entire  trust at one  time;  multiple  calls for any series  of  securities  will  not be  permitted.  In the  case  of a  call,  the  holders  of the securities  will be paid a price equal to the Call Price.  To  exercise  the call,  the holder of the Call  Security must remit to the related  trustee for  distribution  to the  securityholders, funds equal to the Call Price.  If those funds are not deposited  with the related  trustee,  the securities  of that series  will  remain  outstanding.  In  addition,  in the case of a trust for which a REMIC  election  or  elections  have been made,  this  termination  will be effected in a manner  consistent with  applicable  Federal income tax regulations and its status as a REMIC. In
connection  with  a  call  by  the  holder  of  a  Call  Security,   the  final  payment  to  the
securityholders  will  be  made  at the  time  of  surrender  of the  related  securities  to the trustee.  Once the  securities  have been  surrendered  and paid in full,  there  will not be any further liability to securityholders.

        The  indenture  will be discharged  as to a series of notes,  except for some  continuing rights  specified  in the  indenture,  at the  time of the  distribution  to  noteholders  of all amounts required to be distributed under the indenture.

The Trustee

        The trustee under each pooling and servicing  agreement or trust  agreement under which a series of  securities  is issued will be named in the  accompanying  prospectus  supplement.  The commercial  bank or trust company serving as trustee may have normal banking  relationships  with the  depositor  and/or  its  affiliates,  including  Residential  Funding  Corporation  and  GMAC
Mortgage Corporation.

        The trustee may resign at any time,  in which event the  depositor  will be  obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible  to  continue as trustee  under the  related  agreement  or if the  trustee  becomes insolvent.  After  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a  successor  trustee.  The  trustee  may also be removed  at any time by the  holders of securities  evidencing  not less than 51% of the aggregate  voting  rights in the related  trust.
Any  resignation  or removal of the  trustee and  appointment  of a  successor  trustee  will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

        The  owner  trustee  under  each  trust  agreement  will  be  named  in the  accompanying prospectus  supplement.  The commercial  bank or trust company  serving as owner trustee may have normal banking  relationships  with the depositor  and/or its affiliates,  including  Residential
Funding Corporation and GMAC Mortgage Corporation.

        The owner  trustee  may  resign  at any  time,  in which  case the  Administrator  or the indenture  trustee  will be obligated  to appoint a successor  owner  trustee as described in the agreements.  The  Administrator  or the  indenture  trustee may also remove the owner  trustee if the owner trustee  ceases to be eligible to continue as owner  trustee under the trust  agreement or if the owner trustee  becomes  insolvent.  After  becoming aware of those  circumstances,  the
Administrator  or the indenture  trustee will be obligated to appoint a successor  owner trustee.
Any  resignation  or removal of the owner trustee and  appointment  of a successor  owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

        The indenture  trustee under the indenture will be named in the  accompanying  prospectus supplement.  The commercial  bank or trust company  serving as indenture  trustee may have normal banking  relationships with the depositor and/or its affiliates,  including  Residential  Funding
Corporation and GMAC Mortgage Corporation.

        The  indenture  trustee may resign at any time,  in which case the  depositor,  the owner trustee or the  Administrator  will be  obligated  to appoint a  successor  indenture  trustee as described in the indenture.  The depositor,  the owner trustee or the  Administrator as described in the  indenture may also remove the indenture  trustee if the  indenture  trustee  ceases to be eligible  to  continue  as  such  under  the  indenture  or  if  the  indenture  trustee  becomes insolvent.  After becoming  aware of those  circumstances,  the  depositor,  the owner trustee or the Administrator will be obligated to appoint a successor  indenture  trustee.  If stated in the indenture,  the  indenture  trustee  may also be removed at any time by the holders of a majority by  principal  balance of the notes.  Any  resignation  or removal of the  indenture  trustee and appointment of a successor  indenture  trustee will not become  effective until acceptance of the appointment by the successor indenture trustee.

                                      YIELD CONSIDERATIONS

        The yield to maturity  of a security  will depend on the price paid by the holder for the security,  the  pass-through  rate on any  security  entitled  to  payments  of  interest,  which pass-through  rate may vary if stated in the  accompanying  prospectus  supplement,  and the rate and  timing of  principal  payments  on the  loans,  including  payments  in  excess of  required installments,  prepayments or terminations,  liquidations and repurchases, the rate and timing of
Draws in the case of revolving credit loans,  and the allocation of principal  payments to reduce the principal balance of the security or notional amount thereof, if applicable.

        In general,  defaults  on loans are  expected to occur with  greater  frequency  in their
early  years.  The  rate  of  default  on  cash  out  refinance,   limited  documentation  or  no
documentation  mortgage  loans,  and on loans with high LTV ratios or  combined  LTV  ratios,  as applicable,  may be higher than for other types of loans.  Likewise, the rate of default on loans that have been  originated  under lower than  traditional  underwriting  standards  may be higher than those originated under traditional  standards.  A trust may include loans that are one month or more  delinquent  at the time of offering of the related  series of  securities  or which have recently been several months  delinquent.  The rate of default on delinquent  loans or loans with a recent  history of  delinquency  is more  likely to be higher than the rate of default on loans that have a current payment  status.  The rate of default on mortgage loans secured by unimproved land may be greater  than that of  mortgage  loans  secured  by  residential  properties  and the amount of the loss may be greater  because  the market for  unimproved  land may be  limited.  In addition,  the rate and timing of  prepayments,  defaults and  liquidations  on the loans will be affected  by the  general  economic  condition  of the region of the  country or the  locality in which the  related  mortgaged  properties  are  located.  The risk of  delinquencies  and loss is greater  and  prepayments  are less  likely  in  regions  where a weak or  deteriorating  economy exists,  as may be  evidenced  by,  among  other  factors,  increasing  unemployment  or  falling property  values.  The risk of loss may also be greater on loans with LTV ratios or combined  LTV ratios greater than 80% and no primary insurance  policies.  The yield on any class of securities and the timing of  principal  payments  on that class may also be affected  by  modifications  or actions  that may be taken or  approved  by the master  servicer,  the  servicer  or any of their affiliates as described in this prospectus  under  "Description of the  Securities-Servicing  and
Administration  of  Loans,"  in  connection  with a loan that is in  default,  or if a default is reasonably foreseeable.

        The risk of loss on  Interest  Only  Loans may be greater  than on loans  that  require a borrower to pay  principal and interest  throughout  the term of the loan from  origination.  See
"Characteristics of the Loans-Interest Only Loans."

        The risk of loss on loans  made on loans  secured  by  mortgaged  properties  located  in
Puerto  Rico may be  greater  than on loans  that are made to  borrowers  who are  United  States residents  and  citizens  or that are secured by  properties  located in the United  States.  See
"Certain Legal Aspects of the Loans."

        Because of the  uncertainty,  delays and costs that may be associated  with  realizing on collateral  securing the Mexico Loans, as well as the additional  risks of a decline in the value and  marketability  of the collateral,  the risk of loss for Mexico Loans may be greater than for mortgage loans secured by mortgaged  properties  located in the United  States.  The risk of loss on  loans  made to  international  borrowers  may be  greater  than  loans  that are made to U.S.
borrowers located in the United States. See "Certain Legal Aspects of the Loans."

        The  application  of any  withholding  tax on payments  made by borrowers of Mexico Loans residing  outside of the United States may increase the risk of default  because the borrower may have qualified for the loan on the basis of the lower mortgage  payment,  and may have difficulty making the increased  payments  required to cover the withholding  tax payments.  The application of withholding  tax may increase the risk of loss because the applicable  taxing  authorities may be permitted to place a lien on the  mortgaged  property or  effectively  prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

        To the  extent  that any  document  relating  to a loan is not in the  possession  of the trustee,  the  deficiency  may make it  difficult  or  impossible  to  realize  on the  mortgaged property  in the  event  of  foreclosure,  which  will  affect  the  timing  and  the  amount  of
Liquidation  Proceeds received by the trustee. See "Description of the  Securities-Assignment  of
Loans."

        The amount of interest  payments on trust  assets  distributed  or accrued in the case of deferred  interest on accrual  securities,  monthly to holders of a class of securities  entitled to payments  of  interest  will be  calculated,  or accrued in the case of  deferred  interest or accrual  securities,  on the basis of a fixed,  adjustable or variable  pass-through rate payable on the outstanding  principal  balance or notional amount of the security,  or any combination of pass-through  rates,  calculated  as  described  in  this  prospectus  and  in  the  accompanying prospectus  supplement  under  "Description  of the  Securities-Distributions  of  Principal  and
Interest  on the  Securities."  Holders of strip  securities  or a class of  securities  having a pass-through  rate that varies based on the weighted  average loan rate of the  underlying  loans will be affected by  disproportionate  prepayments  and  repurchases  of loans having  higher net interest rates or higher rates applicable to the strip securities, as applicable.

        The  effective  yield to maturity to each  holder of  securities  entitled to payments of interest will be below that otherwise  produced by the applicable  pass-through rate and purchase price of the  security  because,  while  interest  will accrue on each loan from the first day of each month,  the  distribution  of  interest  will be made on the 25th day or, if the 25th day is not a business  day,  the next  succeeding  business  day,  of the month  following  the month of accrual  or,  in the  case of a trust  including  private  securities,  such  other  day  that is specified in the accompanying prospectus supplement.

        A class of  securities  may be entitled  to payments of interest at a fixed,  variable or adjustable  pass-through  rate, or any  combination of pass-through  rates,  each as specified in the accompanying  prospectus supplement.  A variable pass-through rate may be calculated based on the weighted  average of the Net Loan Rates of the related loan or certain  balances  thereof for the month preceding the distribution  date. An adjustable  pass-through rate may be calculated by reference to an index or otherwise.

        The aggregate  payments of interest on a class of  securities,  and the yield to maturity on that class,  will be affected by the rate of payment of  principal on the  securities,  or the rate of reduction in the notional  amount of  securities  entitled to payments of interest  only, and, in the case of  securities  evidencing  interests  in ARM loans,  by changes in the Net Loan
Rates on the ARM loans.  See "Maturity and  Prepayment  Considerations"  below.  The yield on the securities will also be affected by liquidations of loans following borrower  defaults,  optional repurchases  and by purchases of loans in the event of breaches of  representations  made for the loans by the  depositor,  the master  servicer or the servicer and others,  or conversions of ARM loans to a fixed interest rate. See "Description of the  Securities-Representations  With Respect
to Loans."

        In most cases,  if a security is purchased at a premium over its face amount and payments of  principal  on the  related  loan  occur  at a rate  faster  than  anticipated  at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that assumed at the time of purchase.  On the other hand,  if a class of  securities  is purchased at a discount  from its face  amount  and  payments  of  principal  on the  related  loan  occur  at a rate  slower  than anticipated  at the time of purchase,  the  purchaser's  actual  yield to maturity  will be lower than  assumed at the time of  purchase.  The effect of Principal  Prepayments,  liquidations  and purchases  on  yield  will be  particularly  significant  in the  case of a class  of  securities entitled to payments of interest  only or  disproportionate  payments of  interest.  In addition, the total return to investors of securities  evidencing a right to  distributions  of interest at a rate that is based on the  weighted  average  Net Loan Rate of the loans from time to time will be  adversely  affected  by  principal  prepayments  on loans  with loan  rates  higher  than the weighted  average  loan rate on the loans.  In general,  loans with higher loan rates prepay at a faster  rate than loans with lower loan  rates.  In some  circumstances,  rapid  prepayments  may result in the  failure of the holders to recoup  their  original  investment.  In  addition,  the yield to  maturity  on other  types of  classes  of  securities,  including  accrual  securities, securities with a pass-through  rate that fluctuates  inversely with or at a multiple of an index or other  classes in a series  including  more than one class of  securities,  may be  relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

        The  outstanding  principal  balances of revolving  credit loans,  closed-end home equity loans,  home  improvement  contracts  and Home  Loans  are,  in most  cases,  much  smaller  than traditional  first lien  mortgage  loan  balances,  and the  original  terms to maturity of those loans and contracts are often shorter than those of traditional  first lien mortgage  loans. As a result,  changes  in  interest  rates  will not affect the  monthly  payments  on those  loans or contracts  to the same degree that  changes in  mortgage  interest  rates will affect the monthly payments  on  traditional  first  lien  mortgage  loans.  Consequently,  the effect of changes in prevailing  interest rates on the prepayment  rates on  shorter-term,  smaller  balance loans and contracts may not be similar to the effects of those changes on  traditional  first lien mortgage loan  prepayment  rates,  or those  effects  may be  similar to the  effects of those  changes on mortgage loan prepayment rates, but to a smaller degree.

        The timing of changes in the rate of principal  payments on or  repurchases  of the loans may  significantly  affect an  investor's  actual yield to maturity,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In most cases,  the earlier a prepayment of principal on the loans or a repurchase of loans,  the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's yield of  principal  payments and  repurchases  occurring at a rate higher or lower than the rate anticipated by the investor during the period  immediately  following the issuance of a series of securities  would not be fully offset by a subsequent  like  reduction or increase in the rate of principal payments.

        There can be no assurance as to the rate of principal  payments or Draws on the revolving credit loans.  For revolving  credit loans,  due to the  unpredictable  nature of both  principal payments  and Draws,  the rates of  principal  payments  net of Draws for those loans may be much more volatile than for typical first lien loans.

        When a full  prepayment  is made on a loan,  the  borrower  is  charged  interest  on the principal  amount of the loan so prepaid for the number of days in the month actually  elapsed up to the  date of the  prepayment.  Prepayments  in full or  final  liquidations  of  loans in most cases may  reduce  the  amount of  interest  distributed  in the  following  month to  holders of securities  entitled to distributions of interest if the resulting  Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the  Securities-Prepayment  Interest
Shortfalls."  A partial  prepayment  of  principal  is applied  so as to reduce  the  outstanding principal  balance of the related  mortgage loan,  other than a revolving  credit loan, as of the first day of the month in which the partial  prepayment is received.  As a result,  the effect of a partial  prepayment on a mortgage loan,  other than a revolving  credit loan, will be to reduce the amount of interest  distributed  to holders of securities in the month  following the receipt of  the  partial  prepayment  by an  amount  equal  to one  month's  interest  at the  applicable pass-through  rate or Net Loan Rate, as the case may be, on the prepaid  amount if such shortfall is not covered by Compensating Interest. See "Description of the  Securities-Prepayment  Interest
Shortfalls."  Neither full or partial  Principal  Prepayments  nor  Liquidation  Proceeds will be distributed  until the  distribution  date in the month  following  receipt.  See  "Maturity  and
Prepayment Considerations."

        For some  loans,  including  revolving  credit  loans  and ARM  loans,  the loan  rate at origination  may be below the rate that would  result  from the sum of the  applicable  index and gross  margin.  Under the  applicable  underwriting  standards,  the  borrower  under each of the loans,  other than a revolving  credit  loan,  usually will be qualified on the basis of the loan rate in effect at origination,  and borrowers under revolving credit loans are usually  qualified based on an assumed  payment  which  reflects a rate  significantly  lower than the maximum rate.
The  repayment  of any such loan may thus be  dependent  on the  ability of the  borrower to make larger  monthly  payments  following the  adjustment of the loan rate. In addition,  the periodic increase  in the  amount  paid by the  borrower  of a Buy-Down  Loan  during or at the end of the applicable  Buy-Down  Period may create a greater  financial  burden for the borrower,  who might not have otherwise  qualified for a mortgage under the applicable  underwriting  guidelines,  and may accordingly increase the risk of default for the related loan.

        For any loans secured by junior liens on the related  mortgaged  property,  any inability of the  borrower to pay off the  balance  may also  affect the ability of the  borrower to obtain refinancing  of any related  senior  loan,  thereby  preventing  a potential  improvement  in the borrower's circumstances.  Furthermore,  unless stated in the accompanying prospectus supplement, under the  applicable  agreement  the  master  servicer  or the  servicer  may be  restricted  or prohibited  from  consenting to any  refinancing of any related senior loan,  which in turn could adversely  affect the  borrower's  circumstances  or result in a prepayment  or default under the corresponding loan.

        The holder of a loan secured by a junior lien on the related  mortgaged  property will be subject  to a loss  of  its  mortgage  if the  holder  of a  senior  mortgage  is  successful  in foreclosure of its mortgage and its claim,  including any related  foreclosure costs, is not paid in full,  since no junior liens or  encumbrances  survive such a  foreclosure.  Also,  due to the priority  of the senior  mortgage,  the holder of a loan  secured by a junior lien on the related mortgaged  property  may  not  be  able  to  control  the  timing,  method  or  procedure  of any foreclosure  action  relating  to the  mortgaged  property.  Investors  should be aware  that any liquidation,  insurance  or  condemnation  proceeds  received  relating  to any loans  secured by junior liens on the related  mortgaged  property  will be  available  to satisfy the  outstanding balance of such loans only to the extent that the claims of the  holders of the senior  mortgages have been  satisfied in full,  including  any related  foreclosure  costs.  For loans  secured by junior  liens  that  have low  junior  mortgage  ratios,  foreclosure  costs  may be  substantial relative to the  outstanding  balance of the loan,  and therefore  the amount of any  Liquidation
Proceeds available to securityholders  may be smaller as a percentage of the outstanding  balance of the loan  than  would be the  case in a  typical  pool of first  lien  residential  loans.  In addition,  the holder of a loan  secured by a junior lien on the related  mortgaged  property may only  foreclose on the property  securing  the related loan subject to any senior  mortgages,  in which  case the holder  must  either pay the  entire  amount due on the senior  mortgages  to the senior  mortgagees  at or prior to the  foreclosure  sale or  undertake  the  obligation  to make payments on the senior mortgages.

        Depending upon the use of the revolving credit line and the payment patterns,  during the repayment  period,  a  borrower  may be  obligated  to make  payments  that are  higher  than the borrower  originally  qualified  for.  Some of the  revolving  credit  loans are not  expected to significantly  amortize  prior to maturity.  As a result,  a borrower  will,  in these cases,  be required to pay a  substantial  principal  amount at the  maturity of a  revolving  credit  loan.
Similarly,  a  borrower  of a  Balloon  Loan  will be  required  to pay  the  Balloon  Amount  at maturity.  Those loans pose a greater risk of default than  fully-amortizing  loans,  because the borrower's  ability to make such a  substantial  payment at maturity will in most cases depend on the borrower's  ability to obtain  refinancing  of those loans or to sell the mortgaged  property prior to the maturity of the loan. The ability to obtain  refinancing  will depend on a number of factors prevailing at the time refinancing or sale is required,  including,  without  limitation, the borrower's  personal economic  circumstances,  the borrower's equity in the related mortgaged property,  real estate  values,  prevailing  market  interest  rates,  tax laws and  national and
regional  economic   conditions.   None  of  the  seller,  the  depositor,   Residential  Funding
Corporation,  GMAC  Mortgage  Group,  Inc.  or any of  their  affiliates  will  be  obligated  to refinance or repurchase  any loan or to sell any mortgaged  property,  unless that  obligation is specified in the accompanying prospectus supplement.

        The loan rates on ARM loans that are subject to negative  amortization  typically  adjust monthly and their amortization  schedules adjust less frequently.  Because initial loan rates are typically  lower than the sum of the indices  applicable  at  origination  and the  related  Note
Margins,  during a period of rising interest rates as well as immediately after origination,  the amount of  interest  accruing  on the  principal  balance of those loans may exceed the amount of the  scheduled  monthly  payment.  As a result,  a portion of the accrued  interest on negatively amortizing  loans may become  deferred  interest which will be added to their  principal  balance and will bear interest at the applicable loan rate. The accompanying  prospectus  supplement will specify whether revolving credit loans will be subject to negative amortization.

        The addition of any deferred  interest to the  principal  balance of any related class of securities  will  lengthen  the  weighted  average  life  of that  class  of  securities  and may adversely  affect  yield to  holders of those  securities.  In  addition,  for ARM loans that are subject to  negative  amortization,  during a period of  declining  interest  rates,  it might be expected  that  each  scheduled  monthly  payment  on such a loan  would  exceed  the  amount  of scheduled  principal and accrued interest on its principal balance,  and since the excess will be applied to reduce  the  principal  balance of the  related  class or classes of  securities,  the weighted  average  life of those  securities  will be reduced and may  adversely  affect yield to holders thereof.

        If stated in the accompanying  prospectus supplement,  a trust may contain GPM Loans, GEM
Loans or Buy-Down  Loans that have  monthly  payments  that  increase  during the first few years following  origination.  Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment.  To the extent that the related  borrower's income does not increase at the same  rate as the  monthly  payment,  such a loan may be more  likely  to  default  than a mortgage loan with level monthly payments.

        If credit  enhancement  for a series of  securities  is  provided  by a letter of credit, insurance  policy or bond  that is issued or  guaranteed  by an  entity  that  suffers  financial difficulty,  such credit  enhancement  may not provide the level of support that was  anticipated at the time an investor  purchased its  security.  In the event of a default under the terms of a letter of credit,  insurance  policy or bond, any Realized Losses on the loans not covered by the credit  enhancement  will be applied to a series of  securities  in the manner  described  in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

        The accompanying  prospectus  supplement may set forth other factors concerning the loans securing a series of  securities  or the  structure  of such series that will affect the yield on the securities.

                             MATURITY AND PREPAYMENT CONSIDERATIONS

        As indicated  above under "The Trusts," the original  terms to maturity of the loans in a given  trust will vary  depending  on the type of loans  included  in the trust.  The  prospectus supplement for a series of securities  will contain  information  for the types and maturities of the loans in the related  trust.  The prepayment  experience,  the timing and rate of repurchases and the timing and amount of  liquidations  for the related  loans will affect the life and yield of the related series of securities.

        If the related  agreement  for a series of securities  provides for a Funding  Account or other means of funding the  transfer of  additional  loans to the  related  trust,  as  described under  "Description  of the  Securities-Funding  Account," and the trust is unable to acquire any additional  loans within any  applicable  time limit,  the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

        Prepayments on loans are commonly  measured  relative to a prepayment  standard or model.
The  prospectus  supplement  for each series of  securities  may describe one or more  prepayment standard or model and may contain tables  setting forth the projected  yields to maturity on each class of securities or the weighted  average life of each class of securities  and the percentage of the  original  principal  amount of each  class of  securities  of that  series  that would be outstanding  on specified  payment  dates for the series based on the  assumptions  stated in the accompanying  prospectus  supplement,  including  assumptions  that  prepayments on the loans are made at rates  corresponding to various  percentages of the prepayment  standard or model.  There is no assurance that  prepayment of the loans  underlying a series of securities  will conform to any  level  of  the  prepayment  standard  or  model  specified  in the  accompanying  prospectus supplement.

        The following is a list of factors that may affect prepayment experience:

o       homeowner mobility;

o       economic conditions;

o       changes in borrowers' housing needs;

o       job transfers;

o       unemployment;

o       borrowers' equity in the properties securing the mortgages;

o       servicing decisions;

o       enforceability of due-on-sale clauses;

o       mortgage market interest rates;

o       mortgage recording taxes;

o       solicitations and the availability of mortgage funds; and

o       the obtaining of secondary financing by the borrower.

        All statistics  known to the depositor that have been compiled for prepayment  experience on loans indicate that while some loans may remain outstanding until their stated  maturities,  a substantial  number will be paid  significantly  earlier than their respective stated maturities.
The rate of prepayment for conventional  fixed-rate loans has fluctuated  significantly in recent years.  In general,  however,  if prevailing  interest  rates fall  significantly  below the loan rates on the loans  underlying  a series of  securities,  the  prepayment  rate of such  loans is likely to be  significantly  higher than if  prevailing  rates remain at or above the rates borne by those loans.  Conversely,  when prevailing interest rates increase,  borrowers are less likely to prepay their loans.  The depositor is not aware of any  historical  prepayment  experience for loans secured by properties  located in Mexico or Puerto Rico and,  accordingly,  prepayments  on such  loans  may  not  occur  at the  same  rate  or be  affected  by the  same  factors  as more traditional loans.

        An  increase  in the  amount of the  monthly  payments  owed on a Mexico  Loan due to the imposition of  withholding  taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms is available.

        Risk of prepayment on Interest Only Loans may be greater because  borrowers may decide to refinance  before  the  expiration  of the  interest-only  period.  See  "Characteristics  of the
Loans-Interest Only Loans."

        There can be no assurance as to the rate of principal  payments or Draws on the revolving credit  loans.  In most  cases,  the  revolving  credit  loans may be  prepaid in full or in part without  penalty.  The  closed-end  home equity  loans may provide for a prepayment  charge.  The prospectus  supplement  will specify  whether loans may not be prepaid in full or in part without
penalty.   The  depositor  has  no  significant   experience  regarding  the  rate  of  Principal
Prepayments on home  improvement  contracts,  but in most cases expects that  prepayments on home improvement  contracts  will be higher  than  other  loans due to the  possibility  of  increased property value resulting from the home  improvement and greater  refinance  options.  The rate of principal  payments and the rate of Draws, if applicable,  may fluctuate  substantially from time to  time.  Home  equity  loans  are not  always  viewed  by  borrowers  as  permanent  financing.
Accordingly,  such loans may  experience  a higher rate of  prepayment  than  typical  first lien mortgage  loans.  Due to the  unpredictable  nature of both  principal  payments  and Draws,  the rates of principal  payments net of Draws for  revolving  credit loans may be much more  volatile than for typical first lien mortgage loans.

        The  yield to  maturity  of the  securities  of any  series,  or the rate and  timing  of principal  payments or Draws,  if  applicable,  on the related  loans,  may also be affected by a wide variety of specific terms and conditions  applicable to the respective  programs under which the loans were originated.  For example,  the revolving credit loans may provide for future Draws to be made only in specified  minimum amounts,  or  alternatively  may permit Draws to be made by check or through a credit card in any amount.  A pool of revolving  credit  loans  subject to the latter provisions may be likely to remain  outstanding  longer with a higher aggregate  principal balance  than a pool of  revolving  credit  loans  with the  former  provisions,  because  of the relative ease of making new Draws.  Furthermore,  the loans may provide for interest rate changes on a daily or monthly  basis,  or may have gross  margins that may vary under some  circumstances over the term of the loan. In extremely high market  interest rate scenarios,  securities  backed by loans with  adjustable  rates subject to  substantially  higher  maximum rates than  typically apply to adjustable  rate first mortgage loans may  experience  rates of default and  liquidation substantially  higher than those that have been  experienced  on other  adjustable  rate mortgage loan pools.

        The  yield to  maturity  of the  securities  of any  series,  or the rate and  timing  of
principal   payments  on  the  loans  or  Draws  on  the  related   revolving  credit  loans  and
corresponding  payments  on the  securities,  will also be  affected  by the  specific  terms and conditions  applicable to the  securities.  For example,  if the index used to determine the loan rates for a series of  securities  is different  from the index  applicable  to the loan rates of the underlying  loans,  the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted  average of the loan rates.  Depending on  applicable  cash flow allocation  provisions,  changes in the relationship  between the two indexes may also affect the timing  of  some  principal  payments  on  the  securities,  or  may  affect  the  amount  of any overcollateralization,  or the  amount  on  deposit  in any  reserve  fund,  which  could in turn accelerate  the  payment  of  principal  on the  securities  if so  provided  in  the  prospectus supplement.  For any series of securities backed by revolving credit loans,  provisions governing whether  future  Draws on the  revolving  credit  loans will be included in the trust will have a significant  effect on the rate and timing of principal  payments on the securities.  The rate at which  additional  balances are generated  may be affected by a variety of factors.  The yield to maturity of the  securities  of any series,  or the rate and timing of principal  payments on the loans may also be affected by the risks associated with other loans.

        As a  result  of the  payment  terms of the  revolving  credit  loans or of the  mortgage provisions  relating to future Draws,  there may be no principal  payments on those securities in any given month. In addition,  it is possible that the aggregate Draws on revolving  credit loans included in a pool may exceed the  aggregate  payments of  principal  on those  revolving  credit loans for the related period. If specified in the accompanying  prospectus  supplement,  a series of  securities  may  provide  for a  period  during  which  all or a  portion  of  the  principal collections  on  the  revolving  credit  loans  are  reinvested  in  additional  balances  or are accumulated in a trust account pending  commencement  of an  amortization  period relating to the securities.

        The  accompanying  prospectus  supplement will specify whether mortgage loans (other than
ARM  loans)  and  revolving  credit  loans  will,  and  closed-end  home  equity  loans  and home
improvement   contracts  may,  contain  due-on-sale   provisions   permitting  the  mortgagee  to
accelerate  the  maturity  of the  loan  upon  sale  or some  transfers  by the  borrower  of the
underlying  mortgaged  property.   Unless  the  accompanying   prospectus   supplement  indicates
otherwise,  the master servicer or servicer will enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or proposed  conveyance of the underlying  mortgaged property and it is entitled to do so under  applicable  law,  provided,  however,  that the master servicer or servicer will not take any action in relation to the  enforcement  of any  due-on-sale  provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

        An ARM loan is  assumable,  in some  circumstances,  if the  proposed  transferee  of the related  mortgaged  property  establishes  its ability to repay the loan and,  in the  reasonable judgment  of the master  servicer or the  servicer,  the  security  for the ARM loan would not be impaired  by the  assumption.  The  extent to which ARM loans are  assumed by  purchasers  of the mortgaged  properties  rather than prepaid by the related  borrowers in connection with the sales of the  mortgaged  properties  will affect the  weighted  average  life of the related  series of
securities.    See   "Description   of   the    Securities-Servicing    and   Administration   of
Loans-Enforcement    of   'Due-on-Sale'    Clauses"   and   "Certain   Legal   Aspects   of   the
Loans-Enforceability  of Certain  Provisions"  for a  description  of  provisions  of the related agreement and legal developments that may affect the prepayment rate of loans.

        While  most  manufactured  housing  contracts  will  contain   "due-on-sale"   provisions
permitting  the holder of the  manufactured  housing  contract to accelerate  the maturity of the manufactured  housing  contract on conveyance by the borrower,  the master  servicer or servicer, as applicable,  may permit  proposed  assumptions of  manufactured  housing  contracts  where the proposed buyer of the manufactured  home meets the underwriting  standards  described above. Such assumption  would have the effect of  extending  the  average  life of the  manufactured  housing contract.

        In  addition,  some  private  securities  included in a pool may be backed by  underlying loans having  differing  interest rates.  Accordingly,  the rate at which principal  payments are received on the related  securities  will,  to some extent,  depend on the interest  rates on the underlying loans.

        Some  types of loans  included  in a trust  may have  characteristics  that  make it more likely to default  than  collateral  provided  for mortgage  pass-through  securities  from other mortgage purchase programs.  The depositor anticipates including "limited  documentation" and "no
documentation"   mortgage  loans,   loans  acquired  under  Residential   Funding   Corporation's
negotiated  conduit asset program,  Mexico Loans,  loans secured by mortgaged  properties located in  Puerto  Rico and  mortgage  loans  that  were made to  international  borrowers  or that were originated  in  accordance  with  lower  underwriting  standards  and which may have been made to borrowers with imperfect credit histories and prior bankruptcies.  Likewise,  a trust may include loans that are one month or more  delinquent  at the time of offering  of the  related  series of securities or are secured by junior liens on the related  mortgaged  property.  Such loans may be susceptible  to a greater  risk of default and  liquidation  than might  otherwise be expected by investors in the related securities.

        The  mortgage  loans may in most cases be prepaid by the  borrowers  at any time  without payment of any  prepayment  fee or penalty,  although some of the mortgage  loans as described in the  accompanying  prospectus  supplement  provide for payment of a prepayment  charge.  This may have an  effect  on the  rate of  prepayment.  Some  states'  laws  restrict  the  imposition  of prepayment  charges even when the mortgage  loans  expressly  provide for the collection of those charges.  As a result,  it is  possible  that  prepayment  charges may not be  collected  even on mortgage loans that provide for the payment of these charges.

        The master  servicer or the servicer may allow the  refinancing  of loans in any trust by accepting  prepayments  and  permitting a new loan to the same borrower  secured by a mortgage on the same  property,  which may be  originated  by the  servicer or the master  servicer or any of their respective  affiliates or by an unrelated  entity.  In the event of a refinancing,  the new loan would not be included in the related trust,  so the  refinancing  would have the same effect as a prepayment  in full of the related  loan. A servicer or the master  servicer  may, from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without  limitation,  modifications  of existing loans,  general or targeted  solicitations,  the offering of preapproved  applications,  reduced origination fees or closing costs,  reduced or no documentation or other financial  incentives.  Targeted  solicitations  may be based on a variety of factors,  including the credit of the borrower,  the location of the  mortgaged  property,  or the master  servicer's or servicer's  judgment as to the likelihood of refinancing.  In addition, servicers or the master servicer may encourage  assumption of loans,  including  defaulted loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the loans, which may be removed from the related  pool. As a result of these  programs,  for the pool  underlying  any trust:

o       the rate of  Principal  Prepayments  of the  loans in the pool may be higher  than  would otherwise be the case;

o       in some cases,  the average  credit or collateral  quality of the loans  remaining in the pool may decline; and

o       the weighted  average  interest  rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

               Although  the loan rates on  revolving  credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

o       as to ARM loans,  not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

o       not  increase  the loan  rates  over a fixed  percentage  amount  during  the life of any revolving credit loan or ARM loan; and

o       be based on an index,  which may not rise and fall  consistently  with mortgage  interest rates,  plus the related Gross Margin,  which may be different from margins being used for newly originated adjustable rate loans.

        As a result,  the loan rates on the revolving credit loans or ARM loans in a trust at any time may not equal the prevailing rates for similar,  newly  originated  adjustable rate loans or lines of credit,  and  accordingly the rate of principal  payments and Draws, if applicable,  may be  lower or  higher  that  would  otherwise  be  anticipated.  In some  rate  environments,  the prevailing  rates on fixed-rate  loans may be  sufficiently  low in relation to the  then-current loan rates on revolving  credit loans or ARM loans that the rate of prepayment  may increase as a result of  refinancing.  There can be no certainty  as to the rate of  prepayments  or Draws,  if applicable, on the loans during any period or over the life of any series of securities.

        For any index  used in  determining  the rate of  interest  applicable  to any  series of securities or loan rates of the underlying  loans,  there are a number of factors that affect the performance  of those  indices and may cause  those  indices to move in a manner  different  from other  indices.  If an index  applicable to a series  responds to changes in the general level of interest rates less quickly than other indices,  in a period of rising interest rates,  increases in the yield to  securityholders  due to those  rising  interest  rates may occur later than that which would be produced by other  indices,  and in a period of  declining  rates,  that index may remain  higher  than  other  market  interest  rates  which  may  result  in a  higher  level  of prepayments  of the loans,  which  adjust in  accordance  with that  index,  than of loans  which adjust in accordance with other indices.

        Mortgage  loans made with  respect  to  multifamily  residential  rental  properties  and
Mixed-Use  Properties  may have  provisions  that  prohibit  prepayment  entirely  or for certain periods and/or require  payment of premium or yield  maintenance  penalties,  and may provide for payments of interest only during a certain period  followed by  amortization  of principal on the basis of a schedule  extending beyond the maturity of the related  mortgage loan.  Prepayments of such mortgage  loans may be affected by these and other  factors,  including  changes in interest rates and the  relative tax  benefits  associated  with  ownership  of  multifamily  property and
Mixed-Use Property.

        No assurance  can be given that the value of the mortgaged  property  securing a loan has remained or will  remain at the level  existing on the date of  origination.  If the  residential real  estate  market  should  experience  an overall  decline in  property  values  such that the outstanding  balances of the loans and any secondary  financing on the mortgaged  properties in a particular  pool  become  equal to or greater  than the value of the  mortgaged  properties,  the actual rates of  delinquencies,  foreclosures and losses could be higher than those now generally experienced in the mortgage  lending  industry.  The value of any Mexican  property could also be adversely  affected by, among other  things,  adverse  political  and  economic  developments  in
Mexico. In addition,  the value of property securing  Cooperative Loans and the delinquency rates for  Cooperative  Loans could be adversely  affected if the current  favorable  tax  treatment of cooperative  tenant  stockholders  were to become less  favorable.  See "Certain Legal Aspects of the Loans."

        To the extent  that losses  resulting  from  delinquencies,  losses and  foreclosures  or repossession  of mortgaged  property for loans included in a trust for a series of securities are
not  covered  by  the  methods  of  credit   enhancement   described  in  this  prospectus  under
"Description of Credit  Enhancement" or in the  accompanying  prospectus  supplement,  the losses will be borne by holders of the securities of the related series.  Even where credit  enhancement covers all Realized  Losses  resulting from  delinquency  and  foreclosure or  repossession,  the effect of foreclosures and repossessions may be to increase  prepayment  experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

        Under some  circumstances,  the  master  servicer  or a  servicer  may have the option to purchase the loans in a trust.  See "The  Agreements-Termination;  Retirement of Securities." Any
repurchase will shorten the weighted  average lives of the related  securities.  Furthermore,  as described  under "The  Agreements-Termination;  Retirement of  Securities,"  a holder of the Call
Class will have the right,  solely at its discretion,  to terminate the related trust and thereby effect early  retirement of the  securities  of the series,  on any  distribution  date after the
12th  distribution  date  following  the  date of  initial  issuance  of the  related  series  of certificates  and until the date when the optional  termination  rights of the master servicer or the servicer become  exercisable.  Any such  termination  will shorten the weighted average lives of the related securities.

                               CERTAIN LEGAL ASPECTS OF THE LOANS

        The following  discussion  contains summaries of some legal aspects of the loans that are general in nature.  Because  these legal  aspects are  governed in part by state law,  which laws may differ  substantially  from state to state,  the summaries do not purport to be complete,  to reflect  the laws of any  particular  state or to  encompass  the laws of all states in which the mortgaged  properties  may be situated.  These legal aspects are in addition to the  requirements of any applicable FHA Regulations  described in the accompanying  prospectus supplement regarding home  improvement  contracts  partially  insured  by the FHA  under  Title I. The  summaries  are qualified in their entirety by reference to the  applicable  federal and state laws governing the loans.

The Mortgage Loans

        General

        The loans, other than Cooperative Loans,  Mexico Loans and contracts,  will be secured by deeds of trust,  mortgages or deeds to secure debt  depending on the  prevailing  practice in the state in which the related  mortgaged  property is located.  In some states, a mortgage,  deed of trust or deed to secure debt creates a lien on the related real  property.  In other states,  the mortgage,  deed of trust or deed to  secure  debt  conveys  legal  title to the  property  to the mortgagee  subject to a  condition  subsequent,  for  example,  the  payment of the  indebtedness secured  thereby.  These  instruments  are not  prior  to the  lien for  real  estate  taxes  and assessments and other charges  imposed under  governmental  police powers.  Priority with respect to these  instruments  depends  on  their  terms  and in some  cases  on the  terms  of  separate subordination  or  inter-creditor  agreements,  and in most cases on the order of  recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

        There are two parties to a mortgage,  the  mortgagor,  who is the borrower and homeowner, and the mortgagee,  who is the lender. Under the mortgage  instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states,  three parties may be involved in a mortgage  financing  when title to the  property is held by a land  trustee  under a land trust agreement of which the borrower is the  beneficiary;  at origination of a mortgage loan, the land trustee,  as fee owner of the  property,  executes  the  mortgage  and the  borrower  executes  a separate  undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties:  the grantor,  who is the  borrower/homeowner;
the beneficiary,  who is the lender; and a third-party  grantee called the trustee.  Under a deed of  trust,  the  borrower  grants  the  mortgaged  property  to the  trustee,  irrevocably  until satisfaction  of the debt.  A deed to secure  debt  typically  has two  parties,  under which the borrower,  or grantor,  conveys title to the real property to the grantee,  or lender,  typically with a power of sale,  until the time when the debt is repaid.  The trustee's  authority  under a deed of trust and the  mortgagee's  or grantee's  authority  under a mortgage or a deed to secure debt,  as  applicable,  are  governed  by the law of the  state in which  the  real  property  is located,  the express  provisions  of the deed of trust,  mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

        Leases and Rents

        Mortgages  that  encumber  income-producing   multifamily  properties  often  contain  an
assignment  of rents and  leases,  pursuant  to which the  borrower  assigns  to the  lender  the borrower's  right,  title and  interest  as  landlord  under each  lease and the  income  derived therefrom,  while,  unless  rents are to be paid  directly to the  lender,  retaining a revocable license to collect the rents for so long as there is no default.  If the borrower  defaults,  the license  terminates  and the lender is entitled to collect the rents.  Local law may require that the lender take  possession  of the property  and/or  obtain a  court-appointed  receiver  before becoming entitled to collect the rents.

        Cooperative Loans

        If specified in the prospectus  supplement relating to a series of securities,  the loans
may  include  Cooperative  Loans.  In  general,   all  Cooperative   buildings  relating  to  the
Cooperative  Loans are  located in the State of New York.  Each  Cooperative  Note  evidencing  a
Cooperative  Loan will be secured  by a security  interest  in shares  issued by the  Cooperative that owns the related  apartment  building,  which is a  corporation  entitled to be treated as a housing  cooperative  under  federal tax law, and in the related  proprietary  lease or occupancy agreement  granting  exclusive  rights to occupy a specific  dwelling  unit in the  Cooperative's building.  The  security  agreement  will create a lien on, or grant a security  interest in, the
Cooperative  shares and proprietary  leases or occupancy  agreements,  the priority of which will depend on, among other  things,  the terms of the  particular  security  agreement as well as the order of  recordation  of the  agreement,  or the  filing  of the  financing  statements  related thereto,  in the  appropriate  recording  office or the taking of possession  of the  Cooperative shares,  depending  on the law of the state in which the  Cooperative  is  located.  This type of lien or  security  interest  is not,  in  general,  prior to  liens  in favor of the  cooperative corporation  for  unpaid  assessments  or  common  charges,  nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        In most cases,  each Cooperative owns in fee or has a leasehold  interest in all the real property  and owns in fee or leases the building and all separate  dwelling  units  therein.  The
Cooperative is directly  responsible for property management and, in most cases,  payment of real estate taxes, other governmental  impositions and hazard and liability insurance.  If there is an underlying  mortgage or  mortgages  on the  Cooperative's  building  or  underlying  land,  as is typically  the case, or an underlying  lease of the land, as is the case in some  instances,  the
Cooperative,  as mortgagor or lessee,  as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

        An underlying  mortgage loan is ordinarily obtained by the Cooperative in connection with either the  construction  or purchase of the  Cooperative's  building or the obtaining of capital by  the  Cooperative.  The  interest  of the  occupant  under  proprietary  leases  or  occupancy agreements as to which that  Cooperative  is the landlord is usually  subordinate to the interest of the holder of an  underlying  mortgage and to the  interest of the holder of a land lease.  If the  Cooperative  is unable  to meet the  payment  obligations  (i) arising  under an  underlying mortgage,  the mortgagee  holding an  underlying  mortgage  could  foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements or (ii) arising under its land lease,  the holder of the landlord's  interest  under the land lease could  terminate it and all  subordinate  proprietary  leases  and  occupancy  agreements.  In  addition,  an  underlying mortgage on a  Cooperative  may provide  financing in the form of a mortgage  that does not fully amortize,  with a  significant  portion of principal  being due in one final payment at maturity.
The inability of the  Cooperative  to refinance a mortgage and its  consequent  inability to make the final payment could lead to  foreclosure  by the  mortgagee.  Similarly,  a land lease has an expiration date and the inability of the  Cooperative to extend its term or, in the  alternative, to purchase the land,  could lead to  termination of the  Cooperative's  interest in the property and  termination  of all  proprietary  leases  and  occupancy  agreements.  In  either  event,  a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any  collateral  held by the lender who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative,  or in the case of the loans, the collateral securing the Cooperative Loans.

        Each  Cooperative  is owned by  shareholders,  referred to as  tenant-stockholders,  who, through  ownership  of  stock  or  shares  in the  Cooperative,  receive  proprietary  leases  or occupancy  agreements  which  confer  exclusive  rights to  occupy  specific  dwellings.  In most instances,  a tenant-stockholder  of a Cooperative must make a monthly maintenance payment to the
Cooperative   under   the   proprietary    lease,    which   rental   payment    represents   the
tenant-stockholder's  pro rata share of the Cooperative's  payments for its underlying  mortgage, real property taxes,  maintenance  expenses and other capital or ordinary expenses.  An ownership interest  in  a  Cooperative  and  accompanying  occupancy  rights  may  be  financed  through  a
Cooperative  Loan evidenced by a Cooperative  Note and secured by an assignment of and a security interest in the occupancy  agreement or proprietary  lease and a security interest in the related shares of the related  Cooperative.  The lender usually takes possession of the stock certificate and a counterpart  of the  proprietary  lease or occupancy  agreement  and a financing  statement covering the  proprietary  lease or occupancy  agreement and the  Cooperative  shares is filed in the appropriate  state or local offices to perfect the lender's  interest in its  collateral.  In accordance  with the  limitations  discussed  below,  on default of the  tenant-stockholder,  the lender may sue for judgment on the  Cooperative  Note,  dispose of the  collateral at a public or private sale or otherwise proceed against the collateral or  tenant-stockholder  as an individual as provided in the  security  agreement  covering  the  assignment  of the  proprietary  lease or occupancy  agreement  and the  pledge  of  Cooperative  shares.  See  "-Foreclosure  on Shares of
Cooperatives" below.

        Tax Aspects of Cooperative Ownership

        In general,  a  "tenant-stockholder,"  as defined in Section  216(b)(2)  of the  Internal
Revenue Code, of a corporation that qualifies as a "cooperative  housing  corporation" within the meaning of Section  216(b)(1)  of the Internal  Revenue  Code is allowed a deduction  for amounts paid or  accrued  within  his or her  taxable  year to the  corporation  representing  his or her proportionate  share of certain interest  expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal  Revenue Code to the corporation  under Sections 163 and 164 of the Internal  Revenue Code. In order for a corporation  to qualify under Section  216(b)(1) of the  Internal  Revenue  Code for its  taxable  year in  which  those  items  are  allowable  as a deduction to the  corporation,  the section  requires,  among other things,  that at least 80% of the gross income of the  corporation be derived from its  tenant-stockholders.  By virtue of this requirement,  the status of a  corporation  for  purposes of Section  216(b)(1)  of the  Internal
Revenue  Code  must  be  determined  on a  year-to-year  basis.  Consequently,  there  can  be no assurance that  Cooperatives  relating to the  Cooperative  Loans will qualify under this section for any particular  year. If a Cooperative  fails to qualify for one or more years,  the value of the collateral  securing any related  Cooperative  Loans could be significantly  impaired because no deduction  would be  allowable to  tenant-stockholders  under  Section  216(a) of the Internal
Revenue  Code with  respect  to those  years.  In view of the  significance  of the tax  benefits accorded  tenant-stockholders  of a corporation  that  qualifies  under Section  216(b)(1) of the
Internal  Revenue Code, the  likelihood  that this type of failure would be permitted to continue over a period of years appears remote.

        Mexico Loans

        If specified in the accompanying  prospectus  supplement,  the mortgage loans may include
Mexico Loans.  See "The  Trusts-Mexico  Loans" for a  description  of the security for the Mexico
Loans.

        Foreclosure on Mortgage Loans

        Although  a deed of trust or a deed to secure  debt may also be  foreclosed  by  judicial action,  foreclosure of a deed of trust or a deed to secure debt is typically  accomplished  by a non-judicial  sale under a specific  provision  in the deed of trust or deed to secure debt which authorizes  the  trustee  or  grantee,  as  applicable,  to sell the  property  on default by the borrower  under the terms of the note or deed of trust or deed to secure  debt.  In  addition  to any notice  requirements  contained  in a deed of trust or deed to secure  debt,  in some states, the trustee or  grantee,  as  applicable,  must record a notice of default and send a copy to the borrower  and to any  person  who has  recorded  a request  for a copy of notice of  default  and notice of sale.  In  addition,  in some  states,  the trustee or  grantee,  as  applicable,  must provide  notice  to any  other  individual  having an  interest  of record in the real  property, including  any  junior  lienholders.  If the  deed  of  trust  or  deed  to  secure  debt  is not reinstated  within a specified  period, a notice of sale must be posted in a public place and, in most states,  published  for a specific  period of time in one or more  newspapers.  In addition, some  states'  laws  require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

        In some states,  the borrower has the right to reinstate  the loan at any time  following default until shortly before the trustee's  sale. In most cases,  in those states,  the borrower, or any other person having a junior  encumbrance on the real estate,  may, during a reinstatement period,  cure the  default  by paying the entire  amount in arrears  plus the costs and  expenses incurred in enforcing the obligation.

        An action to foreclose a mortgage is an action to recover the mortgage  debt by enforcing the  mortgagee's  rights under the mortgage and in the mortgaged  property and  compelling a sale of the  mortgaged  property to satisfy the debt.  It is regulated  by statutes and rules,  and in most cases a borrower  is bound by the terms of the  mortgage  note and the  mortgage as made and cannot be relieved  from its own  default.  However,  a court may  exercise  equitable  powers to
relieve  a  borrower  of  a  default  and  deny  the   mortgagee   foreclosure.   Under   various
circumstances  a court of equity may relieve the borrower from a non-monetary  default where that default was not willful or where a monetary  default,  such as failure to pay real estate  taxes, can be cured before  completion of the foreclosure  and there is no substantial  prejudice to the mortgagee.

        Foreclosure of a mortgage  usually is  accomplished  by judicial  action.  In most cases, the action is  initiated by the service of legal  pleadings on all parties  having an interest of record  in  the  real  property.  Delays  in  completion  of  the  foreclosure  may  result  from
difficulties  in  locating  and  serving  necessary  parties,   including   borrowers,   such  as
international  borrowers,  located outside the  jurisdiction  in which the mortgaged  property is located.  Difficulties in foreclosing on mortgaged  properties owned by  international  borrowers may result in  increased  foreclosure  costs,  which may reduce the amount of  proceeds  from the liquidation  of the related  loan  available  to be  distributed  to the  securityholders  of the related series.  In addition,  delays in completion of the foreclosure and additional  losses may result  where loan  documents  relating  to the loan are  missing.  If the  mortgagee's  right to
foreclose  is  contested,   the  legal  proceedings   necessary  to  resolve  the  issue  can  be
time-consuming.

        In the case of foreclosure under a mortgage,  a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee,  as applicable,  is a public  sale.  However,  because of the  difficulty  a potential  buyer at the sale may have in determining  the exact  status of title and because the  physical  condition  of the property may have  deteriorated  during the  foreclosure  proceedings,  it is  uncommon  for a third  party to purchase  the property at a  foreclosure  sale.  Rather,  it is common for the lender to purchase the property from the trustee or grantee,  as  applicable,  or referee for a credit bid less than or equal to the  unpaid  principal  amount of the  loan,  accrued  and  unpaid  interest  and the expense  of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender  purchases  the property for a lesser amount and preserves its right against a borrower to seek a  deficiency  judgment  and the remedy is  available  under state law and the related  loan documents.  In some  states,  there is a  statutory  minimum  purchase  price that the lender may offer for the property and in most cases,  state law  controls  the amount of  foreclosure  costs and  expenses,  including  attorneys'  fees,  which may be  recovered  by a  lender.  Thereafter, subject  to the  right of the  borrower  in some  states  to  remain  in  possession  during  the redemption  period, the lender will assume the burdens of ownership,  including  obtaining hazard insurance,  paying taxes and making  repairs at its own expense that are  necessary to render the property  suitable for sale. In most cases,  the lender will obtain the services of a real estate broker and pay the broker's  commission  in connection  with the sale of the property.  Depending on  market  conditions,  the  ultimate  proceeds  of the sale of the  property  may not equal the lender's  investment  in the  property  and,  in some  states,  the lender may be  entitled  to a
deficiency  judgment.   In  some  cases,  a  deficiency  judgment  may  be  pursued  in  lieu  of foreclosure.  Any loss may be reduced by the receipt of any mortgage  insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

        Foreclosure on Junior Mortgage Loans

        If a senior  mortgage  goes into default,  the junior  mortgagee is at risk of losing its lien on the  mortgaged  property by a  foreclosure  of the senior lien.  To protect  against this loss the junior  mortgagee  must either pay the entire amount due on the senior  mortgages to the senior  mortgagees  prior to or at the time of the  foreclosure  sale or undertake the obligation to make  payments on the senior  mortgages if the mortgagor is in default  thereunder,  in either event  adding the amounts  expended to the balance due on the junior loan.  In  addition,  if the foreclosure  by a junior  mortgagee  triggers  the  enforcement  of a  "due-on-sale"  clause in a senior  mortgage,  the junior  mortgagee  may be  required  to pay the full  amount of the senior mortgages to the senior  mortgagees,  to avoid a default with respect  thereto.  Accordingly,  if the junior  lender  purchases  the  property,  the  lender's  title will be subject to all senior liens  and  claims  and  certain  governmental  liens.  The  same  is true  for  any  third-party purchaser,  thus  reducing the value the junior  mortgagee can realize at the  foreclosure  sale.
The  proceeds  received by the referee or trustee  from the sale are applied  first to the costs, fees and expenses of sale and then in  satisfaction of the  indebtedness  secured by the mortgage or deed of trust that is being  foreclosed.  Any remaining  proceeds are typically payable to the holders  of  junior  mortgages  or deeds of trust and  other  liens and  claims in order of their priority,  whether or not the  borrower  is in  default.  Any  additional  proceeds  are  usually payable to the  mortgagor  or  trustor.  The  payment of the  proceeds  to the  holders of junior mortgages  may occur in the  foreclosure  action  of the  senior  mortgagee  or may  require  the institution of separate legal  proceedings.  See  "Description of the  Certificates - Realization
Upon Defaulted Mortgage Loans or Contracts."

        In addition,  if proceeds  from a foreclosure  or similar sale of the mortgaged  property are  insufficient to satisfy all senior liens and the junior loan in the aggregate,  the trust as the  holder of the  junior  lien and,  accordingly,  holders  of one or more  classes  of related securities bear (1) the risk of delay in  distributions  while a deficiency  judgment against the borrower is obtained and (2) the risk of loss if the  deficiency  judgment is not realized  upon.
Moreover,  deficiency  judgments  may  not be  available  in  some  jurisdictions.  In  addition, liquidation  expenses  with  respect to  defaulted  junior  loans do not vary  directly  with the outstanding  principal  balance of the loans at the time of  default.  Therefore,  assuming  that the master  servicer or servicer  took the same steps in realizing  upon a defaulted  junior loan having a small  remaining  principal  balance as it would in the case of a defaulted  junior loan having a large  remaining  principal  balance,  the amount realized after expenses of liquidation would be smaller as a percentage of the  outstanding  principal  balance of the small junior loan than  would be the  case  with the  defaulted  junior  loan  having a large  remaining  principal balance.

        The  purposes  of a  foreclosure  action  are to enable the  mortgagee  to realize on its security and to bar the borrower,  and all persons who have an interest in the property  which is subordinate to the  foreclosing  mortgagee,  from their "equity of  redemption."  The doctrine of equity of redemption  provides  that,  until the property  covered by a mortgage has been sold in accordance with a properly  conducted  foreclosure and foreclosure sale, those having an interest which is  subordinate to that of the  foreclosing  mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition,  in some states,  when a  foreclosure  action has been  commenced,  the  redeeming  party must pay various costs of that action.  Those  having an equity of  redemption  must be made  parties  and duly  summoned to the foreclosure action in order for their equity of redemption to be barred.

        Foreclosure on Mexico Loans

        Foreclosure  on the  borrower's  beneficial  interest in the Mexican  trust  typically is expected to be  accomplished  by public sale in  accordance  with the  provisions of Article 9 of the UCC and the security  agreement  relating to that  beneficial  interest or by public  auction held by the Mexican  trustee  under the Mexico  trust  agreement.  Article 9 of the UCC  requires that a sale  be  conducted  in a  "commercially  reasonable"  manner.  Whether  a sale  has  been conducted  in a  "commercially  reasonable"  manner  will  depend on the facts in each  case.  In determining commercial  reasonableness,  a court will look to the notice given the debtor and the method,  manner,  time,  place and terms of the sale and the sale price.  In most  cases,  a sale conducted  according to the usual practice of banks selling  similar  collateral in the same area will be considered  reasonably  conducted.  Under the trust agreement,  the lender may direct the
Mexican  trustee to transfer  the  borrower's  beneficial  interest  in the Mexican  trust to the purchaser on completion  of the public sale and notice from the lender.  That  purchaser  will be entitled to rely on the terms of the Mexico  trust  agreement  to direct the  Mexican  trustee to transfer the borrower's  beneficial  interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

        Article 9 of the UCC provides  that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the  indebtedness  secured by the lender's security interest.  If there are proceeds remaining,  the lender must account to the borrower for the surplus.  On the other hand, if a portion of the  indebtedness  remains unpaid,  the borrower is usually  responsible for the deficiency.  However,  some states limit the rights of lenders to
obtain  deficiency  judgments.  See  "-Anti-Deficiency   Legislation  and  Other  Limitations  on
Lenders"  below.  The costs of sale may be  substantially  higher than the costs  associated with foreclosure  sales for property  located in the United States,  and may include  transfer  taxes, notary  public fees,  trustee fees,  capital  gains and other taxes on the proceeds of sale,  and the cost of  amending  or  terminating  the Mexico  trust  agreement  and  preparing  a new trust agreement.  Additional  costs  associated  with realizing on the collateral may include  eviction proceedings,  the costs of defending  actions brought by the defaulting  borrower and enforcement actions.  Any of the  additional  foreclosure  costs  may  make the  cost of  foreclosing  on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

        Where the borrower does not maintain its principal  residence in the United  States,  or, if a borrower  residing in the United  States  moves its  principal  residence  from the state in which the UCC financing  statements have been filed, and the lender,  because it has no knowledge of the  relocation  of the  borrower  or  otherwise,  fails to  refile  in the state to which the borrower has moved within four months after  relocation,  or if the borrower no longer resides in the United States,  the lender's security interest in the borrower's  beneficial  interest in the
Mexican  trust may be  unperfected.  In those  circumstances,  if the  borrower  defaults  on the
Mexico Loan,  the Mexico loan  agreement  will  nonetheless  permit the lender to  terminate  the borrower's  rights to occupy the Mexican  property,  and the Mexico trust  agreement  will permit the lender to instruct  the  Mexican  trustee to transfer  the Mexican  property to a  subsequent purchaser  or to  recognize  the  subsequent  purchaser  as the  beneficiary  of  the  borrower's beneficial  interest in the Mexican trust.  However,  because the lender's  security  interest in the borrower's  beneficial  interest in the Mexican trust will be  unperfected,  no assurance can be given that the lender will be  successful  in  realizing  on its  interest  in the  collateral
under  those  circumstances.   The  lender's  security  interest  in  the  borrower's  beneficial interest  in the Mexican  trust is not,  for  purposes  of  foreclosing  on that  collateral,  an interest in real  property.  The  depositor  either will rely on its remedies  that are available in the  United  States  under the  applicable  UCC and  under  the  Mexico  trust  agreement  and foreclose  on the  collateral  securing  a Mexico  Loan under the UCC,  or follow the  procedures described below.

        In the case of some  Mexico  Loans,  the Mexico  trust  agreement  may permit the Mexican trustee,  on notice from the lender of a default by the  borrower,  to notify the  borrower  that the borrower's  beneficial  interest in the Mexican trust or the Mexican property will be sold at an auction in  accordance  with the Mexico trust  agreement.  Under the terms of the Mexico trust agreement,  the borrower may avoid  foreclosure  by paying in full prior to sale the  outstanding principal  balance of,  together with all accrued and unpaid  interest and other amounts owed on, the  Mexico  Loan.  At the  auction,  the  Mexican  trustee  may sell the  borrower's  beneficial interest in the  Mexican  trust to a third  party,  sell the  Mexican  property to another  trust established to hold title to that property,  or sell the Mexican  property  directly to a Mexican citizen.

        The depositor is not aware of any other mortgage loan programs  involving  mortgage loans that are secured in a manner similar to the Mexico Loans.  As a result,  there may be uncertainty and  delays in the  process of  attempting  to realize on the  mortgage  collateral  and  gaining possession of the mortgaged  property,  and the process of marketing  the  borrower's  beneficial interest in the Mexican  trust to persons  interested  in  purchasing  a Mexican  property may be difficult.

        Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

        Under  the laws of the  Commonwealth  of Puerto  Rico the  foreclosure  of a real  estate mortgage  usually  follows  an  ordinary  "civil  action"  filed in the  Superior  Court  for the district  where the mortgaged  property is located.  If the defendant does not contest the action filed,  a default  judgment is rendered for the plaintiff  and the mortgaged  property is sold at public auction,  after  publication of the sale for two weeks, by posting written notice in three public places in the  municipality  where the auction will be held, in the tax collection  office and in the public  school of the  municipality  where the  mortgagor  resides,  if known.  If the residence  of the  mortgagor  is not  known,  publication  in one of the  newspapers  of  general circulation  in the  Commonwealth  of  Puerto  Rico  must be made at  least  once a week  for two weeks.  There may be as many as three public sales of the  mortgaged  property.  If the defendant contests  the  foreclosure,  the case may be tried and judgment  rendered  based on the merits of the case.

        There are no redemption  rights after the public sale of a foreclosed  property under the laws of the  Commonwealth  of  Puerto  Rico.  Commonwealth  of  Puerto  Rico law  provides  for a summary  proceeding  for the  foreclosure  of a mortgage,  but it is very seldom used  because of concerns  regarding  the  validity  of  those  actions.  The  process  may  be  expedited  if the mortgagee  can  obtain  the  consent  of the  defendant  to the  execution  of a deed  in lieu of foreclosure.

        Under  Commonwealth  of Puerto Rico law, in the case of the public sale on foreclosure of a  mortgaged  property  that (a) is subject to a mortgage  loan that was  obtained  for a purpose other than the financing or refinancing of the  acquisition,  construction  or improvement of the property and (b) is occupied by the  mortgagor as his principal  residence,  the mortgagor of the property has a right to be paid the first  $1,500 from the  proceeds  obtained on the public sale of the  property.  The  mortgagor  can claim  this sum of money  from the  mortgagee  at any time prior to the  public  sale or up to one year  after the  sale.  This  payment  would  reduce  the amount of sales  proceeds  available to satisfy the mortgage  loan and may increase the amount of the loss.

        Foreclosure on Shares of Cooperatives

        The Cooperative shares owned by the  tenant-stockholder,  together with the rights of the tenant-stockholder  under the  proprietary  lease or  occupancy  agreement,  are  pledged  to the lender and are,  in almost all cases,  subject to  restrictions  on  transfer as set forth in the
Cooperative's  certificate of incorporation  and by-laws,  as well as in the proprietary lease or occupancy  agreement.  The proprietary lease or occupancy  agreement,  even while pledged, may be cancelled  by the  Cooperative  for  failure  by the  tenant-stockholder  to pay  rent  or  other obligations or charges owed by the  tenant-stockholder,  including  mechanics'  liens against the
Cooperative's building incurred by the tenant-stockholder.

        In most cases,  rent and other  obligations and charges arising under a proprietary lease or occupancy  agreement that are owed to the Cooperative  become liens on the shares to which the proprietary  lease  or  occupancy  agreement  relates.  In  addition,  the  proprietary  lease or occupancy  agreement in most cases  permits the  Cooperative  to terminate the lease or agreement if the borrower defaults in the performance of covenants  thereunder.  Typically,  the lender and the Cooperative  enter into a recognition  agreement which,  together with any lender  protection provisions  contained in the  proprietary  lease or occupancy  agreement,  establishes the rights and  obligations  of both  parties  in the event of a default  by the  tenant-stockholder  on its
obligations   under  the   proprietary   lease  or   occupancy   agreement.   A  default  by  the
tenant-stockholder  under the proprietary lease or occupancy  agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The  recognition  agreement in most cases  provides that, if the  tenant-stockholder  has defaulted  under the  proprietary  lease or occupancy  agreement,  the  Cooperative  will take no action to terminate  the lease or  agreement  until the lender has been  provided  with notice of and an opportunity to cure the default.  The  recognition  agreement  typically  provides that if the proprietary  lease or occupancy  agreement is terminated,  the Cooperative will recognize the lender's lien against  proceeds from a sale of the shares and the proprietary  lease or occupancy agreement  allocated to the dwelling,  subject,  however,  to the Cooperative's right to sums due under the  proprietary  lease or  occupancy  agreement  or which have become  liens on the shares relating  to the  proprietary  lease  or  occupancy  agreement.  The  total  amount  owed  to the
Cooperative by the  tenant-stockholder,  which the lender in most cases cannot  restrict and does not  monitor,  could  reduce  the  amount  realized  upon a  sale  of the  collateral  below  the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition  agreements  also  typically  provide  that  if the  lender  succeeds  to the tenant-shareholder's  shares  and  proprietary  lease or  occupancy  agreement  as the  result of realizing  upon its  collateral  for a Cooperative  Loan,  the lender must obtain the approval or consent of the board of  directors  of the  Cooperative  as  required  by the  proprietary  lease before  transferring the Cooperative  shares and assigning the proprietary  lease.  This approval or consent is usually  based on the  prospective  purchaser's  income and net worth,  among other factors, and may significantly reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  In most cases,  the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because of the nature of  Cooperative  Loans,  lenders do not usually  require either the tenant-stockholder  (that is, the borrower) or the  Cooperative to obtain title  insurance of any type.  Consequently,  the existence of any prior liens or other  imperfections of title affecting the  Cooperative's  building or real estate also may adversely  affect the  marketability  of the shares allocated to the dwelling unit in the event of foreclosure.

        A foreclosure  on the  Cooperative  shares is  accomplished  by public sale in accordance with the  provisions  of Article 9 of the  Uniform  Commercial  Code,  or UCC,  and the  security agreement  relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a
"commercially  reasonable"  manner.  Whether  a  sale  has  been  conducted  in  a  "commercially
reasonable"   manner  will  depend  on  the  facts  in  each  case.  In  determining   commercial
reasonableness,  a court will look to the notice given the debtor and the method,  manner,  time, place and terms of the sale and the sale price.  In most  instances,  a sale conducted  according to the  usual  practice  of  creditors  selling  similar  collateral  in the  same  area  will be considered reasonably conducted.

        Where the lienholder is the junior  lienholder,  any foreclosure may be delayed until the junior lienholder  obtains actual  possession of such Cooperative  shares.  Additionally,  if the lender does not have a first priority  perfected  security  interest in the  Cooperative  shares, any  foreclosure  sale  would be subject to the rights  and  interests  of any  creditor  holding senior  interests  in the  shares.  Also,  a  junior  lienholder  may  not be able  to  obtain  a recognition  agreement  from a  Cooperative  since many  cooperatives  do not permit  subordinate financing.  Without a  recognition  agreement,  the junior  lienholder  will not be afforded  the usual  lender  protections  from  the  Cooperative  which  are  in  most  cases  provided  for in recognition agreements.

        Article 9 of the UCC provides  that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the  indebtedness  secured by the lender's security interest. The recognition  agreement,  however, in most cases provides that the lender's right to  reimbursement  is subject to the right of the  Cooperative  corporation to receive sums due under the proprietary  lease or occupancy  agreement.  If there are proceeds  remaining,  the lender must account to the  tenant-stockholder  for the surplus.  On the other hand, if a portion of the indebtedness remains unpaid, the  tenant-stockholder  is in most cases responsible for the deficiency. See "-Anti-Deficiency Legislation and Other Limitations on Lenders" below.

        Rights of Redemption

        In  some  states,  after  sale  under  a deed  of  trust,  or a deed  to  secure  debt or foreclosure  of a mortgage,  the  borrower and  foreclosed  junior  lienors or other  parties are given a statutory  period,  typically  ranging  from six months to two years,  in which to redeem the property from the foreclosure  sale. In some states,  redemption may occur only on payment of
the  entire  principal   balance  of  the  mortgage  loan,   accrued  interest  and  expenses  of
foreclosure.  In other states,  redemption  may be authorized if the former  borrower pays only a portion  of the sums  due.  In some  states,  the  right to redeem  is an  equitable  right.  The equity of redemption,  which is a non-statutory  right,  should be  distinguished  from statutory rights of  redemption.  The effect of a statutory  right of redemption is to diminish the ability of the lender to sell the foreclosed  property.  The rights of redemption  would defeat the title of any  purchaser  subsequent  to  foreclosure  or sale under a deed of trust or a deed to secure debt.  Consequently,  the  practical  effect of the  redemption  right is to force the  lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

        Anti-Deficiency Legislation and Other Limitations on Lenders

        Some  states  have  imposed  statutory   prohibitions  which  limit  the  remedies  of  a
beneficiary  under a deed of trust,  a mortgagee  under a mortgage  or a grantee  under a deed to secure debt. In some states,  including California,  statutes limit the right of the beneficiary,
mortgagee  or  grantee  to  obtain  a  deficiency   judgment   against  the  borrower   following
foreclosure.  A deficiency  judgment is a personal  judgment against the former borrower equal in most cases to the  difference  between the net amount  realized  upon the public sale of the real property and the amount due to the lender.  In the case of a mortgage  loan secured by a property owned by a trust  where the  Mortgage  Note is  executed  on behalf of the  trust,  a  deficiency judgment  against  the  trust  following  foreclosure  or sale  under a deed of  trust or deed to secure  debt,  even  if  obtainable  under  applicable  law,  may  be  of  little  value  to  the beneficiary,  grantee or  mortgagee  if there are no trust assets  against  which the  deficiency judgment may be executed.  Some state statutes require the  beneficiary,  grantee or mortgagee to exhaust  the  security  afforded  under a deed of  trust,  deed to  secure  debt or  mortgage  by foreclosure  in an attempt to satisfy the full debt  before  bringing a personal  action  against the borrower.

        In other  states,  the lender has the option of  bringing a personal  action  against the borrower on the debt without first  exhausting  the security;  however,  in some of these states, the lender,  following  judgment on the personal  action,  may be deemed to have elected a remedy and may be precluded  from  exercising  remedies for the  security.  Consequently,  the practical effect of the election  requirement,  in those states  permitting this election,  is that lenders will usually  proceed  against the security first rather than bringing a personal  action against the  borrower.  Finally,  in some states,  statutory  provisions  limit any  deficiency  judgment against the  borrower  following a  foreclosure  to the excess of the  outstanding  debt over the fair value of the  property at the time of the public sale.  The purpose of these  statutes is in most cases to prevent a  beneficiary,  grantee or  mortgagee  from  obtaining a large  deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

        Finally, in other states,  statutory provisions limit any deficiency judgment against the borrower  following  a  foreclosure  to the excess of the  outstanding  debt over the fair market value of the  property  at the  time of the  public  sale.  The  purpose  of  these  statutes  is generally  to prevent a  beneficiary,  grantee or  mortgagee  from  obtaining a large  deficiency judgment  against  the  former  borrower  as a  result  of low or no bids at the  judicial  sale.
Various state laws also place a limitation on the mortgagee for late payment charges.

        In most cases,  Article 9 of the UCC governs  foreclosure on  Cooperative  shares and the related  proprietary  lease or occupancy  agreement.  Some courts have  interpreted  Article 9 to prohibit or limit a deficiency award in some  circumstances,  including  circumstances  where the disposition of the collateral,  which, in the case of a Cooperative  Loan, would be the shares of the Cooperative and the related  proprietary lease or occupancy  agreement,  was not conducted in a commercially reasonable manner.

        In addition to laws limiting or prohibiting deficiency judgments,  numerous other federal and state statutory  provisions,  including the federal  bankruptcy laws and state laws affording relief to debtors,  may interfere  with or affect the ability of the secured  mortgage  lender to realize  upon its  collateral  and/or  enforce a  deficiency  judgment.  For  example,  under the federal  bankruptcy  law,  all actions by the secured  mortgage  lender  against the debtor,  the debtor's  property and any  co-debtor  are  automatically  stayed upon the filing of a bankruptcy petition.  Moreover,  a court having federal bankruptcy  jurisdiction may permit a debtor through its  Chapter 11 or Chapter  13  rehabilitative  plan to cure a  monetary  default  relating  to a mortgage loan or revolving credit loan on the debtor's  residence by paying  arrearages  within a reasonable  time period and  reinstating  the  original  loan payment  schedule,  even though the lender  accelerated the mortgage loan or revolving  credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal  bankruptcy  jurisdiction have approved plans,  based on the particular facts of the  reorganization  case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

        Courts with  federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage  loan  or  revolving  credit  loan  secured  by  property  of  the  debtor,  which  is a
Cooperative  Loan,  or which is secured by  additional  collateral  in  addition  to the  related mortgaged  property,  may be  modified.  These  courts have  allowed  modifications  that include reducing  the amount of each  monthly  payment,  changing  the rate of interest  and altering the repayment  schedule.  In general,  except as provided  below with  respect to junior  liens,  the terms of a mortgage  loan or revolving  credit loan secured only by a mortgage on a real property that is the  debtor's  principal  residence  may not be  modified  under a plan  confirmed  under
Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment  arrearages,  which may be cured within a reasonable time period.

        The United  States  Supreme  Court has held that so long as a mortgage  loan or revolving credit loan is fully or partially  secured by the related mortgaged  property,  the amount of the mortgage  loan or  revolving  credit loan  secured by the related  mortgaged  property may not be reduced,  or "crammed  down," in connection  with a bankruptcy  petition  filed by the mortgagor.
However,  United  States  Circuit  Court of  Appeals  decisions  have held that in the event of a
Chapter 13  bankruptcy  filing by a  mortgagor,  in the event the value of the related  mortgaged property  at the time of the  filing is less than the amount of debt  secured by any first  lien, the portion of any junior lien that is unsecured may be "crammed  down" in the  bankruptcy  court and  discharged.  As a result,  in the event of a decline in the value of a  mortgaged  property, the amount of any  junior  liens may be  reduced  by a  bankruptcy  judge in a Chapter 13 filing, without any liquidation of the related  mortgaged  property.  Any such reduction would be treated as a Bankruptcy Loss.

        In the case of income-producing  multifamily properties,  federal bankruptcy law may also have the effect of  interfering  with or affecting  the ability of the secured  lender to enforce the borrower's  assignment of rents and leases related to the mortgaged  property.  Under Section
362 of the  Bankruptcy  Code, the lender will be stayed from  enforcing the  assignment,  and the legal proceedings  necessary to resolve the issue could be time-consuming,  with resulting delays in the lender's receipt of the rents.

        Certain tax liens  arising  under the Internal  Revenue Code may, in some  circumstances, have  priority over the lien of a mortgage,  deed to secure debt or deed of trust.  This may have the effect of delaying or interfering  with the  enforcement  of rights for a defaulted  mortgage loan or revolving credit loan.

        In addition,  substantive  requirements  are imposed upon mortgage  lenders in connection with the  origination  and the servicing of mortgage loans or revolving  credit loans by numerous
federal   and  some  state   consumer   protection   laws.   These  laws   include   the  federal
Truth-in-Lending  Act, as implemented by Regulation Z, Real Estate Settlement  Procedures Act, as
implemented by Regulation X, Equal Credit  Opportunity  Act, as implemented by Regulation B, Fair
Credit  Billing Act, Fair Credit  Reporting Act and related  statutes.  These federal laws impose specific  statutory  liabilities  upon lenders who originate  mortgage loans or revolving  credit loans and who fail to comply with the  provisions of the law. In some cases,  this  liability may
affect  assignees  of  the  mortgage  loans  or  revolving   credit  loans.  In  particular,   an
originator's failure to comply with certain requirements of the federal  Truth-in-Lending Act, as implemented  by Regulation Z, could subject both  originators  and assignees of such  obligations to monetary  penalties and could result in the obligors'  rescinding  the mortgage  loans against either the originators or assignees.

        Homeownership Act and Similar State Laws

        Some mortgage loans or revolving credit loans,  referred to herein as  Homeownership  Act
Loans,  may be subject to special rules,  disclosure  requirements and other provisions that were added to the federal  Truth-in-Lending  Act by the Home  Ownership and Equity  Protection  Act of
1994,  or  Homeownership  Act, if such trust assets were  originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged  property and have interest  rates or origination  costs in excess  of  certain  prescribed  levels.  The  Homeownership  Act  requires certain  additional  disclosures,  specifies  the  timing  of those  disclosures  and  limits  or prohibits  inclusion  of  certain  provisions  in  mortgages  subject to the  Homeownership  Act.
Purchasers  or assignees of any  Homeownership  Act Loan,  including  any trust,  could be liable under  federal law for all claims and subject to all  defenses  that the  borrower  could  assert against the originator of the Homeownership Act Loan, under the federal  Truth-in-Lending  Act or any other law,  unless  the  purchaser  or  assignee  did not know and could not with  reasonable diligence have determined that the loan was subject to the provisions of the  Homeownership  Act.
Remedies  available to the borrower include monetary  penalties,  as well as rescission rights if appropriate  disclosures  were not  given as  required  or if the  particular  mortgage  includes provisions  prohibited  by the law.  The  maximum  damages  that  may be  recovered  under  these provisions from an assignee,  including the trust, is the remaining  amount of indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

        In  addition  to the  Homeownership  Act,  a number of  legislative  proposals  have been introduced  at both the  federal  and state  level  that are  designed  to  discourage  predatory lending  practices.  Some states have enacted,  and other states or local  governments may enact, laws that impose  requirements  and  restrictions  greater than those in the  Homeownership  Act.
These laws prohibit  inclusion of some  provisions in mortgage  loans that have interest rates or origination  costs in excess of prescribed  levels,  and require that  borrowers be given certain disclosures  prior to the  consummation of the mortgage loans.  Purchasers or assignees of such a mortgage  loan,  including  the related  trust,  could be exposed to all claims and defenses that the mortgagor  could assert  against the originator of the mortgage loan for a violation of state
law.  Claims  and  defenses   available  to  the  borrower  could  include  monetary   penalties,
rescission and defenses to a foreclosure action or an action to collect.

        The  accompanying   prospectus   supplement  will  specify  whether  Residential  Funding
Corporation  will  represent  and warrant  that all of the mortgage  loans in the  mortgage  pool complied in all material respects with all applicable  local,  state and federal laws at the time of origination.  Although  Residential  Funding  Corporation  will be obligated to repurchase any mortgage  loan as to which a breach of its  representation  and  warranty  has  occurred  if that breach is material and adverse to the interests of the  securityholders,  the repurchase price of those mortgage loans could be less than the damages and/or  equitable  remedies  imposed pursuant to various state laws.

        Lawsuits  have been  brought  in  various  states  making  claims  against  assignees  of
Homeownership  Act Loans for  violations  of federal  and state law  allegedly  committed  by the originator.  Named defendants in these cases include numerous  participants  within the secondary mortgage market, including some securitization trusts.

        Alternative Mortgage Instruments

        Alternative mortgage instruments,  including ARM loans and early ownership mortgage loans or revolving  credit loans,  originated by non-federally  chartered  lenders,  have  historically been subjected to a variety of  restrictions.  These  restrictions  differed from state to state, resulting in difficulties in determining  whether a particular  alternative  mortgage  instrument
originated  by  a   state-chartered   lender  was  in  compliance   with  applicable  law.  These
difficulties  were  alleviated  substantially  as a result of the  enactment of Title VIII of the
Garn-St  Germain Act, or Title VIII.  Title VIII  provides  that,  regardless of any state law to the contrary:

o       state-chartered  banks may originate  alternative mortgage instruments in accordance with regulations  promulgated  by the  Comptroller  of the Currency for the  origination of alternative mortgage instruments by national banks,

o       state-chartered   credit  unions  may  originate   alternative  mortgage  instruments  in
           accordance with  regulations  promulgated by the National Credit Union  Administration for origination of alternative mortgage instruments by federal credit unions, and

o       all other non-federally  chartered housing creditors,  including  state-chartered savings and loan  associations,  state-chartered  savings  banks and mutual  savings banks and
           mortgage  banking  companies,   may  originate  alternative  mortgage  instruments  in
           accordance  with the  regulations  promulgated  by the  Federal  Home Loan Bank Board, predecessor  to the OTS,  for  origination  of  alternative  mortgage  instruments  by federal savings and loan associations.

        Title VIII also provides  that any state may reject  applicability  of the  provisions of
Title VIII by adopting,  prior to October 15, 1985, a law or constitutional  provision  expressly rejecting the applicability of these provisions. Some states have taken this action.

        Junior Mortgages; Rights of Senior Mortgagees

        The  mortgage  loans or  revolving  credit  loans  included in the trust may be junior to other  mortgages,  deeds  to  secure  debt or deeds of trust  held by other  lenders.  Absent  an intercreditor  agreement,  the  rights  of the  trust,  and  therefore  the  securityholders,  as mortgagee  under a junior  mortgage,  are  subordinate to those of the mortgagee under the senior mortgage,  including  the prior rights of the senior  mortgagee to receive  hazard  insurance and condemnation  proceeds and to cause the property  securing the mortgage loan or revolving  credit loan to be sold on default of the  mortgagor.  The sale of the mortgaged  property may extinguish the junior  mortgagee's lien unless the junior mortgagee asserts its subordinate  interest in the property in  foreclosure  litigation  and, in certain cases,  either  reinstates or satisfies the defaulted  senior  mortgage loan or revolving  credit loan or mortgage loans or revolving  credit loans. A junior  mortgagee may satisfy a defaulted  senior mortgage loan or revolving credit loan in full or,  in some  states,  may  cure the  default  and  bring  the  senior  mortgage  loan or revolving  credit loan current thereby  reinstating the senior mortgage loan or revolving  credit loan,  in either  event  usually  adding the  amounts  expended  to the balance due on the junior mortgage  loan or revolving  credit loan.  In most  states,  absent a provision in the  mortgage, deed to secure  debt or deed of trust,  or an  intercreditor  agreement,  no notice of default is required  to be given to a junior  mortgagee.  Where  applicable  law or the terms of the  senior mortgage,  deed to secure  debt or deed of trust do not  require  notice of default to the junior mortgagee,  the lack of any notice may prevent the junior  mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

        The  standard  form of the  mortgage,  deed to secure  debt or deed of trust used by most institutional  lenders confers on the mortgagee the right both to receive all proceeds  collected under  any  hazard  insurance  policy  and  all  awards  made  in  connection  with  condemnation proceedings,  and to apply the proceeds and awards to any  indebtedness  secured by the mortgage, deed to secure debt or deed of trust,  in the order as the  mortgagee  may  determine.  Thus,  if improvements  on the  property  are damaged or  destroyed  by fire or other  casualty,  or if the property  is  taken by  condemnation,  the  mortgagee  or  beneficiary  under  underlying  senior mortgages  will have the prior right to collect any  insurance  proceeds  payable  under a hazard insurance  policy and any award of damages in connection with the  condemnation  and to apply the same to the  indebtedness  secured by the senior  mortgages.  Proceeds in excess of the amount of senior  mortgage  indebtedness,  in most  cases,  may be  applied to the  indebtedness  of junior mortgages in the order of their priority.

        Another  provision  sometimes  found in the form of the mortgage,  deed to secure debt or deed of trust used by  institutional  lenders  obligates the mortgagor to pay before  delinquency all taxes and assessments on the property and, when due, all  encumbrances,  charges and liens on the property  which are prior to the mortgage,  deed to secure debt or deed of trust,  to provide and  maintain  fire  insurance  on the  property,  to maintain and repair the property and not to commit or permit  any  waste  thereof,  and to appear  in and  defend  any  action or  proceeding purporting  to affect the property or the rights of the  mortgagee  under the mortgage or deed of trust.  After a failure of the  mortgagor to perform any of these  obligations,  the mortgagee or beneficiary  is given the right under certain  mortgages,  deeds to secure debt or deeds of trust to perform the obligation  itself, at its election,  with the mortgagor agreeing to reimburse the mortgagee  for any sums  expended  by the  mortgagee  on  behalf  of the  mortgagor.  All sums so expended by a senior mortgagee  become part of the  indebtedness  secured by the senior mortgage.
Also,  since most senior  mortgages  require the related  mortgagor to make escrow  deposits with the holder of the senior mortgage for all real estate taxes and insurance  premiums,  many junior mortgagees  will not  collect  and retain the  escrows  and will rely on the holder of the senior mortgage to collect and disburse the escrows.

        The form of credit line trust deed or mortgage  used by most  institutional  lenders that make revolving  credit loans typically  contains a "future advance"  clause,  which provides,  in essence,  that additional  amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or  mortgage.  The  priority  of the lien  securing any  advance  made under the clause  may  depend in most  states on whether  the deed of trust or mortgage is designated as a credit line deed of trust or mortgage.  If the  beneficiary or lender advances  additional  amounts,  the advance is  entitled to receive the same  priority as amounts initially  advanced  under the trust deed or mortgage,  regardless  of the fact that there may be junior trust deeds or mortgages and other liens that  intervene  between the date of recording of the  trust  deed or  mortgage  and the  date of the  future  advance,  and  regardless  that  the beneficiary or lender had actual knowledge of these  intervening  junior trust deeds or mortgages and other liens at the time of the  advance.  In most  states,  the trust deed or  mortgage  lien securing  mortgage  loans or revolving  credit loans of the type that includes  revolving  credit loans  applies  retroactively  to the  date  of the  original  recording  of the  trust  deed  or mortgage,  provided that the total amount of advances  under the credit limit does not exceed the maximum  specified  principal  amount  of the  recorded  trust  deed or  mortgage,  except  as to advances  made  after  receipt by the  lender of a written  notice of lien from a  judgment  lien creditor of the trustor.

The Manufactured Housing Contracts

        General

        A  manufactured  housing  contract  evidences both (a) the obligation of the mortgagor to repay the loan  evidenced  thereby and (b) the grant of a security  interest in the  manufactured home to secure  repayment  of the loan.  Certain  aspects of both  features  of the  manufactured housing contracts are described below.

        Security Interests in Manufactured Homes

        Except as described in the next  paragraph,  under the laws of most states,  manufactured housing  constitutes  personal property and is subject to the motor vehicle  registration laws of the  state or  other  jurisdiction  in which  the unit is  located.  In the few  states  in which certificates of title are not required for manufactured  homes,  security interests are perfected by the filing of a financing  statement under the UCC. Those  financing  statements are effective for five years and must be renewed  prior to the end of each five year  period.  The  certificate of title laws adopted by the  majority of states  provide  that  ownership of motor  vehicles and manufactured  housing shall be evidenced by a certificate  of title issued by the motor  vehicles department,  or a similar entity,  of the state.  In the states that have enacted  certificate of title  laws,  a  security  interest  in a unit  of  manufactured  housing,  so  long as it is not attached to land in so permanent a fashion as to become a fixture,  is, in most cases,  perfected by the  recording  of the  interest on the  certificate  of title to the unit in the  appropriate motor vehicle  registration  office or by delivery of the required documents and payment of a fee to the office, depending on state law.

        The lender,  the  servicer or the master  servicer may effect the notation or delivery of the  required  documents  and fees,  and  obtain  possession  of the  certificate  of  title,  as appropriate  under the laws of the state in which any  manufactured  home securing a manufactured housing  contract is  registered.  If the master  servicer,  the  servicer or the lender fails to effect the  notation  or  delivery,  or files the  security  interest  under the wrong  law,  for example,  under a motor  vehicle title  statute  rather than under the UCC, in a few states,  the securityholders  may  not  have a first  priority  security  interest  in the  manufactured  home securing a manufactured  housing  contract.  As  manufactured  homes have become larger and often have been  attached to their sites  without any apparent  intention to move them,  courts in many states have held that manufactured  homes, under some  circumstances,  may become subject to real estate title and recording laws. As a result,  a security  interest in a manufactured  home could be  rendered  subordinate  to the  interests  of other  parties  claiming an interest in the home under  applicable  state  real  estate  law.  In  order  to  perfect  a  security  interest  in a manufactured  home under real estate  laws,  the holder of the  security  interest  must record a mortgage,  deed of trust or deed to secure  debt,  as  applicable,  under the real estate laws of the state where the manufactured  home is located.  These filings must be made in the real estate records office of the county where the  manufactured  home is located.  In some cases, a security interest in the  manufactured  home will be governed by the certificate of title laws or the UCC, and the  notation of the  security  interest on the  certificate  of title or the filing of a UCC financing  statement  will be  effective  to  maintain  the  priority  of the  seller's  security interest in the manufactured  home. If, however,  a manufactured home is permanently  attached to its site or if a court  determines  that a  manufactured  home is real  property,  other  parties could  obtain an  interest  in the  manufactured  home  which is prior to the  security  interest originally  retained by the mortgage  collateral  seller and  transferred  to the  depositor.  In certain cases, the master servicer or the servicer,  as applicable,  may be required to perfect a security  interest  in the  manufactured  home under  applicable  real estate  laws.  If the real estate  recordings  are not required and if any of the foregoing  events were to occur,  the only recourse  of the  securityholders  would be against  the  mortgage  collateral  seller  under its repurchase obligation for breach of representations or warranties.

        The  depositor  will  assign  or  cause  to  be  assigned  a  security  interest  in  the manufactured  homes to the  trustee on behalf of the  securityholders.  See  "Description  of the
Securities-Assignment  of Loans." The  accompanying  prospectus  supplement  will specify whether the  depositor  or the trustee  will amend the  certificates  of title to identify the trustee as the new secured party if a  manufactured  home is governed by the  applicable  motor vehicle laws of the  relevant  state.  Accordingly,  the  depositor or any other entity as may be specified in the prospectus  supplement will continue to be named as the secured party on the  certificates of title relating to the manufactured  homes.  However,  there exists a risk that, in the absence of an amendment to the  certificate  of title,  the  assignment of the security  interest may not be held effective against  subsequent  purchasers of a manufactured  home or subsequent  lenders who take a security interest in the manufactured home or creditors of the assignor.

        If the owner of a  manufactured  home  moves it to a state  other than the state in which the  manufactured  home  initially is  registered  and if steps are not taken to  re-perfect  the trustee's  security  interest in the state, the security  interest in the manufactured  home will cease to be perfected.  While in many  circumstances  the trustee would have the  opportunity  to re-perfect its security interest in the manufactured  home in the state of relocation,  there can be no assurance that the trustee will be able to do so.

        When a mortgagor  under a manufactured  housing  contract sells a manufactured  home, the trustee,  or the  servicer  or the  master  servicer  on behalf of the  trustee,  must  surrender possession  of the  certificate  of title or will  receive  notice as a result of its lien  noted
thereon and  accordingly  will have an  opportunity to require  satisfaction  of the related lien before release of the lien.

        Under the laws of most states,  liens for repairs  performed on a manufactured  home take
priority  over  a  perfected  security  interest.   The  applicable  mortgage  collateral  seller
typically  will  represent  that it has no  knowledge  of any  liens  for any  manufactured  home securing  payment on any manufactured  housing  contract.  However,  the liens could arise at any time during the term of a manufactured  housing contract.  No notice will be given to the trustee or securityholders  if a lien arises and the lien would not give rise to a repurchase  obligation on the part of the party specified in the related agreement.

        To the extent that  manufactured  homes are not treated as real property under applicable state law,  manufactured  housing  contracts in most cases are "chattel  paper" as defined in the
UCC in effect in the states in which the  manufactured  homes  initially were  registered.  Under the UCC, the sale of chattel  paper is treated in a manner  similar to  perfection  of a security interest in chattel paper.  Under the related  agreement,  the master  servicer,  the servicer or the  depositor,  as the  case may be,  will  transfer  physical  possession  of the  manufactured housing  contracts  to the trustee or its  custodian.  In  addition,  the master  servicer or the servicer will make an appropriate  filing of a financing  statement in the appropriate  states to give notice of the trustee's  ownership of the manufactured  housing contracts.  The accompanying prospectus  supplement will specify whether the  manufactured  housing  contracts will be stamped or marked  otherwise to reflect their  assignment  from the depositor to the trustee.  Therefore, if a subsequent  purchaser  were able to take  physical  possession of the  manufactured  housing contracts without notice of the assignment,  the trustee's  interest in the manufactured  housing contracts could be defeated.  To the extent that manufactured  homes are treated as real property under  applicable  state law,  contracts  will be treated in a manner  similar to that  described above with regard to mortgage loans. See "-The Mortgage Loans" above.

        Enforcement of Security Interests in Manufactured Homes

        The servicer or the master  servicer on behalf of the trustee,  to the extent required by the related  agreement,  may take action to enforce the trustee's  security interest with respect to manufactured  housing contracts in default by repossession and sale of the manufactured  homes securing the defaulted  contracts.  So long as the  manufactured  home has not become  subject to real estate law, a creditor  generally can repossess a  manufactured  home securing a contract by voluntary  surrender,  by  "self-help"  repossession  that is  "peaceful"  or, in the  absence of voluntary  surrender  and the  ability to  repossess  without  breach of the peace,  by  judicial process.  The holder of a manufactured  housing contract  generally must give the debtor a number of days' notice  prior to  commencement  of any  repossession.  The UCC and  consumer  protection laws in most states place  restrictions  on  repossession  sales,  including  prior notice to the debtor and commercial  reasonableness  in effecting a repossession  sale. The laws in most states also  require  that the debtor be given  notice of any sales  prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

        Under the laws  applicable in most states,  a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on  repossession  and resale of the  manufactured  home securing  the related  obligor's  manufactured  housing  contract.  However,  some states  impose prohibitions  or limitations  on deficiency  judgments,  and in many cases the defaulting  debtor would have no assets with which to pay a judgment.

        Certain statutory provisions,  including federal and state bankruptcy and insolvency laws and general  equitable  principles,  may limit or delay the ability of a lender to repossess  and resell a  manufactured  home or enforce a deficiency  judgment.  For a discussion  of  deficiency judgments,  see  "-The  Mortgage  Loans-Anti-Deficiency  Legislation  and  Other  Limitations  on
Lenders" above.

The Home Improvement Contracts

        General

        The home  improvement  contracts,  other than those home  improvement  contracts that are unsecured  or secured by  mortgages  on real  estate,  in most  cases,  are  "chattel  paper" and include  "purchase money security  interests" each as defined in the UCC. Those home  improvement contracts  are  referred to in this  section as  "contracts."  Under the UCC, the sale of chattel paper is treated in a manner  similar to  perfection  of a security  interest  in chattel  paper.
Under the related  agreement,  the depositor will transfer  physical  possession of the contracts to the trustee or a designated  custodian or may retain  possession of the contracts as custodian for the trustee.  In  addition,  the  depositor  will make an  appropriate  filing of a financing statement in the appropriate  states to give notice of the trustee's  ownership of the contracts.
Unless specified in the  accompanying  prospectus  supplement,  the contracts will not be stamped or otherwise  marked to reflect their  assignment  from the depositor to the trustee.  Therefore, if through  negligence,  fraud or otherwise,  a subsequent  purchaser  were able to take physical possession of the  contracts  without  notice of the  assignment,  the trustee's  interest in the contracts could be defeated.  In addition,  if the depositor were to become insolvent or a debtor in a bankruptcy  case while in possession  of the  contracts,  competing  claims to the contracts could  arise.  Even if  unsuccessful,  these  claims  could  delay  payments to the trust and the securityholders.  If successful, losses to the trust and the securityholders also could result.

        The  contracts  that are secured by the home  improvements  financed  by those  contracts grant  to the  originator  of the  contracts  a  purchase  money  security  interest  in the home improvements  to secure all or part of the purchase  price of the home  improvements  and related services.  A financing  statement in most cases is not required to be filed to perfect a purchase money  security  interest  in  consumer  goods.  These  purchase  money  security  interests  are assignable.  In most cases, a purchase money  security  interest  grants to the holder a security interest that has priority over a conflicting  security  interest in the same  collateral and the proceeds of the  collateral.  However,  to the extent that the  collateral  subject to a purchase money  security  interest  becomes a fixture,  in order for the related  purchase  money security interest to take priority over a conflicting  interest in the fixture,  the holder's  interest in the home improvement  must in most cases be perfected by a timely fixture filing.  In most cases, under the UCC, a security  interest  does not exist under the UCC in ordinary  building  material incorporated  into an  improvement  on land.  Home  improvement  contracts  that finance  lumber, bricks,  other  types of ordinary  building  material or other goods that are deemed to lose this characterization,  upon  incorporation of these materials into the related property,  will not be secured by a purchase money security interest in the home improvement being financed.

        Forms of notes and  mortgages  used by lenders  may  contain  provisions  obligating  the borrower to pay a late charge or  additional  interest if payments  are not timely  made,  and in some  circumstances  may  provide  for  prepayment  fees or yield  maintenance  penalties  if the obligation is paid prior to maturity.  In some states,  there are or may be specific  limitations on the late  charges  that a lender may collect from a borrower  for  delinquent  payments.  Some states also limit the amounts that a lender may collect from a borrower as an  additional  charge if the  loan is  prepaid.  In  addition,  the  enforceability  of  provisions  that  provide  for prepayment  fees or  penalties on an  involuntary  prepayment  is unclear  under the laws of many states.  Most  conventional  single-family  mortgage  loans  may be  prepaid  in  full or in part without  penalty.  The  regulations  of the Federal  Home Loan Bank Board,  as  succeeded  by the
Office of Thrift  Supervision,  or OTS,  prohibit  the  imposition  of a  prepayment  penalty  or equivalent  fee  for  or  in  connection  with  the  acceleration  of a  loan  by  exercise  of a due-on-sale  clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument  assigning the existing  mortgage.  The absence of a restraint on  prepayment,  particularly  relating to loans and/or  contracts  having higher interest rates,  may increase the likelihood of refinancing or other early  retirements of the home equity loans and/or home improvement contracts.

        Enforcement of Security Interest in Home Improvements

        So long as the home  improvement  has not  become  subject  to the  real  estate  law,  a
creditor  can  repossess  a  home  improvement   securing  a  contract  by  voluntary  surrender,
"self-help"  repossession  that is "peaceful,"  that is, without breach of the peace,  or, in the absence  of  voluntary  surrender  and the  ability  to  repossess  without  breach of the peace, judicial process.  The holder of a contract must give the debtor a number of days' notice,  which varies  from  10 to 30  days or  more  depending  on the  state,  prior  to  commencement  of any repossession.  The UCC and consumer  protection laws in most states restrict  repossession sales, including  requiring prior notice to the debtor and commercial  reasonableness  in effecting this type of sale.  The law in most states also  requires  that the debtor be given notice of any sale prior to resale  of the  related  property  so that the  debtor  may  redeem it at or before  the resale.

        Under the laws  applicable in most states,  a creditor is entitled to obtain a deficiency judgment from a debtor for any  deficiency on  repossession  and resale of the property  securing the debtor's  loan.  However,  some states  impose  prohibitions  or  limitations  on  deficiency judgments  and in many cases the  defaulting  borrower  would have no assets  with which to pay a judgment.

        Some other statutory  provisions,  including  federal and state bankruptcy and insolvency laws and general equity  principles,  may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Enforceability of Certain Provisions

        Unless the accompanying  prospectus  supplement  indicates  otherwise,  the loans contain due-on-sale  clauses.  These clauses  permit the lender to accelerate the maturity of the loan if the borrower sells,  transfers or conveys the property.  The  enforceability of these clauses has been  the  subject  of  legislation  or  litigation  in  many  states,  and  in  some  cases  the enforceability  of these  clauses  has been  limited  or denied.  However,  the  Garn-St  Germain
Depository  Institutions  Act of 1982, or Garn-St  Germain Act,  preempts  state  constitutional, statutory and case law that prohibit the  enforcement of due-on-sale  clauses and permits lenders to enforce these  clauses in  accordance  with their terms,  subject to limited  exceptions.  The
Garn-St Germain Act does "encourage"  lenders to permit  assumption of loans at the original rate of  interest  or at some other rate less than the  average  of the  original  rate and the market rate.

        The  Garn-St  Germain  Act also sets forth nine  specific  instances  in which a mortgage lender covered by the Garn-St  Germain Act may not exercise a due-on-sale  clause,  regardless of the  fact  that a  transfer  of the  property  may  have  occurred.  These  include  intra-family transfers,  certain  transfers  by  operation  of law,  leases of fewer than three  years and the creation of a junior  encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also prohibit  the  imposition  of a  prepayment  penalty  on  the  acceleration  of a  loan  under  a due-on-sale clause.

        The  inability to enforce a  due-on-sale  clause may result in a loan bearing an interest rate below the  current  market  rate being  assumed by a new home buyer  rather  than being paid off,  which may have an impact on the  average  life of the loans and the  number of loans  which may be outstanding until maturity.

        On  foreclosure,  courts have  imposed  general  equitable  principles.  These  equitable principles  are designed to relieve the borrower from the legal effect of its defaults  under the loan  documents.  Examples  of  judicial  remedies  that have  been  fashioned  include  judicial requirements  that the lender  undertake  affirmative  and  expensive  actions to  determine  the causes  for  the  borrower's  default  and  the  likelihood  that  the  borrower  will be able to reinstate the loan. In some cases,  courts have required that lenders  reinstate  loans or recast payment  schedules in order to accommodate  borrowers who are suffering from temporary  financial disability.  In other  cases,  courts have  limited the right of the lender to  foreclose  if the default  under the  mortgage  instrument  is not  monetary,  including  the  borrower  failing to adequately  maintain  the  property.  Finally,  some  courts  have been  faced  with the issue of whether or not federal or state  constitutional  provisions  reflecting due process  concerns for adequate  notice require that borrowers  under deeds of trust,  deeds to secure debt or mortgages receive  notices in addition to the  statutorily  prescribed  minimum.  For the most part,  these cases have  upheld the notice  provisions  as being  reasonable  or have found that the sale by a trustee  under a deed of trust,  or under a deed to secure a debt or a  mortgagee  having a power of sale, does not involve  sufficient  state action to afford  constitutional  protections to the borrower.

Consumer Protection Laws

        Numerous  federal and state consumer  protection laws impose  requirements  applicable to the  origination  of loans,  including the Truth in Lending Act, as  implemented by Regulation Z, the Federal Trade  Commission  Act, the Fair Credit  Billing Act, the Fair Credit  Reporting Act,
the Equal Credit  Opportunity  Act, as  implemented  by  Regulation  B, the Fair Debt  Collection
Practices  Act, the Real Estate  Settlement  Procedures  Act, as implemented by Regulation X, the
Fair Housing Act, the Uniform  Consumer Credit Code and related  statutes.  These laws can impose specific statutory  liabilities upon creditors who fail to comply with their provisions.  In some cases,  this  liability  may affect an  assignee's  ability  to  enforce  the  related  loan.  In particular,  the  originator's  failure  to  comply  with  certain  requirements  of the  federal
Truth-in-Lending  Act, as  implemented  by  Regulation  Z, could  subject  both  originators  and assignees of such obligations to monetary  penalties and could result in obligors  rescinding the mortgage loans against either the  originators  or assignees.  In addition,  some of the mortgage loans may be subject to special rules,  disclosure  requirements  and other  provisions  that are applicable to Homeownership Act Loans as discussed under "-The Mortgage  Loans-Homeownership  Act and Similar State Laws."

        If the  transferor  of a consumer  credit  contract is also the seller of goods that give
rise  to  the  transaction,   and,  in  certain  cases,   related  lenders  and  assignees,   the
"Holder-in-Due-Course"  rule of the Federal Trade Commission is intended to defeat the ability of the  transferor to transfer the contract free of notice of claims by the debtor  thereunder.  The effect of this rule is to subject the assignee of the  contract to all claims and  defenses  that the debtor  could  assert  against the seller of goods.  Liability  under this rule is limited to amounts paid under a contract;  however,  the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

        Title V of the Depository Institutions  Deregulation and Monetary Control Act of 1980, or
Title V,  provides  that state  usury  limitations  shall not apply to some types of  residential first  mortgage  loans,  including  Cooperative  Loans  originated by some lenders.  Title V also provides that,  subject to certain  conditions,  state usury  limitations  shall not apply to any loan that is  secured  by a first lien on certain  kinds of  manufactured  housing.  Title V also provides that,  subject to the following  conditions,  state usury limitations shall not apply to any home  improvement  contract that is secured by a first lien on some kinds of consumer  goods.
The contracts  would be covered if they satisfy some  conditions,  among other things,  governing the terms of any  prepayments,  late  charges and  deferral  fees and  requiring a 30-day  notice period prior to instituting any action leading to repossession of the related unit.

        Title V  authorized  any state to  reimpose  limitations  on  interest  rates and finance charges  by  adopting  before  April 1, 1983 a law or  constitutional  provision  that  expressly rejects  application  of the federal law.  Fifteen states adopted this type of prior to the April
1, 1983 deadline.  In addition,  even where Title V was not so rejected,  any state is authorized by the law to adopt a provision  limiting  discount  points or other  charges on loans covered by
Title V.

        Usury  limits  apply to junior  mortgage  loans in many  states  and  Mexico  Loans.  Any applicable  usury  limits in effect at  origination  will be  reflected  in the maximum  interest rates for the mortgage loans, as described in the accompanying  prospectus supplement.

        In most cases,  each seller of a loan will have  represented that the loan was originated in compliance with  then-applicable  state laws,  including usury laws, in all material respects.
However,  the interest  rates on the loans will be subject to applicable  usury laws as in effect from time to time.

Environmental Legislation

        Under the federal Comprehensive  Environmental  Response,  Compensation and Liability Act
of 1980, as amended,  or CERCLA,  and under state law in some states, a secured party which takes a  deed-in-lieu  of  foreclosure,  purchases  a  mortgaged  property at a  foreclosure  sale,  or operates a mortgaged  property may become liable in some  circumstances for the costs of cleaning up  hazardous  substances  regardless  of whether they have  contaminated  the  property.  CERCLA imposes  strict,  as well as joint and  several,  liability  on several  classes  of  potentially responsible  parties,  including  current  owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability  under CERCLA is not limited to the original or unamortized  principal  balance of a loan or to the value of the property  securing a loan.  Lenders may be held liable  under  CERCLA as owners or  operators  unless they qualify for the secured creditor  exemption to CERCLA.  This exemption  exempts from the definition of owners and operators those who, without  participating in the management of a facility,  hold indicia of ownership primarily to protect a security interest in the facility.

        The  Asset  Conservation,  Lender  Liability  and  Deposit  Insurance  Act  of  1996,  or
Conservation Act amended,  among other things,  the provisions of CERCLA for lender liability and the secured creditor  exemption.  The Conservation Act offers  substantial  protection to lenders by  defining  the  activities  in which a lender can  engage  and still  have the  benefit of the secured  creditor  exemption.  For a lender to be deemed to have  participated  in the management of a mortgaged property,  the lender must actually  participate in the operational affairs of the
mortgaged  property.   The  Conservation  Act  provides  that  "merely  having  the  capacity  to influence,  or unexercised  right to control"  operations  does not constitute  participation  in management.  A lender will lose the  protection  of the  secured  creditor  exemption  only if it exercises  decision-making  control over the mortgagor's  environmental  compliance and hazardous substance  handling and disposal  practices,  or assumes  day-to-day  management of substantially all operational  functions of the mortgaged  property.  The Conservation Act also provides that a lender  will  continue  to  have  the  benefit  of the  secured  creditor  exemption  even  if it
forecloses  on  a  mortgaged  property,   purchases  it  at  a  foreclosure  sale  or  accepts  a
deed-in-lieu  of  foreclosure  provided that the lender seeks to sell the  mortgaged  property at the earliest practicable commercially reasonable time on commercially reasonable terms.

        Other  federal and state laws in some  circumstances  may impose  liability  on a secured
party  which  takes  a  deed-in-lieu  of  foreclosure,   purchases  a  mortgaged  property  at  a
foreclosure  sale,  or operates a  mortgaged  property  on which  contaminants  other than CERCLA
hazardous  substances  are  present,  including  petroleum,   agricultural  chemicals,  hazardous
wastes,  asbestos,  radon, and lead-based  paint.  These cleanup costs may be substantial.  It is possible  that the  cleanup  costs  could  become a  liability  of a trust and reduce the amounts otherwise  distributable  to the  holders of the related  series of  securities.  Moreover,  some federal  statutes and some states by statute impose an  Environmental  Lien. All subsequent liens on that property are usually  subordinated  to an  Environmental  Lien and, in some states,  even prior  recorded  liens are  subordinated  to  Environmental  Liens.  In the  latter  states,  the security  interest  of the  trustee in a related  parcel of real  property  that is subject to an
Environmental Lien could be adversely affected.

        Traditionally,  many  residential  mortgage  lenders  have not  taken  steps to  evaluate whether  contaminants  are present for any mortgaged  property  prior to the  origination  of the loan or prior to foreclosure or accepting a deed-in-lieu  of  foreclosure.  Neither the depositor nor any master  servicer or servicer  will be required by any agreement to undertake any of these evaluations  prior to  foreclosure  or accepting a  deed-in-lieu  of  foreclosure.  The depositor does not make any  representations  or  warranties  or assume any  liability  for the  absence or effect of contaminants on any mortgaged  property or any casualty  resulting from the presence or effect of  contaminants.  However,  the master  servicer or the servicer will not be obligated to foreclose  on any  mortgaged  property or accept a  deed-in-lieu  of  foreclosure  if it knows or reasonably believes that there are material  contaminated  conditions on the property.  A failure so to foreclose  may reduce the amounts  otherwise  available to  securityholders  of the related series.

        Except as otherwise specified in the applicable  prospectus  supplement,  at the time the loans were originated,  no environmental  assessment or a very limited environment  assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

        Under the terms of the Relief  Act a  borrower  who  enters  military  service  after the origination  of the  borrower's  loan,  including  a borrower  who was in  reserve  status and is called to active  duty after  origination  of the loan,  may not be charged  interest,  including fees and  charges,  in excess of 6% per annum  during the period of the  borrower's  active  duty status.  In addition to adjusting  the  interest,  the lender must  forgive any such  interest in excess of 6% per annum,  unless a court or  administrative  agency of the United States or of any
State orders  otherwise on  application  of the lender.  The Relief Act applies to borrowers  who are members of the Air Force, Army, Marines,  Navy, National Guard,  Reserves or Coast Guard, and
officers  of  the  U.S.   Public  Health  Service  or  the  National   Oceanic  and   Atmospheric
Administration assigned to duty with the military.

        Because  the Relief Act  applies  to  borrowers  who enter  military  service,  including reservists who are called to active duty,  after  origination of the related loan, no information can be  provided  as to the number of loans that may be  affected  by the Relief  Act.  For loans included in a trust,  application of the Relief Act would adversely affect,  for an indeterminate period of time, the ability of the servicer or the master  servicer,  as  applicable,  to collect full amounts of interest on the loans. Any shortfall in interest  collections  resulting from the application  of the  Relief  Act or  similar  legislation  or  regulations,  which  would  not be recoverable from the related loans,  would result in a reduction of the amounts  distributable to the  holders of the  related  securities,  and would not be covered  by  Advances  or any form of credit  enhancement  provided in connection  with the related series of securities.  In addition, the Relief Act imposes  limitations  that would  impair the ability of the servicer or the master servicer,  as  applicable,  to foreclose  on an affected  loan during the  mortgagor's  period of active duty status,  and,  under some  circumstances,  during an  additional  three-month  period thereafter.  Thus,  if the Relief Act or similar  legislation  or  regulations  apply to any loan which goes into default,  there may be delays in payment and losses on the related  securities in connection  therewith.  Any other  interest  shortfalls,  deferrals or forgiveness of payments on the loans  resulting from similar  legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

        Forms of notes and  mortgages  used by lenders may contain  provisions  that obligate the borrower to pay a late charge or  additional  interest if payments  are not timely  made,  and in
some   circumstances,   may  prohibit   prepayments  for  a  specified  period  and/or  condition
prepayments on the borrower's  payment of prepayment fees or yield  maintenance  penalties if the obligation is paid prior to maturity.  In some states,  there are or may be specific  limitations on the late  charges  that a lender may collect from a borrower  for  delinquent  payments.  Some states also limit the amounts that a lender may collect from a borrower as an  additional  charge if the  loan is  prepaid.  In  addition,  the  enforceability  of  provisions  that  provide  for prepayment  fees or  penalties on an  involuntary  prepayment  is unclear  under the laws of many states.  Most  conventional  single-family  mortgage  loans  may be  prepaid  in  full or in part without  penalty.  The  regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment  penalty or equivalent fee for or in connection  with the acceleration of a loan by exercise of a due-on-sale  clause.  A mortgagee to whom a prepayment in full  has been  tendered  may be  compelled  to give  either  a  release  of the  mortgage  or an
instrument  assigning  the  existing  mortgage.   The  absence  of  a  restraint  on  prepayment,
particularly  for mortgage  loans and/or  contracts  having  higher loan rates,  may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

        Some state  laws  restrict  the  imposition  of  prepayment  charges  even when the loans expressly  provide for the  collection of those charges.  The  Alternative  Mortgage  Transaction
Parity  Act of 1982,  or the  Parity  Act,  permits  the  collection  of  prepayment  charges  in connection  with some types of loans  subject to the Parity Act, or Parity Act loans,  preempting any contrary  state law  prohibitions.  However,  some states may not  recognize  the  preemptive authority  of the Parity Act or have opted out of the Parity Act.  Moreover,  the OTS, the agency that  administers  the  application of the Parity Act to some types of mortgage  lenders that are
not  chartered  under  federal  law,  withdrew  its  favorable   regulations  and  opinions  that
previously  authorized those lenders,  notwithstanding  contrary state law, to charge  prepayment charges  and late fees on Parity  Act loans in  accordance  with OTS  rules.  The  withdrawal  is effective  with  respect to Parity  Act loans  originated  on or after  July 1,  2003.  The OTS's action  does not affect  Parity Act loans  originated  before July 1, 2003.  It is possible  that prepayment  charges  may not be  collected  even on loans that  provide  for the payment of these charges  unless  otherwise  specified  in the  accompanying  prospectus  supplement.  The  master servicer  or  another  entity  identified  in the  accompanying  prospectus  supplement  will  be entitled to all  prepayment  charges  and late  payment  charges  received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

        Federal law provides that property owned by persons  convicted of drug-related  crimes or of criminal  violations of the Racketeer  Influenced and Corrupt  Organizations,  or RICO statute can be seized by the  government if the property was used in, or purchased  with the proceeds of, those crimes.  Under  procedures  contained in the  Comprehensive  Crime Control Act of 1984, the
government may seize the property even before  conviction.  The government must publish notice of the forfeiture  proceeding and may give notice to all parties "known to have an alleged  interest in the property," including the holders of mortgage loans.

        A lender may avoid  forfeiture  of its interest in the property if it  establishes  that:
(i) its  mortgage  was  executed  and  recorded  before  commission  of the  crime on  which  the forfeiture  is  based,  or (ii)  the  lender  was,  at the  time of  execution  of the  mortgage,
"reasonably  without  cause to believe"  that the  property  was used in, or  purchased  with the proceeds of, illegal drug or RICO activities.

                            MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

        The  following is a discussion of the material  federal  income tax  consequences  of the purchase,  ownership and  disposition of the  securities.  This  discussion is directed solely to securityholders  that hold the  securities  as capital  assets within the meaning of Section 1221 of  the  Internal  Revenue  Code  and  does  not  purport  to  discuss  all  federal  income  tax consequences that may be applicable to particular  individual  circumstances,  including those of banks, insurance companies,  foreign investors,  tax-exempt organizations,  dealers in securities or currencies,  mutual funds, real estate investment trusts, S corporations,  estates and trusts, securityholders that hold the securities as part of a hedge,  straddle,  integrated or conversion transaction,  or  securityholders  whose  functional  currency is not the United  States  dollar.
Also, it does not address  alternative  minimum tax  consequences or the indirect  effects on the holders of equity interests in a securityholder.

        The following  discussion  addresses  (1) REMIC  Securities  representing  interests in a trust for which the  transaction  documents  require  the making of an election to have the trust
(or a  portion  thereof)  be  treated  as one  or  more  REMICs  and  (2)  Non-REMIC  Notes.  The prospectus  supplement for each series of securities will indicate  whether a REMIC election will be made for the related  trust and, if that  election is to be made,  will  identify all "regular interests"  and  "residual  interests"  in the  REMIC.  For  purposes  of  this  tax  discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a security.

        Regulations  specifically  addressing  certain of the issues discussed in this prospectus have not been issued and this  discussion is based in part on regulations  that do not adequately address some issues  relevant to, and in some instances  provide that they are not applicable to, securities similar to the securities.

        The authorities on which this discussion and the opinion  referred to below are based are
subject  to  change  or  differing   interpretations   which  could  apply  retroactively.   This
discussion  does not purport to be as detailed  and complete as the advice a  securityholder  may get from its tax  advisor.  Prospective  investors  should note that no rulings have been or will be sought  from the IRS with  respect to any of the  federal  income tax  consequences  discussed below,  and no assurance  can be given that the IRS will not take contrary  positions.  Taxpayers and  preparers  of tax returns,  including  those filed by any REMIC or other  issuer,  should be aware that under applicable  Treasury  regulations a provider of advice on specific issues of law is not  considered an income tax return  preparer  unless the advice (1) is given with respect to events that have  occurred at the time the advice is  rendered  and is not given with  respect to the consequences of contemplated  actions,  and (2) is directly  relevant to the determination of an entry on a tax return.  If  penalties  were  asserted  against  purchasers  of the  securities offered  hereunder in respect of their treatment of the securities for tax purposes,  the summary of tax  considerations  contained  herein  and  the  opinions  stated  herein  may not  meet  the conditions  necessary for  purchasers'  reliance on that summary and those  opinions to exculpate them from the asserted  penalties.  Accordingly,  taxpayers should consult their own tax advisors and tax return  preparers  regarding the preparation of any item on a tax return,  even where the anticipated  tax  treatment  has been  discussed in this  prospectus.  In addition to the federal income tax  consequences  described in this prospectus,  potential  investors should consider the state and local tax  consequences,  if any, of the  purchase,  ownership and  disposition  of the securities.  See "State and Other Tax Consequences."

Opinions

        Upon the issuance of each series of REMIC Securities,  Orrick, Herrington & Sutcliffe LLP
or Mayer,  Brown,  Rowe & Maw LLP, counsel to the depositor,  will provide its opinion  generally to the effect that,  assuming (i) compliance with all provisions of the related  agreement,  (ii)
certain  representations  set forth in the related  agreement are true,  (iii) there is continued
compliance  with  applicable  provisions of the Code, as it may be amended from time to time, and applicable  Treasury  regulations  issued  thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes,  the related trust, or each applicable  group of assets held by the related  trust,  will qualify as a REMIC and the REMIC  Securities  will be considered to evidence  ownership of REMIC regular interests or REMIC residual  interests in that
REMIC within the meaning of the REMIC Provisions.

        In  addition,  as to  any  securities  offered  pursuant  hereto,  Orrick,  Herrington  &
Sutcliffe LLP or Mayer,  Brown,  Rowe & Maw LLP is of the opinion that the statements made in the following  discussion,  as supplemented by the discussion  under the heading  "Federal Income Tax
Consequences",  if any, in the prospectus  supplement  accompanying  this prospectus with respect to those  securities,  to the extent that they  constitute  matters of law or legal  conclusions, are correct in all material respects as of the date of such prospectus supplement.

        Neither  Orrick,  Herrington & Sutcliffe  LLP nor Mayer,  Brown,  Rowe & Maw LLP has been asked to opine on any other federal  income tax matter,  and the balance of this summary does not purport to set forth any opinion of counsel  concerning any other  particular  federal income tax matter.  For  example,  the  discussion  under  "REMICs-Taxation  of  Owners  of  REMIC  Residual
Securities-Excess  Inclusions"  below is a general  summary  of federal  income tax  consequences relating to an  investment  in a REMIC  residual  interest  that has "excess  inclusion  income,"
which summary  counsel opines is correct in all material  respects as described  above;  however, that  summary  does not set  forth  any  opinion  as to  whether  any  particular  class of REMIC residual interests will be treated as having excess inclusion income.

        Orrick,  Herrington & Sutcliffe LLP and Mayer,  Brown, Rowe & Maw LLP have not been asked to, and do not,  render any opinion  regarding the state or local income tax  consequences of the purchase,  ownership and disposition of a beneficial  interest in the  certificates.  See "-State and Local Tax Consequences."

Classification of REMICs

        Upon the issuance of each series of REMIC Securities,  Orrick, Herrington & Sutcliffe LLP
or Mayer,  Brown, Row & Maw LLP, counsel to the depositor,  will provide its opinion generally to the effect that,  assuming (i)  compliance  with all  provisions of the related  agreement,  (ii)
certain  representations  set forth in the related  agreement are true,  (iii) there is continued
compliance  with  applicable  provisions of the Code, as it may be amended from time to time, and applicable  Treasury  regulations  issued  thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes,  the related trust, or each applicable  group of assets held by the related  trust,  will  qualify as a REMIC and the  certificates  offered by the REMIC will be  considered  to  evidence  ownership  of REMIC  "regular  interests,"  or REMIC
"residual interests," in that REMIC within the meaning of the REMIC Provisions.

        If an entity  electing  to be treated as a REMIC  fails to comply with one or more of the ongoing  requirements  of the Internal  Revenue Code for that status during any taxable year, the
Internal  Revenue Code  provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event,  the entity may be taxable as a separate  corporation  under Treasury regulations,  and the related  REMIC  Securities  may not be accorded the status or given the tax treatment  described in this prospectus  under "Material  Federal Income Tax  Consequences."  The
IRS may, but is not compelled to provide  relief but any relief may be  accompanied by sanctions, including the  imposition  of a corporate  tax on all or a portion of the trust's  income for the period in which the  requirements  for that status are not  satisfied.  The pooling and servicing agreement,  indenture  or trust  agreement  for each REMIC will  include  provisions  designed to maintain the trust's  status as a REMIC.  It is not  anticipated  that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

        In general,  the REMIC  Securities  will be "real  estate  assets"  within the meaning of
Section   856(c)(4)(A)   of  the  Internal   Revenue   Code  and  assets   described  in  Section
7701(a)(19)(C)  of the Internal  Revenue Code in the same proportion that the assets of the REMIC underlying  the  securities  would be so treated.  Moreover,  if 95% or more of the assets of the
REMIC  qualify for any of the  foregoing  treatments  at all times  during a calendar  year,  the
REMIC  Securities will qualify for the  corresponding  status in their entirety for that calendar year.  Interest,  including  original issue discount,  on the REMIC Regular Securities and income allocated  to the class of REMIC  Residual  Securities  will be  interest  described  in  Section
856(c)(3)(B)  of the  Internal  Revenue Code to the extent that those  securities  are treated as
"real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code.
In addition,  the REMIC Regular  Securities will be "qualified  mortgages"  within the meaning of
Section  860G(a)(3)(C)  of the  Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for regular or residual  interests in that REMIC.  The  determination  as to the  percentage  of the REMIC's  assets that  constitute  assets  described  in the  foregoing sections of the Internal  Revenue Code will be made with respect to each  calendar  quarter based on the  average  adjusted  basis of each  category  of the assets  held by the REMIC  during that calendar quarter. The master servicer,  the servicer or the REMIC  administrator,  as applicable, will report those  determinations to  securityholders  in the manner and at the times required by applicable Treasury regulations.

        The assets of the REMIC will  include,  in addition to mortgage  collateral,  payments on mortgage  collateral held pending  distribution on the REMIC Securities and property  acquired by foreclosure  held  pending  sale,  and may  include  amounts in reserve  accounts.  It is unclear whether  property  acquired by  foreclosure  held  pending  sale and amounts in reserve  accounts would be  considered  to be part of the mortgage  collateral,  or whether  those  assets,  to the extent not invested in assets  described in the foregoing  sections,  otherwise would receive the same  treatment as the mortgage  collateral  for purposes of all of the  foregoing  sections.  In addition,  in some instances  mortgage loans,  including  Additional  Collateral Loans or Pledged
Asset  Mortgage  Loans,  may  not be  treated  entirely  as  assets  described  in the  foregoing sections.  If the  assets  of a REMIC  include  Additional  Collateral  Loans  or  Pledged  Asset
Mortgage Loans, the non-real property  collateral,  while itself not an asset of the REMIC, could cause the mortgage  loans not to qualify for one or more of those  characterizations.  If so, the related prospectus  supplement will describe the mortgage loans,  including Additional Collateral
Loans or Pledged Asset  Mortgage  Loans,  that may not be so treated.  The REMIC  regulations  do provide,  however,  that payments on mortgage loans held pending distribution are considered part of the  mortgage  loans for  purposes  of Section  856(c)(4)(A)  of the  Internal  Revenue  Code.
Furthermore,   foreclosure   property  will  qualify  as  "real  estate   assets"  under  Section
856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

        For some series of REMIC Securities,  two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

        Solely for  purposes of  determining  whether the REMIC  Securities  will be "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue  Code,  and "loans secured by an interest in real property"  under Section  7701(a)(19)(C)  of the Internal  Revenue
Code, and whether the income on the securities is interest  described in Section  856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

        General

        In general,  REMIC Regular  Securities will be treated for federal income tax purposes as debt  instruments and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC Regular  Securities that otherwise  report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

        Original Issue Discount

        Some REMIC Regular  Securities may be issued with "original  issue  discount"  within the meaning  of  Section  1273(a)  of the  Internal  Revenue  Code.  Any  holders  of  REMIC  Regular
Securities  issued with original  issue discount  typically will be required to include  original issue  discount  in income as it accrues,  in  accordance  with the method  described  below,  in advance of the receipt of the cash attributable to that income. In addition,  Section  1272(a)(6)
of the Internal Revenue Code provides  special rules  applicable to REMIC Regular  Securities and certain other debt  instruments  issued with original issue discount.  Regulations  have not been issued under that section.

        The Internal  Revenue Code requires  that a prepayment  assumption be used for loans held by a REMIC in  computing  the accrual of original  issue  discount  on REMIC  Regular  Securities issued by that  issuer,  and that  adjustments  be made in the  amount and rate of accrual of the
discount  to  reflect   differences  between  the  actual  prepayment  rate  and  the  prepayment assumption.  The  prepayment  assumption is to be  determined in a manner  prescribed in Treasury regulations;  as noted above,  those regulations have not been issued.  The conference  committee report  accompanying  the Tax Reform Act of 1986 indicates that the regulations will provide that the  prepayment  assumption  used for a REMIC  Regular  Security must be the same as that used in pricing the initial  offering of the REMIC Regular  Security.  The prepayment  assumption used by the master  servicer,  the  servicer,  or the REMIC  administrator  in reporting  original  issue discount for each series of REMIC Regular  Securities  will be consistent  with this standard and will be disclosed in the  accompanying  prospectus  supplement.  However,  none of the depositor, the REMIC  administrator,  the master servicer or the servicer will make any representation  that the loans will in fact prepay at a rate  conforming to the prepayment  assumption or at any other rate.

        The original issue  discount,  if any, on a REMIC Regular  Security will be the excess of its stated  redemption  price at maturity  over its issue price.  The issue price of a particular class of REMIC Regular  Securities will be the first cash price at which a substantial  amount of
REMIC  Regular  Securities  of that class is sold,  excluding  sales to bond houses,  brokers and underwriters.  If  less  than a  substantial  amount  of a  particular  class  of  REMIC  Regular
Securities  is sold for cash on or prior to the date of their  initial  issuance,  or the closing date,  the issue  price for that class will be treated as the fair  market  value of the class on the closing  date.  Under the OID  regulations,  the stated  redemption  price of a REMIC Regular
Security  is  equal  to the  total  of all  payments  to be  made  on that  security  other  than
"qualified stated interest."  Qualified stated interest includes interest that is unconditionally payable  at least  annually  at a single  fixed  rate,  or in the case of a  variable  rate  debt instrument,  at a "qualified  floating  rate," an  "objective  rate," a  combination  of a single fixed rate and one or more "qualified  floating rates" or one "qualified  inverse floating rate,"
or a combination  of "qualified  floating  rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

        In  the  case  of  REMIC  Regular  Securities  bearing  adjustable  interest  rates,  the determination  of the total amount of original  issue discount and the timing of the inclusion of the original  issue  discount  will vary  according to the  characteristics  of the REMIC Regular
Securities.  If the original  issue  discount  rules apply to the  securities,  the  accompanying prospectus  supplement  will describe the manner in which the rules will be applied by the master servicer,  the servicer,  or REMIC administrator for those certificates in preparing  information returns to the securityholders and the IRS.

        Some classes of the REMIC Regular  Securities may provide for the first interest  payment with respect to their  securities  to be made more than one month after the date of  issuance,  a period  which  is  longer  than the  subsequent  monthly  intervals  between  interest  payments.
Assuming the "accrual  period" (as defined  below) for  original  issue  discount is each monthly period that  begins or ends on a  distribution  date,  in some cases,  as a  consequence  of this
"long first accrual period," some or all interest  payments may be required to be included in the stated  redemption  price of the REMIC  Regular  Security  and  accounted  for as original  issue discount.  Because interest on REMIC Regular  Securities must in any event be accounted for under an accrual  method,  applying  this  analysis  would  result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

        In  addition,  if the  accrued  interest  to be paid on the  first  distribution  date is computed  for a period that begins prior to the closing  date,  a portion of the  purchase  price paid  for  a  REMIC  Regular  Security  will  reflect  the  accrued  interest.  In  these  cases, information  returns to the  securityholders  and the IRS will be based on the position  that the portion of the  purchase  price paid for the  interest  accrued for periods  prior to the closing date  is  treated  as part  of the  overall  cost of the  REMIC  Regular  Security,  and not as a separate  asset the cost of which is  recovered  entirely  out of  interest  received on the next distribution  date,  and that  portion of the  interest  paid on the first  distribution  date in excess of  interest  accrued  for a number of days  corresponding  to the number of days from the closing date to the first  distribution  date should be included in the stated  redemption  price of the REMIC Regular  Security.  However,  the OID regulations  state that all or some portion of the accrued  interest may be treated as a separate asset the cost of which is recovered  entirely out of  interest  paid on the first  distribution  date.  It is unclear  how an election to do so would be made under the OID regulations  and whether that election could be made  unilaterally by a securityholder.

        Regardless of the general definition of original issue discount,  original issue discount on a REMIC  Regular  Security will be considered to be de minimis if it is less than 0.25% of the stated  redemption price of the REMIC Regular  Security  multiplied by its weighted average life.
For this  purpose,  the weighted  average life of the REMIC  Regular  Security is computed as the sum of the amounts  determined,  as to each payment  included in the stated  redemption  price of the REMIC Regular  Security,  by multiplying (i) the number of complete years,  rounding down for partial years,  from the issue date until the payment is expected to be made,  presumably  taking into  account the  prepayment  assumption,  by (ii) a  fraction,  the  numerator  of which is the amount of the payment,  and the denominator of which is the stated  redemption  price at maturity of the REMIC Regular  Security.  Under the OID regulations,  original issue discount of only a de minimis  amount,  other than de minimis  original  issue  discount  attributable  to a  so-called
"teaser"  interest  rate or an  initial  interest  holiday,  will be  included  in income as each payment of stated  principal is made,  based on the product of the total remaining  amount of the de minimis  original issue  discount and a fraction,  the numerator of which is the amount of the principal  payment,  and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Security.  The OID regulations also would permit a securityholder  to elect to accrue de minimis  original  issue  discount  into  income  currently  based on a constant  yield method.  See  "-Market  Discount"  below  for a  description  of  that  election  under  the  OID regulations.

        If  original  issue  discount  on a REMIC  Regular  Security is in excess of a de minimis amount,  the holder of the  certificate  must  include in  ordinary  gross  income the sum of the
"daily  portions"  of original  issue  discount  for each day during its taxable year on which it held the REMIC Regular  Security,  including  the purchase  date but  excluding  the  disposition date.  In the case of an  original  holder of a REMIC  Regular  Security,  the daily  portions of original issue discount will be determined as follows.

        The accompanying  prospectus  supplement will describe the applicable  accrual period. In general  each accrual  period that begins or ends on a date that  corresponds  to a  distribution date and begins on the first day following the immediately  preceding  accrual period,  or in the case of the first accrual period,  begins on the closing date, a calculation  will be made of the portion of the original issue discount that accrued  during that accrual  period.  The portion of original  issue  discount  that accrues in any accrual  period will equal the excess,  if any, of
(i)  the  sum of (A) the  present  value,  as of the  end of the  accrual  period,  of all of the distributions  remaining to be made on the REMIC Regular Security,  if any, in future periods and
(B) the  distributions  made on the REMIC Regular  Security  during the accrual period of amounts included  in the  stated  redemption  price,  over  (ii) the  adjusted  issue  price of the REMIC
Regular  Security at the  beginning of the accrual  period.  The present  value of the  remaining distributions  referred  to in the  preceding  sentence  will be  calculated  (1)  assuming  that distributions  on the REMIC  Regular  Security  will be received in future  periods  based on the loans being prepaid at a rate equal to the  prepayment  assumption  and (2) using a discount rate equal to the original yield to maturity of the security.  For these purposes,  the original yield to  maturity of the  security  will be  calculated  based on its issue  price and  assuming  that distributions  on the  security  will be made in all  accrual  periods  based on the loans  being prepaid  at a rate  equal to the  prepayment  assumption.  The  adjusted  issue  price of a REMIC
Regular  Security  at the  beginning  of any  accrual  period  will equal the issue  price of the security,  increased by the  aggregate  amount of original  issue  discount that accrued for that security in prior accrual periods,  and reduced by the amount of any  distributions  made on that
REMIC Regular  Security in prior  accrual  periods of amounts  included in its stated  redemption price.  The original issue discount  accruing  during any accrual  period,  computed as described above,  will be allocated  ratably to each day during the accrual  period to determine  the daily portion of original issue discount for that day.

        The OID  regulations  suggest that original issue discount for securities  that represent
multiple   uncertificated  regular  interests,  in  which  ownership  interests  will  be  issued simultaneously  to the same  buyer and which  may be  required  under  the  related  pooling  and servicing  agreement to be transferred  together,  should be computed on an aggregate  method. In the absence of further  guidance  from the IRS,  original  issue  discount  for  securities  that represent  the ownership of multiple  uncertificated  regular  interests  will be reported to the
IRS and the  securityholders  on an aggregate method based on a single overall constant yield and the  prepayment  assumption  stated  in the  accompanying  prospectus  supplement,  treating  all uncertificated  regular  interests  as  a  single  debt  instrument  as  set  forth  in  the  OID regulations,  so long as the pooling and servicing  agreement  requires  that the  uncertificated regular interests be transferred together.

        A subsequent  purchaser of a REMIC  Regular  Security  that  purchases  the security at a cost,  excluding any portion of that cost  attributable  to accrued  qualified  stated  interest, less than its  remaining  stated  redemption  price  will also be  required  to  include in gross income the daily portions of any original issue discount for that security.  However,  each daily portion will be reduced,  if the cost is in excess of its  "adjusted  issue price," in proportion to the ratio that excess bears to the aggregate  original issue discount  remaining to be accrued on the REMIC  Regular  Security.  The  adjusted  issue price of a REMIC  Regular  Security on any given day equals (i) the adjusted  issue price or, in the case of the first accrual  period,  the issue price,  of the security at the  beginning of the accrual  period which  includes  that day, plus (ii) the daily  portions of original  issue  discount for all days during the accrual period prior to that day minus (iii) any  principal  payments  made during the accrual  period  prior to that day for the security.

        Market Discount

        A securityholder  that purchases a REMIC Regular Security at a market discount,  that is, in the case of a REMIC Regular  Security issued without  original issue  discount,  at a purchase price  less than its  remaining  stated  principal  amount,  or,  in the case of a REMIC  Regular
Security  issued with original issue  discount,  at a purchase price less than its adjusted issue price,  will recognize  income on receipt of each  distribution  representing  stated  redemption price. In particular,  under Section 1276 of the Internal Revenue Code such a  securityholder  in most cases will be required to allocate  the  portion of each  distribution  representing  stated
redemption  price first to accrued  market  discount not  previously  included in income,  and to recognize ordinary income to that extent.

        A  securityholder  may elect to include market discount in income currently as it accrues rather than  including it on a deferred  basis in accordance  with the  foregoing.  If made,  the election will apply to all market discount bonds acquired by the  securityholder  on or after the first  day of the  first  taxable  year to which  the  election  applies.  In  addition,  the OID regulations  permit a  securityholder  to elect to accrue all  interest,  discount,  including de minimis  market or  original  issue  discount,  and  premium  in income as  interest,  based on a constant  yield  method.  If the  election  were made for a REMIC  Regular  Security  with market discount,  the  securityholder  would be deemed to have made an  election  to  include  currently market  discount  in income  for all other  debt  instruments  having  market  discount  that the securityholder  acquires  during the taxable year of the  election or  thereafter.  Similarly,  a securityholder  that made this  election  for a security  that is acquired at a premium  would be deemed  to have made an  election  to  amortize  bond  premium  for all debt  instruments  having amortizable bond premium that the  securityholder  owns or acquires.  See "-Premium"  below. Each of these  elections to accrue  interest,  discount and premium for a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

        However,  market  discount  for  a  REMIC  Regular  Security  will  be  considered  to be de minimis  for purposes of Section 1276 of the Internal  Revenue Code if the market  discount is less  than  0.25%  of the  remaining  stated  redemption  price  of the  REMIC  Regular  Security multiplied  by the  number  of  complete  years  to  maturity  remaining  after  the  date of its purchase.  In  interpreting a similar rule for original issue discount on obligations  payable in installments,  the OID regulations refer to the weighted average maturity of obligations,  and it is likely  that the same  rule will be  applied  for  market  discount,  presumably  taking  into account the prepayment  assumption.  If market discount is treated as de minimis under this rule, it appears  that the actual  discount  would be treated  in a manner  similar to  original  issue discount of a de minimis  amount.  See "- Original Issue  Discount." This treatment may result in discount  being  included  in  income at a slower  rate than  discount  would be  required  to be included in income using the method described above.

        Section  1276(b)(3) of the Internal  Revenue Code  specifically  authorizes  the Treasury
Department to issue  regulations  providing for the method for accruing  market  discount on debt instruments,  the principal of which is payable in more than one installment.  Until  regulations are issued by the  Treasury  Department,  certain  rules  described in the  conference  committee report  accompanying  the  Tax  Reform  Act  of  1986  apply.  The  conference  committee  report indicates  that in each  accrual  period  market  discount  on REMIC  Regular  Securities  should accrue, at the securityholder's option:

o       on the basis of a constant yield method,

o       in the case of a REMIC Regular  Security issued without  original issue  discount,  in an amount  that  bears  the same  ratio to the total  remaining  market  discount  as the stated  interest  paid in the  accrual  period  bears to the  total  amount  of stated
           interest  remaining to be paid on the REMIC  Regular  Security as of the  beginning of the accrual period, or

o       in the case of a REMIC  Regular  Security  issued with  original  issue  discount,  in an amount  that  bears  the same  ratio to the total  remaining  market  discount  as the original  issue  discount  accrued in the accrual  period bears to the total  original issue  discount  remaining  on the REMIC  Regular  Security  at the  beginning  of the accrual period.

        Moreover,  the prepayment  assumption  used in calculating  the accrual of original issue discount is to be used in calculating  the accrual of market  discount.  Because the  regulations referred to in the preceding  paragraph have not been issued,  it is not possible to predict what effect those  regulations  might have on the tax treatment of a REMIC Regular Security  purchased at a discount in the secondary market.

        To the  extent  that REMIC  Regular  Securities  provide  for  monthly or other  periodic distributions  throughout  their  term,  the  effect  of these  rules  may be to  require  market discount to be includible in income at a rate that is not  significantly  slower than the rate at which the discount  would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular  Security  in most  cases will be  required  to treat a portion of any gain on the sale or  exchange of that  security  as  ordinary  income to the extent of the market discount  accrued  to the  date of  disposition  under  one of the  foregoing  methods,  less any accrued market discount previously reported as ordinary income.

        In  addition,  under  Section  1277 of the  Internal  Revenue  Code,  a holder of a REMIC
Regular  Security may be required to defer a portion of its interest  deductions  for the taxable year  attributable  to any  indebtedness  incurred  or  continued  to  purchase  or carry a REMIC
Regular  Security  purchased  with  market  discount.  For these  purposes,  the de minimis  rule referred to above applies.  Any deferred  interest  expense would not exceed the market  discount that accrues  during that taxable year and is, in general,  allowed as a deduction not later than the year in which the market  discount is includible  in income.  If the holder elects to include market  discount in income  currently as it accrues on all market discount  instruments  acquired by that holder in that taxable year or thereafter,  the interest  deferral rule  described  above will not apply.

        Premium

        A REMIC  Regular  Security  purchased  at a cost,  excluding  any  portion  of that  cost attributable to accrued  qualified stated interest,  greater than its remaining stated redemption price will be  considered to be purchased at a premium.  The holder of a REMIC  Regular  Security may elect under  Section 171 of the  Internal  Revenue Code to amortize  that  premium  under the constant  yield method over the life of the  security.  If made,  this election will apply to all debt instruments having  amortizable bond premium that the holder owns or subsequently  acquires.
Amortizable  premium  will be  treated  as an offset to  interest  income  on the  related  REMIC
Regular Security,  rather than as a separate interest deduction.  The OID regulations also permit securityholders  to elect to include all  interest,  discount  and  premium in income  based on a constant  yield  method,  further  treating  the  securityholder  as having made the  election to amortize  premium  generally.  See "-Market  Discount  above." The  conference  committee  report states that the same rules that apply to accrual of market  discount,  which  rules will  require use of a prepayment  assumption in accruing market discount for REMIC Regular  Securities without regard  to  whether  those  certificates  have  original  issue  discount,  will  also  apply  in amortizing  bond premium  under  Section 171 of the Internal  Revenue  Code.  It is possible that the use of an assumption  that there will be no prepayments  may be required in  calculating  the amortization of premium.

        Realized Losses

        Under  Section 166 of the Internal  Revenue  Code,  both  corporate  holders of the REMIC
Regular  Securities and noncorporate  holders of the REMIC Regular  Securities that acquire those certificates  in  connection  with a trade or business  should be allowed to deduct,  as ordinary losses, any losses sustained during a taxable year in which their  certificates  become wholly or partially  worthless  as the  result of one or more  Realized  Losses on the loans.  However,  it appears that a noncorporate  holder that does not acquire a REMIC Regular  Security in connection with a trade  or  business  will  not be  entitled  to  deduct a loss  under  Section  166 of the
Internal  Revenue  Code  until  the  holder's  security  becomes  wholly   worthless--until   its
outstanding  principal  balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

        Each holder of a REMIC Regular  Security will be required to accrue interest and original issue  discount for that  security,  without  giving effect to any  reductions  in  distributions attributable to defaults or  delinquencies on the loans or the underlying  certificates  until it can be  established  that any reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable income  reported in any period by the holder of a REMIC Regular  Security could exceed the amount of economic  income  actually  realized by the holder in that period.  Although the holder of a REMIC Regular  Security  eventually  will recognize a loss or reduction in income attributable  to previously  accrued and included  income that, as the result of a Realized Loss, ultimately  will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

        General

        As residual  interests,  the REMIC Residual  Securities will be subject to tax rules that differ  significantly  from those that would apply if the REMIC Residual  Securities were treated for  federal  income  tax  purposes  as  direct  ownership  interests  in the  loans  or as  debt instruments issued by the REMIC.

        A holder of a REMIC  Residual  Security  generally  will be  required to report its daily portion of the taxable income or, in accordance  with the limitations  noted in this  discussion, the net loss of the  REMIC for each day  during a  calendar  quarter  that the  holder  owned the
REMIC Residual  Security.  For this purpose,  the taxable income or net loss of the REMIC will be allocated  to each day in the calendar  quarter  ratably  using a "30 days per month/90  days per quarter/360  days per year"  convention.  The daily  amounts  will  then be  allocated  among the holders of REMIC Residual  Securities in proportion to their  respective  ownership  interests on that day.  Any amount  included in the gross income or allowed as a loss of any holder of a REMIC
Residual  Securities  by virtue of this  allocation  will be treated as ordinary  income or loss.
The taxable income of the REMIC will be determined  under the rules  described in this prospectus in  "-Taxable  Income  of the  REMIC"  and will be  taxable  to the  holders  of  REMIC  Residual
Securities  without regard to the timing or amount of cash  distributions by the REMIC.  Ordinary income  derived from REMIC  Residual  Securities  will be "portfolio  income" for purposes of the taxation of taxpayers in accordance with  limitations  under Section 469 of the Internal  Revenue
Code on the deductibility of "passive losses."

        A holder of a REMIC Residual  Security that purchased the security from a prior holder of that  security  also  will be  required  to report  on its  federal  income  tax  return  amounts representing  its daily portion of the taxable  income or net loss of the REMIC for each day that it holds the REMIC Residual  Security.  These daily portions  generally will equal the amounts of taxable  income or net loss  determined  as described  above.  The  conference  committee  report accompanying  the Tax Reform Act of 1986  indicates that  modifications  of the general rules may be made, by regulations,  legislation or otherwise,  to reduce,  or increase,  the income or loss of a holder of a REMIC Residual  Securities  that  purchased the REMIC  Residual  Security from a prior holder of such  security at a price greater  than,  or less than,  the adjusted  basis that
REMIC Residual  Security would have had in the hands of an original holder of that security.  The
REMIC regulations, however, do not provide for any such modifications.

        Any payments  received by a holder of a REMIC  Residual  Security in connection  with the acquisition  of that  security  will be taken  into  account  in  determining  the income of that holder for federal income tax purposes.  On May 11, 2004, the IRS issued final  regulations  that require such payment to be included in income over time  according  to an  amortization  schedule that reasonably  reflects the costs and benefits of holding the REMIC Residual  Security over its expected life. The  regulations  also provide two more specific  methods that will be accepted as meeting  the  general  test set forth  above for  determining  the  timing  and  amount of income inclusion.  One method  generally  follows the method of inclusion  used by the taxpayer for GAAP purposes,  but not over a period  shorter  than the period  over which the REMIC is  expected  to generate  income.  The other method calls for ratable  inclusion  over the remaining  anticipated weighted  average life of the REMIC as of the time the REMIC Residual  Security is transferred to the  taxpayer.  Holders  of REMIC  Residual  Securities  are  encouraged  to  consult  their  tax advisors  concerning  the  treatment  of  these  payments  for  income  tax  purposes  under  the regulations.

        The amount of income holders of REMIC Residual  Securities will be required to report, or the tax  liability  associated  with that  income,  may exceed  the amount of cash  distributions received from the REMIC for the  corresponding  period.  Consequently,  holders of REMIC Residual
Securities  should have other sources of funds  sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual  Securities or unrelated  deductions  against which income may be offset,  subject to the rules  relating to "excess  inclusions"  and  "noneconomic"
residual  interests  discussed below. The fact that the tax liability  associated with the income allocated to holders of REMIC Residual  Securities may exceed the cash distributions  received by the  holders  of  REMIC  Residual  Securities  for the  corresponding  period  may  significantly adversely affect the after-tax rate of return for the holders of REMIC Residual Securities.

        Taxable Income of the REMIC

        The taxable  income of the REMIC will equal the income from the loans and other assets of the REMIC plus any  cancellation of indebtedness  income due to the allocation of Realized Losses to REMIC Regular  Securities,  less the deductions  allowed to the REMIC for interest,  including original issue discount and reduced by the amortization of any premium  received on issuance,  on the REMIC  Regular  Securities,  and any other class of REMIC  Securities  constituting  "regular interests" in the REMIC not offered hereby,  amortization  of any premium on the loans,  bad debt deductions  for the loans and,  except as described  below,  for  servicing,  administrative  and other expenses.

        For purposes of determining its taxable income,  the REMIC will have an initial aggregate basis in its assets  equal to their fair market  value  immediately  after their  transfer to the
REMIC.  For  this  purpose,  the  master  servicer,  the  servicer,  or REMIC  administrator,  as applicable,  intends to treat the fair market value of the loans as being equal to the  aggregate issue  prices of the REMIC  Regular  Securities  and REMIC  Residual  Securities.  The  aggregate basis  will be  allocated  among the  loans  collectively  and the  other  assets of the REMIC in proportion  to their  respective  fair market  values.  The issue  price of any REMIC  Securities offered  hereby will be determined in the manner  described  above under "- Taxation of Owners of
REMIC  Regular  Securities-Original  Issue  Discount."  Accordingly,  if one or more  classes  of
REMIC Securities are retained initially rather than sold, the master servicer,  the servicer,  or
REMIC  administrator,  as applicable,  may be required to estimate the fair market value of those interests in order to determine  the basis of the REMIC in the loans and other  property  held by the REMIC.

        Subject to the possible  application  of the de minimis  rules,  the method of accrual by the REMIC of original issue discount  income and market  discount  income for loans that it holds will be equivalent to the method of accruing  original  issue  discount  income for REMIC Regular
Securityholders--under  the constant yield method taking into account the prepayment  assumption.
However,  a REMIC that  acquires  collateral  at a market  discount  must include the discount in income  currently,  as it accrues,  on a constant  interest  basis.  See "- Taxation of Owners of
REMIC Regular  Securities"  above,  which describes a method of accruing  discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

        A loan will be deemed to have been  acquired  with discount or premium to the extent that the REMIC's basis therein,  determined as described in the preceding  paragraph,  is less than or greater than its stated  redemption  price.  Any discount will be includible in the income of the
REMIC as it  accrues,  in advance of receipt of the cash  attributable  to that  income,  under a method similar to the method  described  above for accruing  original issue discount on the REMIC
Regular  Securities.  It is  anticipated  that each  REMIC will elect  under  Section  171 of the
Internal  Revenue  Code to amortize  any  premium on the loans.  Premium on any loan to which the election applies may be amortized under a constant yield method,  presumably  taking into account a prepayment assumption.

        A REMIC will be allowed deductions for interest,  including  original issue discount,  on the  REMIC  Regular  Securities,  equal to the  deductions  that  would be  allowed  if the REMIC
Regular  Securities,  were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this  purpose as  described  above  under "-  Taxation  of Owners of REMIC  Regular
Securities-Original  Issue  Discount,"  except that the de minimis rule and the  adjustments  for subsequent holders of REMIC Regular Securities, described therein will not apply.

        If a class of REMIC Regular  Securities is issued at an Issue Premium,  the net amount of interest  deductions  that are  allowed  the REMIC in each  taxable  year for the  REMIC  Regular
Securities  of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered  to be amortized or repaid in that year.  Although the matter is not entirely certain,  it is likely that Issue Premium would be amortized  under a constant  yield method in a manner  analogous  to the method of  accruing  original  issue  discount  described  above  under
"-Taxation of Owners of REMIC Regular Securities-Original Issue Discount."

        As a general rule,  the taxable income of the REMIC will be determined in the same manner as if the REMIC were an  individual  having the  calendar  year as its taxable year and using the accrual method of accounting.  However,  no item of income,  gain, loss or deduction allocable to a prohibited  transaction  will be taken into account.  See  "-Prohibited  Transactions and Other
Taxes"  below.   Further,  the  limitation  on  miscellaneous   itemized  deductions  imposed  on
individuals by Section 67 of the Internal  Revenue Code,  which allows those  deductions  only to the extent they exceed in the  aggregate  two percent of the  taxpayer's  adjusted  gross income, will not be  applied  at the  REMIC  level so that  the  REMIC  will be  allowed  deductions  for servicing,  administrative  and other  non-interest  expenses in determining  its taxable income.
All of these  expenses  will be  allocated  as a separate  item to the holders of REMIC  Residual
Securities,  subject  to  the  limitation  of  Section  67 of  the  Internal  Revenue  Code.  See
"-Possible  Pass-Through of Miscellaneous  Itemized Deductions." If the deductions allowed to the
REMIC  exceed its gross  income for a calendar  quarter,  the excess will be the net loss for the
REMIC for that calendar quarter.

        Basis Rules, Net Losses and Distributions

        The  adjusted  basis of a REMIC  Residual  Security  will be equal to the amount paid for that REMIC  Residual  Security,  increased  by  amounts  included  in the  income of the  related securityholder  and  decreased,  but not below zero,  by  distributions  made,  and by net losses allocated,  to the related  securityholder  (in each case, other than any income or distributions attributable to qualified stated interest).

        A holder of a REMIC Residual  Securities is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss  exceeds that  holder's  adjusted  basis in its REMIC Residual Security as of the close of that calendar quarter,  determined  without regard to the net loss.  Any loss that is not currently  deductible by reason of this  limitation may be carried  forward  indefinitely  to future  calendar  quarters  and, in  accordance  with the same limitation,  may be used only to offset income from the REMIC Residual  Security.  The ability of holders  of REMIC  Residual  Securities  to deduct  net  losses  in  accordance  with  additional limitations  under the Internal Revenue Code, as to which the  securityholders  are encouraged to consult their tax advisors.

        Any distribution on a REMIC Residual Security will be treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's  adjusted  basis in the REMIC  Residual
Security.  To the extent a distribution on a REMIC Residual  Security exceeds the adjusted basis, it will be  treated  as gain  from the sale of the  REMIC  Residual  Security.  Holders  of REMIC
Residual  Securities  may be entitled  to  distributions  early in the term of the related  REMIC under  circumstances  in  which  their  bases  in  the  REMIC  Residual  Securities  will  not be sufficiently large that  distributions  will be treated as nontaxable  returns of capital.  Their bases in the REMIC  Residual  Securities  will  initially  equal the  amount  paid for such REMIC
Residual  Securities  and will be increased by their  allocable  shares of taxable  income of the trust.  However,  their basis increases may not occur until the end of the calendar  quarter,  or perhaps the end of the  calendar  year,  for which the REMIC  taxable  income is allocated to the holders of REMIC  Residual  Securities.  To the extent the  initial  bases of the  holders of the
REMIC  Residual  Securities  are less than the  distributions  to the  holders of REMIC  Residual
Securities,  and increases in the initial  bases either occur after  distributions  or,  together with  their  initial  bases,  are  less  than  the  amount  of the  distributions,  gain  will be recognized  to the  holders  of REMIC  Residual  Securities  on those  distributions  and will be treated as gain from the sale of their REMIC Residual Securities.

        The effect of these rules is that a securityholder  may not amortize its basis in a REMIC
Residual Security,  but may only recover its basis through  distributions,  through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC  Residual  Security.  See
"- Sales of  Certificates."  For a discussion of possible  modifications  of these rules that may require  adjustments  to income of a holder of a REMIC  Residual  Security other than an original holder in order to reflect  any  difference  between the cost of the REMIC  Residual  Security to its holder and the  adjusted  basis the REMIC  Residual  Security  would have had in the hands of the original holder, see "-General."

        Excess Inclusions

        Any "excess  inclusions" for a REMIC Residual  Security will be subject to federal income tax in all events.

        In general,  the "excess  inclusions"  for a REMIC  Residual  Security  for any  calendar quarter  will be the  excess,  if any,  of (i) the sum of the  daily  portions  of REMIC  taxable income  allocable to the REMIC  Residual  Security over (ii) the sum of the "daily  accruals" (as defined  below) for each day during that  quarter  that the REMIC  Residual  Security was held by the holder of a REMIC  Residual  Securities.  The daily  accruals of a holder of a REMIC Residual
Security  will be  determined  by  allocating  to each day during a calendar  quarter its ratable portion of the  product of the  "adjusted  issue  price" of the REMIC  Residual  Security  at the beginning  of the  calendar  quarter and 120% of the  "long-term  Federal  rate" in effect on the closing date. For this purpose,  the adjusted issue price of a REMIC Residual  Security as of the beginning  of any  calendar  quarter  will be equal to the  issue  price  of the  REMIC  Residual
Security,  increased by the sum of the daily accruals for all prior  quarters and decreased,  but not below zero, by any  distributions  made on the REMIC Residual  Security  before the beginning of that quarter.  The issue price of a REMIC Residual  Security is the initial  offering price to the public,  excluding bond houses,  brokers and underwriters,  at which a substantial  amount of the REMIC  Residual  Securities  were sold.  If less than a  substantial  amount of a  particular class of REMIC  Residual  Securities is sold for cash on or prior to the closing date,  the issue price of that class will be treated as the fair market  value of that class on the closing  date.
The  "long-term  Federal  rate" is an average of current  yields on  Treasury  securities  with a remaining term of greater than nine years, computed and published monthly by the IRS.

        For holders of REMIC Residual Securities, an excess inclusion:

o       will not be permitted to be offset by deductions,  losses or loss  carryovers  from other activities,

o       will be  treated as  "unrelated  business  taxable  income"  to an  otherwise  tax-exempt organization, and

o       will not be eligible for any rate reduction or exemption  under any applicable tax treaty for the 30% United  States  withholding  tax  imposed on  distributions  to holders of
           REMIC Residual Securities that are foreign investors.

        See, however, "-Foreign Investors in REMIC Regular Securities."

        Furthermore,  for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the  alternative  minimum tax net operating  loss deduction and (ii)
alternative  minimum  taxable  income  may not be less  than the  taxpayer's  excess  inclusions;
provided,  however,  that for purposes of (ii),  alternative minimum taxable income is determined without  regard to the special rule that taxable  income  cannot be less than excess  inclusions.
The latter  rule has the  effect of  preventing  nonrefundable  tax  credits  from  reducing  the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

        In the case of any REMIC Residual  Securities held by a real estate investment trust, the aggregate excess inclusions  allocated to the REMIC Residual  Securities,  reduced, but not below zero,  by the real  estate  investment  trust  taxable  income,  within  the  meaning  of Section
857(b)(2) of the Internal  Revenue Code,  excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends  received by the  shareholders  from the trust,  and any amount so  allocated  will be  treated  as an excess  inclusion  from a REMIC
Residual Security as if held directly by the shareholder.  Treasury  regulations yet to be issued could  apply a similar  rule to  regulated  investment  companies,  common  trust  funds and some cooperatives; the REMIC regulations currently do not address this subject.

        Noneconomic REMIC Residual Securities

        Under the REMIC regulations,  transfers of "noneconomic"  REMIC Residual  Securities will be  disregarded  for all federal  income tax purposes if "a  significant  purpose of the transfer was to enable the  transferor to impede the  assessment or collection of tax." If the transfer is disregarded,  the  purported  transferor  will  continue to remain  liable for any taxes due with respect  to the  income on the  "noneconomic"  REMIC  Residual  Security.  The REMIC  regulations provide  that  a  REMIC  Residual  Security  is  noneconomic  unless,  based  on  the  prepayment assumption and on any required or permitted  clean up calls,  or required  qualified  liquidation provided  for in the REMIC's  organizational  documents,  (1) the present  value of the  expected future  distributions  (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last  quarter in which excess  inclusions  are expected to accrue on the
REMIC Residual  Security,  which rate is computed and published  monthly by the IRS) on the REMIC
Residual  Security  equals at least the  present  value of the  expected  tax on the  anticipated excess  inclusions,  and (2) the transferor  reasonably  expects that the transferee will receive distributions  on the  REMIC  Residual  Security  at or after  the time the  taxes  accrue on the
anticipated   excess   inclusions  in  an  amount   sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all  transfers  of  REMIC  Residual  Securities  that  may  constitute  noneconomic residual  interests will be subject to  restrictions  under the terms of the related  pooling and servicing  agreement  or trust  agreement  that are  intended  to reduce the  possibility  of any transfer being  disregarded.  The  restrictions  will require each party to a transfer to provide an affidavit  that no purpose of the transfer is to impede the  assessment  or collection of tax, including  representations  as to the financial  condition of the prospective  transferee,  as to which the  transferor  also is required  to make a  reasonable  investigation  to  determine  the transferee's  historic  payment  of its debts and  ability to  continue  to pay its debts as they come due in the future.  Prior to purchasing a REMIC Residual  Security,  prospective  purchasers should  consider the  possibility  that a purported  transfer of the REMIC  Residual  Security by such a purchaser to another  purchaser at some future date may be disregarded in accordance  with the  above-described  rules  which  would  result  in the  retention  of tax  liability  by  that purchaser.

        The IRS has issued  final  REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a non-economic  residual  interest  would be respected.  The additional conditions  require  that in order to qualify as a safe harbor  transfer  of a residual  interest the  transferee  represent  that it will not cause the  income "to be  attributable  to a foreign permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty)
of the  transferee  or  another  U.S.  taxpayer"  and  either  (i)  the  amount  received  by the transferee be no less on a present value basis  (determined  using the  short-term  rate provided by  Section  1274(d)  of the  Internal  Revenue  Code)  than  the  present  value  of the net tax detriment  attributable  to holding the  residual  interest  reduced by the present  value of the projected  payments  to be  received  on the  residual  interest  or (ii)  the  transfer  is to a domestic  taxable  corporation  with  specified  large  amounts  of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to
taxable  domestic   corporations  in  transactions  that  qualify  for  the  same  "safe  harbor"
provision.  Eligibility  for the safe harbor  requires,  among other  things,  that the facts and circumstances  known to the  transferor  at the time of transfer  not  indicate  to a  reasonable person  that  the  taxes  with  respect  to the  residual  interest  will  not be  paid,  with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

        The  accompanying  prospectus  supplement  will disclose  whether  offered REMIC Residual
Securities may be considered  "noneconomic"  residual interests under the REMIC regulations.  Any disclosure that a REMIC Residual Security will not be considered  "noneconomic"  will be based on some assumptions,  and the depositor will make no  representation  that a REMIC Residual Security will not be considered  "noneconomic"  for purposes of the  above-described  rules. See "-Foreign
Investors in REMIC Regular  Securities"  for additional  restrictions  applicable to transfers of certain REMIC Residual Securities to foreign persons.

        Mark-to-Market Rules

        The  mark-to-market  requirement  applies to all securities owned by a dealer,  except to the extent that the dealer has  specifically  identified a security as held for  investment.  The
Mark-to-Market  Regulations  provide  that for  purposes of this  mark-to-market  requirement,  a
REMIC  Residual  Security  acquired on or after  January 4, 1995 is not treated as a security and thus may not be marked  to  market.  Prospective  purchasers  of a REMIC  Residual  Security  are
encouraged  to  consult  their  tax  advisors   regarding   the  possible   application   of  the
mark-to-market requirement to REMIC Residual Securities.

        Possible Pass-Through of Miscellaneous Itemized Deductions

        Fees and  expenses of a REMIC  generally  will be allocated to the holders of the related
REMIC Residual Securities.  The applicable Treasury regulations  indicate,  however,  that in the case of a REMIC that is similar to a single class grantor  trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related  REMIC Regular  Securities.  Fees and expenses  will be  allocated to holders of the related  REMIC  Residual  Securities  in their entirety and not to the holders of the related REMIC Regular Securities.

        For REMIC  Residual  Securities or REMIC Regular  Securities the holders of which receive an  allocation of fees and expenses in accordance  with the preceding  discussion,  if any holder thereof is an individual,  estate or trust, or a Pass-Through  Entity  beneficially  owned by one or more  individuals,  estates or trusts,  (i) an amount equal to the  individual's,  estate's or trust's  share of fees and  expenses  will be added to the gross  income of that  holder and (ii)
the  individual's,  estate's  or  trust's  share  of  fees  and  expenses  will be  treated  as a miscellaneous  itemized  deduction  allowable in accordance  with the limitation of Section 67 of the Internal  Revenue Code,  which permits those deductions only to the extent they exceed in the aggregate  two percent of a taxpayer's  adjusted  gross  income.  In addition,  Section 68 of the
Internal  Revenue Code provides that the amount of itemized  deductions  otherwise  allowable for an  individual  whose  adjusted  gross  income  exceeds a specified  amount will be reduced.  The amount of additional  taxable income  reportable by holders of REMIC  Securities that are covered by the  limitations  of either  Section  67 or  Section 68 of the  Internal  Revenue  Code may be
substantial.  Furthermore,  in  determining  the  alternative  minimum  taxable  income of such a holder of a REMIC  security that is an  individual,  estate or trust,  or a  Pass-Through  Entity beneficially  owned by one or more  individuals,  estates or trusts, no deduction will be allowed for  such  holder's  allocable  portion  of  servicing  fees  and  other  miscellaneous  itemized deductions  of the  REMIC,  even  though  an  amount  equal to the  amount of such fees and other deductions will be included in the holder's gross income.  Accordingly,  the REMIC Securities may not be appropriate  investments for individuals,  estates,  or trusts,  or Pass-Through  Entities beneficially owned by one or more individuals,  estates or trusts. Any prospective  investors are encouraged  to  consult  with  their  tax  advisors  prior  to  making  an  investment  in  these certificates.

        Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

        If a REMIC Residual Security is transferred to a Disqualified  Organization,  a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of:

(1)     the present value,  discounted using the "applicable  Federal rate" for obligations whose term  ends on the  close  of the  last  quarter  in which  excess  inclusions  are expected to accrue on the security,  which rate is computed and published  monthly by the IRS,  of the total  anticipated  excess  inclusions  on the REMIC  Residual
               Security for periods after the transfer; and

(2)     the highest marginal federal income tax rate applicable to corporations.

        The  anticipated  excess  inclusions  must be  determined  as of the date  that the REMIC
Residual  Security is  transferred  and must be based on events that have occurred up to the time of transfer,  the prepayment  assumption and any required or permitted clean up calls or required liquidation  provided for in the REMIC's  organizational  documents.  This tax generally would be imposed on the  transferor  of the REMIC  Residual  Security,  except that where the  transfer is through  an agent for a  Disqualified  Organization,  the tax would  instead  be  imposed on that agent.  However,  a transferor of a REMIC  Residual  Security would in no event be liable for the tax on a  transfer  if  the  transferee  furnishes  to  the  transferor  an  affidavit  that  the transferee  is  not a  Disqualified  Organization  and,  as of the  time  of  the  transfer,  the transferor does not have actual knowledge that the affidavit is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

o       residual interests in the entity are not held by Disqualified Organizations; and

o       information  necessary for the  application of the tax described in this  prospectus will be made available.

        Restrictions on the transfer of REMIC Residual  Securities and other  provisions that are intended to meet this  requirement  will be included  in the  pooling  and  servicing  agreement, including provisions:

(1)     requiring  any  transferee  of  a  REMIC  Residual   Security  to  provide  an  affidavit
               representing  that it is not a Disqualified  Organization and is not acquiring the
               REMIC Residual Security on behalf of a Disqualified  Organization,  undertaking to maintain  that status and agreeing to obtain a similar  affidavit  from any person to whom it shall transfer the REMIC Residual Security;

(2)     providing that any transfer of a REMIC Residual  Security to a Disqualified  Organization
               shall be null and void; and

(3)     granting to the master  servicer or the servicer the right,  without notice to the holder or any prior  holder,  to sell to a  purchaser  of its choice  any REMIC  Residual
               Security that shall become owned by a  Disqualified  Organization  despite (1) and
               (2) above.

        In addition,  if a Pass-Through  Entity  includes in income excess  inclusions on a REMIC
Residual  Security,  and a Disqualified  Organization is the record holder of an interest in that entity,  then a tax will be  imposed  on the  entity  equal to the  product  of (i) the amount of excess  inclusions  on the REMIC  Residual  Security  that are  allocable  to the interest in the
Pass-Through  Entity held by the Disqualified  Organization and (ii) the highest marginal federal income tax rate imposed on  corporations.  A Pass-Through  Entity will not be subject to this tax for any  period,  however,  if each  record  holder of an  interest  in the  Pass-Through  Entity furnishes to that  Pass-Through  Entity (i) the holder's  social  security number and a statement under  penalties of perjury that the social  security number is that of the record holder or (ii)
a  statement   under  penalties  of  perjury  that  the  record  holder  is  not  a  Disqualified
Organization.  For taxable years beginning  after December 31, 1997,  regardless of the preceding
two  sentences,   in  the  case  of  a  REMIC  Residual  Security  held  by  an  "electing  large partnership,"  all  interests  in such  partnership  shall  be  treated  as held by  Disqualified
Organizations,  without  regard  to  whether  the  record  holders  of  the  partnership  furnish statements  described in the preceding sentence,  and the amount that is subject to tax under the second preceding  sentence is excluded from the gross income of the partnership  allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

        Sales of Certificates

        If a REMIC  Security is sold,  the selling  securityholder  will  recognize  gain or loss equal to the  difference  between the amount  realized on the sale and its adjusted  basis in the
REMIC Security.  The adjusted basis of a REMIC Regular Security  generally will equal the cost of that  REMIC  Regular  Security  to that  securityholder,  increased  by  income  reported  by the securityholder  with respect to that REMIC Regular  Security,  including  original issue discount and market  discount  income,  and reduced,  but not below zero,  by  distributions  on the REMIC
Regular  Security  received by the  securityholder  and by any  amortized  premium.  The adjusted basis of a REMIC  Residual  Security will be determined as described  under  "-Taxation of Owners of REMIC Residual  Securities-Basis  Rules,  Net Losses and  Distributions."  Except as described below, any gain or loss generally will be capital gain or loss.

        Gain from the sale of a REMIC Regular  Security that might otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (i)
the  amount  that  would  have been  includible  in the  seller's  income  for the REMIC  Regular
Security had income  accrued  thereon at a rate equal to 110% of the  "applicable  federal rate,"
which is typically a rate based on an average of current yields on Treasury  securities  having a maturity  comparable  to that of the security,  which rate is computed and  published  monthly by the IRS,  determined  as of the date of purchase  of the REMIC  Regular  Security,  over (ii) the amount of ordinary  income  actually  includible  in the seller's  income  prior to the sale.  In addition,  gain recognized on the sale of a REMIC Regular  Security by a seller who purchased the
REMIC Regular  Security at a market  discount will be taxable as ordinary income to the extent of any accrued and  previously  unrecognized  market  discount  that  accrued  during the period the
security   was   held.   See   "-Taxation   of   Owners   of  REMIC   Regular   Securities-Market
Discount."

        A portion of any gain from the sale of a REMIC Regular  Security that might  otherwise be capital  gain may be treated as ordinary  income to the extent that the  security is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Internal  Revenue Code.
A conversion  transaction  generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate  market risk, if substantially  all of the taxpayer's  return is  attributable to the time value of the taxpayer's net investment in the transaction.  The amount of gain so realized in a conversion  transaction that is recharacterized as ordinary  income  generally  will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the  appropriate  "applicable  Federal rate," which rate is  computed  and  published  monthly  by the  IRS,  at the  time the  taxpayer  enters  into the conversion  transaction,  subject to  appropriate  reduction for prior  inclusion of interest and other ordinary income items from the transaction.

        Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income rates rather  than  capital  gains  rates  in order  to  include  any net  capital  gain in  total  net investment  income for the taxable  year,  for  purposes of the  limitation  on the  deduction of interest  on  indebtedness  incurred  to  purchase or carry  property  held for  investment  to a taxpayer's net investment income.

        If the seller of a REMIC Residual  Security  reacquires the security,  any other residual interest in a REMIC or any similar  interest in a "taxable  mortgage pool" (as defined in Section
7701(i) of the Internal  Revenue  Code) within six months of the date of the sale,  the sale will be subject to the "wash  sale"  rules of  Section  1091 of the  Internal  Revenue  Code.  In that event,  any loss  realized by the holders of REMIC  Residual  Securities  on the sale will not be deductible,  but  instead  will be added to the  adjusted  basis the  holders  of REMIC  Residual
Securities in the newly acquired asset.

        Losses on the sale of a REMIC  Regular  Security in excess of a threshold  amount  (which amount could need to be  aggregated  with similar or previous  losses) may require  disclosure of such loss on an IRS Form 8886.  Investors  are  encouraged  to consult with their tax advisors as to the need to file such forms.

        Tax Return Disclosure and Investor List Requirements

        Recent Treasury  regulations  directed at potentially abusive tax shelter activity appear to apply to transactions not  conventionally  regarded as tax shelters.  The regulations  require taxpayers to report  certain  disclosures  on IRS Form 8886 if they  participate in a "reportable transaction."  Organizers  and  sellers of the  transaction  are  required  to  maintain  records including investor lists containing  identifying  information and to furnish those records to the
IRS upon  demand.  A  transaction  may be a  "reportable  transaction"  based upon any of several indicia,  one  or  more  of  which  may  be  present  with  respect  to  your  investment  in the securities.  There are  significant  penalties  for  failure  to  comply  with  these  disclosure requirements.  Investors in REMIC  Residual  Securities  are  encouraged to consult their own tax advisers  concerning any possible  disclosure  obligation with respect to their  investment,  and should be aware that the depositor and other  participants  in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to the transaction.

        Prohibited Transactions and Other Taxes

        The  Internal  Revenue  Code imposes a  prohibited  transactions  tax,  which is a tax on
REMICs  equal  to 100% of the net  income  derived  from  prohibited  transactions.  In  general, subject to specified  exceptions a prohibited  transaction  means the  disposition of a loan, the receipt of income from a source other than any loan or other Permitted  Investments,  the receipt of  compensation  for  services,  or gain from the  disposition  of an asset  purchased  with the payments on the loans for temporary investment pending  distribution on the REMIC Securities.  It is not  anticipated  that any REMIC will engage in any prohibited  transactions in which it would recognize a material  amount of net  income.  In  addition,  some  contributions  to a REMIC made after the day on which the REMIC issues all of its  interests  could result in the  imposition of a  contributions  tax, which is a tax on the REMIC equal to 100% of the value of the  contributed property.  Each pooling and  servicing  agreement  or trust  agreement  will  include  provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs  also are  subject to federal  income tax at the  highest  corporate  rate on "net income from  foreclosure  property,"  determined  by  reference to the rules  applicable  to real estate investment trusts.  "Net income from foreclosure  property"  generally means gain from the sale of a  foreclosure  property  that is inventory  property  and gross income from  foreclosure property other than qualifying  rents and other  qualifying  income for a real estate  investment trust.  It is not  anticipated  that any  REMIC  will  recognize  "net  income  from  foreclosure property" subject to federal income tax.

        It is not  anticipated  that any material  state or local income or franchise tax will be imposed on any REMIC.

        To the extent  permitted  by  then-applicable  laws,  any  prohibited  transactions  tax, contributions  tax,  tax on "net income from  foreclosure  property"  or state or local income or franchise  tax that may be  imposed on the REMIC will be borne by the  related  master  servicer, the  servicer,  the REMIC  administrator  or the  trustee  in either  case out of its own  funds, provided that the master servicer,  the servicer,  the REMIC administrator or the trustee, as the case may be, has  sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master  servicer's,  the  servicer's,  the REMIC  administrator's  or the trustee's obligations,  as the case may be,  under the related  pooling and  servicing  agreement  or trust agreement and relating to compliance with applicable laws and  regulations.  Any tax not borne by the master  servicer,  the  servicer  or the trustee  will be payable  out of the  related  trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

        Termination

        A REMIC will terminate  immediately  after the distribution date following receipt by the
REMIC of the  final  payment  from the loans or on a sale of the  REMIC's  assets  following  the adoption  by the  REMIC  of a plan of  complete  liquidation.  The last  distribution  on a REMIC
Regular  Security will be treated as a payment in retirement  of a debt  instrument.  In the case of a REMIC Residual  Security,  if the last  distribution on the REMIC Residual  Security is less than the securityholder's  adjusted basis in the security,  the securityholder  should be treated as  realizing  a loss  equal to the  amount of the  difference,  and the loss may be treated as a capital loss.

        Reporting and Other Administrative Matters

        Solely for purposes of the  administrative  provisions  of the Internal  Revenue  Code, a
REMIC will be treated as a partnership  and holders of REMIC Residual  Securities will be treated as partners.  The master  servicer,  the servicer,  or the REMIC  administrator,  as  applicable, will file REMIC  federal  income tax returns on behalf of the  related  REMIC and will act as the
"tax  matters  person"  for the REMIC in all  respects,  and may hold a  nominal  amount of REMIC
Residual Securities.

        As  the  tax  matters  person,   the  master  servicer,   the  servicer,   or  the  REMIC
administrator,  as  applicable,  will  have the  authority  to act on behalf of the REMIC and the holders of REMIC Residual  Securities in connection with the  administrative  and judicial review
of  items  of  income,   deduction,   gain  or  loss  of  the  REMIC,  as  well  as  the  REMIC's classification.  Holders of REMIC Residual  Securities will be required to report the REMIC items
consistently   with  their  treatment  on  the  related  REMIC's  tax  return  and  may  in  some circumstances be bound by a settlement  agreement between the master servicer,  the servicer,  or the REMIC administrator,  as applicable,  as tax matters person, and the IRS concerning any REMIC item.

        Adjustments  made to the  REMIC tax  return  may  require  a holder  of a REMIC  Residual
Securities  to make  corresponding  adjustments  on its  return,  and an audit of the REMIC's tax return,  or  the  adjustments  resulting  from  an  audit,  could  result  in  an  audit  of  the securityholder's  return.  No REMIC will be registered as a tax shelter under Section 6111 of the
Internal  Revenue Code because it is not anticipated  that any REMIC will have a net loss for any of the first  five  taxable  years of its  existence.  Any  person  that  holds a REMIC  Residual
Security as a nominee for another  person may be required to furnish to the related  REMIC,  in a manner to be  provided  in  Treasury  regulations,  the name and address of that person and other information.

        Reporting of interest  income,  including any original issue  discount,  on REMIC Regular
Securities  is  required   annually,   and  may  be  required  more  frequently   under  Treasury
regulations.  These information  reports are required to be sent to individual holders of regular
Interests  and the IRS;  holders  of REMIC  Regular  Securities  that are  corporations,  trusts, securities  dealers  and other  non-individuals  will be provided  interest  and  original  issue discount  income  information  and the  information  in the  following  paragraph  on  request in accordance  with  the  requirements  of the  applicable  regulations.  The  information  must  be provided  by the later of 30 days  after the end of the  quarter  for which the  information  was requested,  or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring  certain  information  to be  reported  to the IRS.  Reporting  for the REMIC  Residual
Securities,  including income,  excess inclusions,  investment expenses and relevant  information regarding  qualification  of the  REMIC's  assets  will be made as  required  under the  Treasury regulations, typically on a quarterly basis.

        As applicable,  the REMIC Regular Security  information  reports will include a statement of the  adjusted  issue price of the REMIC  Regular  Security at the  beginning  of each  accrual period. In addition,  the reports will include information  required by regulations for computing the accrual of any market discount.  Because exact  computation of the accrual of market discount on a constant  yield method  requires  information  relating to the holder's  purchase price that the  master  servicer  or  the  servicer  will  not  have,  the  regulations  only  require  that information  pertaining to the  appropriate  proportionate  method of accruing market discount be provided. See "-Taxation of Owners of REMIC Regular Securities-Market Discount."

        The responsibility for complying with the foregoing  reporting rules will be borne by the master  servicer or the servicer.  Securityholders  may request any  information  with respect to the  returns  described  in Section  1.6049-7(e)(2)  of the  Treasury  regulations.  Any  request should be directed to the master  servicer or the servicer at  Residential  Funding  Corporation,
8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to Securities

        Payments  of interest  and  principal,  as well as payments of proceeds  from the sale of securities,  may be subject to the "backup  withholding  tax" under  Section 3406 of the Internal
Revenue  Code if  recipients  of  payments  fail to  furnish  to the payor  certain  information, including  their  taxpayer  identification  numbers,  or otherwise fail to establish an exemption from the tax. Any amounts  deducted  and withheld  from a  distribution  to a recipient  would be allowed as a credit against the  recipient's  federal income tax.  Furthermore,  penalties may be imposed by the IRS on a recipient  of payments  that is required to supply  information  but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

        A holder  of a REMIC  Regular  Security  that is not a United  States  person  and is not subject to federal  income tax as a result of any  direct or  indirect  connection  to the United
States in addition to its  ownership of a REMIC  Regular  Security  will not be subject to United
States  federal  income  or  withholding  tax on a  distribution  on a  REMIC  Regular  Security,
provided  that  the  holder  complies  to  the  extent  necessary  with  certain   identification
requirements,  including delivery of a statement,  signed by the  securityholder  under penalties of perjury,  certifying that the  securityholder  is not a United States person and providing the name and address of the  securityholder;  this statement is generally made on IRS Form W-8BEN and must be updated  whenever  required  information has changed or within three calendar years after the statement is first  delivered.  For these  purposes,  United States person means a citizen or resident of the United States,  a  corporation,  partnership or other entity created or organized in, or under the laws of, the United  States,  any state  thereof or the  District  of  Columbia, except, in the case of a partnership,  to the extent provided in regulations,  provided that, for purposes  solely of the  restrictions on the transfer of the residual  interests,  no partnership or other entity  treated as a partnership  for United States federal income tax purposes shall be treated as a United  State  person  unless all persons  that own an interest in such  partnership either  directly  or through  any entity  that is not a  corporation  for United  States  federal income tax purposes  are  required by the  applicable  operating  agreement  to be United  States persons,  or an estate whose income is subject to United States  federal income tax regardless of its  source,  or a trust  if a court  within  the  United  States  is  able to  exercise  primary supervision over the  administration  of the trust and one or more United States persons have the authority  to control  all  substantial  decisions  of the trust.  To the  extent  prescribed  in regulations  by the  Secretary  of the Treasury  which  regulations  have not yet been issued,  a trust which was in  existence  on August 20,  1996  (other  than a trust  treated as owned by the grantor  under subpart E of part I of  subchapter J of chapter 1 of the Internal  Revenue  Code), and which was treated as a United States  person on August 19, 1996,  may elect to continue to be treated as a United States person  regardless of the previous  sentence.  It is possible that the
IRS may assert that the  foregoing tax  exemption  should not apply to a REMIC  Regular  Security held by a holder  of a REMIC  Residual  Securities  that owns  directly  or  indirectly  a 10% or greater  interest  in the  REMIC  Residual  Securities.  If  the  holder  does  not  qualify  for
exemption,   distributions  of  interest,  including  distributions  of  accrued  original  issue discount,  to the  holder may be subject  to a tax rate of 30%,  subject to  reduction  under any applicable tax treaty.

        Special rules apply to  partnerships,  estates and trusts,  and in certain  circumstances certifications  as to  foreign  status  and other  matters  may be  required  to be  provided  by partners and beneficiaries thereof.

        In addition,  the foregoing rules will not apply to exempt a United States shareholder of a controlled  foreign  corporation  from  taxation on the United States  shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

        Further,  it appears that a REMIC Regular Security would not be included in the estate of a nonresident  alien individual and would not be subject to United States estate taxes.  However, securityholders  who are  nonresident  alien  individuals  are  encouraged  to consult  their tax advisors concerning this question.

        Transfers of REMIC  Residual  Securities to investors  that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

        Status as Real  Property  Loans.  Non-REMIC  Notes held by a domestic  building  and loan association  will not  constitute  "loans . . . secured by an interest in real  property"  within
the  meaning  of  Code  Section  7701(a)(19)(C)(v).   Non-REMIC  Notes  held  by  a  real  estate
investment  trust will not  constitute  real estate  assets  within the  meaning of Code  Section
856(c)(5)(B).  Interest  on notes will not be  considered  "interest  on  obligations  secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

        Taxation of  Noteholders.  Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC  Regular  Securities  issued by a REMIC,  except that (1) income  reportable on the notes is not required to be reported  under the accrual  method  unless the holder  otherwise uses the  accrual  method  and (2) the  special  rule  treating  a portion of the gain on sale or exchange of a REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes.  See
"-Taxation of Owners of REMIC Regular  Securities" and "-Matters Relevant to Holders of All REMIC
Securities-Sales  of REMIC  Securities"  above.  Also,  interest  paid on a  Non-REMIC  note to a noteholder  that is not a United  States  Person will  normally  qualify for the  exception  from
United  States  withholding  tax  described  in  "-Matters  Relevant  to  Holders  of All  REMIC
Securities-Foreign  Investors in REMIC Securities"  above,  except, in addition to the exceptions noted in that section,  where the recipient is a holder,  directly or by  attribution,  of 10% or more of the capital or profits interest in the issuer.

                                STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences  described in "Material Federal Income
Tax  Consequences,"  potential  investors should consider the state and local tax consequences of the acquisition,  ownership,  and disposition of the certificates  offered  hereunder.  State tax and  local  law may  differ  substantially  from  the  corresponding  federal  tax  law,  and the discussion  above does not purport to  describe  any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective  investors  are  encouraged  to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                                      ERISA CONSIDERATIONS

        Sections 404 and 406 of ERISA, impose fiduciary and prohibited  transaction  restrictions on employee  pension and welfare  benefit plans subject to ERISA and on various other  retirement plans  and  arrangements,  including  bank  collective  investment  funds and  insurance  company general  and  separate  accounts in which  those  employee  benefit  plans and  arrangements  are invested.  Section 4975 of the Internal  Revenue Code  imposes  essentially  the same  prohibited transaction  restrictions on certain tax-favored plans, including tax-qualified  retirement plans described in Section  401(a) of the  Internal  Revenue Code and  individual  retirement  accounts described in Section 408 of the Internal Revenue Code.

        Some employee benefit plans,  including  governmental  plans, as defined in Section 3(32)
of ERISA,  and, if no election has been made under Section  410(d) of the Internal  Revenue Code, church  plans,  as defined in Section 3(33) of ERISA,  are not subject to the ERISA  requirements discussed in this  prospectus.  Accordingly,  assets of these plans may be invested in securities without  regard to the  ERISA  considerations  described  below,  subject  to the  provisions  of applicable  federal  and  state  law.  Any plan  that is a  tax-qualified  plan and  exempt  from taxation under Sections 401(a) and 501(a) of the Internal  Revenue Code,  however,  is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

        Section  404  of  ERISA  imposes  general  fiduciary  requirements,  including  those  of investment  prudence and  diversification and the requirement that a Plan's investment be made in accordance  with the  documents  governing  the  plan.  In  addition,  Section  406 of ERISA  and
Section  4975 of the  Internal  Revenue  Code  prohibit a broad range of  transactions  involving assets of employee benefit plans and arrangements and tax-favored  plans,  which are collectively referred to in this  prospectus  as "ERISA  plans," and  persons,  called  "parties in  interest"
under ERISA or  "disqualified  persons" under the Internal  Revenue Code,  which are collectively referred to in this  prospectus as "parties in interest,"  who have  specified  relationships  to the ERISA plans,  unless some  statutory,  regulatory or  administrative  exemption is available.
Some  parties in  interest  that  participate  in a  prohibited  transaction  may be subject to a penalty,  or an  excise  tax,  imposed  under  Section  502(i)  of ERISA or  Section  4975 of the
Internal  Revenue  Code,  unless  some  statutory,  regulatory  or  administrative  exemption  is available for any transaction of this sort.

Plan Asset Regulations

        An investment of assets of an ERISA plan in securities may cause the underlying  mortgage loans,  contracts,  private  securities or any other assets held in a trust or other entity to be deemed  ERISA  plan  assets  of the  ERISA  plan.  The U.S.  Department  of  Labor,  or DOL,  has promulgated  regulations  at 29 C.F.R.  Section  2510.3-101  concerning  whether  or not an ERISA plan's  assets  would be deemed to include an  interest  in the  underlying  assets of an entity, including a trust, for purposes of applying the general  fiduciary  responsibility  provisions of
ERISA and the  prohibited  transaction  provisions  of ERISA  and  Section  4975 of the  Internal
Revenue  Code,  when an  ERISA  plan  acquires  an  "equity  interest"  in that  entity.  The DOL regulations  define  the term  "equity  interest"  as any  interest  in an entity  other  than an instrument  which is  treated  as  indebtedness  under  applicable  local  law and  which  has no
"substantial equity features."

        Exceptions  contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided  interest in each asset of an entity in which it makes an equity  investment if:

o       the entity is an operating company;

o       the  equity  investment  made by the ERISA plan is either a  "publicly-offered  security"
           that is "widely held," both as defined in the DOL  regulations,  or a security  issued by an  investment  company  registered  under the  Investment  Company Act of 1940, as amended; or

o       "benefit  plan  investors"  do not own  25% or  more in  value  of any  class  of  equity interests  issued by the entity.  For this purpose,  "benefit plan investors"  include
           ERISA plans,  as well as any  "employee  benefit  plan," as defined in Section 3(3) of
           ERISA,  that is not  subject  to Title I of  ERISA,  such as  governmental  plans,  as defined in  Section  3(32) of ERISA,  church  plans,  as  defined in Section  3(33) of
           ERISA,  that have not made an election  under Section  410(d) of the Internal  Revenue
           Code,  foreign plans and any entity whose underlying  assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

        Some of the rules contained in the DOL regulations  provide that ERISA plan assets may be deemed to include an  undivided  interest in each asset of an entity,  such as a trust,  in which an ERISA  plan  makes  an  equity  investment.  Therefore,  unless  the  accompanying  prospectus supplement  indicates  otherwise,  ERISA  plans and  entities  deemed to hold ERISA  plan  assets should  not  acquire  or hold  certificates,  or notes  which may be deemed to have  "substantial equity  features," in reliance upon the  availability  of any exception under the DOL regulations described  above.  For purposes of this section,  the terms "ERISA plan assets" and "assets of an
ERISA plan" have the meanings  assigned in the DOL regulations and include an undivided  interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

        Under the DOL regulations,  the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal  Revenue Code may apply to a trust and cause the depositor,  the master  servicer,  any servicer,  any  subservicer,  the  Administrator,  the trustee,  the owner
trustee,  the  indenture  trustee,  the  obligor  under  any  credit  enhancement   mechanism  or
affiliates  of those  entities to be  considered  or become  parties in interest for an investing
ERISA plan or an ERISA plan holding an interest in an  ERISA-subject  investment  entity.  If so, the  acquisition  or  holding of  securities  by or on behalf of the  investing  ERISA plan could also give rise to a prohibited  transaction  under ERISA and Section 4975 of the Internal Revenue
Code,  unless some statutory,  regulatory or  administrative  exemption is available.  Securities acquired  by an ERISA plan  would be assets of that  ERISA  plan.  Under the DOL  regulations,  a trust,  including the mortgage loans,  private  securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that  acquires  certificates  or notes  deemed to have  "substantial  equity  features."  Special caution should be exercised  before ERISA plan assets are used to acquire a security in those  circumstances,  especially if, for the ERISA plan assets, the depositor,  the master servicer,  any servicer,  any subservicer,  the Administrator, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

o       has investment discretion with respect to the investment of the ERISA plan assets; or

o       has authority or  responsibility  to give, or regularly gives,  investment advice (direct or  indirect)  with  respect to the ERISA plan assets for a fee under an  agreement or understanding  that  this  advice  will  serve  as  a  primary  basis  for  investment decisions with respect to the ERISA plan assets.

        Any person who has  discretionary  authority or control with respect to the management or disposition of ERISA plan assets,  and any person who provides  investment advice with respect to the  ERISA  plan  assets  for a fee  (in the  manner  described  above),  is a  fiduciary  of the investing  ERISA plan. If the mortgage  loans,  private  securities or any other assets held in a
trust  were  to  constitute  ERISA  plan  assets,   then  any  party  exercising   management  or
discretionary  control  with  respect  to  those  ERISA  plan  assets  may  be  deemed  to  be  a
"fiduciary," and thus subject to the general  fiduciary  requirements of ERISA and the prohibited transaction  provisions  of  ERISA  and  Section  4975  of the  Internal  Revenue  Code,  for any
investing  ERISA plan.  In  addition,  if the mortgage  loans,  private  securities  or any other assets held in a trust were to constitute  ERISA plan assets,  then the acquisition or holding of securities  by,  or on  behalf  of an  ERISA  plan  or with  ERISA  plan  assets,  as well as the operation of the trust,  may  constitute  or result in a prohibited  transaction  under ERISA and
Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

        The DOL has issued an individual  prohibited  transaction  exemption,  or PTE,  94-29, 59
Fed. Reg.  14674 (March 29, 1994),  as most recently  amended by PTE 2002-41,  67 Fed. Reg. 54487
(August 22, 2002),  referred to as the Issuer Exemption,  to Residential  Funding Corporation and
a number of its  affiliates.  The Issuer  Exemption  generally  exempts from the  application  of some of the  prohibited  transaction  provisions  of Section 406 of ERISA and Section 4975 of the
Internal  Revenue  Code,  various  transactions,  among  others,  relating to the  servicing  and operation of pools of secured  obligations of some types,  including  mortgage  loans,  contracts and private securities,  which are held in a trust or by another "issuer" and the purchase,  sale and holding of pass-through  certificates or debt instruments,  collectively  referred to in this section as "securities," issued by a trust or other issuer as to which:

o       the  depositor or any of its  affiliates  is the sponsor if any entity which has received from the DOL an individual  prohibited  transaction  exemption which is similar to the
           Issuer   Exemption  is  the  sole   underwriter,   a  manager  or  co-manager  of  the
           underwriting syndicate or a selling or placement agent; or

o       the depositor or an affiliate is the underwriter or placement agent,

        provided  that the  conditions  described  in the Issuer  Exemption  are  satisfied.  For purposes of this section, the term "underwriter" includes:

o       the depositor and a number of its affiliates;

o       any person  directly  or  indirectly,  through one or more  intermediaries,  controlling, controlled  by or  under  common  control  with  the  depositor  and a  number  of its affiliates;

o       any member of the underwriting  syndicate or selling group of which a person described in the two  clauses  just above is a manager  or  co-manager  with  respect to a class of securities; or

o       any entity which has received from the DOL an exemption called an asset-backed  exemption relating to securities which is substantially similar to the Issuer Exemption.

        The Issuer  Exemption sets forth eight general  conditions  which must be satisfied for a transaction  involving the purchase,  sale and holding of securities to be eligible for exemptive relief under the Issuer Exemption.

o       First,  the  acquisition of securities by an ERISA plan or with ERISA plan assets must be on terms  that are at least as  favorable  to the  ERISA  plan as they  would be in an arm's-length transaction with an unrelated party.

o       Second,  the Issuer Exemption only applies to securities  evidencing rights and interests that  are  not  subordinated  to the  rights  and  interests  evidenced  by the  other securities  of the same trust,  unless none of the mortgage  loans or other assets has an LTV  ratio  or CLTV  ratio  that  exceeds  100%  at the  date  of  issuance  of the securities.

o       Third,  at the time of  acquisition  by an ERISA  plan or with  ERISA  plan  assets,  the securities  must be rated in one of the four  highest  generic  rating  categories  by
           Standard & Poor's Ratings  Services,  a division of The McGraw Hill  Companies,  Inc.,
           Moody's Investors Service,  Inc. or Fitch Ratings,  which are collectively referred to as the exemption rating agencies.

o       Fourth,  the securities must be rated in one of the two highest generic categories by the exemption  rating  agencies if the LTV ratio or CLTV ratio of any one- to  four-family residential  mortgage  loan or home  equity  loan held in the trust  exceeds  100% but does not exceed  125% at the date of  issuance  of the  securities.  However,  in that case the  Issuer  Exemption  will not apply to any  subordinate  securities  or to any other securities if:

o       any  mortgage  loan or other asset held in the trust  (other  than a one- to  four-family residential  mortgage loan or closed-end  home equity loan) has an LTV ratio or
                  CLTV ratio that exceeds 100% at the date of issuance of the securities; or

o       any one- to four-family  residential  mortgage loan or closed-end  home equity loan has a
                  LTV  or  CLTV  ratio  that  exceeds  125%  at  the  date  of  issuance  of  the securities; or

o       Fifth,  the trustee  cannot be an affiliate of any other member of the  restricted  group
           (which consists of the trustee, any underwriter,  the depositor,  the master servicer, any  servicer,  any  subservicer,  the  swap  counterparty  under  any  eligible  swap arrangement,  any yield  maintenance  provider and any borrower with respect to assets of a trust  constituting more than 5% of the aggregate  unamortized  principal balance of the  assets  in the  related  trust  as of the  date  of  initial  issuance  of the securities) other than an underwriter.

o       Sixth,  the sum of all payments made to and retained by the  underwriters  must represent not more than reasonable  compensation  for  underwriting  the securities;  the sum of all payments made to and retained by the depositor  pursuant to the  assignment of the assets to the related  trust must  represent  not more than the fair  market  value of those  obligations;  and the sum of all  payments  made to and  retained by the master servicer,  any servicer and any  subservicer  must represent not more than  reasonable compensation  for that person's  services  under the related  pooling and servicing or trust agreement and reimbursement of that person's  reasonable  expenses in connection therewith.

o       Seventh,  the  investing  ERISA plan or ERISA plan asset  investor  must be an accredited investor as defined in Rule  501(a)(1) of Regulation D of the  Securities and Exchange
           Commission under the Securities Act of 1933, as amended.

o       Eighth, for issuers other than common-law  trusts, the documents  establishing the issuer and  governing  the  transaction  must contain  provisions  as described in the Issuer
           Exemption  that are  intended to protect the assets of the issuer  from  creditors  of the Depositor.

        The  Issuer  Exemption  permits   interest-rate  swaps,  interest  rate  caps  and  yield
supplement agreements to be assets of a trust fund if certain conditions are satisfied.

        An  interest-rate  swap or (if  purchased by or on behalf of the trust) an  interest-rate cap contract  (collectively,  a "swap" or "swap agreement") is a permitted trust fund asset if it
(a) is an "eligible swap," (b) is with an "eligible  counterparty,"  (c) meets certain additional conditions  which  depend on whether  the swap is a "ratings  dependent  swap" or a  "non-ratings dependent swap" and (d) permits the trust to make termination  payments to the swap  counterparty
(other  than  currently  scheduled  payments)  solely  from  excess  spread or amounts  otherwise payable to the servicer,  depositor or seller.  Securities  to which one or more swap  agreements apply may be acquired or held only by "qualified plan investors."

        An  "eligible  swap" is one which (a) is  denominated  in U.S.  dollars,  (b) pursuant to which  the  trust  pays  or  receives  on or  immediately  prior  to the  respective  payment  or distribution  date for the  class of  securities  to which  the  swap  relates,  a fixed  rate of interest or a floating rate of interest based on a publicly  available index (e.g.,  LIBOR or the
U.S.  Federal  Reserve's Cost of Funds Index (COFI)),  with the trust  receiving such payments on at least a quarterly  basis and obligated to make separate  payments no more  frequently than the counterparty,  with all simultaneous  payments being netted ("allowable  interest rate"), (c) has a  notional  amount  that  does not  exceed  either  (i) the  principal  balance  of the class of securities  to which the swap  related,  or (ii) the  portion  of the  principal  balance of such class  represented by obligations  ("allowable  notional  amount"),  (d) is not leveraged  (i.e., payments are based on the  applicable  notional  amount,  the day count  fractions,  the fixed or floating rates permitted above, and the difference  between the products  thereof,  calculated on a one-to-one  ratio and not on a multiplier of such  difference)  ("leveraged"),  (e) has a final termination  date that is either the  earlier of the date on which the issuer  terminates  or the related class of securities are fully repaid,  and (f) does not  incorporate  any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

        An  "eligible  counterparty"  means a bank or other  financial  institution  which  has a rating at the date of issuance of the securities  which is in one of the three highest  long-term credit  rating  categories,  or one of the  two  highest  short-term  credit  rating  categories, utilized by at least one of the exemption  rating agencies rating the securities;  provided that,
if  a  counterparty  is  relying  on  its  short-term  rating  to  establish  eligibility,   such
counterparty  must either have a long-term  rating in one of the three highest  long-term  rating categories or not have a long-term rating from the applicable exemption rating agency.

        A  "qualified  plan  investor"  is a plan for which  the  decision  to buy such  class of securities is made by an independent  fiduciary  qualified to understand the swap transaction and the effect the swap would have on the rating of the  securities,  which  fiduciary  must (a) be a
"qualified  professional  asset  manager"  ("QPAM") under PTCE 84-14,  (b) be an "in-house  asset manager"  under PTCE 96-23,  or (c) have total assets (both plan and non-plan)  under  management of at least $100 million at the time the securities are acquired by the plan.

        In "ratings  dependent  swaps" (where the rating of a class of securities is dependent on the terms and  conditions  of the swap and the rating of the  counterparty),  the swap  agreement must  provide  that if the  credit  rating of the  counterparty  is  withdrawn  or reduced by any exemption  rating agency below a level  specified by the exemption  rating  agency,  the servicer must,  within the  period  specified  under the  Pooling  and  Servicing  Agreement  (a) obtain a replacement  swap  agreement with an eligible  counterparty  which is acceptable to the exemption rating  agency and the terms of which are  substantially  the same as the current swap  agreement
(at which time the earlier swap agreement  must  terminate),  or (b) cause the swap  counterparty to establish any  collateralization  or other  arrangement  satisfactory to the exemption  rating agency such that the then current rating by the exemption  rating agency of the particular  class of  securities  will not be  withdrawn  or  reduced  (and the  terms of the swap  agreement  must specifically  obligate the  counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer  fails to meet these  obligations, holders of the securities that are employee benefit plans or other retirement  arrangements  must be notified in the  immediately  following  periodic  report  which is provided to the holders of the  securities but in no event later than the end of the second month  beginning  after the date of such  failure.  Sixty days after the receipt of such report,  the  exemptive  relief  provided under  the  underwriter  exemption  will  prospectively  cease to be  applicable  to any class of securities held by an employee benefit plan or other retirement  arrangement  which involves such ratings dependent swap.

        "Non-ratings  dependent  swaps" (those where the rating of the securities does not depend on the terms and  conditions  of the swap or the rating of the  counterparty)  are subject to the following  conditions.  If the credit  rating of the  counterparty  is withdrawn or reduced below the lowest  level  permitted  above,  the  servicer  will,  within a specified  period after such rating  withdrawal  or  reduction  (a)  obtain a  replacement  swap  agreement  with an  eligible counterparty,  the terms of which are  substantially  the same as the current swap  agreement (at which time the  earlier  swap  agreement  must  terminate),  (b) cause the  counterparty  to post collateral  with the trust in an amount equal to all  payments  owed by the  counterparty  if the swap  transaction  were  terminated,  or (c) terminate the swap agreement in accordance  with its terms.  With  respect  to a  non-ratings  dependent  swap,  each  exemption  rating  agency  must confirm,  as of the date of issuance of  securities  by the Trust,  that  entering into such swap will not affect the rating of the securities.

        An "eligible yield  supplement  agreement" is any yield  supplement  agreement or similar arrangement  or (if  purchased  by or on behalf of the trust) an  interest  rate cap  contract to supplement  the interest  rates  otherwise  payable on  obligations  held by the trust fund ("EYS
Agreement").  If the EYS Agreement has a notional  principal  amount,  the EYS Agreement may only be  held  as an  asset  of the  trust  fund  if it  meets  the  following  conditions:  (a) it is denominated  in U.S.  dollars;  (b) it pays an allowable  interest rate; (c) it is not leveraged;
(d) it does not  allow any of these  three  preceding  requirements  to be  unilaterally  altered without  the consent of the  trustee;  (e) it is entered  into  between the trust and an eligible counterparty; and (f) it has an allowable notional amount.

        The exemptive  relief  afforded by the Issuer  Exemption does not apply to any securities where the related  trust  contains  revolving  credit  loans or  unsecured  loans.  In  addition, except as otherwise  specified in the accompanying  prospectus  supplement,  the exemptive relief afforded  by the  Issuer  Exemption  may not  apply to any  securities  where the  related  trust contains certain  purchase  obligations,  a swap, a yield  maintenance  agreement,  a pre-funding arrangement or Mexico Loans.

        The Issuer Exemption also requires that each trust meet the following requirements:

o       the trust  must  consist  solely of assets of the type that have been  included  in other investment pools;

o       securities  evidencing  interests in those other investment pools must have been rated in one of the four highest  categories  of one of the  exemption  rating  agencies for at least one year  prior to the  acquisition  of  securities  by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

o       securities  in the other  investment  pools must have been  purchased by investors  other than ERISA plans for at least one year prior to any  acquisition  of  securities by or on behalf of an ERISA plan or with ERISA plan assets in  reliance  on an  asset-backed exemption.

        An ERISA plan fiduciary or other investor of ERISA plan assets  contemplating  purchasing securities must make its own determination  that the general  conditions  described above will be satisfied with respect to those securities.  In the case of notes,  additional  conditions to the exemptive  relief  available  under the Issuer  Exemption  require that customary  bankruptcy law opinions be provided to the trustee and that the trust  agreement  include  specified  bankruptcy law related  protections  for the  noteholders.  Unless  otherwise  specified  in the  prospectus supplement  related  to an  issuance  of notes,  the  depositor  expects  that  those  additional conditions will be satisfied.

        If the general  conditions of the Issuer  Exemption are satisfied,  the Issuer  Exemption may provide an  exemption,  from the  application  of the  prohibited  transaction  provisions of
Sections  406(a) and  407(a) of ERISA and  Sections  4975(c)(1)(A)  through  (D) of the  Internal
Revenue Code, in connection  with the direct or indirect  sale,  exchange,  transfer,  holding or the direct or indirect  acquisition or  disposition  in the secondary  market of securities by an
ERISA plan or with ERISA plan assets.  However,  no exemption is provided  from the  restrictions of Sections  406(a)(1)(E)  and 406(a)(2) of ERISA for the acquisition or holding of a security by an  excluded  ERISA plan or with ERISA plan  assets of an  excluded  ERISA plan by any person who has  discretionary  authority or renders  investment  advice with respect to ERISA plan assets of the excluded ERISA plan.  For purposes of the  securities,  an "excluded  ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

        If certain additional  conditions of the Issuer Exemption are also satisfied,  the Issuer
Exemption  may  provide  an  exemption,  from  the  application  of  the  prohibited  transaction provisions of Sections  406(b)(1) and (b)(2) of ERISA and Section  4975(c)(1)(E)  of the Internal
Revenue Code, in connection with:

o       the direct or indirect sale,  exchange or transfer of securities in the initial  issuance of  securities  between the  depositor  or an  underwriter  and an ERISA plan when the person who has  discretionary  authority or renders  investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

o       a borrower  with respect to 5% or less of the fair market value of the assets of a trust;
               or

o       an affiliate of that person,

           provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Issuer Exemption are met;

o       the direct or indirect  acquisition or disposition in the secondary  market of securities by an ERISA plan or by a person investing ERISA plan assets; and

o       the holding of securities by an ERISA plan or with ERISA plan assets.

        Additionally,  if specific  conditions of the Issuer Exemption are satisfied,  the Issuer
Exemption  may  provide  an  exemption,  from  the  application  of  the  prohibited  transaction provisions  of  Sections  406(a),  406(b) and 407(a) of ERISA and  Section  4975 of the  Internal
Revenue Code, for  transactions  in connection  with the  servicing,  management and operation of the  mortgage  pools or contract  pools.  The  accompanying  prospectus  supplement  will specify whether the depositor expects that the specific  conditions of the Issuer Exemption  required for this purpose  should be satisfied  with respect to the  securities  so that the Issuer  Exemption should provide an exemption,  from the  application of the prohibited  transaction  provisions of
Sections  406(a)  and  (b)  of  ERISA  and  Section  4975  of  the  Internal  Revenue  Code,  for
transactions  in connection  with the  servicing,  management and operation of the mortgage pools and contract pools, provided that the general conditions of the Issuer Exemption are satisfied.

        The  Issuer  Exemption  also  may  provide  an  exemption,  from the  application  of the
prohibited   transaction  provisions  of  Sections  406(a)  and  407(a)  of  ERISA  and  Sections
4975(c)(1)(A)  through (D) of the Internal  Revenue  Code,  if those  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a party in interest  with respect to an investing  ERISA plan, or an ERISA plan holding  interests in the investing  entity holding ERISA plan assets,  by virtue of providing  services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

        Before  purchasing a security,  a fiduciary or other investor of ERISA plan assets should itself  confirm  that the  certificates  or notes  constitute  "securities"  for  purposes of the
Issuer  Exemption  and that the  specific  and  general  conditions  and the  other  requirements
described  in  the  Issuer  Exemption  would  be  satisfied.   In  addition  to  making  its  own
determination as to the  availability of the exemptive  relief provided in the Issuer  Exemption, the  fiduciary  or other  ERISA  plan  asset  investor  should  consider  its  general  fiduciary obligations  under  ERISA in  determining  whether to  purchase  any  securities  with ERISA plan assets.

        Any fiduciary or other ERISA plan asset investor that proposes to purchase  securities on behalf of an ERISA  plan or with  ERISA  plan  assets  should  consult  with its  counsel  on the potential  applicability  of ERISA  and the  Internal  Revenue  Code to that  investment  and the availability  of the Issuer  Exemption or any DOL  prohibited  transaction  class  exemption,  or
PTCE, in connection  therewith.  In particular,  in connection  with a  contemplated  purchase of
certificates   representing  a  beneficial   ownership   interest  in  a  pool  of  single-family
residential  first or second  mortgage loans or Agency  Securities,  the fiduciary or other ERISA plan asset  investor  should  consider  the  availability  of PTCE 83-1 for various  transactions involving mortgage pool investment trusts.  However,  PTCE 83-1 does not provide exemptive relief with respect to securities  evidencing  interests in trusts which include  mortgage loans secured by third or more junior liens,  revolving  credit loans,  loans on  unimproved  land,  contracts,
Cooperative Loans,  multifamily or mixed-use mortgage loans or some types of private  securities, or which contain a swap, a pre-funding  arrangement or Mexico Loans.  In addition,  the fiduciary or other ERISA plan asset investor  should consider the  availability  of other class  exemptions granted by the DOL, which provide relief from certain of the  prohibited  transaction  provisions of ERISA and the related  excise tax  provisions  of Section 4975 of the Internal  Revenue  Code, including Sections I and III of PTCE 95-60,  regarding  transactions by insurance company general accounts.  The accompanying  prospectus  supplement may contain additional  information regarding the  application of the Issuer  Exemption,  PTCE 83-1,  PTCE 95-60 or other DOL class  exemptions for the securities  offered thereby.  There can be no assurance that any of these exemptions will apply  with  respect  to any  particular  ERISA  plan's  or other  ERISA  plan  asset  investor's investment in the securities  or, even if an exemption  were deemed to apply,  that any exemption would  apply to all  prohibited  transactions  that may  occur in  connection  with  this form of investment.

Considerations for ERISA Plans Regarding the Purchase of Notes

        An ERISA plan fiduciary or other ERISA plan asset  investor  considering an investment in notes  should  consider  the  availability  of some class  exemptions  granted by the DOL,  which provide  relief  from some of the  prohibited  transaction  provisions  of ERISA and the  related excise tax provisions of Section 4975 of the Internal  Revenue Code,  including PTCE 95-60;  PTCE
84-14,  regarding  transactions  effected by the "qualified  professional  asset  manager";  PTCE
90-1,  regarding  transactions  by  insurance  company  pooled  separate  accounts;  PTCE  91-38,
regarding   investments  by  bank  collective   investment  funds;  and  PTCE  96-23,   regarding
transactions  effected by an "in-house asset  manager." The  accompanying  prospectus  supplement may contain  additional  information  regarding the  application of these or other DOL exemptions for notes offered by this prospectus.

Insurance Company General Accounts

        Insurance  companies  contemplating  the  investment  of  general  account  assets in the securities  should  consult  with their  legal  advisors  with  respect to the  applicability  of
Section  401(c) of ERISA.  The DOL issued  final  regulations  under  Section  401(c)  which were published in the Federal Register on January 5, 2000 and became  generally  applicable on July 5,
2001.

Representations From Investing ERISA Plans

        If the criteria  specified in the Issuer  Exemption as described  above are not satisfied by one or more classes of securities,  or by a trust or the mortgage  loans,  contracts,  private securities  and other  assets  held by the trust,  then,  except as  otherwise  specified  in the accompanying  prospectus  supplement,  transfers  of  those  securities  to an ERISA  plan,  to a trustee or other  person  acting on behalf of any ERISA plan,  or to any other person using ERISA plan  assets  to effect  the  acquisition,  will not be  registered  by the  trustee  unless  the transferee  provides  the  depositor,  the  trustee  and the master  servicer  with an opinion of counsel  satisfactory to the depositor,  the trustee and the master servicer,  which opinion will not be at the expense of the  depositor,  the trustee or the master  servicer,  that the purchase of the securities by or on behalf of the ERISA plan or with ERISA plan assets:

o       is permissible under applicable law;

o       will not constitute or result in any  non-exempt  prohibited  transaction  under ERISA or
        Section 4975 of the Internal Revenue Code; and

o       will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

               Except as otherwise  specified in the  accompanying  prospectus  supplement,  each
        beneficial  owner  of  a  subordinate   security  offered  by  this  prospectus  and  the
        accompanying  prospectus  supplement  (or any interest  therein)  shall be deemed to have represented,  by virtue of its  acquisition  or holding  of such  security  (or  interest therein), that either:

o       it is not an ERISA plan, a trustee or other person  acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

o       it has  acquired  and is holding such  subordinate  securities  in reliance on the Issuer
           Exemption and it  understands  that there are certain  conditions to the  availability of the Issuer  Exemption  including that the subordinate  securities must be rated, at the time of acquisition,  in one of the four highest  generic rating  categories by at least one of the exemption rating agencies; or

o       (1) such  acquirer  or holder is an  insurance  company,  (2) the source of funds used to acquire or hold such security (or interest  therein) is an "insurance  company general account" (as defined in PTCE  95-60),  and (3) the  conditions  set forth in Section I and III of PTCE 95-60 have been satisfied.

        If any  subordinate  security (or any interest  therein) is acquired or held in violation of the conditions described in the preceding  paragraph,  the next preceding permitted beneficial owner will be treated as the beneficial  owner of the  subordinate  security,  retroactive to the date of  transfer  to the  purported  beneficial  owner.  Any  purported  beneficial  owner whose acquisition  or holding of any  subordinate  security  (or  interest  therein)  was  effected  in violation of the  conditions  described  in the  preceding  paragraph  shall  indemnify  and hold harmless the depositor,  the trustee,  the master  servicer,  any  subservicer and the trust from and against any and all  liabilities,  claims,  costs or expenses  incurred by such  parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Securities

        An ERISA  plan that is a  Tax-Exempt  Investor  nonetheless  will be  subject  to federal income taxation to the extent that its income is "unrelated  business  taxable  income," or UBTI, within the meaning of Section 512 of the Internal  Revenue  Code.  All "excess  inclusions"  of a
REMIC  allocated to a REMIC  Residual  Security held by a Tax-Exempt  Investor will be considered
UBTI and  thus  will be  subject  to  federal  income  tax.  See  "Material  Federal  Income  Tax
Consequences - Taxation of Owners of REMIC Residual  Securities - Excess  Inclusions."  Income as
to  certificates  and  other  equity  interests  in a trust  which  has  issued  notes  would  be
"debt-financed  income" and  therefore  would be UBTI for ERISA plans  investing  in those equity interests.  In addition,  the exemptive  relief  afforded by the Issuer  Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

        There can be no  assurance  that the Issuer  Exemption  or any other DOL  exemption  will apply with respect to any  particular  ERISA plan that acquires the securities or, even if all of the specified  conditions  were  satisfied,  that the exemption  would apply to all  transactions involving a trust.  Prospective  ERISA plan  investors  should  consult with their legal  counsel concerning the impact of ERISA and the Internal  Revenue Code and the potential  consequences  to their specific circumstances prior to making an investment in the securities.

        Before  purchasing a security in reliance on any DOL  exemption,  a fiduciary of an ERISA plan should  itself  confirm  that all of the specific  and general  conditions  described in the
Issuer  Exemption or one of the other DOL  exemptions  would be  satisfied.  Before  purchasing a security or note in reliance  on the Issuer  Exemption,  an ERISA plan  fiduciary  should  itself confirm  that  the  security  or  note  constitutes  a  "security"  for  purposes  of the  Issuer
Exemption.  In addition to making its own  determination  as to the availability of the exemptive relief  provided in the Issuer  Exemption  or any other DOL  exemption,  an ERISA plan  fiduciary should  consider  its  general  fiduciary  obligations  under  ERISA in  determining  whether  to purchase a security on behalf of an ERISA plan.
                                    LEGAL INVESTMENT MATTERS

        Each class of securities  offered hereby and by the  accompanying  prospectus  supplement will be rated at the date of issuance in one of the four highest  rating  categories  by at least one rating agency.  If stated in the accompanying  prospectus  supplement,  classes that are, and continue to be,  rated in one of the two highest  rating  categories  by at least one  nationally recognized  statistical  rating  organization will constitute  "mortgage related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984, as amended,  or SMMEA,  and,
as  such,  will  be  legal   investments  for  persons,   trusts,   corporations,   partnerships,
associations,  business trusts and business entities  (including  depository  institutions,  life insurance  companies and pension  funds)  created under or existing  under the laws of the United
States or of any State whose  authorized  investments are subject to state regulation to the same extent that,  under  applicable  law,  obligations  issued by or  guaranteed  as to principal and interest  by the  United  States  or any  agency  or  instrumentality  thereof  constitute  legal investments  for those  entities.  Under SMMEA,  if a State  enacted  legislation  on or prior to
October 3, 1991  specifically  limiting the legal  investment  authority of any of these entities for "mortgage  related  securities,"  these  securities  will  constitute  legal  investments for entities subject to the legislation only to the extent provided  therein.  Certain States enacted legislation which overrides the preemption  provisions of SMMEA.  SMMEA provides,  however,  that in no event will the  enactment of any such  legislation  affect the validity of any  contractual commitment to purchase,  hold or invest in "mortgage related  securities," or require the sale or other  disposition  of the  securities,  so long as the  contractual  commitment  was made or the securities acquired prior to the enactment of the legislation.

        SMMEA also  amended the legal  investment  authority  of  federally-chartered  depository institutions  as follows:  federal  savings and loan  associations  and federal savings banks may invest in, sell or otherwise deal with "mortgage  related  securities"  without  limitation as to the  percentage of their assets  represented  thereby,  federal credit unions may invest in these securities,  and  national  banks may purchase  these  securities  for their own account  without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.
§24 (Seventh),  subject in each case to any regulations  that the applicable  federal  regulatory authority may prescribe.

        The 1998 Policy  Statement was adopted by the Federal  Reserve  Board,  the Office of the
Comptroller of the Currency,  the FDIC,  the National  Credit Union  Administration,  or NCUA and
the OTS with an  effective  date of May 26,  1998.  The 1998  Policy  Statement  rescinded a 1992 policy  statement  that had required,  prior to purchase,  a depository  institution to determine whether a mortgage  derivative product that it was considering  acquiring was high-risk,  and, if so, required that the proposed  acquisition would reduce the institution's  overall interest rate risk.  The 1998 Policy  Statement  eliminates  constraints  on investing  in certain  "high-risk"
mortgage  derivative  products and substitutes  broader  guidelines for evaluating and monitoring investment risk.

        The OTS has issued Thrift Bulletin 73a, entitled  "Investing in Complex Securities" or TB
73a,  which is effective as of December  18, 2001 and applies to savings  associations  regulated by the OTS, and Thrift  Bulletin 13a,  entitled  "Management  of Interest  Rate Risk,  Investment
Securities,  and Derivatives  Activities",  or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

        One of the  primary  purposes  of TB 73a is to  require  savings  associations,  prior to taking any  investment  position,  to determine that the  investment  position  meets  applicable regulatory and policy  requirements  (including  those set forth TB 13a (see below)) and internal guidelines,  is suitable for the  institution,  and is safe and sound.  The OTS recommends,  with respect to  purchases of specific  securities,  additional  analysis,  including,  among  others, analysis  of  repayment  terms,  legal  structure,  expected  performance  of the  issuer and any underlying  assets as well as  analysis  of the effects of payment  priority,  with  respect to a security  which  is  divided  into  separate  tranches  with  unequal  payments,  and  collateral investment  parameters,  with respect to a security  that is  pre-funded  or involves a revolving period.  TB 73a reiterates the OTS's due diligence  requirements  for investing in all securities and warns that if a savings  association  makes an investment  that does not meet the  applicable regulatory  requirements,  the  savings  association's  investment  practices  will be subject to criticism,  and the OTS may require  divestiture  of such  securities.  The OTS also  recommends, with respect to an investment in any complex  securities,  that savings  associations should take into account  quality and  suitability,  marketability,  interest rate risk,  and  classification factors.  For the  purposes  of each of TB 73a and TB  13a,  "complex  security"  includes  among other things any collateralized  mortgage  obligation or real estate mortgage  investment conduit security,  other than any "plain vanilla"  mortgage  pass-through  security (that is,  securities that are part of a single class of  securities in the related pool that are  non-callable  and do not have any  special  features).  Accordingly,  all  classes  of the  offered  securities  would likely be viewed as "complex  securities."  With respect to quality and suitability  factors,  TB
73a warns:

o       that a savings  association's  sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

o       that a  savings  association  should  only  use  ratings  and  analyses  from  nationally recognized  rating  agencies  in  conjunction  with,  and in  validation  of,  its own underwriting processes, and

o       that it  should  not use  ratings  as a  substitute  for  its own  thorough  underwriting analyses.

With respect the interest rate risk factor,  TB 73a recommends that savings  associations  should follow the guidance set forth in TB 13a.

        One of the primary purposes of TB 13a is to require thrift institutions,  prior to taking any investment position, to:

o       conduct a pre-purchase  portfolio sensitivity analysis for any "significant  transaction"
           involving securities or financial derivatives, and

o       conduct a pre-purchase price sensitivity  analysis of any "complex security" or financial derivative.

        The OTS  recommends  that while a thrift  institution  should  conduct  its own  in-house pre-acquisition  analysis,  it may rely on an analysis conducted by an independent third party as
long  as  management  understands  the  analysis  and  its  key  assumptions.   Further,  TB  13a
recommends  that the use of  "complex  securities  with high  price  sensitivity"  be  limited to transactions and strategies that lower a thrift  institution's  portfolio  interest rate risk. TB
13a  warns  that  investment  in  complex  securities  by  thrift  institutions  that do not have adequate risk  measurement,  monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

        Prospective  investors  in  the  securities,  including  in  particular  the  classes  of securities that do not constitute  "mortgage  related  securities" for purposes of SMMEA,  should consider the matters discussed in the following paragraph.

        There may be other  restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities  representing  more than a specified percentage  of the  investors'  assets.  The  depositor  will make no  representations  as to the proper  characterization  of any class of securities for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of securities  under  applicable legal  investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of  securities.  Accordingly,  all investors  whose  investment  activities  are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by regulatory authorities  should  consult  with their own legal  advisors in  determining  whether and to what extent the  securities of any class  constitute  legal  investments or are subject to investment, capital or other  restrictions,  and, if  applicable,  whether  SMMEA has been  overridden in any jurisdiction relevant to the investor.

                                         USE OF PROCEEDS

        Substantially  all of the net proceeds to be received by the  depositor  from the sale of securities  will be applied by the  depositor to finance the purchase of, or to repay  short-term loans  incurred to finance the purchase of, the loans  underlying  the securities or will be used by the  depositor  for  general  corporate  purposes.  The  depositor  expects  that it will make additional  sales of securities  similar to the securities  from time to time, but the timing and amount of any  additional  offerings  will be  dependent  on a number of factors,  including  the volume of loans  purchased by the depositor,  prevailing  interest  rates,  availability of funds and general market conditions.

                                     METHODS OF DISTRIBUTION

        The securities  offered hereby and by the  accompanying  prospectus  supplements  will be offered in series through one or more of the methods  described below. The prospectus  supplement prepared  for each series will  describe  the method of offering  being  utilized for that series and will state the net proceeds to the depositor from that sale.

        The depositor  intends that securities will be offered through the following methods from time to time and that offerings may be made  concurrently  through more than one of these methods or that an offering of a particular  series of securities  may be made through a  combination  of two or more of the following methods:

o       by negotiated  firm  commitment or best efforts  underwriting  and public  re-offering by underwriters;

o       by placements by the depositor with institutional investors through dealers; and

o       by direct placements by the depositor with institutional investors.

        In  addition,  if  specified  in the  accompanying  prospectus  supplement,  a series  of securities  may be offered in whole or in part in exchange for the loans,  and other  assets,  if applicable, that would comprise the trust securing the securities.

        If underwriters  are used in a sale of any  securities,  other than in connection with an underwriting  on a best efforts basis,  the securities will be acquired by the  underwriters  for their own  account  and may be resold  from time to time in one or more  transactions,  including negotiated  transactions,  at fixed public  offering prices or at varying prices to be determined at  the  time  of  sale  or at  the  time  of  commitment  therefor.  These  underwriters  may be
broker-dealers   affiliated  with  the  depositor  whose  identities  and  relationships  to  the depositor  will  be  as  described  in  the  accompanying  prospectus  supplement.  The  managing underwriter or underwriters  for the offer and sale of a particular  series of securities will be set forth on the cover of the  prospectus  supplement  relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

        In connection  with the sale of the  securities,  underwriters  may receive  compensation from the  depositor or from  purchasers of the  securities in the form of discounts,  concessions or commissions.  Underwriters  and dealers  participating  in the  distribution of the securities may be  deemed to be  underwriters  in  connection  with the  securities,  and any  discounts  or commissions  received by them from the  depositor  and any profit on the resale of  securities by them may be deemed to be  underwriting  discounts and  commissions  under the  Securities  Act of
1933, as amended.

        It is anticipated  that the underwriting  agreement  pertaining to the sale of any series of securities  will provide that the obligations of the  underwriters  will be subject to certain conditions  precedent,  that the underwriters will be obligated to purchase all of the securities if any are purchased  (other than in connection  with an  underwriting  on a best efforts  basis)
and that, in limited  circumstances,  the depositor will indemnify the several  underwriters  and the  underwriters  will  indemnify the depositor  against  certain civil  liabilities,  including liabilities  under the  Securities  Act of 1933,  as  amended,  or will  contribute  to  payments required to be made in respect thereof.

        The  prospectus  supplement  for any series  offered by placements  through  dealers will contain  information  regarding the nature of the offering and any  agreements to be entered into between the depositor and purchasers of securities of that series.

        The depositor  anticipates  that the securities  offered hereby will be sold primarily to institutional investors or sophisticated  non-institutional investors.  Purchasers of securities, including dealers,  may, depending on the facts and circumstances of the purchases,  be deemed to be  "underwriters"  within the meaning of the Securities  Act of 1933, as amended,  in connection with reoffers and sales by them of  securities.  Holders of securities  should consult with their legal advisors in this regard prior to any reoffer or sale.

        Securities  offered  hereby  and  by  an  accompanying   prospectus   supplement  may  be
distributed   in  connection   with   resecuritization   transactions.   In  a   resecuritization
transaction,  securities  offered hereby will be transferred to a trust (or other type of issuing entity) and securities  backed by those  securities  will in turn be offered to investors.  There can be no assurance  that any class of securities  offered  hereby will be suitable for inclusion in a resecuritization transaction.

                                          LEGAL MATTERS

        Certain legal matters,  including  certain federal income tax matters,  will be passed on for the depositor by Orrick,  Herrington & Sutcliffe LLP, New York, New York or by Mayer,  Brown,
Rowe & Maw LLP, as specified in the prospectus supplement.

                                      FINANCIAL INFORMATION

        The  depositor  has  determined  that its  financial  statements  are not material to the offering  made hereby.  The  securities  do not  represent an interest in or an obligation of the depositor.  The  depositor's  only  obligations  for a series of securities will be to repurchase certain loans on any breach of limited  representations and warranties made by the depositor,  or as otherwise provided in the applicable prospectus supplement.

                                     ADDITIONAL INFORMATION

        The  depositor  has filed the  registration  statement  file number  333-131211  with the
Securities  and Exchange  Commission,  or  Commission.  The depositor and each issuing entity are also subject to some of the information  requirements of the Securities  Exchange Act of 1934, as amended,  or Exchange Act, and,  accordingly,  each issuing  entity will file reports  thereunder with the Commission.  The registration  statement and the exhibits thereto, and reports and other information  filed by the  depositor  pursuant to the  Exchange Act can be read and copied at the
Commission's  Public  Reference Room at 100 F Street,  N.E.,  Washington,  D.C. 20549. The public may obtain  information  on the operation of the Public  Reference Room by calling the Commission at  1-800-SEC-0330.  In  addition,  the  Commission  maintains  an  internet  site that  contains reports,  proxy and information  statements,  and other  information  regarding issuers that file electronically  with  the  Commission  at  http://www.sec.gov.  For  purposes  of any  electronic version of this  prospectus,  the  preceding  uniform  resource  locator,  or URL, is an inactive textual  reference  only.  We have taken steps to ensure that this URL  reference was inactive at the time the electronic version of this prospectus was created.

                        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission  allows the depositor to "incorporate by reference" the information  filed with the Commission by the depositor,  under Section  13(a),  13(c),  14 or 15(d) of the Exchange
Act,  that  relates to the trust fund for the  securities.  This  means  that the  depositor  can disclose  important  information  to any investor by referring  the investor to these  documents.
The  information  incorporated  by  reference  is an  important  part  of  this  prospectus,  and information  filed by the depositor  with the  Commission  that relates to the trust fund for the securities  will  automatically  update and supersede  this  information.  Documents  that may be
incorporated  by  reference  for  a  particular   series  of  securities   include  an  insurer's
financials,  a certificate  policy,  mortgage pool policy,  computational  materials,  collateral term  sheets,  the  related  pooling  and  servicing  agreement  and  amendments  thereto,  other documents on Form 8-K and Section  13(a),  13(c),  14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

        At such time as may be required  under relevant  Commission  rules and  regulations,  the depositor  may provide  static pool  information,  in  response  to Item 1105 of  Regulation  AB, through an Internet Web site, and if the depositor  decides to provide  information  through such means,  the applicable  prospectus  supplement  accompanying  this  prospectus  will disclose the specific Internet address where such information is posted.

        The depositor will provide or cause to be provided  without charge to each person to whom this  prospectus  and  accompanying  prospectus  supplement is delivered in  connection  with the offering of one or more classes of the related series of  securities,  on written or oral request of that person,  a copy of any or all reports or information  incorporated  in this prospectus by reference,  in each case to the extent the  reports  relate to one or more of the  classes of the related series of  securities,  other than the exhibits to those  documents,  unless the exhibits are  specifically  incorporated  by reference in the  documents.  Requests  should be directed in writing to Residential  Asset Mortgage  Products,  Inc., 8400  Normandale  Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

                                            GLOSSARY

        1998 Policy  Statement-The  revised  supervisory  statement  listing the  guidelines  for investments in "high risk mortgage  securities,"  and adopted by the Federal  Reserve Board,  the
Office of the Comptroller of the Currency,  the FDIC, the National  Credit Union  Administration,
or NCUA and the OTS with an effective date of May 26, 1998.

        401(c)  Regulations-The  regulations the DOL is required to issue under Section 401(c) of
ERISA, which were issued in final form on January 4, 2000.

        Additional  Balance-An additional principal balance in a revolving credit loan created by a Draw.

        Additional  Collateral-For  an Additional  Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities,  insurance policies,  annuities,  certificates of deposit,  cash,  accounts  or similar  assets  and/or (2) a third party  guarantee,  usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

        Additional  Collateral  Loans-A  mortgage loan with an LTV ratio at origination in excess of 80%,  but not greater  than 100%,  and  secured by  Additional  Collateral  in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

        Additional  Collateral  Requirement-The  amount of Additional Collateral required for any
Additional  Collateral  Loan,  which in most cases will not exceed 30% of the principal amount of that mortgage loan.

        Administrator-In  addition to or in lieu of the master  servicer or servicer for a series of notes,  if specified in the  accompanying  prospectus  supplement,  an  administrator  for the trust.  The  Administrator  may be an  affiliate  of the  depositor,  the master  servicer or the servicer.

        Advance-As  to a  particular  loan and any  distribution  date,  an  amount  equal to the scheduled  payments of principal  (other than any Balloon  Amount in the case of a Balloon  Loan)
and  interest  on the loan due during the  related  Due Period  which was not  received as of the close of business on the business day preceding the related determination date.

        Agency  Securities-Any  securities  issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such
Agency  Securities may represent  whole or partial  interests in pools of (1) loans or (2) Agency
Securities.   The  accompanying  prospectus  supplement  will  specify  whether  the  Ginnie  Mae securities  will be  backed by the full  faith  and  credit  of the  United  States.  None of the
Freddie Mac securities or Fannie Mae securities  will be backed,  directly or indirectly,  by the full  faith  and  credit  of the  United  States.  Agency  Securities  may be  backed by fixed or adjustable rate mortgage loans or other types of loans specified in the  accompanying  prospectus supplement.

        Balloon  Amount-The full outstanding  principal balance on a Balloon Loan due and payable on the maturity date.

        Balloon  Loans-Loans  with level monthly payments of principal and interest based on a 30
year  amortization   schedule,   or  such  other  amortization   schedule  as  specified  in  the
accompanying  prospectus  supplement,  and having original or modified terms to maturity  shorter than the term of the related amortization schedule.

        Bankruptcy  Amount-The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

        Bankruptcy  Losses-A  Realized Loss attributable to certain actions which may be taken by a bankruptcy  court in  connection  with a mortgage  loan,  including a reduction by a bankruptcy court of the  principal  balance of or the loan rate on a mortgage  loan or an  extension  of its maturity.

        Buy-Down  Account-As to a Buy-Down Loan,  the custodial  account where Buy-Down Funds are deposited.

        Buy-Down  Funds-As  to a  Buy-Down  Loan,  the  amount  contributed  by the seller of the
Mortgaged Property or another source and placed in the Buy-Down Account.

        Buy-Down  Loan-A mortgage loan,  other than a closed-end  home equity loan,  subject to a temporary buy-down plan.

        Buy-Down  Period-The  early years of the term of or Buy-Down  Loan when  payments will be less than the scheduled  monthly  payments on the mortgage loan,  the resulting  difference to be made up from the Buy-Down Funds.

        Call Class-A class of securities  under which the holder will have the right, at its sole discretion,  to terminate the related trust,  resulting in early  retirement of the securities of the series.

        Call  Price-In the case of a call with respect to a Call Class,  a price equal to 100% of the  principal  balance of the related  securities  as of the day of that  purchase  plus accrued interest at the applicable pass-through rate.

        Call Security-Any security evidencing an interest in a Call Class.

        Compensating  Interest-For  any  loan  that  prepaid  in  full  and,  if  stated  in  the accompanying  prospectus supplement,  in part, during the related prepayment period an additional payment made by the master  servicer or the servicer,  to the extent funds are available from the servicing  fee or some  investment  earnings,  equal to the amount of  interest at the loan rate, less  the  servicing  fee and  Excluded  Spread,  if any,  for  that  loan  from  the date of the prepayment to the related due date.

        Convertible  Mortgage  Loan-ARM loans which allow the borrowers to convert the adjustable rates on those mortgage  loans to a fixed rate at one or more  specified  periods during the life of the  mortgage  loans,  in most  cases  not  later  than ten  years  subsequent  to the date of origination.

        Cooperative-For  a Cooperative  Loan,  the  corporation  that owns the related  apartment building.

        Cooperative  Loans-Cooperative  apartment loans evidenced by Cooperative Notes secured by security  interests in shares issued by  Cooperatives  and in the related  proprietary  leases or occupancy  agreements  granting exclusive rights to occupy specific dwelling units in the related buildings.

        Cooperative Notes-A promissory note with respect to a Cooperative Loan.

        Credit  Scores-A  measurement of the relative  degree of risk a borrower  represents to a
lender  obtained  from  credit  reports   utilizing,   among  other  things,   payment   history,
delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit, and bankruptcy experience.

        Credit  Utilization  Rate-For  any  revolving  credit loan,  the cut-off  date  principal balance of the  revolving  credit loan  divided by the credit  limit of the  related  credit line agreement.

        Custodial  Account-The  custodial  account or accounts  created and maintained  under the pooling and  servicing  agreement in the name of a depository  institution,  as custodian for the holders of the  securities,  for the holders of certain other interests in loans serviced or sold by the master  servicer or the servicer and for the master  servicer or the servicer,  into which the amounts shall be deposited directly.  Any such account shall be an Eligible Account.

        Debt Service  Reduction-Modifications  of the terms of a loan resulting from a bankruptcy proceeding,  including a reduction in the amount of the monthly  payment on the related loan, but not any permanent forgiveness of principal.

        Defaulted  Mortgage Loss-A Realized Loss  attributable to the borrower's  failure to make any payment of  principal  or interest as required  under the mortgage  note,  but not  including
Special  Hazard  Losses,  Extraordinary  Losses  or  other  losses  resulting  from  damage  to a mortgaged property, Bankruptcy Losses or Fraud Losses.

        Deficient  Valuation-In  connection  with the  personal  bankruptcy  of a  borrower,  the difference  between the  outstanding  principal  balance of the first and junior lien loans and a lower value  established by the  bankruptcy  court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

        Designated Seller  Transaction-A  transaction in which the loans are provided directly to the depositor by one or more  unaffiliated or affiliated  sellers  described in the  accompanying prospectus supplement.

        Direct Puerto Rico Mortgage-For any loan secured by mortgaged  property located in Puerto
Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

        Disqualified Organization-As used in this prospectus means:

o       the United States, any State or political  subdivision  thereof,  any foreign government, any  international  organization,  or any agency or  instrumentality  of the foregoing
           (but does not  include  instrumentalities  described  in Section  168(h)(2)(D)  of the
           Internal Revenue Code or the Federal Home Loan Mortgage Corporation),

o       any  organization  (other than a  cooperative  described  in Section 521 of the  Internal
           Revenue  Code) that is exempt from  federal  income  tax,  unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

o       any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

        Distribution  Amount-For a class of securities for any distribution date, the portion, if any,  of the amount to be  distributed  to that class for that  distribution  date of  principal, plus,  if the class is entitled to payments  of  interest  on that  distribution  date,  interest accrued during the related  interest  accrual period at the applicable  pass-through  rate on the principal  balance  or  notional  amount of that class  specified  in the  applicable  prospectus supplement, less certain interest shortfalls, which will include:

o       any deferred  interest  added to the principal  balance of the mortgage  loans and/or the outstanding balance of one or more classes of securities on the related due date;

o       any other interest shortfalls,  including, without limitation,  shortfalls resulting from application  of the Relief  Act or similar  legislation  or  regulations  as in effect from time to time,  allocable to securityholders  which are not covered by advances or the applicable credit enhancement; and

o       Prepayment Interest Shortfalls not covered by Compensating  Interest,  in each case in an amount  that is  allocated  to that  class on the basis  set  forth in the  prospectus supplement.

        Draw-Money  drawn by the  borrower  in most cases  with  either  checks or credit  cards, subject to applicable  law, on a revolving  credit loan under the related  credit line  agreement at any time during the Draw Period.

        Draw Period-The  period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

        Due  Period-As to any  distribution  date,  the period  starting on the second day of the month  prior  to such  distribution  date,  and  ending  on the  first  day of the  month of such distribution date or such other period as specified in the accompanying prospectus supplement.

        Eligible Account-An account acceptable to the applicable rating agency.

        Endorsable  Puerto Rico Mortgage-As to any loan secured by mortgaged  property located in
Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

        Environmental  Lien-A lien  imposed by federal or state  statute,  for any cleanup  costs incurred by a state on the property that is the subject of the cleanup costs.

        ERISA-Employee Retirement Income Security Act of 1974, as amended.

        Excess  Spread-A  portion of interest due on the loans or securities  transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.

        Excluded  Balance-That  portion of the principal  balance of a revolving  credit loan, if any, not included in the Trust Balance at any time, which will include  balances  attributable to
Draws after the cut-off date and may include a portion of the principal  balance  outstanding  as of the cut-off date.

        Excluded  Spread-A portion of interest due on the loans or securities,  excluded from the assets transferred to the related trust.

        Extraordinary  Loss-A  Realized Loss resulting  from damage to a mortgaged  property that was occasioned by war, civil insurrection,  certain governmental  actions,  nuclear reaction,  or certain other risks.

        Fraud  Loss  Amount-The  amount of Fraud  Losses  that may be borne  solely by the credit enhancement of the related series.

        Fraud Losses-A  Realized Loss incurred on defaulted  loans as to which there was fraud in the origination of the loans.

        Funding  Account-An  account  established  for the  purpose of funding  the  transfer  of additional loans into the related trust.

        GEM Loan-A  mortgage loan with monthly  payments of principal and interest  based on a 30
year  amortization   schedule,   or  such  other  amortization   schedule  as  specified  in  the
accompanying  prospectus  supplement,  and that provide a specified  time period during which the monthly  payments by the  borrower are  increased  and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

        GPM Loan-A  mortgage  loan under which the monthly  payments by the  borrower  during the early  years of the  mortgage  are less than the  amount of  interest  that  would  otherwise  be payable  thereon,  with the interest not so paid added to the  outstanding  principal  balance of such mortgage loan.

        Gross  Margin-For an ARM loan, the fixed or variable  percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

        Home  Loans-One- to four- family first or junior lien  mortgage  loans with LTV ratios or combined  LTV ratios in most cases  between 100% and 125%,  and  classified  by the  depositor as
Home Loans.

        Homeownership  Act  Loans-Loans  that  are  subject  to  the  special  rules,  disclosure requirements  and other  provisions  that were added to the federal  Truth-in-Lending  Act by the
Homeownership  and Equity  Protection  Act of 1994, are not loans made to finance the purchase of the  mortgaged  property and have  interest  rates or  origination  costs in excess of prescribed levels.

        Insurance  Proceeds-Proceeds  of any special hazard  insurance  policy,  bankruptcy bond, mortgage  pool  insurance  policy,  primary  insurance  policy  and any  title,  hazard  or other insurance  policy or guaranty  covering any loan in the pool  together  with any  payments  under any letter of credit.

        Interest Only Loans-Mortgage  loans with payments of interest only during the early years of the term,  followed  by fixed  monthly  payments of  principal  and  interest or  periodically increasing  monthly  payments of  principal  and  interest  for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

        IRS-Internal Revenue Service.

        Issue  Premium-As  to a class of REMIC Regular  Securities,  the issue price in excess of the stated redemption price of that class.

        Liquidated Loan-A defaulted loan for which the related  mortgaged  property has been sold by the related trust and all recoverable  Liquidation  Proceeds and Insurance  Proceeds have been received.

        Liquidation  Proceeds-Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

        Mexico Loan-A  mortgage loan secured by a beneficial  interest in a trust,  the principal asset of which is residential real property located in Mexico.

        Mixed-Use  Property-Mortgaged  property on which a mixed-use - residential and commercial
- structure is located.

        Net Loan Rate-As to any loan, the loan rate net of servicing fees,  other  administrative fees and any Excess Spread or Excluded Spread.

        Nonrecoverable  Advance-Any Advance or Servicing Advance previously made which the master servicer or the  servicer  has  determined  to not be  ultimately  recoverable  from  Liquidation
Proceeds, Insurance Proceeds or otherwise.

        Non-REMIC Note-A note that is not a REMIC Security.

        Note  Margin-For  an ARM loan,  the fixed  percentage  set forth in the related  mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

        OID-Original  issue discount  within the meaning of Section 1273 of the Internal  Revenue
Code and the Treasury regulations thereunder.

        Parties in  Interest-For  an ERISA  plan,  persons who are either  "parties in  interest"
within the  meaning  of ERISA or  "disqualified  persons"  within  the  meaning  of the  Internal
Revenue Code, because they have specified relationships to the ERISA plan.

        Pass-Through  Entity-Any  regulated  investment  company,  real estate  investment trust, trust,  partnership or other  entities  described in Section  860E(e)(6) of the Internal  Revenue
Code.  In  addition,  a person  holding an  interest  in a  pass-through  entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

        Payment  Account-An  account  established  and  maintained by the master  servicer or the servicer  in the  name  of the  trustee  for  the  benefit  of the  holders  of  each  series  of securities,  for  the  disbursement  of  payments  on the  loans  evidenced  by  each  series  of securities.

        Permitted  Investments-United States government securities and other investments that are rated,  at the time of  acquisition,  in one of the categories  specified in the related  pooling and servicing agreement.

        Pledged Asset Mortgage  Loans-Mortgage loans that have LTV ratios at origination of up to
100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

        Pledged  Assets-As to a Pledged Asset Mortgage  Loan,  (1) financial  assets owned by the borrower,  which will consist of  securities,  insurance  policies,  annuities,  certificates  of deposit,  cash,  accounts  or similar  assets  and/or (2) a third party  guarantee,  usually by a relative of the  borrower,  which in turn is secured by a security  interest in financial  assets or residential property owned by the guarantor.

        Prepayment Interest  Shortfall-For a loan that is subject to a borrower  prepayment,  the amount that equals the  difference  between a full month's  interest due for that  mortgage  loan and the amount of interest paid or recovered with respect thereto.

        Principal  Prepayments-Any  principal  payments  received  for a loan,  in advance of the scheduled  due date and not  accompanied  by a payment of interest for any period  following  the date of payment.

        Qualified  Insurer-As to a mortgage  pool  insurance  policy,  special  hazard  insurance policy,  bankruptcy  policy,  financial  guaranty  insurance  policy or surety  bond,  an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

        Realized  Loss-As to any defaulted  loan that is finally  liquidated,  the amount of loss realized,  if any,  will equal the  portion of the Stated  Principal  Balance  plus  accrued  and
unpaid  interest  remaining  after  application  of  all  amounts   recovered,   net  of  amounts
reimbursable  to the master  servicer or the servicer for related  Advances,  Servicing  Advances and other  expenses,  towards  interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection  with bankruptcy  proceedings,  the amount of the reduction  will be  treated  as a Realized  Loss.  As to any loan that has been the  subject of a
Debt  Service  Reduction,  the amount of the  reduction  will be  treated  as a Realized  Loss as incurred.  For  a  loan  that  has  been  modified,  following  a  default  or if a  default  was reasonably  foreseeable,  the amount of principal that has been  forgiven,  the amount by which a monthly  payment has been  reduced due to a reduction  of the interest  rate,  and any  Servicing
Advances that are forgiven and reimbursable to the master servicer or servicer.

        REMIC-A  real estate  mortgage  investment  conduit as  described  in section 860D of the
Internal Revenue Code.

        REMIC  Regular  Security-A  certificate  or note  representing  ownership  of one or more regular interests in a REMIC.

        REMIC  Residual  Security-A  security  representing  an ownership  interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

        REMIC Security-A REMIC Regular Security or a REMIC Residual Security.

        REO Loan-A loan where title to the related  mortgaged  property has been  obtained by the trustee or its nominee on behalf of securityholders of the related series.

        Repayment  Period-For  a revolving  credit  loan,  the period from the end of the related
Draw Period to the related maturity date.

        Senior  Percentage-At  any  given  time,  the  percentage  of the  outstanding  principal balances of all of the securities  evidenced by the senior  securities,  determined in the manner described in the accompanying prospectus supplement.

        Servicing  Advances-Amounts  advanced  on any loan to cover  taxes,  insurance  premiums, foreclosure  costs or similar expenses,  including amounts  representing the cost of some related services,  if the master  servicer and any  affiliate of the master  servicer  provides  services such as appraisals  and brokerage  services that are  customarily  provided by persons other than servicers of mortgage loans or contracts.

        Special  Hazard  Amount-The  amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

        Special  Hazard  Losses-A  Realized  Loss  incurred,  to the  extent  that  the  loss was attributable  to (i) direct  physical  damage to a  mortgaged  property  other than any loss of a type covered by a hazard insurance policy or a flood insurance  policy,  if applicable,  and (ii)
any  shortfall  in  insurance  proceeds  for  partial  damage  due  to  the  application  of  the co-insurance  clauses  contained in hazard insurance  policies.  The amount of the Special Hazard
Loss is limited to the lesser of the cost of repair or  replacement  of the  mortgaged  property;
any loss above  that  amount  would be a  Defaulted  Mortgage  Loss or other  applicable  type of loss.  Special  Hazard  Losses does not include  losses  occasioned by war,  civil  insurrection, certain  governmental  actions,  errors in design,  faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.

        Special Servicer-A  special servicer named under the pooling and servicing  agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

        Stated Principal  Balance-As to any loan as of any date of  determination,  its principal balance as of the cut-off date, after application of all scheduled  principal  payments due on or before the cut-off date,  whether received or not, reduced by all amounts  allocable to principal that are  distributed to  securityholders  before the date of  determination,  further reduced to the extent that any Realized  Loss has been  allocated to any  securities  before that date,  and increased  by the  amount  of any  interest  or other  amounts  owing on the loan  that have been capitalized in connection with a modification.

        Subordinate Amount-A specified portion of subordinated  distributions with respect to the loans,  allocated to the holders of the subordinate  securities as set forth in the  accompanying prospectus supplement.

        Subservicing  Account-An  account  established  and maintained by a subservicer  which is acceptable to the master servicer or the servicer.

        Subsequent  Recoveries-Subsequent  recoveries, net of reimbursable expenses, with respect to loans that have been previously liquidated and that resulted in a Realized Loss.
        Tax-Exempt  Investor-Tax-qualified  retirement  plans  described in Section 401(a) of the
Internal  Revenue  Code and on  individual  retirement  accounts  described in Section 408 of the
Internal Revenue Code.

        Tax-Favored  Plans-An  ERISA plan which is exempt  from  federal  income  taxation  under
Section  501(a) of the  Internal  Revenue  Code or is an  individual  retirement  plan or annuity described in Section 408 of the Internal Revenue Code.

        Tiered  REMICs-Two  or  more  REMICs  created  pursuant  to  Treasury  Regulation  Sectin
1.860F-2(a)(2).

        Title I-Title I of the National Housing Act.

        Trust  Balance-A  specified  portion of the total  principal  balance  of each  revolving credit loan  outstanding  at any time,  which will  consist of all or a portion of the  principal balance  thereof as of the cut-off date minus the portion of all  payments and losses  thereafter that are  allocated  to the Trust  Balance,  and will not include  any  portion of the  principal balance attributable to Draws made after the cut-off date.